      As filed with the Securities and Exchange Commission on June 17, 2005

                                                     Registration No. 333-122743
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                 AMENDMENT NO. 2

                                       TO
                                    FORM S-11

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

                     INLAND AMERICAN REAL ESTATE TRUST, INC.
        (Exact Name of Registrant as Specified in Governing Instruments)

                              2901 BUTTERFIELD ROAD
                            OAK BROOK, ILLINOIS 60523
                                 (630) 218-8000
   (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Offices)

                           THE CORPORATION TRUST, INC.
                             300 EAST LOMBARD STREET
                            BALTIMORE, MARYLAND 21202
                                 (410) 539-2837
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent for Service)

                                 WITH COPIES TO:

          ROBERT H. BAUM                            MICHAEL J. CHOATE, ESQ.
          VICE CHAIRMAN,                            SHEFSKY & FROELICH LTD.

   EXECUTIVE VICE PRESIDENT AND                     111 EAST WACKER DRIVE
          GENERAL COUNSEL                                 SUITE 2800
      THE INLAND GROUP, INC.                       CHICAGO, ILLINOIS  60601

       2901 BUTTERFIELD ROAD                            (312) 836-4066
    OAK BROOK, ILLINOIS  60523
          (630) 218-8000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL ANY OF THE SECURITIES DESCRIBED IN THIS PROSPECTUS UNTIL THE REGISTRATION STATEMENT THAT WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES, IN ANY STATE WHERE AN OFFER OR SALE OF THE SECURITIES IS NOT PERMITTED.


PROSPECTUS                            SUBJECT TO COMPLETION, DATED JUNE 17, 2005


                     INLAND AMERICAN REAL ESTATE TRUST, INC.
              540,000,000 SHARES OF COMMON STOCK - MAXIMUM OFFERING
                  200,000 SHARES OF COMMON STOCK - MINIMUM OFFERING


     We are a newly organized Maryland corporation sponsored by our affiliate Inland Real Estate Investment Corporation, or IREIC, formed to acquire primarily retail properties and multi-family, office and industrial buildings, located in the United States and Canada, either directly or by acquiring REITs or other "real estate operating companies." We are offering 500,000,000 shares of our common stock at a price of $10.00 per share on a "best efforts" basis through our affiliate, Inland Securities Corporation. "Best efforts" means that Inland Securities is not obligated to purchase any specific number or dollar amount of shares. We also are offering up to 40,000,000 shares of our common stock at a price of $9.50 per share to stockholders who elect to participate in our distribution reinvestment plan. In each case, the offering price was arbitrarily determined by our board of directors. We intend to be taxed as a real estate investment trust, or REIT, beginning with the tax year ending December 31, 2005. We expect that all shares of our common stock will be issued in book entry form only.


     INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE OUR COMMON STOCK ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 16. MATERIAL RISKS OF AN INVESTMENT IN OUR COMMON STOCK INCLUDE:

- our investment policies and strategies are very broad and permit us to invest in any type of commercial real estate


- we may borrow up to 300.0% of our net assets, and principal and interest payments will reduce the funds available for distribution



- our business manager could recommend investments in an attempt to increase its fees because the fees paid to it are based upon a percentage of our invested assets and, in certain cases, the purchase price for these assets



- we will pay significant fees to our business manager, property manager and other affiliates of IREIC


- we have no prior operating history


- there is no market for our shares and we do not expect to list our shares in the near future


- the number and value of real estate assets we can initially acquire will depend on the proceeds raised in this offering


- this is a "blind pool" offering because we have not yet acquired any properties



- we do not have any employees and will rely entirely on our business manager and property manager to manage our business and assets


- employees of our business manager, property manager and two of our directors are also employed by IREIC or its affiliates and will face competing demands for their time and service and may have conflicts in allocating their time to our business

- our articles limit a person from owning more than 9.8% of our common stock without prior approval of our board

- we may fail to qualify as a REIT

     Inland Securities, our dealer manager, is a member of the National Association of Securities Dealers, Inc. The dealer manager must sell at least 200,000 shares, if any are sold, and will use its best efforts to sell the remaining 539,800,000 shares. This offering will end no later than [__________], 2006, unless we elect to extend it to a date no later than [__________], 2007, in any jurisdiction that allows us to extend. The minimum purchase requirement generally is 300 shares at a price of $10.00 per share ($3,000) for individuals and 100 shares at a price of $10.00 per share ($1,000) for tax-exempt entities.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE USE OF FORECASTS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATION TO THE CONTRARY AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR THE FUTURE CASH BENEFIT OR TAX CONSEQUENCE WHICH MAY FLOW FROM AN INVESTMENT IN OUR COMMON STOCK IS NOT PERMITTED.

     NO ONE IS AUTHORIZED TO MAKE ANY STATEMENTS ABOUT THIS OFFERING DIFFERENT FROM THOSE THAT APPEAR IN THIS PROSPECTUS. WE WILL ACCEPT SUBSCRIPTIONS ONLY FROM PEOPLE WHO MEET THE SUITABILITY STANDARDS DESCRIBED IN THIS PROSPECTUS. THE DESCRIPTION OF OUR COMPANY CONTAINED IN THIS PROSPECTUS WAS ACCURATE AS OF [__________], 2005. WE WILL AMEND OR SUPPLEMENT THIS PROSPECTUS IF THERE IS A MATERIAL CHANGE IN OUR AFFAIRS.

     Prior to the time we sell at least 200,000 of shares of our common stock, your subscription payments will be placed in an account held by LaSalle Bank, N.A. as escrow agent. If we are not able to sell at least 200,000 shares by [__________], 2006, we will terminate this offering and your funds in the escrow account, including any interest earned on your funds, will be returned to you within ten (10) business days.

                                                                 PER SHARE   MINIMUM OFFERING   MAXIMUM OFFERING
                                                                 ---------   ----------------   ----------------
  Public offering price, primary shares ......................    $ 10.00      $  2,000,000      $ 5,000,000,000
  Public offering price, distribution reinvestment plan ......    $  9.50                        $   380,000,000
  Commissions(1) .............................................    $  1.05      $    210,000      $   525,000,000
  Proceeds, before expenses(2), to us ........................    $  8.95      $  1,790,000      $ 4,855,000,000

  (1) Commissions are paid only for primary shares offered on a "best efforts" basis and are composed of a 7.5% selling commission, a 2.5% marketing contribution and a 0.5% due diligence expense allowance.

  (2) Organization and offering expenses, excluding commissions, may not exceed 4.5% of the gross offering proceeds. These expenses include registration and filing fees, legal and accounting fees, printing and mailing expenses, bank fees and other administrative expenses. Total organization and offering expenses, including commissions, may not exceed 15.0% of the gross offering proceeds.

               THE DATE OF THIS PROSPECTUS IS [__________], 2005.

                         FOR RESIDENTS OF MICHIGAN ONLY

     A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE CORPORATION AND SECURITIES BUREAU, MICHIGAN DEPARTMENT OF COMMERCE. THE BUREAU HAS NOT UNDERTAKEN TO PASS UPON THE VALUE OF THESE SECURITIES NOR TO MAKE ANY RECOMMENDATIONS AS TO THEIR PURCHASE.

     THE USE OF THIS PROSPECTUS IS CONDITIONED UPON ITS CONTAINING ALL MATERIAL FACTS AND THAT ALL STATEMENTS CONTAINED HEREIN ARE TRUE AND CAN BE SUBSTANTIATED. THE DEPARTMENT HAS NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.

     NO BROKER-DEALER, SALESMAN, AGENT OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFERING HEREBY MADE OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR EFFECTIVE LITERATURE.

     THIS IS A BEST EFFORTS OFFERING, AND WE RESERVE THE RIGHT TO ACCEPT OR REJECT ANY SUBSCRIPTION AND WILL PROMPTLY NOTIFY THE SUBSCRIBER OF ACCEPTANCE OR REJECTION. THERE IS NO ASSURANCE AS TO HOW MANY SHARES WE WILL SELL.

     WE HAVE NOT YET ENGAGED IN BUSINESS. THE SECURITIES HEREBY OFFERED INVOLVE A HIGH DEGREE OF RISK. THE OFFERING PRICE HAS BEEN ARBITRARILY SELECTED BY US. NO MARKET EXISTS FOR THESE SECURITIES, AND UNLESS A MARKET IS ESTABLISHED, YOU MIGHT NOT BE ABLE TO SELL THEM.

     THERE IS NO ASSURANCE THAT OUR OPERATIONS WILL BE PROFITABLE OR THAT LOSSES WILL NOT OCCUR.

     IT IS NOT OUR POLICY TO REDEEM OUR STOCK (EXCEPT AS PROVIDED IN THIS OFFERING).

     ANY REPRESENTATIONS CONTRARY TO ANY OF THE FOREGOING SHOULD BE REPORTED FORTHWITH TO THE LANSING OFFICE OF THE BUREAU AT 6546 MERCANTILE WAY, LANSING, MICHIGAN 48909, OR BY TELEPHONE AT (517) 334-6200.

                         FOR RESIDENTS OF NEW YORK ONLY


     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL. SUBJECT TO THE CONDITIONS SPECIFIED IN THIS PROSPECTUS, THE COMPANY WILL PLACE INVESTOR SUBSCRIPTIONS IN ESCROW UNTIL THE TIME THE COMPANY SELLS AT LEAST 200,000 SHARES OF ITS COMMON STOCK.


                       FOR RESIDENTS OF PENNSYLVANIA ONLY

     BECAUSE THE MINIMUM CLOSING AMOUNT IS LESS THAN $250,000,000, YOU ARE CAUTIONED TO CAREFULLY EVALUATE THE COMPANY'S ABILITY TO FULLY ACCOMPLISH ITS STATED OBJECTIVES AND TO INQUIRE AS TO THE CURRENT DOLLAR VOLUME OF COMPANY SUBSCRIPTIONS.

     WE WILL PLACE ALL PENNSYLVANIA INVESTOR SUBSCRIPTIONS IN ESCROW UNTIL THE COMPANY HAS RECEIVED TOTAL SUBSCRIPTIONS OF AT LEAST $250,000,000, OR FOR AN ESCROW PERIOD OF 120 DAYS, WHICHEVER IS SHORTER.

     IF THE COMPANY HAS NOT RECEIVED TOTAL SUBSCRIPTIONS OF AT LEAST $250,000,000 BY THE END OF THE ESCROW PERIOD, THE COMPANY MUST:

     A. RETURN THE PENNSYLVANIA INVESTORS' FUNDS WITHIN 15 CALENDAR DAYS OF THE END OF THE ESCROW PERIOD; OR

     B. NOTIFY THE PENNSYLVANIA INVESTORS IN WRITING BY CERTIFIED MAIL OR ANY OTHER MEANS WHEREBY RECEIPT OF DELIVERY IS OBTAINED WITHIN 10 CALENDAR DAYS AFTER THE END OF THE ESCROW PERIOD, THAT THE PENNSYLVANIA INVESTORS HAVE A RIGHT TO HAVE THEIR INVESTMENT RETURNED TO THEM. IF AN INVESTOR REQUESTS THE RETURN OF SUCH FUNDS WITHIN 10 CALENDAR DAYS AFTER RECEIPT OF NOTIFICATION, THE COMPANY MUST RETURN SUCH FUNDS WITHIN 15 CALENDAR DAYS AFTER RECEIPT OF THE INVESTOR'S REQUEST.

NO INTEREST IS PAYABLE TO AN INVESTOR WHO REQUESTS A RETURN OF FUNDS AT THE END OF THE INITIAL 120-DAY ESCROW PERIOD. ANY PENNSYLVANIA INVESTOR WHO REQUESTS A RETURN OF FUNDS AT THE END OF ANY SUBSEQUENT 120-DAY ESCROW PERIOD WILL BE ENTITLED TO RECEIVE INTEREST EARNED, IF ANY, FOR THE TIME THAT THE INVESTOR'S FUNDS REMAIN IN ESCROW COMMENCING WITH THE FIRST DAY AFTER THE INITIAL 120-DAY ESCROW PERIOD.

                                 WHO MAY INVEST

     In order to purchase shares of our common stock, you must:

     -    satisfy the minimum suitability standards for investors; and

     - offer to purchase the minimum required number of shares at a price of $10.00 per share.

                              SUITABILITY STANDARDS

     Because an investment in our common stock is risky and is a long-term investment, it is suitable for you only if you have adequate financial means, you have no immediate need for liquidity in your investment and you can bear the complete loss of your investment.

     We have established financial suitability standards for investors interested in purchasing shares of our common stock. In addition, residents of some states must meet higher suitability standards. These standards require you to meet the applicable criteria below. In determining your net worth, do not include your home, home furnishings or automobile.

     Investors with investment discretion over the assets of an employee benefit plan covered by ERISA should carefully review the information in the section entitled "ERISA Considerations."

                   MINIMUM SUITABILITY STANDARDS FOR INVESTORS

     -    Minimum net worth of at least $150,000; or

     - Minimum annual gross income of at least $45,000 and a minimum net worth of at least $45,000.




STANDARDS FOR SOUTH CAROLINA RESIDENTS:

     -    Minimum net worth of at least $150,000; or

     - Minimum annual gross income of at least $65,000 and a minimum net worth of at least $65,000.


STANDARDS FOR MAINE RESIDENTS:

     -    Minimum net worth of at least $200,000; or

     - Minimum annual gross income of at least $50,000 and a minimum net worth of at least $50,000.

STANDARDS FOR ALASKA, ARIZONA, CALIFORNIA, IOWA, KANSAS, MASSACHUSETTS, MICHIGAN, MISSOURI, NORTH CAROLINA, OREGON OR TENNESSEE RESIDENTS:


     -    Minimum net worth of at least $225,000; or

     - Minimum annual gross income of at least $60,000 and a minimum net worth of at least $60,000.


STANDARDS FOR OHIO RESIDENTS:

     -    Minimum net worth of at least $250,000; or

     - Minimum annual gross income of at least $70,000 and a minimum net worth of at least $70,000.


STANDARDS FOR NEW HAMPSHIRE RESIDENTS:

     -    Minimum net worth of at least $250,000; or

     - Minimum net gross income of at least $50,000 and a minimum net worth of at least $125,000.

STANDARDS FOR CALIFORNIA, KANSAS, MISSOURI, NEBRASKA, OHIO OR PENNSYLVANIA
RESIDENTS:

     - In addition to meeting the applicable minimum suitability standards set forth above, your investment may not exceed ten percent (10.0%) of your liquid net worth, which may be defined as the remaining balance of cash and other assets easily converted to cash after subtracting the investor's total liabilities from total assets.

     In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan or pension or profit-sharing plan), these minimum suitability standards must be satisfied by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase our common stock if the donor or the grantor is the fiduciary. In the case of gifts to minors, the minimum suitability standards must be met by the custodian of the account or by the donor.

                                MINIMUM PURCHASE

     Subject to the restrictions imposed by state law, we will sell shares of our common stock only to investors who initially purchase a minimum of three hundred (300) shares of common stock at a price of $10.00 per share for a total purchase price of $3,000, or tax-exempt entities which purchase a minimum of one hundred (100) shares of common stock at a price of $10.00 per share for a total purchase price of $1,000. A tax-exempt entity is generally any investor that is exempt from federal income taxation, including:

     - a pension, profit-sharing, retirement, IRA or other employee benefit plan that satisfies the requirements for qualification under Section 401(a), 414(d) or 414(e) of the Internal Revenue Code;

     - a pension, profit-sharing, retirement, IRA or other employee benefit plan that meets the requirements of Section 457 of the Internal Revenue Code;

     - trusts that are otherwise exempt under Section 501(a) of the Internal Revenue Code;

     - a voluntary employees' beneficiary association under Section 501(c)(9) of the Internal Revenue Code; or

     - an IRA that meets the requirements of Section 408 of the Internal Revenue Code.

     The term "plan" includes plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of
Section 4975 of the Internal Revenue Code, governmental or church plans that are exempt from ERISA and Section 4975 of the Internal Revenue Code, but that may be subject to state law requirements, or other employee benefit plans.

     Subject to any restrictions imposed by state law, subsequent additional investments by investors will require a minimum investment of ten (10) shares of common stock at a price of $10.00 per share for a total purchase price of $100. This minimum investment amount for future purchases will not apply to purchases of shares through our distribution reinvestment plan.

                             DISTRIBUTION IN CANADA

     Shares of our common stock also may be offered and sold in Canada in reliance on and in accordance with exemptions from the prospectus requirements of Canadian provincial and territorial securities laws or pursuant to discretionary exemption orders obtained in advance from applicable provincial or territorial regulatory authorities.

                                TABLE OF CONTENTS


                                                                                                           PAGE
                                                                                                           ----
QUESTIONS AND ANSWERS ABOUT THE OFFERING......................................................................1

PROSPECTUS SUMMARY............................................................................................5
     Inland American Real Estate Trust, Inc...................................................................5
     Risk Factors.............................................................................................5
     Our Sponsor, Business Manager, Dealer Manager, Property Manager and The Inland Group, Inc................6
     Description of Real Estate Investments...................................................................8
     We May Borrow Money......................................................................................8
     Estimated Use of Proceeds of Offering....................................................................8
     Conflicts of Interest....................................................................................8
     Compensation To Be Paid To Our Affiliates...............................................................10
     Investment Objectives...................................................................................12
     Distribution Policy.....................................................................................12
     ERISA Considerations....................................................................................12
     Shares Sold Before the Offering.........................................................................12
     Stockholder Voting Rights and Limitations...............................................................12
     Restriction on Share Ownership..........................................................................13
     Terms of the Offering...................................................................................13
     Appropriateness of Investment...........................................................................13
     Distribution Reinvestment Plan..........................................................................13
     Estimated Use of Proceeds...............................................................................15

RISK FACTORS.................................................................................................16
     Risks Related to the Offering...........................................................................16
            We have no prior operating history and the prior performance of programs sponsored by IREIC may not be an accurate barometer of our future results.......................................16
            There is no public market for our shares, the offering price was arbitrarily established and you may not be able to sell your shares at a price that equals or exceeds the offering price........................................................................................16
            This is a "blind pool" offering and you will not have the opportunity to evaluate our investments before we make them..............................................................16
            This is a "best efforts" offering and if we are unable to raise substantially more than the minimum offering, the number and type of investments will be limited.........................17
            Our share repurchase program may be amended, suspended or terminated by our board of directors at any time without stockholder approval, reducing the potential liquidity of your investment..............................................................................17
     Risks Related to Our Business...........................................................................17
            We compete with numerous other parties or entities for real estate assets and tenants............17
            Delays in locating suitable investments could adversely affect the return on your investment.....17
            Your interest in us will be diluted if we issue additional shares................................18
            Your investment will be directly affected by general economic and regulatory factors that impact real estate investments...............................................................18

            We may invest directly in, or acquire REITs or other real estate operating companies that invest in, mortgage-related assets and, therefore, may be subject to the risks associated with mortgage-related securities.............................................................19
            Borrowings may reduce the funds available for distribution and increase the risk of loss since defaults may cause us to lose the properties securing the loans........................19
            We will compete with real estate investment programs sponsored by IREIC for the time and services of personnel........................................................................20
            There are conflicts of interest between us and affiliates of our sponsor that may affect our acquisition of properties and financial performance..........................................20
            If we are unable to borrow at favorable rates, we may not be able to acquire new properties,
                REITs or other real estate operating companies, which could reduce our income and the amount of distributions that we can make to you..............................................21
            Lenders may restrict certain aspects of our operations, which could, among other things, limit our ability to make distributions to you...............................................21
            If we do not have sufficient working capital, we will have to obtain financing from other sources......................................................................................21
            We may invest in collateralized mortgage-backed securities, which may increase our exposure to credit and interest rate risk.............................................................21
            To hedge against interest rate fluctuations, we may use derivative financial instruments that may be costly and ineffective and may reduce the overall returns on your investment..........22
            The total amount we may borrow is limited by our articles of incorporation.......................22
            We may lend money to affiliates of, or entities sponsored by, IREIC..............................23
            There are inherent risks with real estate investments............................................23
            We will depend on tenants for the majority of our revenue, and lease terminations or the exercise of any co-tenancy rights could have an adverse effect...............................23
            We may incur additional costs in acquiring or re-leasing properties..............................23
            We may be restricted from re-leasing space.......................................................24
            We may be unable to sell assets if or when we decide to do so....................................24
            We may be contractually obligated to purchase property even if we are unable to secure financing for the acquisition................................................................24
            The availability and timing of cash distributions is uncertain and there is no assurance that sufficient cash will be available to pay distributions.......................................24
            Terrorist attacks, such as the attacks that occurred in New York and Washington, D.C. on
                September 11, 2001, and other acts of violence or war may affect the markets in which we operate, our operations and our profitability.............................................25
            An increase in real estate taxes may decrease our income from properties.........................25
            Uninsured losses or premiums for insurance coverage may adversely affect your returns............25
            Our operating results may be negatively affected by potential development and construction delays and the resulting increase in costs and risks.........................................25
            The costs of complying with environmental laws and other governmental laws and regulations may adversely affect us......................................................................26
            Discovery of previously undetected environmentally hazardous conditions may adversely affect our operating results........................................................................26
            Our properties may contain or develop harmful mold, which could lead to liability for adverse health effects and costs of remediating the problem..................................27

            Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.....................................................27
            The costs associated with complying with the Americans With Disabilities Act may reduce the amount of cash available to distribute to you................................................27
            Sale leaseback transactions may be recharacterized in a manner unfavorable to us.................28
            We may have increased exposure to liabilities as a result of any participation by us in
                Section 1031 Exchange Transactions...........................................................28
            Actions by a co-tenant might have the result of subjecting the property to liabilities in excess of those contemplated and may have the effect of reducing your returns................28
            There is no assurance that we will be able to pay or maintain cash distributions or that distributions will increase over time........................................................29
            If we sell properties by providing financing to purchasers, we will bear the risk of default by the purchaser.............................................................................29
            Maryland law and our organizational documents limit your right to bring claims against our officers and directors.......................................................................29
            Maryland law permits our board of directors to adopt certain measures, without stockholder approval, that may have the effect of making it less likely that you would receive a
                "control premium" for your shares............................................................30
            Our articles place limits on the amount of common stock that any person may own without the prior approval of our board of directors.....................................................30
            Our articles permit our board of directors to issue preferred stock on terms that may subordinate the rights of the holders of our current common stock or discourage a third party from acquiring us......................................................................31
            Maryland law limits, in some cases, the ability of a third party to vote shares acquired in a "control share acquisition."...............................................................31
     Risks Related to Our Business Manager, Inland Management and their Affiliates...........................31
            We do not have arm's-length agreements with our Business Manager, Inland Management or any other affiliates of IREIC....................................................................31
            Our Business Manager will receive fees based upon our invested assets and, in certain cases, the purchase price for these assets, and may recommend that we make investments in an attempt to increase its fees.................................................................32
            We will pay significant fees to our Business Manager, Inland Management and other affiliates of our sponsor, IREIC, and cannot predict the amount of fees to be paid......................32
            IREIC may face a conflict of interest in allocating personnel and resources between its affiliates, our Business Manager and Inland Management.......................................32
            We may acquire real estate assets from affiliates of IREIC in transactions in which the price will not be the result of arm's length negotiations....................................32
            We may purchase real estate assets from persons who have prior business relationships with affiliates of IREIC.  Our interests in these transactions may be different from the interests of affiliates in these transactions................................................33
            We have the same legal counsel as our dealer manager and certain of its affiliates...............33
            Inland Securities Corporation, the dealer manager of this offering, is an affiliate of IREIC.....33
     Federal Income Tax Risks................................................................................33
            If we fail to qualify as a REIT, our operations and distributions to stockholders will be adversely affected...........................................................................33

            Distributions to tax-exempt investors may be classified as unrelated business tax income.........34
            Investors subject to ERISA must address special considerations when determining whether to acquire our common stock.....................................................................34
            If our assets are deemed to be ERISA plan assets, our Business Manager and we may be exposed to liability under Title I of ERISA and the Internal Revenue Code............................34
            There are special considerations that apply to pension or profit-sharing trusts or IRAs investing in our shares......................................................................35
            The annual statement of value that we will send to stockholders subject to ERISA and to certain other plan stockholders is only an estimate and may not reflect the actual value of our shares..........................................................................35
            You may have tax liability on distributions that you elect to reinvest in our common stock.......36
            In certain circumstances, we may be subject to federal and state income taxes as a REIT, which would reduce our cash available to pay distributions to you............................36
            Equity participation in mortgage loans may result in taxable income and gains from these properties, which could adversely impact our REIT status.....................................36
            Complying with REIT requirements may limit our ability to hedge effectively......................36

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS.........................................................37

SELECTED FINANCIAL DATA......................................................................................38

CAPITALIZATION...............................................................................................38

COMPENSATION TABLE...........................................................................................38
     Nonsubordinated Payments................................................................................39
     Subordinated Payments...................................................................................46

ESTIMATED USE OF PROCEEDS....................................................................................49

PRIOR PERFORMANCE OF IREIC AFFILIATES........................................................................50
     Prior Investment Programs...............................................................................50
     Summary Information.....................................................................................51
     Publicly Registered REITs...............................................................................53
     Private Partnerships....................................................................................57
     1031 Exchange Private Placement Offering Program........................................................58

MANAGEMENT...................................................................................................74
     Board of Directors......................................................................................74
     Inland Affiliated Companies.............................................................................74
     Our Directors and Executive Officers....................................................................77
     Committees of Our Board of Directors....................................................................80
     Compensation of Directors and Officers..................................................................81
     Compensation of Executive Officers......................................................................82
     Our Business Manager....................................................................................82
     Our Property Manager....................................................................................83
     The Business Management Agreement.......................................................................84
     Property Management Agreement...........................................................................89
     Property Acquisition Agreement..........................................................................90

     Business Combinations...................................................................................92
     Inland Securities Corporation...........................................................................93

CONFLICTS OF INTEREST........................................................................................97
     Our Business Manager and Inland Management will share employees with IREIC, its affiliates and other
          REITs sponsored by IREIC...........................................................................97
     We do not have arm's-length agreements with our Business Manager, Inland Management or any other affiliates of IREIC................................................................................97
     Our Business Manager, Inland Management and other affiliates of IREIC receive commissions, fees and other compensation based upon our invested assets and, in certain cases, the purchase price paid to acquire these assets............................................................................97
     We compete with other REITs sponsored by IREIC for shopping centers and single tenant net-leased properties.........................................................................................98
     We may acquire real estate assets from affiliates of IREIC..............................................98
     We may purchase real estate assets from persons who have prior business relationships with affiliates of IREIC.  Our interests in these transactions may be different from the interests of affiliates in these transactions..............................................................................98
     Our Business Manager may have conflicting fiduciary obligations if we acquire real estate assets from affiliates of IREIC................................................................................99
     Inland Securities, the dealer manager of this offering, is an affiliate of IREIC........................99

PRINCIPAL STOCKHOLDERS......................................................................................100

BUSINESS AND POLICIES.......................................................................................101
     Investment Strategy....................................................................................101
     Acquisition Standards..................................................................................102
     Borrowing..............................................................................................103
     Joint Ventures and Other Co-Ownership Arrangements.....................................................103
     Change in Investment Objectives and Policies...........................................................103
     Appropriateness of Investment..........................................................................104
     Investment Limitations.................................................................................104
     Appraisals.............................................................................................104
     Return of Uninvested Proceeds..........................................................................105
     Exchange Listing and Liquidity Events..................................................................105
     Construction and Development Activities................................................................105
     Competition............................................................................................106
     Insurance..............................................................................................106
     Government Regulations.................................................................................106
     Other Policies.........................................................................................107

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.......................109
     General  ..............................................................................................109
     Liquidity and Capital Resources........................................................................110
     Results of Operations..................................................................................110
     Inflation..............................................................................................110
     Critical Accounting Policies...........................................................................110
     Distributions..........................................................................................113
     Offering and Operational Fees and Expenses.............................................................113
     Funds from Operations..................................................................................113
     Quantitative and Qualitative Disclosures about Market Risk.............................................113

DESCRIPTION OF SECURITIES...................................................................................115
     Authorized Stock.......................................................................................115
     Common Stock...........................................................................................115
     Distributions..........................................................................................116
     Transfer Agent and Registrar...........................................................................116
     Book Entry System......................................................................................116
     Preferred Stock........................................................................................117
     Issuance of Additional Securities and Debt Instruments.................................................117
     Restrictions on Issuance of Securities.................................................................117
     Restrictions on Ownership and Transfer.................................................................118
     Certain Provisions of Maryland Corporate Law and Our Articles of Incorporation and Bylaws..............120
     Shares to be Outstanding or Issuable upon Exercise or Conversion of Other Securities...................122
     Securities Act Restrictions............................................................................122
     Independent Director Stock Option Plan.................................................................122
     Effect of Availability of Shares on Market Price of Shares.............................................123
     Registration Rights....................................................................................123

LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS.......................................124

SUMMARY OF OUR ORGANIZATIONAL DOCUMENTS.....................................................................126
     Articles of Incorporation and Bylaw Provisions.........................................................126
     Stockholders' Meetings and Voting Rights...............................................................126
     Board of Directors.....................................................................................127
     Rights of Objecting Stockholders.......................................................................127
     Inspection of Books and Records; Stockholder Lists.....................................................128
     Amendment of the Organizational Documents..............................................................128
     Dissolution or Termination of the Company..............................................................129
     Advance Notice of Director Nominations and New Business................................................129
     Restrictions on Certain Conversion Transactions and Roll-ups...........................................130
     Limitation on Total Operating Expenses.................................................................132
     Transactions with Affiliates...........................................................................132
     Restrictions on Borrowing..............................................................................133
     Restrictions on Investments............................................................................133

FEDERAL INCOME TAX CONSIDERATIONS...........................................................................136
     Federal Income Taxation as a REIT......................................................................137
     General  ..............................................................................................137
     Tax Aspects of Investments in Partnerships.............................................................147
     Federal Income Taxation of Stockholders................................................................148
     Other Tax Considerations...............................................................................151

ERISA CONSIDERATIONS........................................................................................153
     Fiduciary Obligations--Prohibited Transactions.........................................................154
     Plan Assets--Definition................................................................................154
     Publicly Offered Securities Exemption..................................................................155
     Real Estate Operating Company Exemption................................................................155
     Consequences of Holding Plan Assets....................................................................156
     Prohibited Transactions................................................................................156
     Prohibited Transactions--Consequences..................................................................157
     Valuation..............................................................................................157

PLAN OF DISTRIBUTION........................................................................................158
     General  ..............................................................................................158
     Escrow Conditions......................................................................................158
     Subscription Process...................................................................................159
     Representations and Warranties in the Subscription Agreement...........................................160
     Determination of Your Suitability as an Investor.......................................................160
     Compensation We Will Pay for the Sale of Our Shares....................................................161
     Volume Discounts.......................................................................................162
     Indemnification........................................................................................163

HOW TO SUBSCRIBE............................................................................................165

SALES LITERATURE............................................................................................167

DISTRIBUTION REINVESTMENT PLAN AND SHARE REPURCHASE PROGRAM.................................................168
     Distribution Reinvestment Plan.........................................................................168
     Share Repurchase Program...............................................................................170

REPORTS TO STOCKHOLDERS.....................................................................................172

PRIVACY POLICY NOTICE.......................................................................................173

RELATIONSHIPS AND RELATED TRANSACTIONS......................................................................173

LEGAL MATTERS...............................................................................................178

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM...............................................................178

WHERE YOU CAN FIND MORE INFORMATION.........................................................................178

Index to Financial Statements.............................................................................  F-i

APPENDIX A - Prior Performance Tables.....................................................................  A-1

APPENDIX B - Distribution Reinvestment Plan...............................................................  B-1

APPENDIX C-1 - Subscription Agreement.....................................................................C-1-1

APPENDIX C-2 - Distribution Reinvestment Plan Enrollment Form.............................................C-2-1

APPENDIX D - Transfer on Death Designation................................................................  D-1

APPENDIX E-1 - Letter of Direction........................................................................E-1-1

APPENDIX E-2 - Notice of Revocation.......................................................................E-2-1

APPENDIX G - Privacy Policy Notice........................................................................  G-1

                    QUESTIONS AND ANSWERS ABOUT THE OFFERING

Q: WHAT IS INLAND AMERICAN REAL ESTATE TRUST, INC.?


A: Inland American Real Estate Trust, Inc., which we sometimes refer to as the Company, was formed on October 4, 2004 to acquire commercial real estate, primarily retail properties and multi-family, office and industrial buildings, located in the United States and Canada. We may acquire these assets directly by purchasing the property also known as a "fee interest" or indirectly by purchasing interests, including controlling interests, in real estate investment trusts, or REITs, or other "real estate operating companies" that own these assets, such as real estate management companies and real estate development companies. See "Management - Property Acquisition Agreement" for a more complete definition of "real estate operating company." We also may invest in other real estate assets such as collateralized mortgage-backed securities. Investments in collateralized mortgage-backed securities, such as bonds issued by the Government National Mortgage Association, or GNMA, or real estate mortgage investment conduits also known as REMICs, may increase our exposure to credit and interest rate risk. See "Risk Factors - Risks Related to Our Business" for a more detailed discussion of these risks. In addition, we may make loans to affiliates of, or entities sponsored by, IREIC. These loans may be secured by first or second mortgages on commercial real estate owned by the entity or a pledge of ownership interests in the entity owning commercial real estate. In no event will the aggregate amount of all loans made to any of these affiliates or entities exceed an amount equal to eighty-five percent (85.0%) of the appraised value of the property or the entity securing the loan. We will not have any employees but instead will be managed by our Business Manager, Inland American Business Manager & Advisor, Inc. We intend to be taxed as a REIT for federal and state income tax purposes.


Q: WHAT KIND OF OFFERING IS THIS?

A: We are offering a minimum of 200,000 shares and a maximum of 500,000,000 shares at a price of $10.00 per share on a "best efforts" basis. We also are offering up to 40,000,000 shares at a purchase price of $9.50 per share to stockholders who elect to participate in our distribution reinvestment plan.

Q: HOW DOES A "BEST EFFORTS" OFFERING WORK?


A: A "best efforts" offering means that an underwriter, broker-dealer, including our dealer manager or any soliciting dealer, or other person may, but is not obligated to, purchase any specific number or dollar amount of shares provided that the purchases comply with NASD regulations. Therefore, we cannot guarantee the sale of any minimum number of shares. Prior to the time we sell at least 200,000 shares, subscription payments will be placed in an escrow account with our escrow agent, LaSalle Bank, N.A. If we are not able to sell at least 200,000 shares by [__________], 2006, which is one year from the original effective date of this prospectus, we will terminate this offering and all funds in the escrow account, including any interest earned on the funds, will be returned to subscribers within ten (10) business days following the termination date. Common stock purchased by any of our officers, directors or affiliates, or by our dealer manager or any soliciting dealer, will not count toward satisfying the minimum offering. If you choose to purchase shares in this offering, you will need to fill out a subscription agreement, in the form attached to this prospectus as APPENDIX C-1 and pay for the shares at the time you subscribe. If you purchase shares after the minimum offering amount is sold, the escrow agent will hold your funds, along with those of other similar subscribers, until we accept your subscription. Generally, we accept or reject subscriptions within ten (10) days of receipt.

Q: HOW LONG WILL THE OFFERING LAST?

A: This offering will not last beyond [__________], 2006 unless we decide to extend the offering until not later than [__________], 2007, in any jurisdiction that allows us to extend the offering. All jurisdictions, except California, Florida, Maine, Ohio, Guam and Puerto Rico, allow us to extend the offering for an additional year either automatically or by paying a renewal fee. We will notify investors of any extension via a supplement to this prospectus.

Q: WHO CAN BUY SHARES?

A: Anyone who receives this prospectus can buy shares provided that they satisfy the minimum suitability standards described elsewhere in this prospectus and offer to purchase the minimum required number of shares at a price of $10.00 per share.

Q: WILL I RECEIVE A STOCK CERTIFICATE?

A: No, unless expressly authorized by our board of directors. In this offering, we anticipate that all common stock will be issued in book entry form only. The use of book entry registration protects against loss, theft or destruction of stock certificates and reduces the offering costs.

Q: WILL FRACTIONAL SHARES BE ISSUED?

A: We will issue fractional shares only in connection with purchases of common stock made through our distribution reinvestment plan. Otherwise, only whole shares of common stock will be sold in this offering.

Q: IS THERE ANY MINIMUM REQUIRED INVESTMENT?

A: Yes. Individuals must initially invest at least $3,000 and tax-exempt entities must initially invest at least $1,000. The minimum amount of any subsequent investments will be $100.

Q: AFTER I SUBSCRIBE FOR SHARES, CAN I CHANGE MY MIND AND WITHDRAW MY MONEY?


A: Prior to the time we sell at least 200,000 shares or terminate the offering, you may rescind your subscription. If you choose to rescind your subscription, all subscription payments held in escrow for your benefit will be returned to you by the escrow agent within ten (10) business days of being notified by us of your election to rescind. You will not be able to rescind your subscription after we sell at least 200,000 shares. Purchases of common stock by any of our officers, directors and affiliates, or by our managing dealer or any soliciting dealer, will not count toward satisfying the minimum offering.


Q: IF I BUY SHARES IN THE OFFERING, HOW CAN I SELL THEM?

A: We are not listing the shares for trading on any national securities exchange or over-the-counter market and do not expect to do so in the near future. A public market may never develop. You may not be able to sell your shares when you desire or at a price equal to or greater than the offering price.

Our share repurchase program is designed to provide stockholders with limited, interim liquidity by enabling them to sell their shares back to us. We may repurchase shares through the program, from time to time, at prices ranging from $9.25 per share for stockholders who have owned shares for at least one year to $10.00 per share for stockholders who have owned shares for at least four years. Stockholders who have held their shares for at least one year may request that we repurchase any whole number of shares by submitting a written repurchase request to Ms. Roberta S. Matlin, Vice President of Administration, Inland American Real Estate Trust, Inc., 2901 Butterfield Road, Oak Brook, Illinois 60523. We will effect all repurchases on the last business day of the calendar month or any other business day that may be established by our board of directors.


Our obligation to repurchase shares under the share repurchase program is conditioned upon our having sufficient funds available to complete the repurchase. We will use offering proceeds from our public offerings, as well as proceeds from our distribution reinvestment plan and other operating funds, if any, as the board, in its sole discretion, may reserve for the purpose of funding the share repurchase program. In addition, we will limit the number of shares repurchased during any consecutive twelve (12) month period to five percent (5.0%) of the number of outstanding shares of common stock at the beginning of that twelve (12) month period. The share repurchase program will be terminated if our shares become listed for trading on a national securities exchange or market system or if our board determines that it is in our best interest to terminate the share repurchase program. We may amend or modify any provision of the program at any time in our board's discretion.


Q: WHAT WILL YOU DO WITH THE PROCEEDS FROM THIS OFFERING?


A: Our use of proceeds will depend on the number of shares sold in the offering. After paying the fees and expenses of the offering, we plan to use the remaining proceeds to acquire interests in commercial real estate, including acquiring REITs or other "real estate operating companies," and other real estate assets such as collateralized mortgage-backed securities. In addition, we may make loans to affiliates of, or entities sponsored by, IREIC. These loans may be secured by first or second mortgages on commercial real estate owned by the entity or a pledge of ownership interests in the entity owning commercial real estate. In no event will the aggregate amount of all loans made to any of these affiliates or entities exceed an amount equal to eighty-five percent (85.0%) of the appraised value of the property or the entity securing the loan. Aside from these requirements, we do not have, and do not expect to adopt, any policies as to the amount or percentage of assets that will be used to make loans to affiliates of, or entities sponsored by, IREIC. Our investment policies and strategies are very broad and do not require us to invest any specific amount or percentage of assets in any one type of investment. Further, we do not expect to adopt any policies as to the amount or percentage of assets that will be invested in commercial real estate, entities owning commercial real estate or other real estate assets. Prior to investing in commercial real estate, we will invest proceeds received from this offering in short-term, highly liquid investments. These short-term investments typically yield less than investments in commercial real estate. Assuming all 500,000,000 shares are sold at a price of $10.00 per share in this offering and we sell all 40,000,000 shares in our distribution reinvestment plan at $9.50 per share, we expect to have approximately $4,723,800,000 of net offering proceeds available for investment. If the minimum number of shares is sold in this offering, we expect to have approximately $1,670,000 of net offering proceeds available for investment.


Q: WHAT IS THE EXPERIENCE OF THE OFFICERS AND DIRECTORS?

A: Our management team has substantial experience in all aspects of acquiring, owning, managing and operating commercial real estate and other real estate assets across diverse property types, as well as a broad range of experience in financing real estate assets.

Q: HOW WILL YOU SELECT INVESTMENTS AND MAKE INVESTMENT DECISIONS?

A: Inland American Business Manager & Advisor, Inc., our Business Manager, will have the authority, subject to the direction and oversight of our board of directors, to make all of our investment decisions.

Q: IF I BUY SHARES, WILL I RECEIVE DISTRIBUTIONS AND, IF SO, HOW OFTEN?


A: We intend to make regular cash distributions to our stockholders, typically on a monthly basis. The actual amount and timing of distributions will be determined by our board of directors in its discretion and typically will depend on the amount of distributable funds, which will depend on items such as current and projected cash requirements and tax considerations. As a result, our distribution rate and payment frequency may vary from time to time. However, in order to remain qualified as a REIT, we must make distributions equal to at least ninety percent (90.0%) of our "REIT taxable income" each year. We anticipate that distributions will commence no later than forty-five (45) days after the sale of the minimum offering. During the early stages of our operations, we may not have sufficient cash on-hand to pay distributions. Therefore, we may need to borrow funds to make cash distributions to you. If the aggregate amount of cash distributed in any given year exceeds the amount of our "REIT taxable income" generated during the year, the excess amount will be deemed a return of capital.


Q: ARE DISTRIBUTIONS I RECEIVE TAXABLE?

A: Yes, distributions that you receive will be considered ordinary income to the extent they come from current and accumulated earnings and profits. However, because depreciation expense reduces taxable income but does not reduce cash available for distribution, we expect a portion of your distributions will be considered a return of capital for tax purposes. These amounts will not be subject to tax immediately but will instead reduce the tax basis of your investment in effect deferring a portion of your tax until you sell your shares or we liquidate. Because each investor's tax implications are different, you should consult with your tax advisor.

Q: WHEN WILL I GET MY TAX INFORMATION?

A: Your Form 1099 tax information will be mailed by January 31st of each year.

Q: DO YOU HAVE A REINVESTMENT PROGRAM THROUGH WHICH I CAN REINVEST MY DISTRIBUTIONS IN ADDITIONAL SHARES?

A: Yes, our distribution reinvestment plan allows investors to reinvest distributions in additional shares at $9.50 per share. The terms of this plan may, however, be amended or the plan terminated in the sole discretion of our board.

Q: WHO CAN HELP ANSWER QUESTIONS?

A: If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or our dealer manager:

                          Inland Securities Corporation
                              2901 Butterfield Road
                            Oak Brook, Illinois 60523
                                 (630) 218-8000
                        Attention: Ms. Roberta S. Matlin

                               PROSPECTUS SUMMARY

     THIS SUMMARY HIGHLIGHTS THE MATERIAL INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. BECAUSE THIS IS A SUMMARY, IT DOES NOT CONTAIN ALL INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THIS ENTIRE PROSPECTUS AND ITS APPENDICES CAREFULLY BEFORE YOU DECIDE TO INVEST IN SHARES OF OUR COMMON STOCK.

INLAND AMERICAN REAL ESTATE TRUST, INC.

     We are a newly-organized Maryland corporation. We will elect to be taxed as a REIT for federal and state income tax purposes beginning with the tax year ending December 31, 2005. In general, a REIT is an entity that:

     - combines the capital of many investors to, among other things, acquire or invest in commercial real estate;

     - allows individual investors to invest in a real estate portfolio under professional management through the purchase of interests, typically shares;

     - must pay distributions to its stockholders equal to at least ninety percent (90.0%) of its "REIT taxable income;" and

     - is not typically subject to federal corporate income taxes, thus eliminating the "double taxation" (both corporate and stockholder level taxes) generally applicable to a corporation.


For additional discussion regarding REITs and REIT qualification, see "Federal Income Tax Considerations" below.


RISK FACTORS

     An investment in our shares involves significant risks. If we are unable to effectively manage these risks, we may not meet our investment objectives and you may lose some or all of your investment. See "Risk Factors" beginning on page 16 below. The following is a summary of the material risks that we believe are most relevant to an investment in shares of our common stock. These risks are generally listed in order of priority.

     - Our investment policies and strategies are very broad and permit us to invest in any type of commercial real estate including developed or undeveloped properties, entities owning these assets or other real estate assets regardless of geographic location or property type.


     - We may borrow up to 300.0% of our net assets, and principal and interest payments will reduce the funds available for distribution to our stockholders.

     - Our Business Manager could recommend that we make investments in an attempt to increase its fees because the fees paid to it are based upon a percentage of our invested assets and, in certain cases, the purchase price for these assets. Further, because we will pay our Business Manager a fee when we acquire a REIT or other real estate operating company but not a fee interest in real estate, our Business Manager may focus on, and recommend, acquiring REITs and real estate operating companies even if fee interests in rea`l estate assets generate better returns.

     - We will pay significant fees to affiliates of our sponsor including our Business Manager and Inland Management.

     - We have no prior operating history and there is no assurance that we will be able to successfully implement our strategies.

     - There is no market for our shares and no assurance that one will develop. We do not expect that our shares will be listed for trading on a national exchange or national market system in the near future. You will not, therefore, be able to easily resell any shares that you may purchase in this offering. Any shares that you are able to resell may be sold at prices less than the amount you paid for them.

     - This is a "blind pool" offering because we have not acquired, or entered into any agreements to acquire, any real estate assets.

     - The number and value of properties, entities or other real estate assets we can initially acquire will depend on the proceeds raised in this offering.

     - We do not have any employees and will rely entirely on our Business Manager and Inland Management to manage our business and assets.

     - Employees of our Business Manager, Inland Management and two of our directors, Ms. Gujral and Mr. Parks, are also employed by IREIC or its affiliates and will face competing demands for their time and service and may have conflicts in allocating their time to our business. Ms. Gujral and Mr. Parks also serve as our president and chairman of the board, respectively.

     - Our articles limit a person from owning more than 9.8% of our common stock without the prior approval of our board of directors.

     -    We may fail to qualify as a REIT.


OUR SPONSOR, BUSINESS MANAGER, DEALER MANAGER, PROPERTY MANAGER AND THE INLAND GROUP, INC.

     Our sponsor and affiliate, Inland Real Estate Investment Corporation, or IREIC, is a subsidiary of The Inland Group, Inc. The Inland Group, together with its subsidiaries and affiliates, is a fully-integrated group of legally and financially separate companies that have been engaged in diverse facets of real estate such as property management, leasing, marketing, acquisition, disposition, development, redevelopment, renovation, construction, finance and other related services for over thirty-five years. Various affiliates of IREIC will be involved in our operations. Our Business Manager, Inland American Business Manager & Advisor, Inc., referred to herein as our Business Manager, is a wholly owned subsidiary of IREIC. The dealer manager of this offering is Inland Securities Corporation, and our property manager is Inland North American Property Management Corp., sometimes referred to herein as Inland Management. Inland Real Estate Acquisitions, Inc. will provide acquisition services to us from time to time. Our office, as well as the executive offices of The Inland Group, our Business Manager, Inland Management and Inland Real Estate Acquisitions, are located at 2901 Butterfield Road, Oak Brook, Illinois 60523.

     Our board of directors is responsible for overseeing our business. Our board, including a majority of our independent directors, must approve certain actions. Those matters are set forth in our Second Articles of Amendment and Restatement referred to herein as the "articles" or the "articles of incorporation." We have seven members on our board of directors, four of whom are independent of IREIC and its affiliates. These independent directors are responsible for reviewing the performance of our Business Manager and Inland Management. All of our directors are elected annually by our stockholders. Although we have executive officers, we do not have any paid employees. We will reimburse our Business Manager and Inland Management for certain expenses, described herein.

     The following chart depicts the services that affiliates of our sponsor will render to us and our organizational structure:


                              ORGANIZATIONAL CHART


 ------------------                 ---------------                ------------------              -----------------
|Daniel L. Goodwin*|               |Robert H. Baum*|              |G. Joseph Cosenza*|            |Robert D. Parks* |
 ------------------                 ---------------                ------------------              -----------------
        |                                   |                               |                              |
        ---------------------------------------------------------------------------------------------------
                                                            |
                                                            |
                                                ========================
                                              || THE INLAND GROUP, INC. ||
                                                ========================
                                                            |
        --------------------------------------------------------------------------------------------------------------
       |                  |                            |                                     |                        |
 -------------   -------------------    -----------------------------------         ------------------                |
| The Inland  | |The Inland Property|  |   Inland Real Estate Investment   |       |Inland Real Estate|               |
|  Services   | |    Management     |  |           Corporation             |       |   Transactions   |               |
| Group, Inc. | |    Group, Inc.    |  |          (our sponsor)            |       |   Group, Inc.    |               |
 -------------   -------------------    -----------------------------------         ------------------                |
       |                  |                            |                                                              |
       |                  |                 ---------------------------                      |                        |
       |                  |                |           |               |                     |                        |
 ---------------   -----------------   -----------   -------------   -----------             |                        |
|               | |   Inland North  | |           | |   Inland    | |           |            |                        |
|               | |American Property| |  Inland   | |  American   | |  Inland   |            |                        |
|Inland Risk and| | Management Corp.| |Securities | |  Business   | |Partnership|            |                        |
|   Insurance   | | (our property   | |   Corp.   | |   Manager   | |  Property |            |                        |
|  Management   | |     manager)    | |(our dealer| | & Advisor,  | |   Sales   |            |              ---------------------
|Services, Inc. | |                 | |  manager) | |    Inc.     | |Corporation|            |             |   Inland Mortgage   |
|               | |                 | |           | |(our business| |           |            |             |     Investment      |
|               | |                 | |           | |   manager)  | |           |            |             |     Corporation     |
 ---------------   -----------------   -----------   -------------   -----------             |              ---------------------
       |                 |                |             |                                    |                        |
                                                                                             |                        |
       |                 |                |             |                                    |                        |
                                                                                             |                   ------------
       |                 |                |             |            -----------------------------              |            |
                                                                    |               |             |             |            |
       |                 |                |             |           |               |             |             |            |
                                                                    |               |             |       -----------   -----------
       |                 |                |             |     -----------   -----------   -------------  |           | |   Inland  |
                                                             |Inland Real| |Inland Real| | Inland Real | |  Inland   | |  Mortgage |
       |                 |                |             |    |  Estate   | |  Estate   | |    Estate   | |  Mortgage | | Servicing |
                                                             |Sales, Inc.| |Development| |Acquisitions,| |Corporation| |Corporation|
       |                 |                |             |    |           | |Corporation| |     Inc.    | |           | |           |
                                                              -----------   -----------   -------------   -----------   -----------
       |                 |                |             |           |               |             |             |            |

       |                 |                |             |           |               |             |             |            |

       |                 |                |             |           |               |             |             |            |
 -------------   ----------------   ----------   ------------    ------------   ------------   -----------   ----------   ---------
|             | |                | |          | |Organization,| |            | |            | |           | |          | |         |
|             | |    Property    | |          | |  Business   | |    Real    | |Construction| |           | |          | |         |
|  Insurance  | | Management and | |Securities| | Management  | |Estate Sales| |     and    | |  Property | | Mortgage | | Mortgage|
|   Services  | |Related Services| |  Sales   | |    and      | |  Services  | | Development| |Acquisition| | Brokerage| |   Loan  |
|             | |                | |          | | Real Estate | |            | |   Services | |  Services | | Services | |Servicing|
|             | |                | |          | |  Services   | |            | |            | |           | |          | |         |
 -------------   ----------------   ----------   ------------    ------------   ------------   -----------   ----------   ---------
       |                 |                |             |           |               |              |             |            |

       |                 |                |             |           |               |              |             |            |

       |                 |                |             |           |               |              |             |            |
    -------------------------------------------------------------------------------------------------------------------------------
   |                                                  Inland American Real Estate Trust, Inc.                                      |
   |           We will be principally owned by public investors. Ownership is represented by shares of our common stock.           |
    -------------------------------------------------------------------------------------------------------------------------------
                                                                                           Solid lines indicate 100% ownership.
                                                                                           Broken lines indicate service.


* The four indicated individuals own substantially all of the outstanding voting stock of The Inland Group, Inc.

DESCRIPTION OF REAL ESTATE INVESTMENTS


     We expect to use substantially all of the net proceeds from this offering to acquire commercial real estate located in the United States and Canada, including REITs or other real estate operating companies. We will focus on properties or entities owning properties such as:


     -    shopping or retail centers;

     -    malls;

     -    multi-family apartment buildings; and

     -    office and industrial buildings.


Our investment policies and strategies do not require us to invest any specific amount or percentage of assets in any one type of investment. Further, we do not expect to adopt any policies as to the amount or percentage of assets that will be invested in commercial real estate, entities owning commercial real estate or other real estate assets such as collateralized mortgage-backed securities. Because we do not identify, and have not yet identified, any specific real estate assets to purchase, this is considered to be a "blind pool" offering. See "Risk Factors - Risks Related to the Offering" for additional discussion regarding "blind pool" offerings. After we commence this offering, we will supplement this prospectus to describe any material acquisitions.


WE MAY BORROW MONEY


     We expect to finance a portion of the purchase price of any asset including a REIT or other real estate operating company that we acquire with monies borrowed on an interim or permanent basis from banks, institutional investors and other lenders, including lenders affiliated with our sponsor. We expect that any money we borrow will be the subject of a written loan agreement and secured by a mortgage or other interest in the real estate. The interest we pay on our loans may be fixed or variable. We also may establish a revolving line of credit for short-term cash management and bridge financing purposes. Further, we may agree to limit the time during which we may prepay any loan in order to reduce the interest rate on the loan. As a matter of policy, the aggregate borrowings secured by all of our assets will not exceed fifty-five percent (55.0%) of their combined fair market value. For these purposes, the fair market value of each asset will be equal to the purchase price paid for the asset or the value reported in the most recent appraisal of the asset, whichever is later. Our articles limit the aggregate amount we may borrow, whether secured or unsecured, to an amount not to exceed three hundred percent (300.0%) of our net assets unless the board determines that a higher level is appropriate. The loan agreements with our lenders may impose additional restrictions on the amount we may borrow. See "Risk Factors - Risks Related to Our Business" for additional discussion of our borrowings.


ESTIMATED USE OF PROCEEDS OF OFFERING

     We anticipate investing at least 87.0% of the gross proceeds of this offering, assuming the maximum amount is sold, in real estate assets. The remaining offering proceeds will be used to pay selling commissions, fees and the costs of this offering and to fund a working capital reserve.

CONFLICTS OF INTEREST


     Conflicts of interest exist between us and other entities including REITs sponsored by IREIC, including Inland Retail Real Estate Trust, Inc., Inland Western Retail Real Estate Trust, Inc., and Inland

Real Estate Corporation with respect to certain properties. Inland Retail Real Estate Trust, Inc. purchases neighborhood and community shopping centers located generally east of the Mississippi River. Inland Western Retail Real Estate Trust, Inc. purchases the same type of shopping centers located generally west of the Mississippi River. Inland Real Estate Corporation is in the business of purchasing this type of shopping center located within 400 miles of Oak Brook, Illinois. Each of these entities also may purchase single tenant net-leased properties located anywhere in the United States. Although we too may purchase shopping centers and single tenant net-leased properties, our investment policies and strategies are much broader and do not limit our acquisitions to a specific type of real estate asset or geographic area. In addition, we may purchase REITs or other real estate operating companies.


     Other conflicts of interest include:

     - the fact that our Business Manager and Inland Management will share employees with IREIC, its affiliates and other REITs sponsored by IREIC. These individuals will face competing demands for their time and services and may have conflicts in allocating their time between our business and the business of these other entities. IREIC also may face a conflict of interest in allocating personnel and resources between its affiliates and our Business Manager and Inland Management;

     - the fact that we do not have arm's length agreements with our Business Manager, Inland Management or any other affiliates of IREIC;


     - the fact that our Business Manager, Inland Management and other affiliates of IREIC receive commissions, fees and other compensation based on our investments and, therefore, may benefit from us retaining our assets or leveraging our assets while our stockholders may be better served by sale or disposition of, or not leveraging, the assets. Our Business Manager also could recommend investments in an attempt to increase its fees because the fees paid to it are based upon a percentage of our invested assets and, in certain cases, the purchase price for these assets, or recommend the purchase of one type of investment if the fees paid on that investment are greater than the fees paid on another type of investment;

     - the fact that we compete with other REITs sponsored by IREIC for shopping centers and single tenant net-leased properties. We, along with each of these REITs, rely to some degree on Inland Real Estate Acquisitions, or IREA, to identify and assist in acquiring real estate assets. Under the property acquisition agreement we have entered into with IREA, we have been granted a right of first refusal to acquire all properties, REITs or other real estate operating companies that it identifies, acquires or obtains the right to acquire, subject to the prior rights granted by IREA to the other REITs sponsored by IREIC to acquire shopping centers and single tenant net-leased properties. See "Management - Property Acquisition Agreement" for a more detailed discussion of the property acquisition agreement;


     - the possibility that we may acquire real estate assets from companies that are owned, managed or advised by affiliates of IREIC or that compete with these affiliates for properties or that have a pre-existing relationship with these affiliates, any of which may result in a conflict of interest between our business and that of these affiliates; and

     - the fact that Inland Securities, our dealer manager, is an affiliate of IREIC and is not, therefore, independent.

COMPENSATION TO BE PAID TO OUR AFFILIATES

     We intend to pay fees to Inland Securities, our Business Manager, Inland Management, The Inland Group and their affiliates. We also will reimburse these entities for expenses incurred in performing services on our behalf.

     Set forth below is a summary of the most significant fees and expenses we expect to pay these entities. For purposes of illustrating offering stage fees and expenses, we have assumed that we sell the maximum of 500,000,000 shares in the "best efforts" portion of this offering at $10.00 per share. We have not given effect to any special sales or volume discounts that could reduce selling commissions. We will not pay commissions in connection with shares of common stock issued through our distribution reinvestment plan.

                              TYPE OF COMPENSATION


OFFERING STAGE

SELLING COMMISSION.........................   7.5% of the sale price for each share

                                              Estimated maximum: $375,000,000

MARKETING CONTRIBUTION.....................   2.5% of the gross offering proceeds

                                              Estimated maximum: $125,000,000

DUE DILIGENCE EXPENSE ALLOWANCE............   0.5% of the gross offering proceeds

                                              Estimated maximum: $25,000,000

REIMBURSABLE EXPENSES AND OTHER
   EXPENSES OF ISSUANCE....................   We will reimburse IREIC for costs and other expenses of issuance and distribution that it pays on our behalf in connection with this offering.
                                              If we sell at least the minimum offering, our Business Manager has agreed to pay any organization and offering expenses that exceed fifteen percent
                                              (15.0%) of the gross offering proceeds.

OPERATIONAL STAGE

ACQUISITION EXPENSES.......................   We will reimburse our Business Manager and The Inland Real Estate
                                              Transactions Group, Inc., Inland Real Estate Acquisitions and each of their respective affiliates for expenses paid on our behalf in connection with acquiring real estate assets, regardless of whether we acquire the assets.

ACQUISITION FEE............................   We will pay our Business Manager or its designee a fee for services performed in connection with acquiring a controlling interest in a REIT or other real estate operating company. Acquisition fees, however, will not be paid for acquisitions solely of a fee interest in property.

PROPERTY MANAGEMENT FEE....................   For each property managed directly by Inland Management, its affiliates or agents, we will pay Inland Management a monthly fee equal to a total of four and one-half percent (4.5%) of the gross income from each property.

OVERSIGHT FEE..............................   For each property managed directly by entities other than Inland
                                              Management, its affiliates or agents, we will pay Inland Management a monthly oversight fee of up to one percent (1.0%) of the gross income from each such property. In no event will Inland Management receive both a property management fee and an oversight fee with respect to a particular property.

BUSINESS MANAGEMENT FEE....................   After our stockholders have received a non-cumulative, non-compounded return of five percent (5.0%) per annum on their "invested capital," we will pay our Business Manager an annual business management fee of up to one percent (1.0%) of our "average invested assets." Separate and distinct from any business management fee, we also will reimburse our Business
                                              Manager or its affiliates for all expenses paid or incurred on our behalf including the salaries and benefits of persons performing services for us except for the salaries and benefits of persons who also serve as one of our executive officers or as an executive officer of our Business Manager.

INCENTIVE FEE..............................   After our stockholders have first received a ten percent (10.0%)
                                              cumulative, non-compounded return on, plus return of, their "invested capital," we will pay our Business Manager an incentive fee equal to fifteen percent (15.0%) of the net proceeds from the sale of real estate assets.

INTEREST EXPENSE...........................   We may borrow money from our Business Manager and its affiliates, including
                                              Inland Mortgage Corporation or other REITs sponsored by IREIC. We will pay interest on these loans at prevailing market rates.

SERVICE FEE ASSOCIATED WITH PURCHASING,
   SELLING AND SERVICING MORTGAGES.........   We will pay Inland Mortgage Servicing Corporation 0.03% per year on the first billion dollars and 0.01% thereafter on all mortgages that are serviced by Inland Mortgage Servicing Corporation. In addition, we will pay
                                              Inland Mortgage Investment Corporation 0.2% of the principal amount of each loan placed for us by Inland Mortgage Investment Corporation.

ANCILLARY SERVICES REIMBURSEMENTS..........   We will reimburse IREIC, our Business Manager and their respective affiliates for any expenses that they pay or incur in providing services to
                                              us.


LIQUIDATION STAGE

PROPERTY DISPOSITION REIMBURSEMENTS........   We may pay a property disposition fee to Inland Real Estate Sales, Inc. or
                                              Inland Partnership Property Sales Corp. in an amount equal to the lesser of: (1) three percent (3.0%) of the contract sales price of the property;
                                              or (2) fifty percent (50.0%) of the customary commission which would be paid to a third party broker for the sale of a comparable property.

INVESTMENT OBJECTIVES

     Our investment objectives are:

     - to invest in real estate assets that produce attractive current yield and long-term risk-adjusted returns to our stockholders; and

     - to generate sustainable and predictable cash flow from our operations to distribute to our stockholders.

To achieve these objectives, we intend to selectively acquire and actively manage investments in commercial real estate. To the extent we sell assets, we intend to reinvest the sale proceeds. See the "Business and Policies" section of this prospectus for a more complete description of our business and objectives.

DISTRIBUTION POLICY

     We intend to make regular cash distributions to our stockholders, typically on a monthly basis. The actual amount and timing of distributions will be determined by our board of directors in its discretion and will depend typically on the amount of funds available for distribution after reserves and capital expenditures, current and projected cash requirements, and tax considerations. See "Risk Factors - Risks Related to Our Business" for additional discussion regarding the amount and timing of distributions. Although our distribution rate and payment frequency may vary from time to time, to remain qualified as a REIT, we must distribute at least ninety percent (90.0%) of our "REIT taxable income" each year. See the "Description of Securities" and the "Federal Income Tax Considerations - Annual Distribution Requirements" herein for a more complete description of our distribution policy.

ERISA CONSIDERATIONS

     The section of this prospectus entitled "ERISA Considerations" describes the effect that the purchase of shares will have on individual retirement accounts and retirement plans that are subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA), and the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an individual retirement account should read this section of the prospectus carefully.

SHARES SOLD BEFORE THE OFFERING


     This is our initial public offering. We previously issued 20,000 shares of our common stock for $10.00 per share, or an aggregate purchase price of $200,000, to IREIC, our sponsor, in connection with our formation.


STOCKHOLDER VOTING RIGHTS AND LIMITATIONS

     We will hold annual meetings of our stockholders to elect directors or conduct other business matters that may be presented at these meetings. We also may call special meetings of stockholders from time to time. The holders of our common stock are entitled to one vote per share on all matters voted on by stockholders, including electing our directors.

RESTRICTION ON SHARE OWNERSHIP

     Our articles contain restrictions on the number of shares any one person or group may own. Specifically, no person or group may own or control more than 9.8% of our outstanding shares. These restrictions are designed to enable us to comply with ownership restrictions imposed on REITs by the Internal Revenue Code, and may have the effect of preventing a third party from engaging in a business combination or other transaction even if doing so would result in you receiving a "premium" for your shares. See "Risk Factors - Risks Related to Our Business" for additional discussion regarding restrictions on share ownership.

TERMS OF THE OFFERING

     We are offering a minimum of 200,000 shares and a maximum of 500,000,000 shares at a price of $10.00 per share on a "best efforts" basis. We also are offering up to 40,000,000 shares at a purchase price of $9.50 per share to stockholders who elect to participate in our distribution reinvestment plan. We also may issue up to 75,000 shares pursuant to the exercise of options which may be granted under our independent director stock option plan. A "best efforts" offering is one in which the securities dealers participating in the offering are under no obligation to purchase any of the securities being offered. No specified number of securities are, therefore, guaranteed to be sold and no specified amount of money is guaranteed to be raised in this offering. See "Risk Factors - Risks Related to the Offering" for additional discussion regarding a "best efforts" offering.


     The offering price of our shares was arbitrarily determined by our board of directors in its sole discretion. Our board of directors determined the offering price based upon the offering price of other REITs organized by our sponsor, the offering price of other REITs that do not have a public trading market and the recommendation of Inland Securities, our dealer manager. See "Risk Factors - Risks Related to the Offering" for additional discussion regarding the offering price of our shares.


APPROPRIATENESS OF INVESTMENT

     An investment in our shares may be appropriate as part of your investment portfolio if:

     - You seek regular distributions because we intend to make regular cash distributions to our stockholders, typically on a monthly basis.

     - You seek a hedge against inflation because we intend to enter into leases with tenants that provide for scheduled rent escalations or participation in the growth of tenant sales.

     - You seek to preserve your capital with appreciation because we intend to acquire a portfolio of diverse commercial real estate assets that offer appreciation potential.

We cannot guarantee that we will achieve any of these objectives.

DISTRIBUTION REINVESTMENT PLAN

     We also are offering up to 40,000,000 shares to be sold to stockholders who participate in our distribution reinvestment plan. You may participate in the plan by reinvesting distributions in additional shares of our common stock at a purchase price per share equal to $9.50. Distributions may be fully reinvested because the distribution reinvestment plan permits fractional shares to be purchased and credited to participant accounts. If you participate, you will be taxed on income attributable to the reinvested distributions. Thus, you would have to rely solely on sources other than distributions from us to pay taxes on the distributions. As a result, you may have a tax liability without receiving cash distributions to pay the tax liability. Our board may terminate or amend the plan, including increasing the per share purchase price, in its sole discretion at any time on ten (10) days notice to plan participants. See "Risk Factors - Risks Related to Our Business" for additional discussion regarding our distribution reinvestment plan.

ESTIMATED USE OF PROCEEDS

     The amounts listed in the table below represent our best good faith estimate of the use of offering proceeds. The estimates may not accurately reflect the actual receipt or application of the offering proceeds. The first scenario assumes we sell the minimum number of 200,000 shares in this offering at $10.00 per share. The second scenario assumes:

     - we sell the maximum of 500,000,000 shares in the "best efforts" portion of this offering at $10.00 per share; and

     - we sell the maximum of 40,000,000 shares in our distribution reinvestment plan at $9.50 per share.

We have not given effect to any special sales or volume discounts which could reduce selling commissions under either scenario. In addition, we will not pay commissions in connection with shares of common stock issued through our distribution reinvestment plan.

                                                                                         MAXIMUM OFFERING
                                                                                      (INCLUDING SHARES SOLD
                                                            MINIMUM OFFERING          UNDER THE DISTRIBUTION
                                                                 SHARES                 REINVESTMENT PLAN)
                                                                 ------                 ------------------
                                                         AMOUNT        PERCENT        AMOUNT           PERCENT
                                                         ------        -------        ------           -------
Gross Offering Proceeds............................... $ 2,000,000      100.00%   $ 5,380,000,000       100.00%
LESS EXPENSES:
     Selling Commissions.............................. $   150,000        7.50%   $   375,000,000         6.97%
     Marketing Contribution........................... $    50,000        2.50%   $   125,000,000         2.32%
     Due Diligence Expense Allowance.................. $    10,000        0.50%   $    25,000,000         0.46%
     Organization and Offering Expenses(1)............ $    90,000        4.50%   $    50,500,000         0.94%
                                                       -----------     --------   ---------------      --------
                                      TOTAL EXPENSES:  $   300,000       15.00%   $   575,500,000        10.70%
                                                       -----------     --------   ---------------      --------
Gross Amount Available................................ $ 1,700,000       85.00%   $ 4,804,500,000        89.30%
LESS:
  Working Capital Reserve............................. $    20,000        1.00%   $    53,800,000         1.00%
  Estimated Acquisition Fees and Expenses(2) ......... $    10,000        0.50%   $    26,900,000         0.50%
                                  NET CASH AVAILABLE
                                      FOR INVESTMENT:  $ 1,670,000       83.50%   $ 4,723,800,000        87.80%
                                                       ===========     ========   ===============      ========

(1) Organization and offering expenses were estimated by us in reliance on the prior experience of IREIC, our sponsor, in sponsoring three other REIT programs. Organization and offering expenses include amounts for Securities and Exchange Commission registration fees, NASD filing fees, printing and mailing expenses, blue sky fees and expenses, legal fees and expenses, accounting fees and expenses, advertising and sales literature, transfer agent fees, data processing fees, bank fees and other administrative expenses.

(2) Acquisition fees and expenses are estimated for illustrative purposes only. The actual amount of acquisition fees and expenses cannot be determined at the present time and will depend on numerous factors including the type of real estate asset acquired, the aggregate purchase price paid to acquire the real estate asset, the aggregate amount borrowed, if any, to acquire the real estate asset, the number of real estate assets acquired, and the type of consideration, cash or common stock, used to pay the fees and expenses.


     As of June 17, 2005, IREIC was our only stockholder. On October 20, 2004, we issued 20,000 shares of our common stock for $10.00 per share, or an aggregate purchase price of $200,000, to IREIC in connection with our formation.

                                  RISK FACTORS

     AN INVESTMENT IN OUR SHARES INVOLVES SIGNIFICANT RISKS AND IS SUITABLE ONLY FOR THOSE PERSONS WHO UNDERSTAND THE FOLLOWING MATERIAL RISKS AND WHO ARE ABLE TO BEAR THE RISK OF LOSING THEIR ENTIRE INVESTMENT. YOU SHOULD CONSIDER THE FOLLOWING MATERIAL RISKS IN ADDITION TO OTHER INFORMATION SET FORTH ELSEWHERE IN THIS PROSPECTUS BEFORE MAKING YOUR INVESTMENT DECISION.

RISKS RELATED TO THE OFFERING

     WE HAVE NO PRIOR OPERATING HISTORY AND THE PRIOR PERFORMANCE OF PROGRAMS SPONSORED BY IREIC MAY NOT BE AN ACCURATE BAROMETER OF OUR FUTURE RESULTS.

     We have no operating history. You should not rely on the past performance of other real estate investment programs sponsored by IREIC to predict our future results.

     THERE IS NO PUBLIC MARKET FOR OUR SHARES, THE OFFERING PRICE WAS ARBITRARILY ESTABLISHED AND YOU MAY NOT BE ABLE TO SELL YOUR SHARES AT A PRICE THAT EQUALS OR EXCEEDS THE OFFERING PRICE.


     There is no public market for our shares and no assurance that one may develop. We do not expect that our shares will be listed for trading on a national exchange or national market system in the near future. Our board will determine when, and if, to apply to have our shares of common stock listed for trading on a national stock exchange or included for quotation on a national market system, subject to satisfying existing listing requirements. Our board does not anticipate evaluating a listing until [_________], 2010. Further, our articles limit a person or group from owning more than 9.8% of our common stock without prior approval of our board. These restrictions may inhibit your ability to sell your shares. Our board of directors arbitrarily determined the offering price in its sole discretion based on:


     -    the offering price of other REITs organized by IREIC;

     - the range of offering prices of other REITs that do not have a public trading market; and

     -    the recommendation of Inland Securities Corporation.


     The offering price of our shares may be higher or lower than the price at which the shares would trade if they were listed on an exchange or actively traded by dealers or marketmakers. Further, there is no assurance that you will be able to sell any shares that you purchase in the offering at prices that equal or exceed the offering price, if at all. You may lose money on any sale. See "Plan of Distribution - General" for additional discussion regarding the offering price of our shares.


     THIS IS A "BLIND POOL" OFFERING AND YOU WILL NOT HAVE THE OPPORTUNITY TO EVALUATE OUR INVESTMENTS BEFORE WE MAKE THEM.


     Because we have not yet acquired or identified any real estate assets that we may acquire, we are not able to provide you with information that you may want to evaluate before deciding to invest in our shares. Our investment policies and strategies are very broad and permit us to invest in any type of commercial real estate including developed and undeveloped properties, entities owning these assets or other real estate assets regardless of geographic location or property type. Our board has absolute discretion in implementing these policies and strategies, subject to the restrictions on investment objectives and policies set forth in our articles of incorporation. See "Business and Policies - Investment Strategy" for additional discussion regarding our investment policies and strategies.

     THIS IS A "BEST EFFORTS" OFFERING AND IF WE ARE UNABLE TO RAISE SUBSTANTIALLY MORE THAN THE MINIMUM OFFERING, THE NUMBER AND TYPE OF INVESTMENTS WILL BE LIMITED.

     If we are unable to raise substantially more than the minimum offering amount, we will make fewer investments resulting in a less diversified portfolio in terms of the number and type of investments owned and the geographic regions in which our investments are located. A total of 500,000,000 shares are being offered on a "best efforts" basis, meaning the brokers participating in the offering are only required to use their best efforts to sell our shares and have no firm commitment or obligation to purchase any of the shares. As a result, we cannot assure you that we will sell anything more than the minimum offering amount. Thus, the potential that our profitability will be affected by the performance of any one of our investments will increase. Additionally, we are generally not limited in the number or size of our investments or the percentage of net proceeds we may dedicate to a single investment. Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments. In addition, if we are unable to raise substantial funds, our fixed operating expenses, as a percentage of gross income, will be higher, and our financial condition, results of operations and ability to pay distributions to you could be adversely affected. In the event we sell only the minimum offering, we may not have sufficient funds to acquire any properties.

     Prior to the time we sell the minimum offering, all subscription payments will be placed into an escrow account. If we are not able to sell the minimum offering by [_________], 2006, we will terminate the offering and all funds in the escrow account, including any interest earned on these funds, will be returned to subscribers within ten (10) business days. If we sell more than the minimum offering, subscription payments will be released to us only after we accept a subscriber's subscription agreement. Thus, subscription payments will not be immediately available to us for investment, which could have an adverse effect on our financial condition, results of operations and ability to pay distributions to you.

     OUR SHARE REPURCHASE PROGRAM MAY BE AMENDED, SUSPENDED OR TERMINATED BY OUR BOARD OF DIRECTORS AT ANY TIME WITHOUT STOCKHOLDER APPROVAL, REDUCING THE POTENTIAL LIQUIDITY OF YOUR INVESTMENT.


     Our share repurchase program is designed to provide eligible stockholders with limited, interim liquidity by enabling them to sell their shares back to us. Our board of directors, however, may amend, suspend or terminate the share repurchase program at any time in its sole discretion without stockholder approval. Any amendment to, or suspension or termination of, the share repurchase program may restrict or eliminate your ability to have us repurchase your shares and otherwise prevent you from liquidating your investment. See "Distribution Reinvestment Plan and Share Repurchase Program - Share
Repurchase Program" for additional discussion regarding amendments to, or suspension or termination of, our share repurchase program.


RISKS RELATED TO OUR BUSINESS

     WE COMPETE WITH NUMEROUS OTHER PARTIES OR ENTITIES FOR REAL ESTATE ASSETS AND TENANTS.


     We will compete with numerous other persons or entities seeking to buy real estate assets including REITs or other real estate operating companies or to attract tenants to properties already owned. These persons or entities may have greater experience and financial strength. There is no assurance that we will be able to acquire real estate assets or attract tenants on favorable terms, if at all. For example, our competitors may be willing to offer space at rental rates below our rates, causing us to lose existing or potential tenants and pressuring us to reduce our rental rates to retain existing tenants or convince new tenants to lease space at our properties. All of these factors could adversely affect our results of operations, financial condition and ability to pay distributions to you.


     DELAYS IN LOCATING SUITABLE INVESTMENTS COULD ADVERSELY AFFECT THE RETURN ON YOUR INVESTMENT.

     We could suffer from delays in locating suitable investments. Delays may occur, for example, as a result of our relying on our Business Manager and its affiliates including Inland Real Estate

Acquisitions at times when their employees are simultaneously seeking to locate suitable investments for other programs sponsored by IREIC. Delays in selecting, acquiring and developing real estate assets could adversely affect your returns. In addition, when we acquire a property prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, cash flow attributable to those particular properties could be delayed. If we are unable to invest our offering proceeds in income-producing real estate assets in a timely manner, our ability to pay distributions to you will be adversely affected. As of the date of this prospectus, we have not identified specific real estate assets that we will purchase with the proceeds of this offering. Because we are conducting this offering on a "best efforts" basis over several months, our ability to commit to purchase specific real estate assets will depend partially on the amount of net proceeds realized from this offering. We also may experience delays as a result of selling shares or negotiating or obtaining the necessary purchase documentation to close an acquisition. We will invest all proceeds we receive from this offering in short-term, highly-liquid investments until invested in real estate assets. These short-term investments typically yield less than investments in commercial real estate. We intend to use the principal amount of these investments, and any returns generated on these investments, to pay fees in connection with this offering and the expenses of our Business Manager, Inland Management and other affiliates of IREIC in connection with acquiring real estate assets for us. Because cash generated by our short term investments may not be reinvested in additional short-term investments, our percentage return on short-term investments may, therefore, be less than the return an investor may otherwise realize by directly investing in similar types of short-term investments.

     YOUR INTEREST IN US WILL BE DILUTED IF WE ISSUE ADDITIONAL SHARES.


     Stockholders will not have preemptive rights to any shares issued by us in the future. Our articles authorize us to issue 1.5 billion shares of capital stock, of which 1.46 billion shares will be designated as common stock and forty million (40,000,000) will be designated as preferred stock. We may, in the sole discretion of our board:



     -    sell additional shares in this or future offerings;

     -    issue equity interests in a private offering of securities;

     - issue shares of our capital stock on the exercise of options granted to our independent directors or employees of our Business Manager, Inland Management, Inland Real Estate Acquisitions or its or their affiliates;

     -    issue shares of our capital stock in exchange for real estate assets;
          or

     - issue shares of our capital stock to our Business Manager or Inland Management in connection with any business combination between us and either of them.

In addition, we may issue shares to our Business Manager or its designee to pay certain acquisition fees. See "Description of Securities - Issuance of Additional Securities and Debt Instruments" for additional discussion regarding the issuance of additional shares.


     YOUR INVESTMENT WILL BE DIRECTLY AFFECTED BY GENERAL ECONOMIC AND REGULATORY FACTORS THAT IMPACT REAL ESTATE INVESTMENTS.

     Because we will invest primarily in commercial real estate, our financial condition, results of operations and our ability to pay distributions to you will be directly affected by general economic and regulatory factors impacting real estate investments. These factors are generally outside of our control. Among the factors that could impact our real estate assets and the value of your investment are:

     - local oversupply, increased competition or reduced demand for real estate assets of the type that we will own;

     -    financial market conditions;

     -    inability to collect rent from tenants;

     -    vacancies or inability to rent space on favorable terms;

     - inflation and other increases in operating costs, including insurance premiums, utilities and real estate taxes;

     -    adverse changes in the laws and regulations applicable to us;

     -    the relative illiquidity of real estate investments;

     -    changing market demographics;

     -    an inability to acquire and finance properties on favorable terms;

     -    acts of God, such as earthquakes, floods or other uninsured losses;
          and

     - changes or increases in interest rates and availability of permanent mortgage funds.


     In addition, periods of economic slowdown or recession, or declining demand for real estate, or the public perception that any of these events may occur, could result in a general decline in rents or increased defaults under existing leases, which could adversely affect our financial condition, results of operations and ability to pay distributions to you.


     WE MAY INVEST DIRECTLY IN, OR ACQUIRE REITs OR OTHER REAL ESTATE OPERATING COMPANIES THAT INVEST IN, MORTGAGE-RELATED ASSETS AND, THEREFORE, MAY BE SUBJECT TO THE RISKS ASSOCIATED WITH MORTGAGE-RELATED SECURITIES.

     We may invest directly in, or acquire REITs or other real estate operating companies that invest in, mortgage-related assets. There are various risks associated with mortgage-related assets including:


     -    fluctuations in value due to changes in interest rates;

     -    interest rate caps on adjustable mortgage-backed securities;

     -    increases in levels of prepayments;

     -    fluctuations in the market value of mortgage-backed securities;

     -    increases in borrower defaults;

     - decreases in the value of property underlying mortgage-backed securities; and

     - conflicts between the debt structure used to acquire a mortgage and the debt structure of the mortgages.

     BORROWINGS MAY REDUCE THE FUNDS AVAILABLE FOR DISTRIBUTION AND INCREASE THE RISK OF LOSS SINCE DEFAULTS MAY CAUSE US TO LOSE THE PROPERTIES SECURING THE LOANS.


     We may, in some instances, acquire real estate assets by using either existing financing or borrowing new monies. Our articles generally limit the total amount we may borrow to three hundred percent (300.0%) of our net assets. See "Summary of Our Organizational Documents - Restrictions on Borrowing" for additional discussion regarding these restrictions. In addition, we may obtain loans secured by some or all of our properties or other assets to fund additional acquisitions or operations including to satisfy the requirement that we distribute at least ninety percent (90.0%) of our annual "REIT taxable income" to our stockholders, or as is otherwise necessary or advisable to assure that we continue to qualify as a REIT for federal income tax purposes. Payments required on any amounts we borrow will reduce the funds available for distribution to our stockholders because cash otherwise available for distribution will be required to pay principal and interest associated with amounts we borrow.

     Defaults on loans secured by a property we own may result in foreclosure actions initiated by lenders and our loss of the property or properties securing the loan that is in default. For tax purposes, a foreclosure would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the property. If the outstanding balance of the debt exceeds our tax basis in the property, we would recognize taxable income on the foreclosure but would not receive any cash proceeds. We also may fully or partially guarantee any monies that subsidiaries borrow to purchase or operate real estate assets. In these cases, we will be responsible to the lender for repaying the loans if the subsidiary is unable to do so. If any mortgages contain cross collateralization or cross default provisions, more than one property may be affected by a default. If any of our properties are foreclosed upon due to a default, our financial condition, results of operations and ability to pay distributions to you will be adversely affected.

     WE WILL COMPETE WITH REAL ESTATE INVESTMENT PROGRAMS SPONSORED BY IREIC FOR THE TIME AND SERVICES OF PERSONNEL.


     IREIC has sponsored other REITs, private real estate equity programs, exchange programs and private placement mortgage and note programs, and may in the future sponsor other real estate investment programs. These programs may compete with us for the time and attention of persons employed by our Business Manager, Inland Real Estate Acquisitions or Inland Management and any of these other programs. In addition, two of our directors, Ms. Gujral and Mr. Parks, who also serve as our president and chairman of the board, respectively, are employed by IREIC or its affiliates. These persons may have conflicts in allocating their time and attention between us and these other programs or in acquiring properties or negotiating with tenants. For example, a real estate asset or tenant may be directed to a competing program even though we may desire to acquire the property or to enter into, or retain, a lease with the tenant in question. See "Conflicts of Interest" generally for additional discussion regarding competition with real estate investment programs sponsored by IREIC.


     THERE ARE CONFLICTS OF INTEREST BETWEEN US AND AFFILIATES OF OUR SPONSOR THAT MAY AFFECT OUR ACQUISITION OF PROPERTIES AND FINANCIAL PERFORMANCE.


     Our operation and management may be influenced or affected by conflicts of interest arising out of our relationship with entities previously sponsored by IREIC. These entities include Inland Retail Real Estate Trust, Inc., Inland Western Retail Real Estate Trust, Inc., Inland Real Estate Corporation and other entities formed or to be formed by The Inland Group, Inc. The business plan of Inland Retail Real Estate Trust, Inc. focuses on purchasing shopping centers located generally east of the Mississippi River. The business plan of Inland Western Retail Real Estate Trust, Inc. focuses on purchasing the same type of shopping centers located generally west of the Mississippi River. The business plan of Inland Real Estate Corporation focuses on purchasing this type of shopping center within 400 miles of Oak Brook, Illinois. Each of these entities also may purchase single tenant net-leased properties located anywhere in the United States. We will compete with these entities to the extent we seek to acquire shopping centers and single tenant net-leased properties. The resolution of conflicts in favor of other entities would result in our losing investment opportunities. See "Conflicts of Interest" generally for additional discussion regarding conflicts that may affect our acquisition of properties and financial performance.

     IF WE ARE UNABLE TO BORROW AT FAVORABLE RATES, WE MAY NOT BE ABLE TO ACQUIRE NEW PROPERTIES, REITs OR OTHER REAL ESTATE OPERATING COMPANIES, WHICH COULD REDUCE OUR INCOME AND THE AMOUNT OF DISTRIBUTIONS THAT WE CAN MAKE TO YOU.

     If we are unable to borrow money at favorable rates, we may be unable to acquire additional real estate assets or refinance existing loans at maturity. Further, we may enter into loan agreements or other credit arrangements that require us to pay interest on amounts we borrow at variable or "adjustable" rates. Increases in interest rates would increase our interest costs. If interest rates are higher when we refinance our loans, our expenses will increase and we may not be able to pass on this added cost in the form of increased rents, thereby reducing our cash flow and the amount available for distribution to you. Further, during periods of rising interest rates, we may be forced to sell one or more of our properties in order to repay existing loans, which may not permit us to maximize the return on the particular properties being sold.


     LENDERS MAY RESTRICT CERTAIN ASPECTS OF OUR OPERATIONS, WHICH COULD, AMONG OTHER THINGS, LIMIT OUR ABILITY TO MAKE DISTRIBUTIONS TO YOU.

     The terms and conditions contained in any of our loan documents may require us to maintain cash reserves, limit the aggregate amount we may borrow on a secured and unsecured basis, require us to satisfy restrictive financial covenants, prevent us from entering into certain business transactions, such as a merger, sale of assets or other business combination, restrict our leasing operations or require us to obtain consent from the lender to complete transactions or make investments that are ordinarily approved only by our board of directors. In addition, secured lenders may restrict our ability to discontinue insurance coverage on a mortgaged property even though we may believe that the insurance premiums paid to insure against certain losses, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, are greater than the potential risk of loss. Any restrictions on us or our operations also could limit our ability to pay distributions to you.

     IF WE DO NOT HAVE SUFFICIENT WORKING CAPITAL, WE WILL HAVE TO OBTAIN FINANCING FROM OTHER SOURCES.

     If we do not have sufficient working capital, we will have to obtain financing from sources affiliated with our sponsor or from unaffiliated third parties to fund our cash requirements. We cannot assure you that sufficient financing will be available or, if available, will be available on acceptable terms. Additional borrowing for working capital purposes will increase our interest expense and could have an adverse effect on our financial condition, results of operations and ability to pay distributions to you.


     WE MAY INVEST IN COLLATERALIZED MORTGAGE-BACKED SECURITIES, WHICH MAY INCREASE OUR EXPOSURE TO CREDIT AND INTEREST RATE RISK.

     We may invest in collateralized mortgage-backed securities, which may increase our exposure to credit and interest rate risk. We have not adopted, and do not expect to adopt, any formal policies or procedures designed to manage risks associated with our investments in collateralized mortgage-backed securities. In this context, credit risk is the risk that borrowers will default on the mortgages underlying the collateralized mortgage-backed securities. We intend to manage this risk by investing in collateralized mortgage-backed securities guaranteed by U.S. government agencies, such as the Government National Mortgage Association (GNMA), or U.S. government sponsored enterprises, such as the Federal National Mortgage Association (FNMA) or the Federal Home Loan Mortgage Corporation (FHLMC). Interest rate risk occurs as prevailing market interest rates change relative to the current yield on the collateralized mortgage-backed securities. For example, when interest rates fall, borrowers are more likely to prepay their existing mortgages to take advantage of the lower cost of financing. As prepayments occur, principal is returned to the holders of the collateralized mortgage-backed securities sooner than expected, thereby lowering the effective yield on the investment. On the other hand, when interest rates rise, borrowers are more likely to maintain their existing mortgages. As a result, prepayments decrease, thereby extending the average maturity of the mortgages underlying the collateralized mortgage-backed securities. We intend to manage interest rate risk by purchasing collateralized mortgage-backed securities offered in tranches, or with sinking fund features, that are designed to match our investment objectives. If we are unable to manage these risks effectively, our results of operations, financial condition and ability to pay distributions to you will be adversely affected. See "Business and Policies" for additional discussion regarding collateralized mortgage-backed securities.


     TO HEDGE AGAINST INTEREST RATE FLUCTUATIONS, WE MAY USE DERIVATIVE FINANCIAL INSTRUMENTS THAT MAY BE COSTLY AND INEFFECTIVE AND MAY REDUCE THE OVERALL RETURNS ON YOUR INVESTMENT.


     We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our assets and investments in collateralized mortgage-backed securities. Derivative instruments may include interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, options or repurchase agreements. Our actual hedging decisions will be determined in light of the facts and circumstances existing at the time of the hedge and may differ from our currently anticipated hedging strategy.

     To the extent that we use derivative financial instruments to hedge against interest rate fluctuations, we will be exposed to credit risk, basis risk and legal enforceability risks; however, we have not adopted, and do not expect to adopt, any formal policies or procedures designed to manage risks associated with the use of derivative financial instruments. In this context, credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. We intend to manage credit risk by dealing only with major financial institutions that have high credit ratings. Basis risk occurs when the index upon which the contract is based is more or less variable than the index upon which the hedged asset or liability is based, thereby making the hedge less effective. We intend to manage basis risk by matching, to a reasonable extent, the contract index to the index upon which the hedged asset or liability is based. Finally, legal enforceability risks encompass general contractual risks including the risk that the counterparty will breach the terms of, or fail to perform its obligations under, the derivative contract. We intend to manage legal enforceability risks by ensuring, to the best of our ability, that we contract with reputable counterparties and that each counterparty complies with the terms and conditions of the derivative contract. If we are unable to manage these risks effectively, our results of operations, financial condition and ability to pay distributions to you will be adversely affected.

     The use of derivative financial instruments may reduce the overall returns on your investments. We have limited experience with derivative financial instruments and may recognize losses in our use of derivative financial instruments. Any loss will adversely affect our results of operations, financial condition and ability to pay distributions to you. See "Management's
Discussion and Analysis of Financial Condition and Results of Operations - Quantitative and Qualitative Disclosures About Market Risk" for additional discussion regarding derivative financial instruments.


     THE TOTAL AMOUNT WE MAY BORROW IS LIMITED BY OUR ARTICLES OF INCORPORATION.

     Our articles generally limit the total amount we may borrow to three hundred percent (300.0%) of our net assets. This limit could adversely affect our business, including:

     -    limiting our ability to purchase real estate assets;

     - causing us to lose our REIT status if we cannot borrow to fund the monies needed to satisfy the REIT distribution requirements;

     - causing operational problems if there are cash flow shortfalls for working capital purposes; and

     - causing the loss of a property if, for example, financing is necessary to cure a default on a mortgage.


See "Summary of Our Organizational Documents - Restrictions on Borrowing" for additional discussion regarding restrictions on borrowing.


     WE MAY LEND MONEY TO AFFILIATES OF, OR ENTITIES SPONSORED BY, IREIC.


     If we have excess working capital, we may, from time to time, lend money to affiliates of, or entities sponsored by, IREIC in accordance with our investment policies. These loan arrangements will not be negotiated at arm's length and may contain terms and conditions that are not in our best interest and would not otherwise be applicable if we entered into arm's length arrangements with a third-party borrower. Defaults on any of these loans could have an adverse effect on our financial condition, results of operations and ability to pay distributions to you.


     THERE ARE INHERENT RISKS WITH REAL ESTATE INVESTMENTS.

     Investments in real estate assets are subject to varying degrees of risk. For example, an investment in real estate cannot generally be quickly converted to cash, limiting our ability to promptly vary our portfolio in response to changing economic, financial and investment conditions. Investments in real estate assets also are subject to adverse changes in general economic conditions which reduce the demand for rental space. Other factors also affect the value of real estate assets, including:

     - federal, state or local regulations and controls affecting rents, zoning, prices of goods, fuel and energy consumption, water and environmental restrictions;

     -    labor and material costs; and

     -    the attractiveness of a property to tenants.


Further, if our investments do not generate revenues sufficient to meet operating expenses, we may have to borrow amounts to cover fixed costs, and our cash available for distributions will be adversely affected.


     WE WILL DEPEND ON TENANTS FOR THE MAJORITY OF OUR REVENUE, AND LEASE TERMINATIONS OR THE EXERCISE OF ANY CO-TENANCY RIGHTS COULD HAVE AN ADVERSE EFFECT.


     Defaults on lease payment obligations by our tenants would cause us to lose the revenue associated with that lease and require us to find an alternative source of revenue to pay our mortgage indebtedness and prevent a foreclosure action. If a tenant defaults or declares bankruptcy, we may experience delays in enforcing our rights as a landlord and may incur substantial costs in protecting our investment. Termination of significant leases also would have a material adverse effect on our financial condition, results of operations and ability to pay distributions to you.


     Further, we may enter into leases containing co-tenancy provisions. Co-tenancy provisions may allow a tenant to exercise certain rights if, among other things, another tenant fails to open for business, delays its opening or ceases to operate after being open, or if a percentage of the property's gross leasable space or a particular portion of the property is not leased or subsequently becomes vacant. A tenant exercising co-tenancy rights may be able to abate minimum rent, reduce its share or the amount of its payments of common area operating expenses and property taxes or cancel its lease. The exercise of any co-tenancy rights by tenants could have a material adverse effect on our financial condition, results of operations and ability to pay distributions to you.

     WE MAY INCUR ADDITIONAL COSTS IN ACQUIRING OR RE-LEASING PROPERTIES.


     We may invest in properties designed or built primarily for a particular tenant or a specific type of use known as a "single-user facility." If the tenant fails to renew its lease or defaults on its lease obligations, we may not be able to readily market a single-user facility to a new tenant without making substantial capital improvements or incurring other significant re-leasing costs. We also may incur significant litigation costs in enforcing our rights as a landlord against the defaulting tenant. These consequences would adversely affect our revenues and reduce the cash available for distribution to our stockholders.


     WE MAY BE RESTRICTED FROM RE-LEASING SPACE.

     In the case of leases with retail tenants, the majority of the leases will contain provisions giving the particular tenant the exclusive right to sell particular types of merchandise or provide specific types of services within the particular retail center. These provisions may limit the number and types of prospective tenants interested in leasing space in a particular retail property.

     WE MAY BE UNABLE TO SELL ASSETS IF OR WHEN WE DECIDE TO DO SO.


     Our ability to sell real estate assets will be affected by many factors, such as general economic conditions, the availability of financing, interest rates and the supply and demand for the particular asset type. These factors are beyond our control. We cannot predict whether we will be able to sell any real estate asset on favorable terms and conditions, if at all, or the length of time needed to sell an asset.


     WE MAY BE CONTRACTUALLY OBLIGATED TO PURCHASE PROPERTY EVEN IF WE ARE UNABLE TO SECURE FINANCING FOR THE ACQUISITION.


     We expect to finance a portion of the purchase price for each property that we acquire. However, to ensure that our offers are as competitive as possible, we do not expect to enter into contracts to purchase property that include financing contingencies. Thus, we may be contractually obligated to purchase a property even if we are unable to secure financing for the acquisition. In this event, we may choose to close on the property by using cash on hand, which would result in less cash available for our operations and distributions to stockholders. Alternatively, we may choose not to close on the acquisition of the property and default on the purchase contract. If we default on any purchase contract, we could lose our earnest money and become subject to liquidated or other contractual damages and remedies. These consequences would adversely affect our revenues, diminish our portfolio and reduce the cash available for distribution to our stockholders.


     THE AVAILABILITY AND TIMING OF CASH DISTRIBUTIONS IS UNCERTAIN AND THERE IS NO ASSURANCE THAT SUFFICIENT CASH WILL BE AVAILABLE TO PAY DISTRIBUTIONS.


     We intend to pay regular cash distributions to our stockholders, typically on a monthly basis. The actual amount and timing of distributions will be determined by our board of directors in its discretion and typically will depend on the amount of funds available for distribution, which will depend on items such as current and projected cash requirements and tax considerations. As a result, our distribution rate and payment frequency may vary from time to time. During the early stages of our operations, we may not have sufficient cash available to pay distributions. Therefore, we may need to borrow funds to make cash distributions in order to maintain our status as a REIT, which may adversely affect our results of operations and financial condition. Further, if the aggregate amount of cash distributed in any given year exceeds the amount of our "REIT taxable income" generated during the year, the excess amount will be deemed a return of capital. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Distributions" for additional discussion regarding distributions.

     TERRORIST ATTACKS, SUCH AS THE ATTACKS THAT OCCURRED IN NEW YORK AND WASHINGTON, D.C. ON SEPTEMBER 11, 2001, AND OTHER ACTS OF VIOLENCE OR WAR MAY AFFECT THE MARKETS IN WHICH WE OPERATE, OUR OPERATIONS AND OUR PROFITABILITY.


     Terrorist attacks may negatively affect our operations and your investment. We may acquire real estate assets located in areas that are susceptible to attack. These attacks may directly impact the value of our assets through damage, destruction, loss or increased security costs. Although we may obtain terrorism insurance, we may not be able to obtain sufficient coverage to fund any losses we may incur. Risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Further, certain losses resulting from these types of events are uninsurable or not insurable at reasonable costs.

     More generally, any terrorist attack, other act of violence or war, including armed conflicts, could result in increased volatility in, or damage to, the United States and worldwide financial markets and economy, all of which could adversely affect our tenants' ability to pay rent on their leases or our ability to borrow money or issue capital stock at acceptable prices and have a material adverse effect on our financial condition, results of operations and ability to pay distributions to you.


     AN INCREASE IN REAL ESTATE TAXES MAY DECREASE OUR INCOME FROM PROPERTIES.

     From time to time the amount we pay for property taxes will increase as either property values increase or assessment rates are adjusted. Increases in a property's value or in the assessment rate will result in an increase in the real estate taxes due on that property. If we are unable to pass the increase in taxes through to our tenants, our net operating income for the property will decrease, which could have a material adverse effect on our financial condition, results of operation and ability to pay distributions to you.

     UNINSURED LOSSES OR PREMIUMS FOR INSURANCE COVERAGE MAY ADVERSELY AFFECT YOUR RETURNS.


     We will attempt to adequately insure all of our properties against casualty losses. There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders sometimes require commercial property owners to purchase specific coverage against terrorism as a condition for providing mortgage loans. These policies may not be available at a reasonable cost, if at all, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. If we incur any casualty losses not fully covered by insurance, the value of our assets will be reduced by the amount of the uninsured loss. In addition, other than any reserves we may establish, we have no source of funding to repair or reconstruct any uninsured damaged property, and we cannot assure you that any of these sources of funding will be available to us in the future. See "Business and Policies - Insurance" for additional discussion regarding uninsured losses.


     OUR OPERATING RESULTS MAY BE NEGATIVELY AFFECTED BY POTENTIAL DEVELOPMENT AND CONSTRUCTION DELAYS AND THE RESULTING INCREASE IN COSTS AND RISKS.

     Investing in properties under development will subject us to uncertainties such as the ability to achieve desired zoning for development, environmental concerns of governmental entities or community groups, ability to control construction costs or to build in conformity with plans, specifications and timetables. Delays in completing construction also could give tenants the right to terminate preconstruction leases for space at a newly-developed project. We may incur additional risks when we make periodic progress payments or advance other costs to third parties prior to completing construction.

These and other factors can increase the costs of a project or cause us to lose our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. Furthermore, we must rely upon projections of rental income and expenses and estimates of fair market value upon completing construction when agreeing upon a price to be paid for the property at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and our return on investment could suffer, thus impacting our ability to pay distributions to you. See "Business and Policies - Construction and Development Activities" for additional discussion regarding potential development and construction delays.


     THE COSTS OF COMPLYING WITH ENVIRONMENTAL LAWS AND OTHER GOVERNMENTAL LAWS AND REGULATIONS MAY ADVERSELY AFFECT US.

     All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs of investigating or remediating contaminated properties, regardless of fault or whether the original disposal was legal. In addition, the presence of these substances, or the failure to properly remediate these substances, may adversely affect our ability to sell or rent the property or to use the property as collateral for future borrowing.


     Some of these laws and regulations have been amended to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to spend material amounts of money. Future laws, ordinances or regulations may impose material environmental liability. Further, the existing condition of our properties may be affected by tenants, the existing condition of the land, operations in the vicinity of the properties, such as the presence of underground or above-ground storage tanks, or the activities of unrelated third parties. We also are required to comply with various local, state and federal fire, health, life-safety and similar regulations. The cost of complying or failing to comply with all of the environmental laws and other governmental laws and regulations may have a material adverse effect on our financial condition, results of operations and ability to pay distributions to you. See "Business and Policies - Government Regulations" for additional discussion regarding environmental laws and regulations.


     DISCOVERY OF PREVIOUSLY UNDETECTED ENVIRONMENTALLY HAZARDOUS CONDITIONS MAY ADVERSELY AFFECT OUR OPERATING RESULTS.

     Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removing or remediating hazardous or toxic substances on, under or in a property. The costs of removing or remediating could be substantial. These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of any hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses that may be operated. These restrictions may require us to spend substantial amounts of money. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of, and exposure to, hazardous substances, including asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to hazardous substances. The cost of defending against claims of liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could materially adversely affect our financial condition, results of operations and ability to pay distributions to you.

     OUR PROPERTIES MAY CONTAIN OR DEVELOP HARMFUL MOLD, WHICH COULD LEAD TO LIABILITY FOR ADVERSE HEALTH EFFECTS AND COSTS OF REMEDIATING THE PROBLEM.

     The presence of mold at any of our properties could require us to undertake a costly program to remediate, contain or remove the mold. Mold growth may occur when moisture accumulates in buildings or on building materials. Some molds may produce airborne toxins or irritants. Concern about indoor exposure to mold has been increasing because exposure to mold may cause a variety of adverse health effects and symptoms, including allergic or other reactions. The presence of mold could expose us to liability from our tenants, their employees and others if property damage or health concerns arise, all of which could have a material adverse effect on our financial condition, results of operations and ability to pay distributions to you.

     YOUR INVESTMENT RETURN MAY BE REDUCED IF WE ARE REQUIRED TO REGISTER AS AN INVESTMENT COMPANY UNDER THE INVESTMENT COMPANY ACT.

     We are not registered as an investment company under the Investment Company Act of 1940. If we fail to maintain an exemption or other exclusion from registration as an investment company, we could, among other things, be required either (a) to substantially change the manner in which we conduct our operations to avoid registering as an investment company or (b) to register as an investment company. If we were registered as an investment company, we would have to comply with a variety of substantive requirements that would:

     -    place limits on our capital structure;

     -    impose restrictions on specified investments;

     -    prohibit transactions with affiliates; and

     - require us to comply with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

     To maintain the exemption, we must engage primarily in the business of buying or investing in real estate. These investments must be made within a year after the offering ends. If we are unable to invest a significant portion of the proceeds of this offering in real estate assets within one year of terminating the offering, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in government securities with low returns. Doing so would likely reduce the cash available for distribution to you.

     To comply with the exemptions, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise want to retain. In addition, we may have to acquire assets that generate additional income or loss that we might not otherwise have acquired or may have to forgo opportunities to acquire assets that we would otherwise want to acquire consistent with our strategy.

     If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court was to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

     THE COSTS ASSOCIATED WITH COMPLYING WITH THE AMERICANS WITH DISABILITIES ACT MAY REDUCE THE AMOUNT OF CASH AVAILABLE TO DISTRIBUTE TO YOU.

     Investment in real estate assets may also be subject to the Americans With Disabilities Act of 1990, as amended. Under this act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The act has separate compliance requirements for "public accommodations" and "commercial facilities" that generally require that buildings and services be made accessible and available to people with disabilities. The act's requirements could require us to remove access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We will attempt to acquire properties that comply with the act or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the act. We cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. Any monies we use to comply with the act will reduce the amount of cash available to distribute to you. See
"Business and Policies - Government Regulations" for additional discussion regarding the Americans With Disabilities Act of 1990.


     SALE LEASEBACK TRANSACTIONS MAY BE RECHARACTERIZED IN A MANNER UNFAVORABLE TO US.

     We may from time to time enter into a sale leaseback transaction where we purchase a property and then lease the property to the seller. The transaction may, however, be characterized as a financing instead of a sale in the case of the seller's bankruptcy. In this case, we would not be treated as the owner of the property but rather as a creditor with no interest in the property itself. The seller may have the ability in a bankruptcy proceeding to restructure the financing by imposing new terms and conditions. The transaction also may be recharacterized as a joint venture. In this case, we would be treated as a joint venturer with liability, under some circumstances, for debts incurred by the seller relating to the property. Thus, recharacterization of a sale leaseback transaction could have a material adverse effect on our financial condition, results of operations and ability to pay distributions to you.

     WE MAY HAVE INCREASED EXPOSURE TO LIABILITIES AS A RESULT OF ANY PARTICIPATION BY US IN SECTION 1031 EXCHANGE TRANSACTIONS.

     We may enter into transactions that qualify for like-kind exchange treatment under Section 1031 of the Internal Revenue Code (a "1031 Exchange Transaction"). Real estate acquired through a 1031 Exchange Transaction is commonly structured as the acquisition of real estate owned in co-tenancy arrangements with persons (1031 Participants) in tax pass-through entities, including single member limited liability companies or similar entities. Changes in tax laws may adversely affect 1031 Exchange Transactions. Owning co-tenancy interests involves risks generally not otherwise present with an investment in real estate such as:


     - the risk that a co-tenant may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals;

     - the risk that a co-tenant may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives; or

     - the possibility that a co-tenant might become insolvent or bankrupt, which may be an event of default under mortgage loan financing documents or allow a bankruptcy court to reject the tenants in common agreement or management agreement entered into by the co-tenants owning interests in the property.


     ACTIONS BY A CO-TENANT MIGHT HAVE THE RESULT OF SUBJECTING THE PROPERTY TO LIABILITIES IN EXCESS OF THOSE CONTEMPLATED AND MAY HAVE THE EFFECT OF REDUCING YOUR RETURNS.

     If our interests become adverse to those of the other co-tenants in a 1031 Exchange Transaction, we may not have the contractual right to purchase the co-tenancy interests from the other co-tenants. Even if we are given the opportunity to purchase the co-tenancy interests, we cannot guarantee that we will have sufficient funds available to complete a purchase.

     In addition, we may desire to sell our co-tenancy interests in a given property at a time when the other co-tenants do not desire to sell their interests. Therefore, we may not be able to sell our interest in a property at the time we would like to sell. In addition, it will likely be more difficult to find a willing buyer for our co-tenancy interests in a property than it would be to find a buyer for a property we owned outright. Further, agreements that contain obligations to acquire unsold co-tenancy interests in properties may be viewed by institutional lenders as a contingent liability against our cash or other assets, limiting our ability to borrow funds in the future. See
"Business and Policies - Joint Ventures and Other Co-Ownership Arrangements" for additional discussion regarding co-tenancies.


     THERE IS NO ASSURANCE THAT WE WILL BE ABLE TO PAY OR MAINTAIN CASH DISTRIBUTIONS OR THAT DISTRIBUTIONS WILL INCREASE OVER TIME.


     There are many factors that can affect the availability and timing of cash distributions to stockholders such as our ability to buy, and earn positive yields on, real estate assets, the yields on securities of other entities in which we invest, our operating expense levels, as well as many other variables. Actual cash available for distributions may vary substantially from estimates. There is no assurance that we will be able to pay or maintain distributions or that the amount of distributions will increase over time. See "Description of Securities - Distributions" for additional discussion regarding distributions.


     IF WE SELL PROPERTIES BY PROVIDING FINANCING TO PURCHASERS, WE WILL BEAR THE RISK OF DEFAULT BY THE PURCHASER.


     We may, from time to time, sell a property by providing financing to the purchaser. There are no limits or restrictions on our ability to accept purchase money obligations secured by a mortgage as payment for the purchase price. The terms of payment to us will be affected by custom in the area where the property being sold is located and the then-prevailing economic conditions. If we receive promissory notes or other property in lieu of cash from property sales, the distribution of the proceeds of sales to our stockholders, or reinvestment in other properties, will be delayed until the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. We will bear the risk of default by the purchaser and may incur significant litigation costs in enforcing our rights against the purchaser. Defaults by any purchaser under any financing arrangement with us could, therefore, adversely affect our financial condition, results of operations and our ability to pay distributions to you.


     MARYLAND LAW AND OUR ORGANIZATIONAL DOCUMENTS LIMIT YOUR RIGHT TO BRING CLAIMS AGAINST OUR OFFICERS AND DIRECTORS.


     Under Maryland law, a director will not have any liability for monetary damages so long as he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interest, and with the care that an ordinary prudent person in a like position would use under similar circumstances. In addition, our articles, in the case of our directors, officers, employees and agents, and the business management agreement and the property management agreement, with our Business Manager and Inland Management, respectively, require us to indemnify these persons for actions taken by them in good faith and without negligence or misconduct. Moreover, we may enter into separate indemnification agreements with each of our directors and some of our executive officers. As a result, we and our stockholders may have more limited rights against these persons than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by these persons in some cases. See "Limitation of Liability and Indemnification of Directors and Officers" for additional discussion regarding claims against our officers and directors.

     MARYLAND LAW PERMITS OUR BOARD OF DIRECTORS TO ADOPT CERTAIN MEASURES, WITHOUT STOCKHOLDER APPROVAL, THAT MAY HAVE THE EFFECT OF MAKING IT LESS LIKELY THAT YOU WOULD RECEIVE A "CONTROL PREMIUM" FOR YOUR SHARES.

     Corporations organized under Maryland law are permitted to protect themselves from unsolicited proposals or offers to acquire the company. Among other things, our board of directors has the power under Maryland law, without stockholder approval, to amend our articles to:

     -    stagger our board of directors into three classes;

     -    require a two-thirds vote of stockholders to remove directors;

     -    empower only remaining directors to fill any vacancies on the board;

     -    provide that only the board can fix the size of the board;

     - provide that all vacancies on the board, regardless of how the vacancy was created, may be filled only by the affirmative vote of a majority of the remaining directors in office; and

     - require that special stockholders meetings be called only by holders of a majority of the voting shares entitled to be cast at the meeting.

These provisions may discourage an extraordinary transaction, such as a merger, tender offer or sale of all or substantially all of our assets, all of which might provide a premium price for your shares.

     Further, under the Maryland Business Combination Act, we may not engage in any merger or other business combination with an "interested stockholder" or any affiliate of that interested stockholder for a period of five years after the most recent purchase of stock by the interested stockholder. After the five-year period ends, any merger or other business combination with the interested stockholder must be recommended by our board of directors and approved by the affirmative vote of at least:

     - eighty percent (80.0%) of all votes entitled to be cast by holders of outstanding shares of our voting stock; and

     - two-thirds of all of the votes entitled to be cast by holders of outstanding shares of our voting stock other than those shares owned or held by the interested stockholder unless, among other things, our stockholders receive a minimum payment for their common stock equal to the highest price paid by the interested stockholder for its common stock.


Our articles exempt any business combination involving us and The Inland Group or any affiliate of The Inland Group, including our Business Manager and Inland Management, from the provisions of this law. See "Description of Securities - Certain Provisions of Maryland Corporate Law and Our Articles of Incorporation and Bylaws" for additional discussion regarding business combinations under the Maryland Business Combination Act and our articles.


     OUR ARTICLES PLACE LIMITS ON THE AMOUNT OF COMMON STOCK THAT ANY PERSON MAY OWN WITHOUT THE PRIOR APPROVAL OF OUR BOARD OF DIRECTORS.

     To qualify as a REIT, no more than fifty percent (50.0%) of our outstanding shares of our common stock may be beneficially owned, directly or indirectly, by five or fewer individuals at any time during the last half of each taxable year. Our articles prohibit any persons or groups from owning more than 9.8% of our common stock without the prior approval of our board of directors. These provisions may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction such as a merger, tender offer or sale of all or substantially all of our assets that might involve a premium price for holders of our common stock. Further, any person or group attempting to purchase shares exceeding these limits could be compelled to sell the additional shares and, as a result, to forfeit the benefits of owning the additional shares. See "Description of Securities - Restrictions on Ownership and Transfer" for additional discussion regarding restrictions on the ownership of common stock.

     OUR ARTICLES PERMIT OUR BOARD OF DIRECTORS TO ISSUE PREFERRED STOCK ON TERMS THAT MAY SUBORDINATE THE RIGHTS OF THE HOLDERS OF OUR CURRENT COMMON STOCK OR DISCOURAGE A THIRD PARTY FROM ACQUIRING US.



     Our board of directors is permitted to issue, without stockholder approval, up to forty million (40,000,000) shares of preferred stock. Further, subject to the certain restrictions set forth in our articles, our board may classify or reclassify any unissued preferred stock and establish the preferences, conversions or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms of conditions of redemption of any preferred stock. Thus, our board of directors could authorize us to issue shares of preferred stock with terms and conditions that could subordinate the rights of the holders of our common stock or have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction such as a merger, tender offer or sale of all or substantially all of our assets, that might provide a premium price for holders of our common stock. See "Description of Securities - Authorized Stock" for additional discussion regarding the issuance of shares of preferred stock.


     MARYLAND LAW LIMITS, IN SOME CASES, THE ABILITY OF A THIRD PARTY TO VOTE SHARES ACQUIRED IN A "CONTROL SHARE ACQUISITION."

     Under the Maryland Control Share Acquisition Act, persons or entities owning "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights with respect to those shares except to the extent approved by a vote of two-thirds of the corporation's disinterested stockholders. Shares of stock owned by the acquirer or by officers or directors who are employees of the corporation, are not considered disinterested for these purposes. "Control shares" are shares of stock that, taken together with all other shares of stock the acquirer previously acquired, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

     -    one-tenth or more but less than one-third of all voting power;

     -    one-third or more but less than a majority of all voting power; or

     -    a majority or more of all voting power.


     Control shares do not include shares of stock the acquiring person is entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions. The Control Share Acquisition Act does not apply to (1) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) acquisitions approved or exempted by our articles or bylaws. Our articles exempt transactions between us and The Inland Group and its affiliates, including our Business Manager and Inland Management, from the limits imposed by the Control Share Acquisition Act. This statute could have the effect of discouraging offers from third parties to acquire us and increase the difficulty of successfully completing this type of offer by anyone other than The Inland Group and its affiliates. See "Description of Securities - Certain Provisions of Maryland Corporate Law and Our Articles of Incorporation and Bylaws" for additional discussion regarding the Control
Share Acquisition Act.


RISKS RELATED TO OUR BUSINESS MANAGER, INLAND MANAGEMENT AND THEIR AFFILIATES

     WE DO NOT HAVE ARM'S-LENGTH AGREEMENTS WITH OUR BUSINESS MANAGER, INLAND MANAGEMENT OR ANY OTHER AFFILIATES OF IREIC.


     None of the agreements and arrangements with our Business Manager, Inland Management and other affiliates of IREIC were negotiated at arm's length. These agreements may contain terms and conditions that are not in our best interest and would not otherwise be applicable if we entered into arm's length agreements with third parties.
See "Management - The Business Management Agreement", "- Property Management Agreement" and "- Property Acquisition Agreement" for additional discussion regarding these agreements.

     OUR BUSINESS MANAGER WILL RECEIVE FEES BASED UPON OUR INVESTED ASSETS AND, IN CERTAIN CASES, THE PURCHASE PRICE FOR THESE ASSETS, AND MAY RECOMMEND THAT WE MAKE INVESTMENTS IN AN ATTEMPT TO INCREASE ITS FEES.

     Our Business Manager receives fees based on the aggregate book value, including acquired intangibles, of our invested assets and on the purchase price paid to acquire interests in REITs or other real estate operating companies. The book value of our assets includes amounts borrowed to acquire these assets. Also, we will pay our Business Manager a fee each time we acquire a REIT or other real estate operating company. Our Business Manager may, therefore: (1) borrow more money than prudent to increase the amount we can invest; (2) retain instead of sell assets; or (3) avoid reducing the carrying value of assets that may otherwise be viewed as impaired. Further, because we will pay our Business Manager a fee when we acquire a controlling interest in a REIT or other real estate operating company but not a fee interest in real estate, our Business Manager may focus on, and recommend, acquiring REITs or other real estate operating companies even if fee interests in real estate assets generate better returns. See "Management - The Business Management Agreement" for additional discussion regarding the fees paid to our Business Manager.


     WE WILL PAY SIGNIFICANT FEES TO OUR BUSINESS MANAGER, INLAND MANAGEMENT AND OTHER AFFILIATES OF OUR SPONSOR, IREIC, AND CANNOT PREDICT THE AMOUNT OF FEES TO BE PAID.


     We will pay significant fees to our Business Manager, Inland Management and other affiliates of IREIC for services provided to us. Because these fees are generally based on the amount of our invested assets, the purchase price for these assets or the revenues generated by our properties, we cannot predict the amounts that we will ultimately pay to these entities. In addition, because employees of our Business Manager are given broad discretion to determine when to consummate a particular real estate transaction, we rely on these persons to dictate the level of our business activity. Fees paid to our Business Manager, Inland Management and other affiliates of IREIC will reduce funds available for distribution to our stockholders. Because we cannot predict the amounts to be paid to these entities, we cannot predict how fees will impact funds available for distribution. See "Management - The Business Management Agreement",
"- Property Management Agreement" and "- Property Acquisition Agreement" for additional discussion regarding the fees paid to our Business Manager, Inland Management and other Affiliates of IREIC.


     IREIC MAY FACE A CONFLICT OF INTEREST IN ALLOCATING PERSONNEL AND RESOURCES BETWEEN ITS AFFILIATES, OUR BUSINESS MANAGER AND INLAND MANAGEMENT.


     We will rely on persons employed by our Business Manager and Inland Management to manage our day-to-day operations. Some of these individuals, including two of our directors, Ms. Gujral and Mr. Parks, who serve as our president and chairman of the board, respectively, also are employed by IREIC or its affiliates, and may provide services to one or more of the following investment programs previously sponsored by IREIC: Inland Western Real Estate Trust, Inc.; Inland Retail Real Estate Trust, Inc.; Inland Real Estate Corporation; Inland Land Appreciation Fund, L.P.; Inland Land Appreciation Fund II, L.P.; InLand Capital Fund, L.P.; Inland's Monthly Income Fund, L.P.; and Inland Monthly Income Fund II, L.P. These individuals will face competing demands for their time and service and may have conflicts in allocating their time between our business and the business of IREIC and its affiliates. During times of intense activity, these individuals may not be able to devote all of their time and resources to our business, which could have an adverse effect on our financial condition, results of operations and ability to pay distributions to you.


     WE MAY ACQUIRE REAL ESTATE ASSETS FROM AFFILIATES OF IREIC IN TRANSACTIONS IN WHICH THE PRICE WILL NOT BE THE RESULT OF ARM'S LENGTH NEGOTIATIONS.

     We may, from time to time, acquire real estate assets from affiliates of IREIC. Although the purchase price we pay will be equal to the price paid for the properties or other assets by the affiliate plus any costs incurred by the affiliate in acquiring or financing the property or asset, it is possible that we would have negotiated a better price if we had negotiated directly with the seller.

     WE MAY PURCHASE REAL ESTATE ASSETS FROM PERSONS WHO HAVE PRIOR BUSINESS RELATIONSHIPS WITH AFFILIATES OF IREIC. OUR INTERESTS IN THESE TRANSACTIONS MAY BE DIFFERENT FROM THE INTERESTS OF AFFILIATES IN THESE TRANSACTIONS.

     We may purchase real estate assets from third parties who have existing or previous business relationships with entities affiliated with IREIC. The officers, directors or employees of our Business Manager, Inland Real Estate Acquisitions or Inland Management who also perform services for IREIC or these other affiliates may have a conflict in representing our interests in these transactions on the one hand and the interests of IREIC and its affiliates in preserving or furthering their respective relationships on the other hand. We may, therefore, end up paying a higher price to acquire the asset or sell the asset for a lower price than we would if these other relationships did not exist.

     WE HAVE THE SAME LEGAL COUNSEL AS OUR DEALER MANAGER AND CERTAIN OF ITS AFFILIATES.


     Shefsky & Froelich Ltd. serves as our general legal counsel as well as legal counsel to Inland Securities, our dealer manager. Thus, you will not have the benefit of due diligence that might otherwise be performed by independent counsel. Further, the interests of our dealer manager or its affiliates may become adverse to our interests. Under applicable legal ethics rules, Shefsky & Froelich Ltd. may be precluded from representing us due to a conflict of interest between us and our dealer manager. If any situation arises in which our interests are in conflict with those of our dealer manager or its affiliates, we would be required to retain additional counsel and may incur additional fees and expenses. See "Legal Matters" for additional discussion regarding our legal counsel.


     INLAND SECURITIES CORPORATION, THE DEALER MANAGER OF THIS OFFERING, IS AN AFFILIATE OF IREIC.

     Inland Securities Corporation, the dealer manager of this offering, is an affiliate of IREIC and is not, therefore, independent. Thus, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by unaffiliated, independent underwriters in securities offerings. Further, none of the fees and expenses payable to Inland Securities have been negotiated at arm's length.

FEDERAL INCOME TAX RISKS

     IF WE FAIL TO QUALIFY AS A REIT, OUR OPERATIONS AND DISTRIBUTIONS TO STOCKHOLDERS WILL BE ADVERSELY AFFECTED.

     We intend to operate so as to qualify as a REIT under the Internal Revenue Code. A REIT generally is not taxed at the corporate level on income it currently distributes to its stockholders. Qualification as a REIT involves the application of highly technical and complex rules for which there are only limited judicial or administrative interpretations. The determination of various factual matters and circumstances is not entirely within our control and may affect our ability to qualify, or continue to qualify, as a REIT. In addition, new legislation, new regulations, administrative interpretations or court decisions could significantly change the tax laws with respect to qualifying as a REIT or the federal income tax consequences of qualification.

     If we were to fail to qualify as a REIT in any taxable year:

     - we would not be allowed to deduct distributions paid to stockholders when computing our taxable income;

     - we would be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates;

     - we would be disqualified from being taxed as a REIT for the four taxable years following the year during which we failed to qualify, unless entitled to relief under certain statutory provisions;

     -    we would have less cash to pay distributions to stockholders; and

     - we may be required to borrow additional funds or sell some of our assets in order to pay corporate tax obligations we may incur as a result of being disqualified.


See "Federal Income Tax Considerations - General - Failure to Qualify as a REIT" for additional discussion regarding the failure to qualify as a REIT.


     DISTRIBUTIONS TO TAX-EXEMPT INVESTORS MAY BE CLASSIFIED AS UNRELATED BUSINESS TAX INCOME.


     The Internal Revenue Code may classify distributions paid to a tax-exempt investor as unrelated business tax income, or UBTI, if the investor borrows money to purchase our shares. See "Federal Income Tax Considerations -
Federal Income Taxation of Stockholders - Taxation of Tax-Exempt
Stockholders" for additional discussion regarding distributions to tax-exempt investors.


     INVESTORS SUBJECT TO ERISA MUST ADDRESS SPECIAL CONSIDERATIONS WHEN DETERMINING WHETHER TO ACQUIRE OUR COMMON STOCK.

     Fiduciaries of a pension, profit-sharing or other employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended, or "ERISA," should consider whether investing in our common stock:

     - is subject to the "plan assets" rules under ERISA and the Internal Revenue Code;

     -    satisfies the fiduciary standards of care established under ERISA;

     - is subject to the unrelated business taxation rules under Section 511 of the Internal Revenue Code; and

     - constitutes a prohibited transaction under ERISA or the Internal Revenue Code.


     We intend to satisfy the "real estate operating company" exception to the plan assets regulations promulgated pursuant to ERISA. Consequently, our assets should not be treated as plan assets of an investing plan subject to ERISA. We cannot assure you, however, that this exception will apply to our assets and, if not, our assets may be treated as plan assets of an investing plan subject to ERISA. See "ERISA Considerations" generally for additional discussion regarding ERISA.


     IF OUR ASSETS ARE DEEMED TO BE ERISA PLAN ASSETS, OUR BUSINESS MANAGER AND WE MAY BE EXPOSED TO LIABILITY UNDER TITLE I OF ERISA AND THE INTERNAL REVENUE CODE.


     In some circumstances where an ERISA plan holds an interest in an entity, the assets of the entire entity are deemed to be ERISA plan assets unless an exception applies. This is known as the "look-through rule." Under those circumstances, the obligations and other responsibilities of plan sponsors, plan fiduciaries and plan administrators, and of parties in interest and disqualified persons, under Title I of ERISA and Section 4975 of the Internal Revenue Code, as applicable, may be applicable, and there may be liability under these and other provisions of ERISA and the Internal Revenue Code. If our Business Manager or we are exposed to liability under ERISA or the Internal Revenue Code, our performance and results of operations could be adversely affected. Prior to making an investment in us, you should consult with your legal and other advisors concerning the impact of ERISA and the Internal Revenue Code on your investment and our performance. See "ERISA Considerations" generally for additional discussion regarding ERISA plan assets.

     THERE ARE SPECIAL CONSIDERATIONS THAT APPLY TO PENSION OR PROFIT-SHARING TRUSTS OR IRAS INVESTING IN OUR SHARES.

     If you are investing the assets of a pension, profit-sharing, 401(k), Keogh or other qualified retirement plan or the assets of an IRA in our shares, you should satisfy yourself that, among other things:

     - your investment is consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;

     - your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan's investment policy;

     - your investment satisfies the prudence and diversification requirements of ERISA;

     -    your investment will not impair the liquidity of the plan or IRA;

     - your investment will not produce unrelated business taxable income, or UBTI, for the plan or IRA;

     - you will be able to value the assets of the plan annually in accordance with ERISA requirements; and

     -    your investment will not constitute a prohibited transaction under
          Section 406 of ERISA or Section 4975 of the Internal Revenue Code.


See "ERISA Considerations" for additional discussion regarding investing the assets of a pension, profit-sharing, 401(k), Keogh or other qualified retirement plan or the assets of an IRA in our shares.


     THE ANNUAL STATEMENT OF VALUE THAT WE WILL SEND TO STOCKHOLDERS SUBJECT TO ERISA AND TO CERTAIN OTHER PLAN STOCKHOLDERS IS ONLY AN ESTIMATE AND MAY NOT REFLECT THE ACTUAL VALUE OF OUR SHARES.

     The annual statement of value will report the value of each share of common stock as of the close of our fiscal year. No independent appraisals will be obtained and the value will be based upon an estimated amount we determine would be received if our assets were sold as of the close of our fiscal year and if the proceeds, together with our other funds, were distributed pursuant to a liquidation. The net asset value of each share of common stock will be deemed to be $10.00 during this offering and for the first three years following the termination of this offering. Because this is only an estimate, we may subsequently revise any annual valuation that is provided. We cannot assure that:

     - a value included in the annual statement could actually be realized by us or by our stockholders upon liquidation;

     - stockholders could realize that value if they attempted to sell their common stock; or

     - an annual statement of value would comply with any reporting and disclosure or annual valuation requirements under ERISA or other applicable law.


We will stop providing annual statements of value if our common stock becomes listed for trading on a national stock exchange or included for quotation on a inter-dealer quotation system. See "ERISA Considerations - Valuation" for additional discussion regarding the annual statement of value.

     YOU MAY HAVE TAX LIABILITY ON DISTRIBUTIONS THAT YOU ELECT TO REINVEST IN OUR COMMON STOCK.


     If you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in common stock. As a result, unless you are a tax-exempt entity, you will have to use funds from other sources to pay your tax liability. See "Federal Income Tax Considerations - Distribution Reinvestment Plan" for additional discussion regarding tax liability on distributions reinvested in our common stock.


     IN CERTAIN CIRCUMSTANCES, WE MAY BE SUBJECT TO FEDERAL AND STATE INCOME TAXES AS A REIT, WHICH WOULD REDUCE OUR CASH AVAILABLE TO PAY DISTRIBUTIONS TO YOU.


     Even if we maintain our status as a REIT, we may become subject to federal income taxes and related state taxes. For example, if we have net income from a "prohibited transaction," we will incur taxes equal to the full amount of the income from the prohibited transaction. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We also may decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on this income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of the tax liability. We also may be subject to state and local taxes on our income or property, either directly or at the level of the other companies through which we indirectly own our assets. Any federal or state taxes paid by us will reduce our cash available to pay distributions to you. See "Federal Income Tax Considerations -
General" for additional discussion regarding federal and state income taxes.


     EQUITY PARTICIPATION IN MORTGAGE LOANS MAY RESULT IN TAXABLE INCOME AND GAINS FROM THESE PROPERTIES, WHICH COULD ADVERSELY IMPACT OUR REIT STATUS.

     If we participate under a mortgage loan in any appreciation of the properties securing the mortgage loan or its cash flow and the Internal Revenue Service characterizes this participation as "equity," we might have to recognize income, gains and other items from the property. This could affect our ability to maintain our status as a REIT.

     COMPLYING WITH REIT REQUIREMENTS MAY LIMIT OUR ABILITY TO HEDGE
EFFECTIVELY.


     The REIT provisions of the Internal Revenue Code may limit our ability to hedge the risks inherent to our operations. Under current law, any income that we generate from derivatives or other transactions intended to hedge our interest rate risk will generally constitute income that does not qualify for purposes of the seventy-five percent (75.0%) income requirement applicable to REITs, and also will be treated as nonqualifying income for purposes of the ninety-five percent (95.0%) income test also applicable to REITs unless specified requirements are met. In addition, any income from foreign currency or other hedging transactions would generally constitute nonqualifying income for purposes of both the seventy-five percent (75.0%) and ninety-five percent (95.0%) income tests. As a result of these rules, we may have to limit the use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur. See "Federal Income Tax Considerations - General -
Derivatives and Hedging Transactions" for additional discussion regarding our ability to hedge effectively.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS


     This prospectus includes forward-looking statements that reflect our expectations and projections about our future results, performance, prospects and opportunities. We have attempted to identify these forward-looking statements by using words such as "may," "will," "expects," "anticipates," "believes," "intends," "should," "estimates," "could" or similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among other things, those discussed above under the heading "Risk Factors" above. We do not undertake to publicly update or revise any forward-looking statements, whether as a result as new information, future events or otherwise, except as may be required to satisfy our obligations under federal securities law.

                             SELECTED FINANCIAL DATA

     We are a newly-formed entity without any operating history. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," and our financial statements and related notes thereto appearing elsewhere in this prospectus.

                                 CAPITALIZATION


     The following table sets forth our historical capitalization as of March 31, 2005 and our pro forma capitalization as of that date as adjusted to give effect to the sale of the minimum offering of 200,000 shares of common stock and the application of the estimated net proceeds therefrom as described in "Estimated Use of Proceeds." We sold 20,000 shares to IREIC for an aggregate purchase price of $200,000 in connection with our formation. The table does not include shares of common stock issuable upon the exercise of options that may be, but have not been, granted under our independent director stock option plan. The information set forth in the following table should be read in conjunction with our historical financial statements included elsewhere in this prospectus and the discussion set forth in "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources."



                                                                                          MARCH 31, 2005
                                                                                 ------------------------------
                                                                                    HISTORICAL     PRO FORMA
                                                                                    ----------     ---------
DEBT:
     Mortgage Notes Payable.................................................        $        -    $         -
STOCKHOLDERS EQUITY:
     Preferred stock, $0.001 par value, 40,000,000 shares authorized, none
         outstanding........................................................                 -              -
     Common stock, $0.001 par value, 1,460,000,000 shares authorized, 20,000 shares issued and outstanding historical; 220,000 shares issued
         and outstanding pro forma .........................................                20            220
Additional Paid-in Capital..................................................           199,980      1,899,780
Retained Earnings Deficit...................................................           (68,800)       (68,800)
                                                    TOTAL STOCKHOLDERS' EQUITY:     $  131,200    $ 1,831,200
                                                          TOTAL CAPITALIZATION:     $  131,200    $ 1,831,200


                               COMPENSATION TABLE

     The following table describes the compensation we contemplate paying to our Business Manager, Inland Management and their respective affiliates. In those instances in which there are maximum amounts or ceilings on the compensation that may be received, excess amounts may not be recovered by reclassifying them under a different compensation or fee category.

     We define "net income" as total revenues less expenses other than additions to or allowances for reserves for depreciation, amortization or bad debts or other similar non-cash reserves. When we use the term "net income" for purposes of calculating some expenses and fees, it excludes the gain from the sale of our assets. This definition of net income is prescribed by the Statement of Policy Regarding REITs adopted by the North American Securities Administrators Association, Inc., or NASAA, but is not in accordance with generally accepted accounting principles, or GAAP, in the United States because depreciation and other non-cash reserves are not deducted in determining net income under the NASAA REIT Statement. Thus, our net income calculated in accordance with GAAP may be greater or less than our net income calculated under the NASAA REIT Statement.

NONSUBORDINATED PAYMENTS

     The following aggregate amounts of compensation, allowances and fees we may pay to our Business Manager and its affiliates are not subordinated to the returns on invested capital paid to our stockholders.

OFFERING STAGE

                                                 SELLING COMMISSIONS
                                                 -------------------

    TYPE OF COMPENSATION AND
            RECIPIENT                            METHOD OF COMPENSATION                        ESTIMATED AMOUNT
    ------------------------                     ----------------------                        ----------------
Selling commissions payable to          We will pay Inland Securities a selling       The actual amount depends on the
Inland Securities Corporation and       commission equal to seven and one-half        number of shares sold.  We will
soliciting dealers designated by        percent (7.5%) (up to seven percent           not pay any selling commissions
Inland Securities.  Neither Inland      (7.0%) of which may be reallowed to           if the minimum offering is not
Securities, the soliciting dealers      participating dealers) of the sale price      sold.  If we sell only the
nor our officers, directors or          for each share, subject to reduction for      minimum amount of 200,000 shares,
affiliates will be permitted to         special sales under the circumstances as      and there are no special sales,
purchase shares of our stock in         described in the "Plan of Distribution -      we will pay a total of $150,000
order to meet the minimum thresholds.   Compensation We Will Pay For the Sale of      in selling commissions.  If the
                                        Our Shares."                                  maximum amount of 540,000,000
                                                                                      shares (500,000,000 shares
                                        Inland Securities, or any of its              offered at a price of $10.00 per
                                        directors, officers, employees or             share and 40,000,000 shares
                                        affiliates, may initially purchase            offered at a price of $9.50 per
                                        shares net of sales commissions and the       share through our distribution
                                        marketing contribution and due diligence      reinvestment plan) is sold, and
                                        expense allowance for $8.95 per share;        there are no special sales, we
                                        however, the discount on any subsequent       will pay a total of $375,000,000
                                        purchases of shares to these entities or      in selling commissions.  We will
                                        individuals  may not exceed five percent      not pay commissions in connection
                                        (5.0%).                                       with shares of common stock
                                                                                      issued through our distribution
                                        Each soliciting dealer and their              reinvestment plan.
                                        respective directors, officers, employees
                                        or affiliates may initially purchase shares
                                        net of selling commissions for $9.30 per
                                        share; however, the discount on any
                                        subsequent purchases of shares may not
                                        exceed five percent (5.0%).

                                             MARKETING AND DUE DILIGENCE
                                             ---------------------------

    TYPE OF COMPENSATION AND
            RECIPIENT                            METHOD OF COMPENSATION                        ESTIMATED AMOUNT
    ------------------------                     ----------------------                        ----------------
Marketing contribution and due          We will pay a marketing contribution          The actual amount depends on the
diligence expense allowance paid        equal to two and one-half percent (2.5%)      number of shares sold.  Assuming
to Inland Securities and the            of the gross offering proceeds to Inland      in each case no special sales, we
soliciting dealers.                     Securities, which may reallow up to one       will pay $60,000 in the aggregate
                                        and one-half percent (1.5%) to soliciting     if we sell the minimum number of
                                        dealers. We will pay an additional one-       200,000 shares, or $150,000,000
                                        half percent (0.5%) of the gross offering     in the aggregate if we sell the
                                        proceeds to Inland Securities, which may      maximum number of 540,000,000
                                        reallow all or a portion to the               shares (500,000,000 shares
                                        soliciting dealers for BONA FIDE due          offered at a price of $10.00 per
                                        diligence expenses.  We will not pay the      share and 40,000,000 shares
                                        marketing contribution and due diligence      offered at a price of $9.50 per
                                        expense allowance in connection with any      share through our distribution
                                        special sales, except those receiving         reinvestment plan) for marketing
                                        volume discounts and those described in       and due diligence.  We will not
                                        "Plan of Distribution - Volume Discounts."    pay these fees in connection with
                                                                                      shares of common stock issued
                                                                                      through our distribution
                                                                                      reinvestment plan.


                                         EXPENSES OF ISSUANCES AND DISTRIBUTION
                                         --------------------------------------

    TYPE OF COMPENSATION AND
            RECIPIENT                            METHOD OF COMPENSATION                        ESTIMATED AMOUNT
    ------------------------                     ----------------------                        ----------------
Other expenses of issuances and          We expect to pay the following expenses      All amounts other than the SEC
distribution.                            in connection with this offering:            registration fee and the NASD
                                         SEC Filing Fees            $    633,226      filing fee are estimates.  The
                                         NASD Filing Fee            $     75,500      actual amounts of these expenses
                                         Printing &                                   cannot be determined at the
                                             Mailing Exp.           $ 20,000,000      present time.  We estimate the
                                         Blue Sky Fees/Exp.         $  1,000,000      total amount for expenses of
                                         Legal Fees/Exp.            $  2,500,000      issuances and distribution will
                                         Accounting Fees/Exp.       $  2,500,000      be approximately $50,500,000.
                                         Advertising/Sales Lit.     $ 16,500,000
                                         Transfer Agent Fees        $  3,500,000
                                         Data Processing Fees       $  1,000,000
                                         Bank Fees and Other
                                             Admin. Exp.            $  2,791,274

                                         We will reimburse IREIC for costs and        Expenses of approximately
                                         other expenses of issuance and               $1,480,667 have been advanced by
                                         distribution that it pays on our behalf      IREIC in connection with this
                                         in connection with this                      offering.  We may

                                         offering. However, if we sell at least       reimburse IREIC $90,000 if we
                                         the minimum offering of 200,000 shares,      sell the minimum offering or
                                         our Business Manager has agreed to pay       $225,000,000 if we sell the
                                         organization and offering expenses,          maximum.  If we do not sell the
                                         including selling commissions and the        minimum number of shares, IREIC
                                         other fees payable to Inland Securities      will be responsible for all of
                                         that exceed fifteen percent (15.0%) of       these expenses.
                                         the gross offering proceeds.


OPERATIONAL STAGE

                                                ACQUISITION EXPENSES
                                                --------------------

    TYPE OF COMPENSATION AND
            RECIPIENT                            METHOD OF COMPENSATION                        ESTIMATED AMOUNT
    ------------------------                     ----------------------                        ----------------
Acquisition expenses paid to our         We will reimburse our Business               The actual amount depends on each
Business Manager and The Inland          Manager and The Inland Real Estate           asset and cannot be determined at
Real Estate Transactions Group,          Transactions Group, Inc., Inland Real        this time.
Inc., Inland Real Estate                 Estate Acquisitions and each of their
Acquisitions and each of their           respective affiliates for Estate
respective affiliates.                   Acquisitions and their expenses paid
                                         on our behalf in connection with
                                         acquiring real estate assets, regardless
                                         of whether we acquire the real estate
                                         assets; provided that we may not reimburse
                                         expenses greater than six percent (6.0%)
                                         of the contract price of any fee interest
                                         in property that we acquire.
                                         Reimbursable expenses include payments
                                         for things such as property appraisals,
                                         environmental surveys, property audit
                                         fees, legal fees, due diligence review
                                         and business travel, such as airfare,
                                         hotel, meal and phone charges.  The six
                                         percent (6.0%) limit, however, will not
                                         apply to acquisition of a REIT or other
                                         real estate operating company.  In such
                                         instances, we will reimburse all
                                         reasonable and customary fees and
                                         expenses paid on our behalf to acquire
                                         the REIT or other real estate operating
                                         company, such as investment banking
                                         fees, legal and due diligence fees,
                                         accounting and auditing fees and other
                                         reasonable out-of-pocket expenses;
                                         provided that the amount of the
                                         reimbursement must be approved by a
                                         majority of our independent directors.

                                                ACQUISITION EXPENSES
                                                --------------------

    TYPE OF COMPENSATION AND
            RECIPIENT                            METHOD OF COMPENSATION                        ESTIMATED AMOUNT
    ------------------------                     ----------------------                        ----------------
Acquisition fee paid to our              We will pay our Business Manager or its      The actual amount depends on the
Business Manager or its designee.        designee a fee for services performed        amount invested in each asset and
                                         in connection with acquiring a               cannot be determined at this
                                         controlling interest in a REIT or other      time.
                                         real estate operating company.
                                         Acquisition fees, however, will not be
                                         paid for acquisitions solely of a fee
                                         interest in property.  The amount of
                                         the acquisition fee will be equal to
                                         two and one-half percent (2.5%) of the
                                         aggregate purchase price paid to
                                         acquire the controlling interest.  We
                                         will pay acquisition fees either in
                                         cash or by issuing shares of our common
                                         stock, valued per share at the greater
                                         of (i) the per share offering price of
                                         our common stock in our most recent
                                         public offering, (ii) if applicable,
                                         the per share price ascribed to shares
                                         of our common stock used in our most
                                         recent acquisition of a controlling
                                         interest in a REIT or other real estate
                                         operating company and (iii) $10.00 per
                                         share.  Any shares issued will be
                                         subject to restrictions on transfer.
                                         If paying the acquisition fee in shares
                                         of our common stock would result in
                                         more than 9.8% of our outstanding
                                         shares being held by The Inland Group
                                         and its affiliates, including our
                                         Business Manager, our board may waive
                                         the ownership restrictions contained in
                                         our articles to permit the issuance of
                                         the additional shares.  This fee
                                         terminates if we acquire our Business
                                         Manager.  See "Risk Factors - Risks
                                         Related to Our Business Manager, Inland
                                         Management and their Affiliates" and
                                         "Management - Property Acquisition
                                         Agreement -Compensation" for additional
                                         discussion regarding this fee.

     The following table sets forth other fees and expenses that we will pay in operating our business. Except to the extent that these fees and expenses are calculated pursuant to a formula or based on a percentage of an underlying amount, the billing rates we pay will not exceed ninety percent (90.0%) of the market rate for similar services.

                                              OTHER OPERATIONAL EXPENSES
                                              --------------------------

        COMPENSATION AND
           RECIPIENT                             METHOD OF COMPENSATION                       ESTIMATED AMOUNT
        ----------------                         ----------------------                       ----------------
Property management fee paid to          We will pay Inland Management a monthly      The actual amount depends on the
Inland Management.                       fee equal to a total of four and             gross income generated by
                                         one-half percent (4.5%) of the gross         properties managed by Inland
                                         income of each property managed              Management, its affiliates and
                                         directly by Inland Management, its           agents and cannot be determined
                                         affiliates or agents.  We will pay this      at the present time.
                                         fee for services in connection with
                                         renting, leasing, operating and
                                         managing each property.  As is
                                         customary in the industry, we will
                                         reimburse Inland Management, its
                                         affiliates and agents for
                                         property-level expenses that they pay
                                         or incur on our behalf such as salaries
                                         and benefit expenses for on-site
                                         employees and other miscellaneous
                                         expenses.  See "Management - Property
                                         Management Agreement" for more
                                         information about the services provided
                                         or arranged by Inland Management.

Oversight fee paid to Inland             We will pay Inland Management a monthly      The actual amount depends on the
Management.                              oversight fee of up to one percent           gross income generated by the
                                         (1.0%) of the gross income from each         properties overseen by Inland
                                         property managed directly by entities        Management, its affiliates and
                                         other than Inland Management, its            agents and cannot be determined
                                         affiliates or agents. We will pay this       at the present time.
                                         fee for transition services to
                                         coordinate and align the systems and
                                         policies of the third party property
                                         manager with those of Inland
                                         Management.  In no event will Inland
                                         Management receive a property
                                         management fee and an oversight fee
                                         with respect to a particular property.
                                         Further, in no event will the aggregate
                                         amount of the property management fee
                                         paid to entities other than Inland
                                         Management, its affiliates or agents
                                         plus the oversight fee paid to Inland

                                              OTHER OPERATIONAL EXPENSES
                                              --------------------------

        COMPENSATION AND
           RECIPIENT                             METHOD OF COMPENSATION                       ESTIMATED AMOUNT
        ----------------                         ----------------------                       ----------------
                                         Management exceed a total of four and
                                         one-half percent (4.5%) of the gross
                                         income of the particular property.
                                         Oversight fees may not be paid for more
                                         than three years following the
                                         acquisition of the property, REIT or
                                         real estate operating company, as the
                                         case may be.  This fee terminates if we
                                         acquire Inland Management.

Interest expense paid to our             We may borrow money from our Business        The actual amount of interest
Business Manager and its                 Manager and its affiliates, including        paid will depend on the amount
affiliates, including Inland             Inland Mortgage Corporation or other         borrowed and the interest rate
Mortgage Corporation or other REITs      REITs sponsored by IREIC.  We will pay       prevailing at the time.  We
sponsored by IREIC.                      interest on these loans at prevailing        cannot determine the amount at
                                         market rates.                                this time.

We will pay Inland Mortgage              We will pay Inland Mortgage Servicing        The actual amount depends on
Servicing Corporation and Inland         Corporation 0.03% per year on the first      results of operations and cannot
Mortgage Investment Corporation for      billion dollars and 0.01% thereafter on      be determined at the present time.
purchasing, selling and servicing        all mortgages that are serviced by
mortgages.                               Inland Mortgage Servicing Corporation.
                                         In addition, we will pay Inland
                                         Mortgage Investment Corporation 0.2%
                                         of the principal amount of each loan
                                         placed for us by Inland Mortgage
                                         Investment Corporation. Any such fees
                                         must be approved by a majority of our
                                         directors and a majority of our
                                         independent directors as fair and
                                         reasonable to us.

We will reimburse IREIC, our             We will reimburse IREIC, our Business        The actual amount depends on the
Business Manager and their               Manager and their respective affiliates      services provided and the method
respective affiliates for providing      for any expenses that they pay or incur      by which reimbursement rates are
ancillary services.                      in providing services to us, including       calculated.  Actual amounts
                                         the costs of salaries and benefits of        cannot be determined at the
                                         persons employed by these entities and       present time.
                                         performing services for us.  See
                                         "Management - The Business Management
                                         Agreement - Ancillary Agreements" for a
                                         description of how we may reimburse
                                         these service providers.

LIQUIDATION STAGE

                                                  LIQUIDATION STAGE
                                                  -----------------

        COMPENSATION AND
           RECIPIENT                             METHOD OF COMPENSATION                       ESTIMATED AMOUNT
        ----------------                         ----------------------                       ----------------
Property disposition fee to be paid      We may pay a property disposition fee        The actual amounts to be received
to Inland Real Estate Sales, Inc.        to Inland Real Estate Sales or Inland        depend upon the sale price of our
or Inland Partnership Property           Partnership Property Sales in an amount      properties and, therefore, cannot
Sales Corp.                              equal to the lesser of:                      be determined at the present
                                                                                      time.
                                         -     three percent (3.0%) of the
                                               contract sales price of the
                                               property; or

                                         -     fifty percent (50.0%) of the
                                               customary commission which would
                                               be paid to a third party broker
                                               for the sale of a comparable
                                               property.

                                         The amount paid, when added to the sums
                                         paid to unaffiliated parties, may not
                                         exceed either the customary commission
                                         or an amount equal to six percent
                                         (6.0%) of the contract sales price. We
                                         may pay these fees only if these
                                         entities provide substantial service in
                                         connection with selling a property.
                                         This fee terminates if we acquire our
                                         Business Manager.

SUBORDINATED PAYMENTS

     We may pay the following additional fees to our Business Manager after a minimum return on invested capital has been paid to our stockholders.

OPERATIONAL STAGE

                                                 ASSET MANAGEMENT FEE
                                                 --------------------

        COMPENSATION AND
           RECIPIENT                             METHOD OF COMPENSATION                       ESTIMATED AMOUNT
        ----------------                         ----------------------                       ----------------
Business management fee paid to our      After our stockholders have received a       The actual amount depends on the
Business Manager.                        non-cumulative, non-compounded return        amount of our assets and
                                         of five percent (5.0%) per annum on          distributions paid to our
                                         their "invested capital," we will pay        stockholders and cannot be
                                         our Business Manager an annual business      determined at the present time.
                                         management fee of up to one percent
                                         (1.0%) of our "average invested
                                         assets," payable quarterly in an amount
                                         equal to one-quarter of one percent
                                         (0.25%) of our average invested assets
                                         as of the last day of the immediately
                                         preceding quarter.  For these purposes,
                                         "invested capital" means the original
                                         issue price paid for the shares of our
                                         common stock reduced by prior
                                         distributions from the sale or
                                         financing of our properties.  For these
                                         purposes, "average invested assets"
                                         means, for any period, the average of
                                         the aggregate book value of our assets,
                                         including lease intangibles, invested,
                                         directly or indirectly, in financial
                                         instruments, debt and equity securities
                                         and equity interests in and loans
                                         secured by real estate assets,
                                         including amounts invested in REITs and
                                         other real estate operating companies,
                                         before reserves for depreciation or bad
                                         debts or other similar non-cash
                                         reserves, computed by taking the
                                         average of these values at the end of
                                         each month during the period.  We will
                                         pay this fee for services provided or
                                         arranged by our Business Manager, such
                                         as managing our day-to-day business
                                         operations, arranging for the ancillary
                                         services provided by other affiliates
                                         and overseeing these services,
                                         administering our

                                                 ASSET MANAGEMENT FEE
                                                 --------------------

        COMPENSATION AND
           RECIPIENT                             METHOD OF COMPENSATION                       ESTIMATED AMOUNT
        ----------------                         ----------------------                       ----------------
                                         bookkeeping and accounting functions,
                                         consulting with our board, overseeing
                                         our real estate assets and providing
                                         other services as our board deems
                                         appropriate. This fee terminates if we
                                         acquire our Business Manager. Separate
                                         and distinct from any business
                                         management fee, we also will reimburse
                                         our Business Manager or any affiliate
                                         for all expenses that it, or any
                                         affiliate including IREIC, pays or
                                         incurs on our behalf including the
                                         salaries and benefits of persons
                                         employed by our Business Manager or its
                                         affiliates and performing services for
                                         us except for the salaries and benefits
                                         of persons who also serve as one of our
                                         executive officers or as an executive
                                         officer of our Business Manager.

                                         For any year in which we qualify as a
                                         REIT, our Business Manager must
                                         reimburse us for the amounts, if any,
                                         by which our total operating expenses
                                         paid during the previous fiscal year
                                         exceed the greater of:

                                             -   two percent (2.0%) of our
                                                 average invested assets for
                                                 that fiscal year; or

                                             -   twenty-five percent (25.0%) of
                                                 our net income for that fiscal
                                                 year, subject to certain
                                                 adjustments described herein.

                                         For these purposes, items such as
                                         organization and offering expenses,
                                         property expenses, interest payments,
                                         taxes, non-cash charges, any incentive
                                         fees payable to our Business Manager
                                         and acquisition fees and expenses are
                                         excluded from the definition of total
                                         operating expenses.

                                                 ASSET MANAGEMENT FEE
                                                 --------------------

        COMPENSATION AND
           RECIPIENT                             METHOD OF COMPENSATION                       ESTIMATED AMOUNT
        ----------------                         ----------------------                       ----------------

Incentive fee paid to our Business       After our stockholders have first            The actual amount depends on the
Manager.                                 received a ten percent (10.0%)               amount of net proceeds from the
                                         cumulative, non-compounded return on,        sale of real estate assets and
                                         plus return of, their "invested              cannot be determined at the
                                         capital," we will pay our Business           present time.
                                         Manager an incentive fee equal to
                                         fifteen percent (15.0%) of the net
                                         proceeds from the sale of real estate
                                         assets, including assets owned by a
                                         REIT or other real estate operating
                                         company that we acquire and operate as
                                         a subsidiary.  For these purposes,
                                         "invested capital" means the original
                                         issue price paid for the shares of our
                                         common stock reduced by prior
                                         distributions from the sale or
                                         financing of our properties.  This fee
                                         terminates if we acquire our Business
                                         Manager.

                            ESTIMATED USE OF PROCEEDS

     The amounts listed in the table below represent our good faith best estimates regarding the use of the offering proceeds. Because these are estimates, they may not accurately reflect the actual receipt or use of the offering proceeds. The first scenario assumes we sell the minimum of 200,000 shares in this offering at $10.00 per share. The second scenario assumes:

     - we sell the maximum of 500,000,000 shares in the "best efforts" portion of this offering at $10.00 per share; and

     - we sell the maximum of 40,000,000 shares in our distribution reinvestment plan at $9.50 per share.

We have not given effect to any special sales or volume discounts which could reduce selling commissions under either scenario. In addition, we will not pay commissions in connection with shares of common stock issued through our distribution reinvestment plan.

                                                                                              MAXIMUM OFFERING
                                                                                           (INCLUDING SHARES SOLD
                                                          MINIMUM OFFERING                 UNDER THE DISTRIBUTION
                                                                SHARES                       REINVESTMENT PLAN)
                                                                ------                       ------------------
                                                       AMOUNT          PERCENT            AMOUNT           PERCENT
                                                       ------          -------            ------           -------
Gross Offering Proceeds ........................   $    2,000,000           100.00%   $ 5,380,000,000          100.00%
LESS EXPENSES:
     Selling Commissions .......................   $      150,000             7.50%   $   375,000,000            6.97%
     Marketing Contribution ....................   $       50,000             2.50%   $   125,000,000            2.32%
     Due Diligence Expense Allowance ...........   $       10,000             0.50%   $    25,000,000            0.46%
     Organization and Offering Expenses(1) .....   $       90,000             4.50%   $    50,500,000            0.94%
                                                   --------------   --------------    ---------------   -------------
                                TOTAL EXPENSES:    $      300,000            15.00%   $   575,500,000           10.70%
                                                   --------------   --------------    ---------------   -------------
Gross Amount Available .........................   $    1,700,000            85.00%   $ 4,804,500,000           89.30%
LESS:
  Working Capital Reserve ......................   $       20,000             1.00%   $    53,800,000            1.00%
  Estimated Acquisition Fees and Expenses(2) ...   $       10,000             0.50%   $    26,900,000            0.50%
                             NET CASH AVAILABLE
                                FOR INVESTMENT:    $    1,670,000            83.50%   $ 4,723,800,000           87.80%
                                                   ==============   ==============    ===============   =============

(1) Organization and offering expenses were estimated by us in reliance on the prior experience of IREIC, our sponsor, in sponsoring three other REIT programs. Organization and offering expenses include amounts for Securities and Exchange Commission registration fees, NASD filing fees, printing and mailing expenses, blue sky fees and expenses, legal fees and expenses, accounting fees and expenses, advertising and sales literature, transfer agent fees, data processing fees, bank fees and other administrative expenses.

(2) Acquisition fees and expenses are estimated for illustrative purposes only. The actual amount of acquisition fees and expenses cannot be determined at the present time and will depend on numerous factors including the type of real estate asset acquired, the aggregate purchase price paid to acquire the real estate asset, the aggregate amount borrowed, if any, to acquire the real estate asset, the number of real estate assets acquired, and the type of consideration, cash or common stock, used to pay the fees and expenses.

                      PRIOR PERFORMANCE OF IREIC AFFILIATES

PRIOR INVESTMENT PROGRAMS


     During the ten year period ending March 31, 2005, IREIC and its affiliates have sponsored three other REITs and thirty-five (35) real estate exchange private placements, which altogether have raised more than $6,096,000,000 from over 146,000 investors. During that period, Inland Western Retail Real Estate Trust, Inc., Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc., the other REITs, have raised over $5,885,000,000 from over 145,000 investors. Inland Western Retail Real Estate Trust, Inc., Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc. have investment objectives similar to ours in that they seek to invest in real estate that produces both current income and long-term capital appreciation for stockholders. Each of these entities, however, invests solely in retail shopping centers (generally neighborhood and community centers) and single tenant net-leased properties located throughout the United States. Although we too may purchase retail shopping centers and single tenant net-leased properties, our investment policies and strategies are much broader and do not limit our acquisitions to a specific type of real estate asset or geographic area. The real estate exchange private placements offered by Inland Real Estate Exchange Corporation are designed to provide replacement properties for persons wishing to complete an IRS Section 1031 real estate exchange. Thus, these private placement programs do not have investment objectives similar to ours. However, these private placement programs have owned real estate assets similar to those that we may seek to acquire, including industrial buildings, shopping centers, office buildings and other retail buildings. Unlike us, none of the prior programs sponsored by IREIC or its affiliates had investment policies or strategies of acquiring controlling interests in REITs or other real estate operating companies. The three REITs that seek current income and capital appreciation represent approximately ninety-seven percent (97.0%) of the aggregate amount raised by entities sponsored by IREIC, approximately ninety-nine percent (99.0%) of the aggregate number of investors, approximately ninety-four percent (94.0%) of properties purchased and approximately ninety-six percent (96.0%) of the aggregate cost of the properties purchased by the prior programs sponsored by IREIC and its affiliates.

     We intend to pay fees to Inland Securities, our Business Manager, Inland Management, The Inland Group and their affiliates. We also will reimburse these entities for expenses incurred in performing services on our behalf. During the offering stage, we will pay selling commissions, marketing contributions and a due diligence expense allowance to Inland Securities, a portion of which may be reallowed to its soliciting dealers. In addition, we will reimburse IREIC for costs and other expenses of the offering. During the operational stage, we will reimburse our Business Manager and The Inland Real Estate Transactions Group, Inc., Inland Real Estate Acquisitions and each of their respective affiliates for acquisition expenses. We also intend to pay our Business Manager an acquisition fee each time we acquire a controlling interest in a REIT or other real estate operating company, as well as a business management fee and an incentive fee after our stockholders have received a minimum return on their invested capital. In addition, we intend to pay Inland Management either a property management fee for any property managed by Inland Management, its affiliates or agents or an oversight fee for any property managed by an entity other than Inland Management, its affiliates or agents. Further, we will pay interest on any money that we may borrow from our Business Manager and its affiliates; we will pay fees to Inland Mortgage Servicing Corporation and Inland Mortgage Investment Corporation for all mortgages serviced or loans placed, respectively; and we will reimburse IREIC, our Business Manager and their respective affiliates for any expenses that they pay or incur in providing services to us. If we decide to sell a property, we may pay a property disposition fee to Inland Real Estate Sales, Inc. or Inland Partnership Property Sales Corp. See "Compensation Table" for a more detailed discussion regarding the fees and expenses that we expect to pay to Inland Securities, our Business Manager, Inland Management, The Inland Group and their affiliates.

     The other three REITs previously sponsored by IREIC have similarly compensated IREIC and each of their respective business managers, property managers and affiliates. However, because none of these REITs have investment policies or strategies of acquiring controlling interests in REITs or other real estate operating companies, they did not contemplate paying an acquisition fee to their respective business managers or an oversight fee to their respective property managers. For example, we will pay our Business Manager a fee in connection with acquiring a controlling interest in a REIT or other real estate operating company, while the other three entities did not pay their respective business managers fees for the acquisition of properties. Furthermore, we intend to pay Inland Management an oversight fee based on the gross income from each property managed by an entity other than Inland Management or its affiliates or agents; the other REITs did not pay their respective property managers oversight fees.

     Similarly, the private placement programs sponsored by Inland Real Estate Exchange Corporation pay some of the same types of fees and expenses that we intend to pay, such as selling commissions, marketing expenses, due diligence fees, acquisition fees, and property management fees. However, because the business conducted by, and the underlying investments objectives of, these private placement programs are substantially different than our business and investment objectives, other fees and expenses paid by the private placement programs are not directly comparable to ours.


     The information in this section and in the Prior Performance Tables, included in this prospectus as APPENDIX A, shows relevant summary information concerning real estate programs sponsored by IREIC and its affiliates. The purpose of these tables is to provide information on the prior performance of these programs so that you may evaluate the experience of the affiliated companies in sponsoring similar programs. Because the investment objectives and policies of these prior real estate programs differ in some respects from our objectives and policies, you should not rely upon the prior performance tables to evaluate our potential performance. The following discussion is intended to briefly summarize the objectives and performance of the prior programs and to disclose any material adverse business developments sustained by these programs. Past performance is not necessarily indicative of future performance.

SUMMARY INFORMATION


     The table below provides summarized information concerning prior programs sponsored by IREIC or its affiliates for the ten year period ending March 31, 2005, and is qualified in its entirety by reference to the introductory discussion above and the detailed information appearing in the Prior Performance Tables in APPENDIX A of the prospectus. WE ARE NOT, BY INCLUDING THESE TABLES, IMPLYING THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN THE TABLES BECAUSE OUR YIELD, CASH AVAILABLE FOR DISTRIBUTION AND OTHER FACTORS MAY BE SUBSTANTIALLY DIFFERENT. ACQUIRING OUR SHARES WILL NOT GIVE YOU ANY INTEREST IN ANY PRIOR PROGRAM.

                                                 INLAND WESTERN                                                   INLAND REAL
                                                   RETAIL REAL         INLAND RETAIL         INLAND REAL            ESTATE
                                                  ESTATE TRUST,         REAL ESTATE            ESTATE              EXCHANGE
                                                      INC.              TRUST, INC.          CORPORATION            PRIVATE
                                                      REIT                 REIT                 REIT               PLACEMENT
                                                  PROGRAM AS OF        PROGRAM AS OF        PROGRAM AS OF       OFFERINGS AS OF
                                                 MARCH 31, 2005       MARCH 31, 2005       MARCH 31, 2005       MARCH 31, 2005
                                               ---------------------------------------------------------------------------------
Number of programs sponsored                                    1                    1                    1                   35
Aggregate amount raised from investors         $    2,855,873,000        2,323,884,000          705,365,000          211,342,000
Approximate aggregate number of investors                  78,000               59,000                8,700                  556
Number of properties purchased                                130                  276                  154                   35
Aggregate cost of properties                   $    3,827,848,000        4,065,684,000        1,379,000,000          418,166,000
Number of mortgages/notes                                       2                    0                    0                    0
Principal amount of mortgages/notes            $       32,578,000                    0                    0                    0
Percentage of properties (based on
cost) that were:
Commercial--
  Retail                                                    79.62%               90.00%               87.00%               45.47%
  Single-user retail net-lease                              20.38%               10.00%               13.00%               15.48%
  Nursing homes                                              0.00%                0.00%                0.00%                0.00%
  Offices                                                    0.00%                0.00%                0.00%               20.94%
  Industrial                                                 0.00%                0.00%                0.00%               18.11%
  Health clubs                                               0.00%                0.00%                0.00%                0.00%
  Mini-storage                                               0.00%                0.00%                0.00%                0.00%
    Total commercial                                       100.00%              100.00%              100.00%              100.00%
Multi-family residential                                     0.00%                0.00%                0.00%                0.00%
Land                                                         0.00%                0.00%                0.00%                0.00%

Percentage of properties (based on
cost) that were:
Newly constructed (within a year
of acquisition)                                             31.75%               37.00%               40.00%               30.18%
Existing construction                                       68.25%               63.00%               60.00%               69.82%

Number of properties sold in whole
or in part                                                      0                    1                   11                    0

Number of properties exchanged                                  0                    0                    0                    0



     During the three years prior to March 31, 2005, Inland Western Retail Real Estate Trust, Inc. purchased one hundred thirty (130) properties, Inland Real Estate Corporation purchased thirty (30) commercial properties and Inland Retail Real Estate Trust, Inc. purchased two hundred twenty-eight (228) commercial properties. Upon written request, you may obtain, without charge, a copy of Table VI filed with the Securities and Exchange Commission in Part II of our registration statement. Table VI provides more information about these acquisitions. In addition, upon written request, you may obtain, without charge, a copy of the most recent Form 10-K annual report filed with the Securities and Exchange Commission by any of these REITs within the last twenty-four (24) months. We will provide exhibits to each such Form 10-K upon payment of a reasonable fee for copying and mailing expenses.

PUBLICLY REGISTERED REITs


     INLAND REAL ESTATE CORPORATION was formed in May 1994. Through a total of four public offerings, the last of which was completed in 1998, Inland Real Estate Corporation, which we refer to herein as IRC, sold a total of 51,642,397 shares of common stock. In addition, as of March 31, 2005, IRC had issued 14,565,731 shares of common stock through its distribution reinvestment program. As of March 31, 2005, IRC repurchased 5,256,435 shares of common stock through its share repurchase program. As a result, IRC has realized total gross offering proceeds of approximately $705,365,000 as of March 31, 2005. On
June 9, 2004, IRC listed its shares on the New York Stock Exchange and began trading under the ticker "IRC". On June 14, 2005, the closing price of the stock on the New York Stock Exchange was $15.85 per share.

     IRC focuses on purchasing shopping centers that provide convenience goods, personal services, wearing apparel and hardware and appliances located within an approximate 400-mile radius of its headquarters in Oak Brook, Illinois. IRC seeks to provide stockholders with regular cash distributions and a hedge against inflation through capital appreciation. IRC also may acquire single-user retail properties throughout the United States. As of March 31, 2005, the properties owned by IRC were generating sufficient cash flow to pay operating expenses and an annual cash distribution of $0.94 per share, a portion of which is paid monthly.

     As of March 31, 2005, IRC owned one hundred forty (140) properties for a total investment of approximately $1,379,000,000. These properties were purchased with proceeds received from the above described offerings of shares of its common stock and financings. As of March 31, 2005, IRC had borrowed approximately $634,001,000 secured by its properties and had $100,000,000 outstanding through an unsecured line of credit.


     On July 1, 2000, IRC became a self-administered REIT by acquiring, through merger, Inland Real Estate Advisory Services, Inc., its advisor, and Inland Commercial Property Management, Inc., its property manager, into two wholly owned subsidiaries. As a result of the merger, IREIC, the sole shareholder of the advisor, and The Inland Property Management Group, Inc., the sole shareholder of its property manager, received an aggregate of 6,181,818 shares of IRC's common stock valued at $11.00 per share, or approximately nine percent (9.0%) of its common stock.


     INLAND RETAIL REAL ESTATE TRUST, INC. was formed in February 1999. Through a total of three public offerings, the last of which was completed in 2003, Inland Retail Real Estate Trust, Inc., which we refer to herein as IRRETI, sold a total of 213,699,534 shares of its common stock. In addition, as of March 31, 2005, IRRETI had issued 24,138,000 shares through its distribution reinvestment program, and has repurchased a total of 3,914,000 shares through the share reinvestment program. As a result, IRRETI has realized total net offering proceeds of approximately $2,323,884,000 as of March 31, 2005. On December 29, 2004, IRRETI issued 19,700,060 shares as a result of a merger with its advisor and property managers, as described below.

     IRRETI focuses on purchasing shopping centers located east of the Mississippi River in addition to single-user retail properties in locations throughout the United States. IRRETI seeks to provide investors with regular cash distributions and a hedge against inflation through capital appreciation. As of March 31, 2005, the properties owned by IRRETI were generating sufficient cash flow to pay operating expenses and an annual cash distribution of $0.83 per share, a portion of which is paid monthly.

     As of March 31, 2005, IRRETI owned two hundred seventy-six (276) properties for a total investment of approximately $4,065,684,000. These properties were purchased with proceeds received from the above described offerings of shares of its common stock and financings. As of March 31, 2005, IRRETI financed approximately $2,288,508,000 on its properties.

     On December 29, 2004, IRRETI became a self-administered REIT by acquiring, through merger, Inland Retail Real Estate Advisory Services, Inc., its business manager and advisor, and Inland Southern Management Corp., Inland Mid-Atlantic Management Corp., and Inland Southeast Property Management Corp., its property managers. As a result of the merger, IRRETI issued to our sponsor, IREIC, the sole shareholder of the business manager and advisor, and the shareholders of the property managers, an aggregate of 19,700,060 shares of IRRETI's common stock, valued at $10.00 per share for purposes of the merger agreement, or approximately 7.9% of its common stock.


     INLAND WESTERN RETAIL REAL ESTATE TRUST, INC. was formed in March 2003. On September 15, 2003, Inland Western Retail Real Estate Trust, Inc., which we refer to herein as Inland Western, commenced its initial public offering of 250,000,000 shares of common stock at $10.00 per share. As of March 31, 2005, Inland Western had sold a total of 280,754,975 shares of its common stock. In addition, as of March 31, 2005, Inland Western had issued 5,089,966 shares through its distribution reinvestment program and has repurchased 211,580 shares through its share repurchase program. As a result, Inland Western has realized total gross offering proceeds of approximately $2,853,715,000 as of March 31, 2005.

     On December 28, 2004, Inland Western's follow-on registration statement was declared effective by the Securities and Exchange Commission. This second offering is for an additional 250,000,000 shares of common stock at $10.00 per share and an additional 20,000,000 shares of common stock at $9.50 per share, issuable pursuant to Inland Western's distribution reinvestment program. Inland Western's initial public offering of 250,000,000 shares commenced on September 17, 2003. Inland Securities Corporation, an affiliate of Inland Western serves as the managing underwriter of the follow-on offering. Inland Western began sales of this follow-on offering in January 2005.

     Inland Western focuses on purchasing shopping centers located primarily west of the Mississippi River although it has recently been purchasing centers located east of the Mississippi River. Inland Western also purchases single-user retail properties in locations throughout the United States. Inland Western seeks to provide investors with regular cash distributions and a hedge against inflation through capital appreciation. As of March 31, 2005, the properties owned by Inland Western were generating sufficient cash flow to pay operating expenses and an annualized cash distribution of $0.6325 per share, a portion of which is paid monthly.

     As of March 31, 2005, Inland Western owned one hundred thirty (130) properties for a total investment of approximately $3,827,848,000. These properties were purchased with proceeds received from the above described offering of shares of its common stock and financings. As of March 31, 2005, Inland Western financed approximately $2,145,403,000 on its properties.



     The following tables summarize distributions paid by IRC, IRRETI and Inland Western through March 31, 2005:

INLAND REAL ESTATE CORPORATION - OFFERING COMPLETED 1998


               Total        Ordinary      Non Taxable   Capital Gain     Average Annualized
           Distribution      Income      Distribution   Distribution   Distribution per Share
                 $             $*             $**           $***                  $
           ----------------------------------------------------------------------------------
1995            736,627        694,213         42,414              -             .76
1996          3,704,943      3,093,525        611,418              -             .81
1997         13,127,597      9,739,233      3,388,364              -             .86
1998         35,443,213     27,015,143      8,428,070              -             .88
1999         48,379,621     35,640,732     12,738,889              -             .89
2000         52,964,010     40,445,730     12,518,280              -             .90
2001         58,791,604     45,754,604     12,662,414        374,586             .93
2002         60,090,685     41,579,944     18,315,640        195,101             .94
2003         61,165,608     47,254,096     13,577,679        333,833             .94
2004         62,586,577     53,458,760      7,883,026      1,244,791             .94
2005         15,767,338     15,767,338              *              *
           ---------------------------------------------------------

            412,757,823    320,443,318     90,166,194      2,148,311
           =========================================================


* The breakout between ordinary income and return of capital is finalized on an annual basis after the calendar year end.
**   Represents a return of capital for federal income tax purposes.
***  Represents a capital gain distribution for federal income tax purposes.

INLAND RETAIL REAL ESTATE TRUST, INC. - OFFERING COMPLETED 2003


               Total        Ordinary      Non Taxable   Capital Gain     Average Annualized
           Distribution      Income      Distribution   Distribution   Distribution per Share
                 $             $*             $**           $***                  $
           ----------------------------------------------------------------------------------
1999          1,396,861        318,484      1,078,377              -             .72
2000          6,615,454      3,612,577      3,002,877              -             .77
2001         17,491,342     10,538,534      6,952,808              -             .80
2002         58,061,491     36,387,136     21,674,355              -             .82
2003        160,350,811     97,571,099     62,779,712              -             .83
2004        190,630,575    110,922,403     79,708,172              -             .83
2005         51,758,513     51,758,513              *              -
           ---------------------------------------------------------

            486,305,047    311,108,746    175,196,301              -
           =========================================================


* The breakout between ordinary income and return of capital is finalized on an annual basis after the calendar year end.
**   Represents a return of capital for federal income tax purposes.
***  Represents a capital gain distribution for federal income tax purposes.

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.


               Total        Ordinary      Non Taxable   Capital Gain     Average Annualized
           Distribution      Income      Distribution   Distribution   Distribution per Share
                 $             $*             $**           $***                  $
           ----------------------------------------------------------------------------------
2003          1,285,329              -      1,285,329              -             .60
2004         54,544,863     30,020,730     24,524,133              -             .66
2005         39,059,000     39,059,000              *              -
           ------------------------------------------------------------

             94,889,192     69,079,730     25,809,462              -
           ============================================================


* The breakout between ordinary income and return of capital is finalized on an annual basis after the calendar year end.
**   Represents a return of capital for federal income tax purposes.
***  Represents a capital gain distribution for federal income tax purposes.

The following tables summarize the yield on principal that investors would have realized if they had reinvested their distributions at the discounted share price provided in the distribution reinvestment program of the three REITs previously sponsored by IREIC. Yields are calculated from the date of formation of each REIT.

                                                    ALL AMOUNTS AS OF DECEMBER 31, 2004

             ASSUMPTIONS:                       IRC               IRRETI          INLAND WESTERN
             -----------                      -------           ---------         --------------
Inception Date                                 OCT-94              FEB-99             SEP-03
Current Annualized Dividend per Share           $0.94               $0.83              $0.66
Share Price                                    $15.95              $10.00             $10.00
Annualized % Dividend                            5.89%               8.30%              6.60%
% Discount of Reinvestments (1)                     4%                  5%                 5%
# of Distributions per year                        12                  12                 12
Principal Investment                          $10,000             $10,000            $10,000
Total Original Shares                           1,000               1,000              1,000
Reinvested Share Price                         $15.27               $9.50              $9.50
Frequency of Distributions (1)                Monthly             Monthly            Monthly


      AS OF DECEMBER 31,                         CUMULATIVE COMPOUNDED YIELD ON PRINCIPAL (2)
      ------------------                         --------------------------------------------
            1994                                  0.00%(3)           N/A             N/A
            1995                                  8.45%              N/A             N/A
            1996                                  9.55%              N/A             N/A
            1997                                 11.00%              N/A             N/A
            1998                                 12.14%              N/A             N/A
            1999                                 13.36%             7.79%(4)         N/A
            2000                                 14.99%             9.00%            N/A
            2001                                 17.88%             9.92%            N/A
            2002                                 18.35%            11.07%            N/A
            2003                                 20.07%            12.08%            5.01%(5)
            2004                                 21.71%            13.18%            6.98%

(1) IRC sold shares for $10 from inception through March 1998. During this time the DRP price was $9.05. From April 1998 through December 1998, IRC sold shares for $11 per share and the DRP price was $10.50. In June 2004, IRC became publicly traded. Starting then, the DRP share price is calculated as the average of the opening and closing prices of the shares for the five days immediately preceding the payment of the monthly dividend. This price is calculated on a monthly basis. As of December 31, 2004 the DRP price was $15.27.

(2) These returns represent the cumulative compounded returns that have been earned as of December 31 of each year presented, for investments made at the inception of each offering. Calculations assume that all dividends were reinvested using the DRP, and are based on the actual historical annualized dividends per share and DRP prices.

(3) Although IRC began selling shares in October 1994, the Company did not acquire its first property until January 1995. Prior to this, IRC paid no distributions. At that time the Company began paying quarterly dividends until November 1995, when monthly dividends commenced. Therefore, this return represents the partial period ending
    December 31, 1994.

(4) IRRETI began selling shares in February 1999 and the Company began paying monthly dividends in June 1999. Therefore, this return represents the partial period ending December 31, 1999.

(5) Inland Western began selling shares in September 2003, and the Company began paying monthly dividends in November 2003. Therefore, this return is for the partial period ending December 31, 2003.

PRIVATE PARTNERSHIPS


     Through March 31, 2005, affiliates of IREIC have sponsored five hundred fourteen (514) private placement limited partnerships which have raised more than $524,201,000 from approximately 17,000 investors and invested in properties for an aggregate price of more than $1 billion in cash and notes. Of the five hundred twenty-two (522) properties purchased, ninety-three percent (93.0%) have been located in Illinois. Approximately ninety percent (90.0%) of the funds were invested in apartment buildings, six percent (6.0%) in shopping centers, two percent (2.0%) in office buildings and two percent (2.0%) in other properties. Including sales to affiliates, four hundred seventy-five (475) partnerships have sold their original property investments. Officers and employees of IREIC and its affiliates invested more than $17,000,000 in these limited partnerships.

     From October 1, 1995 through March 31, 2005, investors in these private partnerships have received total distributions in excess of $290 million consisting of cash flow from partnership operations, interest earnings, sales and refinancing proceeds and cash received during the course of property exchanges.



     Following a proposal by the former corporate general partner, which was an affiliate of The Inland Group, investors in three hundred one (301) private partnerships voted in 1990 to admit IREIC as the corporate general partner for those partnerships. Beginning in December 1993 and continuing into the first quarter of 1994, investors in one hundred one (101) private limited partnerships for which IREIC is the general partner received letters informing them of the possible opportunity to sell the sixty-six (66) apartment properties owned by those partnerships to a to-be-formed REIT in which affiliates of IREIC would receive stock and cash and the limited partners would receive cash. The underwriters of this apartment REIT subsequently advised IREIC to sell to a third party its management and general partner interests in those remaining limited partnerships not selling their apartment properties to the apartment REIT. Those not selling their apartment properties constituted approximately thirty percent (30.0%) of the IREIC-sponsored limited partnerships owning apartment buildings. The prospective third-party buyers of IREIC's interests in the remaining partnerships, however, would make no assurance to support those partnerships financially. As a result, in March 1994, IREIC informed investors of its decision not to form the apartment REIT.


     Following this decision, two investors filed a complaint in April 1994 in the Circuit Court of Cook County, Illinois, Chancery Division, purportedly on behalf of a class of other unnamed investors, alleging that IREIC had breached its fiduciary responsibility to those investors whose partnerships would have sold apartment properties to the apartment REIT. The complaint sought an accounting of information regarding the apartment REIT matter, an unspecified amount of damages and the removal of IREIC as general partner of the partnerships that would have participated in the sale of properties. In August 1994, the court granted IREIC's motion to dismiss, finding that the plaintiffs lacked standing to bring the case individually. The plaintiffs were granted leave to file an amended complaint. Thereafter, in August 1994, six investors filed an amended complaint, purportedly on behalf of a class of other investors, and derivatively on behalf of six limited partnerships of which IREIC is the general partner. The derivative counts sought damages from IREIC for alleged breach of fiduciary duty and breach of contract, and asserted a right to an accounting. IREIC filed a motion to dismiss in response to the amended complaint. The suit was dismissed in March 1995 with prejudice. The plaintiffs filed an appeal in April 1996. After the parties briefed the issue, arguments were heard by the appellate court in February 1997. In September 1997, the appellate court affirmed the trial court decision in favor of IREIC.


     IREIC is the general partner of twenty-seven (27) private limited partnerships and one public limited partnership that own interests in fifteen buildings that are net leased to Kmart. The fourteen Kmarts owned by the private limited partnerships are all cross-collateralized. Relating to the Kmart bankruptcy, the status of the fifteen buildings is as follows:

- CATEGORY 1 - The leases of nine of the Kmarts are current and have been accepted by Kmart under their Chapter 11 reorganization plan.

- CATEGORY 2 - Kmart assigned its designation rights in one lease to Kohl's. The lease was amended and extended for Kohl's by IREIC, the general partner on behalf of the owners and lender and Kohl's began paying rent February 12, 2003.


- CATEGORY 3 - Under Kmart's Chapter 11 reorganization plan and upon emergence from bankruptcy on April 22, 2003, Kmart has rejected four property leases, one of which is subject to a ground lease to Kimco. Kmart ceased paying rent as of May 1, 2003.



     IREIC, as general partner, has agreed with the note holders who own the loan to conduct a liquidation of the fourteen properties which comprise Categories 1, 2 and 3. The Category 2 property, which is leased by Kohl's was sold on February 19, 2004. As of March 31, 2005, all of the Category 1 Kmart properties have been sold and the note holders have been paid off in full. Three of the Category 3 properties have been sold and one is under contract as of March 31, 2005.

- CATEGORY 4 - Under Kmart's Chapter 11 reorganization, Kmart rejected the lease for the property owned by the public limited partnership and ceased paying rent as of June 29, 2002. This Kmart was sold in May 2005.


1031 EXCHANGE PRIVATE PLACEMENT OFFERING PROGRAM


     In March of 2001, Inland Real Estate Exchange Corporation (IREX) was established as a subsidiary of Inland Real Estate Investment Corporation. IREX was formed to provide replacement properties for people wishing to complete an IRS Section 1031 real estate exchange. Through March 31, 2005, IREX has offered the sale of thirty-five (35) properties with a total property value of $418,165,910.


     LANDINGS OF SARASOTA DBT. Inland Southern Acquisitions, Inc., a Delaware corporation and an affiliate of IREX acquired The Landings, a multi-tenant shopping center located in Sarasota, Florida in December 1997 for $9,800,000. In August 2001, Inland Southern Acquisitions, Inc. contributed one hundred percent (100.0%) of its interest in the property into Landings of Sarasota DBT, a Delaware business trust, refinanced the property with a loan of $8,000,000 from Parkway Bank & Trust Co., an Illinois banking corporation, and began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $12,000,000, which consisted of $8,000,000 in debt assumption and $4,000,000 in equity investment. $200,000 of the offering proceeds were allocated to a property reserve account. The offering was completed in May 2002 when the maximum offering amount was raised.

     SENTRY OFFICE BUILDING, DBT, a Delaware business trust, purchased a newly constructed, single-tenant office building in Davenport, Iowa in December 2001 from Ryan Companies US Inc., a Minnesota corporation. The trust financed its acquisition of the property with a $7,500,000 first mortgage loan from Parkway Bank & Trust Co., an Illinois banking corporation. In January 2002, Sentry Office Building Corporation, a Delaware corporation and the initial beneficiary of the trust, began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $11,000,000, which consisted of $7,500,000 in debt assumption and $3,500,000 in equity investment. $100,000 of the offering proceeds obtained from the new owners was allocated to a property reserve account. The offering was completed in April 2002 when the maximum offering amount was raised.

     PETS BOWIE DELAWARE BUSINESS TRUST purchased a single-tenant retail building leased to PETsMART in Bowie, Maryland in October 2001 from PETsMART, Inc. and Wells Fargo Bank Northwest, N.A. The trust initially financed its acquisition of the property with a temporary loan of

$2,625,305 from Parkway Bank & Trust Co., an Illinois banking corporation, and then replaced this loan with a permanent loan of $1,300,000 with the same lender. In May 2002, Pets Bowie Delaware Business Trust began offering all of its beneficial interests to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $3,900,000, which consisted of $1,300,000 in debt assumption and $2,600,000 in equity investment. $90,000 of the offering proceeds obtained from the new owners was allocated to a property reserve account. The offering was completed in July 2002 when the maximum offering amount was raised.

     1031 CHATTANOOGA DBT, a Delaware business trust, acquired a retail property currently leased to Eckerd in Chattanooga, Tennessee in May 2002. The trust financed the property with a loan of $1,500,000 from Parkway Bank & Trust Co., an Illinois banking corporation. In July 2002, 1031 Chattanooga, L.L.C., the initial beneficiary of 1031 Chattanooga DBT, began offering all of the beneficial interests of the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $3,400,000, which consisted of $1,500,000 in debt assumption and $1,900,000 in equity investment. The offering was completed in May 2003 when the maximum offering amount was raised.


     LANSING SHOPPING CENTER, DBT a Delaware business trust, purchased a newly constructed, multi-tenant retail shopping center in Lansing, Illinois in June 2002 from LaSalle Bank, N.A., as trustee under trust agreement dated May 22, 2001 and known as Trust No. 127294. The trust financed its acquisition of the property with a $5,900,000 first mortgage loan from Parkway Bank & Trust Co., an Illinois banking corporation. In August 2002, Lansing Shopping Center, L.L.C., a Delaware limited liability company and the initial beneficiary of Lansing Shopping Center, DBT, began offering all of the beneficial interests of the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $10,900,000, which consisted of $5,900,000 in debt assumption and $5,000,000 in equity investment. $80,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in September 2002 when the maximum offering amount was raised.


     INLAND 220 CELEBRATION PLACE DELAWARE BUSINESS TRUST purchased a single-tenant office building currently leased to Walt Disney World Co., a Florida corporation, in Celebration, Osceola County, Florida, in June 2002 from Walt Disney World Co. in a sale/leaseback transaction. The trust financed its acquisition of the property with an $18,000,000 first mortgage loan from Bank of America, N.A., a national banking association. In September 2002, Inland 220 Celebration Place, L.L.C., a Delaware limited liability company and the initial beneficiary of Inland 220 Celebration Place Delaware Business Trust, began offering all of the beneficial interests of the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $33,800,000, which consisted of $18,000,000 in debt assumption and $15,800,000 in equity investment. $50,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in September 2003 when the maximum offering amount was raised.

     TAUNTON CIRCUIT DELAWARE BUSINESS TRUST acquired a retail property currently leased to Circuit City in Taunton, Massachusetts in July 2002. The Trust financed the property with a first mortgage of $2,800,000 from MB Financial Bank. In September 2002, Inland Taunton Circuit, L.L.C., the initial beneficiary of Taunton Circuit Delaware Business Trust, offered all of its interest in the trust to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $6,550,000, which consisted of $2,800,000 in debt assumption and $3,750,000 in equity investment. The offering was completed in September 2002.

     BROADWAY COMMONS DELAWARE BUSINESS TRUST acquired a multi-tenant retail center located in Rochester, Minnesota, in July 2002. The Trust financed the property with a first mortgage of $8,850,000 from Parkway Bank & Trust Co., an Illinois banking corporation. In October 2002, Broadway Commons, L.L.C., the initial beneficiary of Broadway Commons Delaware Business Trust, began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $17,250,000, which consisted of $8,850,000 in debt assumption and $8,400,000 in equity investment. $100,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in December 2003 when the maximum offering amount was raised.

     BELL PLAZA 1031, LLC. Rehab Associates XIII, Inc., an Illinois corporation and an affiliate of IREX acquired Bell Plaza, a multi-tenant shopping center in Oak Lawn, Illinois on August 28, 1998 for $1,675,000. In October 2002, Rehab Associates XIII contributed one hundred percent (100.0%) of its interest in the property into Bell Plaza 1031, LLC, a Delaware single member limited liability company, and then offered all of its membership interests in Bell Plaza, LLC to North Forsyth Associates, a North Carolina general partnership, which was in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $4,030,000, which consisted of $3,140,000 in debt assumption and $890,000 in equity investment. $25,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in November 2002.

     INLAND 210 CELEBRATION PLACE DELAWARE BUSINESS TRUST purchased a single-tenant office building currently leased to Walt Disney World Co., a Florida corporation, in Celebration, Osceola County, Florida, in June 2002 from Walt Disney World Co .in a sale/leaseback transaction. The trust financed its acquisition of the property with a $5,700,000 first mortgage loan from Bear Stearns Commercial Mortgage, Inc. In January 2003, Inland 210 Celebration Place Delaware Business Trust sold its fee simple interest in 210 Celebration Place to Old Bridge Park Celebration, LLC, a Delaware limited liability company, which was in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $12,000,000, which consisted of $5,700,000 in debt assumption and $6,300,000 in equity investment.

     COMPUSA RETAIL BUILDING. Lombard C-USA, L.L.C., a Delaware limited liability company, purchased a single-tenant retail building leased to CompUSA, Inc. in Lombard, Illinois in January 2003 from an unrelated third party. The L.L.C. financed its acquisition of the property with a $4,000,000 loan from Bear Stearns Commercial Mortgage, Inc. In April 2003, Lombard C-USA, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 2840 S. Highland Avenue, Lombard, DuPage County, Illinois for $3,910,500 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $7,950,000, which consisted of $4,000,000 in debt assumption and $3,950,000 in equity investment. As required by the lender, Lombard C-USA, L.L.C. shall retain at least a one percent (1.0%) tenant in common interest, which is included in the $3,950,000 equity investment. $75,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in February 2004 when the maximum offering amount was raised.

     DEERE DISTRIBUTION FACILITY IN JANESVILLE, WISCONSIN. Janesville 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant, light industrial distribution center leased to Deere & Company, a Delaware corporation, in Janesville, Wisconsin in February 2003 from Ryan Janesville, L.L.C., a Minnesota corporation and an affiliate of Ryan Companies US, Inc. The L.L.C. financed its acquisition of the property with a $10,450,000 loan from Bear Stearns Commercial Mortgage, Inc. In May 2003, Janesville 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 2900 Beloit Avenue, Janesville, Rock County, Wisconsin for $9,949,500 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $20,500,000, which consisted of $10,450,000 in debt assumption and $10,050,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Janesville 1031, L.L.C. $100,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in January 2004 when the maximum offering was raised.

     FLEET OFFICE BUILDING. Westminster Office 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant office building leased entirely to Fleet National Bank, a national banking association, in Providence, Rhode Island in April 2003 from Fleet National Bank in a sale/leaseback transaction. The L.L.C. financed its acquisition of the property with a $12,900,000 loan from Bear Stearns Commercial Mortgage, Inc. In June 2003, Westminster Office 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 111 Westminster Street, Providence, Providence County, Rhode Island for $9,900,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $22,900,000, which consisted of $12,900,000 in debt assumption and $10,000,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Westminster Office 1031, L.L.C. $150,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in January 2004 when the maximum offering was raised.

     DEERE DISTRIBUTION FACILITY IN DAVENPORT, IOWA. Davenport 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant, light industrial distribution center leased to Quad Cities Consolidation and Distribution, Inc., an Illinois corporation, in Davenport, Iowa in April 2003 from Ryan Companies US, Inc., a Minnesota corporation. The lease is fully guaranteed by Deere & Company, a Delaware corporation. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc. In August 2003, Davenport 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 2900 Research Parkway, Davenport, Scott County, Iowa for $15,543,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $28,200,000, which consisted of $12,500,000 in debt assumption and $15,700,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Davenport 1031, L.L.C. $100,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in April 2004 when the maximum offering was raised.

     GRAND CHUTE DST, a Delaware statutory trust, purchased a multi-tenant retail shopping center in Grand Chute, Wisconsin in October 2002 from Continental 56 Fund Limited Partnership. The trust funded the acquisition of the property with cash from the sale of one hundred percent (100.0%) of the beneficial interests in the trust to Grand Chute, L.L.C., a Delaware limited liability company. Subsequent to the acquisition of the property, the trust obtained a $5,678,350 loan from Bank of America, N.A. and the proceeds of the loan were distributed to Grand Chute, L.L.C. as a partial return of its capital contribution. In January 2003, Grand Chute, L.L.C. began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $12,048,350, which consisted of $5,678,350 in debt assumption and $6,370,000 in equity investment. $478,350 of the offering proceeds was allocated to four separate property reserve accounts, three of which were required by the lender. In September 2003, certain information in the offering was amended and supplemented through the release of the First Supplement to Private Placement Memorandum. The offering was completed in March 2004 when the maximum offering amount was raised.

     MACON OFFICE DST, a Delaware statutory trust, purchased a single-tenant office complex in Macon, Georgia in October 2002 from UTF Macon, L.L.C. The trust funded the acquisition of the property with cash from the sale of one hundred percent (100.0%) of the beneficial interests in the trust to Macon Office, L.L.C., a Delaware limited liability company. Subsequent to the acquisition of the property, the trust obtained a $5,560,000 loan from Bank of America, N.A. and the proceeds of the loan were distributed to Macon Office, L.L.C. as a partial return of its capital contribution. In October 2003, Macon Office, L.L.C. began offering all of its beneficial interests in the trust to certain qualified persons seeking a cash investment, in addition to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $12,160,000, which consisted of $5,560,000 in debt assumption and $6,600,000 in equity investment. $100,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in March 2004 when the maximum offering amount was raised.

     WHITE SETTLEMENT ROAD INVESTMENT, LLC, a Delaware limited liability company, acquired a retail property currently leased to Eckerd Corporation in Fort Worth, Texas in July 2003. The LLC funded the acquisition of the property with cash from an affiliate and with a short-term loan from Parkway Bank and Trust Co., an Illinois banking corporation, in the amount of $2,041,000. In November 2003, Fort Worth Exchange, LLC, a Delaware limited liability company and initial beneficiary of White Settlement Road Investment, LLC, offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $2,840,000, which consisted of $1,420,000 in debt assumption and $1,420,000 in equity investment. The offering was completed in December 2003. Simultaneous with the completion of the offering, the short-term loan with Parkway was converted to a permanent loan and the terms of the loan documents were modified in accordance with a loan commitment from Parkway.

     PLAINFIELD MARKETPLACE. Plainfield 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant shopping center located in Plainfield, Illinois on December 16, 2003 from Ryan Companies US, Inc., a Minnesota corporation. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc, a New York corporation. In January 2004, Plainfield 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 11840 South Route 59, Plainfield, Will County, Illinois for $12,350,250 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $24,400,000, which consisted of $11,925,000 in debt assumption and $12,475,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Plainfield 1031, L.L.C. The difference between the real estate acquisition price of $21,700,000 and the total price of $24,400,000 consists of $950,000 acquisition fee, $150,000 for a property reserve account, and $1,600,000 of estimated costs and expenses. The offering was completed in June 2004 when the maximum offering amount was raised.

     PIER 1 RETAIL CENTER. Butterfield-Highland 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on December 30, 2003 from the beneficiary of Trust No. 2314, an unrelated third party, which trust was held by North Side Community Bank as Trustee under the Trust Agreement dated December 12, 2003. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc, a New York corporation. In March 2004, Butterfield-Highland 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 2830 S. Highland Avenue, Lombard, Illinois for $4,257,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $8,150,000, which consisted of $3,850,000 in debt assumption and $4,300,000 in equity investment, a minimum of one percent (1.0%) of which is required by the lender to be retained by Butterfield-Highland 1031, L.L.C. The difference between the real estate acquisition price of $7,025,000 and the total price of $8,150,000 consists of $350,000 acquisition fee, $100,000 for a property reserve account, and $675,000 of estimated costs and expenses. The offering was completed in June 2004 when the maximum offering amount was raised.


     LONG RUN 1031, L.L.C. LR 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on January 27, 2003 from Ryan Lemont, L.L.C., the third party seller and developer of the property. The L.L.C. financed its acquisition of the property with cash and, on April 24, 2003, placed a loan on the Property in the amount of $4,700,000 from Principal Commercial Funding, LLC. In June 2004, LR 1031, L.L.C. a Delaware limited liability company and initial beneficiary of Long Run 1031, L.L.C. offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $4,935,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $9,635,000, which consisted of $4,700,000 in debt assumption and $4,935,000 in equity investment. The difference between the real estate acquisition price of $8,500,000 and the total price of $9,635,000 consists of $451,347 acquisition fee, $50,000 for a property reserve account, and $658,653 of estimated costs and expenses. The offering was completed in June 2004 when the maximum offering amount was raised.


     FORESTVILLE 1031, L.L.C. Forestville Exchange, L.L.C., a Delaware limited liability company, purchased a single-tenant retail shopping center on November 13, 2003 from Silver Hill, L.L.C., a North Carolina limited liability company, the property's developer. The L.L.C. financed its acquisition of the property with cash. In May 2004, Forestville Exchange, L.L.C. a Delaware limited liability company and initial beneficiary of Forestville 1031, L.L.C. offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $3,900,000, which consisted of $1,793,630 in mortgage financing from Parkway Bank and Trust Co. and $2,106,370 in equity investment. The difference between the real estate acquisition price of $3,450,000 and the total price of $3,900,000 consists of $172,500 acquisition fee and $277,500 of estimated costs and expenses. The offering was completed in May 2004 when the maximum offering amount was raised.


     BED BATH & BEYOND RETAIL CENTER. BBY Schaumburg 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on April 20, 2004 from the American Real Estate Holdings, L.P. a Delaware limited partnership, an unrelated third party. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc, a New York corporation. In June 2004, BBY Schaumburg 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 905-915 East Golf Road, Schaumburg, Illinois for $6,633,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $13,605,000, which consisted of $6,905,000 in debt assumption and $6,700,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by BBY Schaumburg 1031, L.L.C. The difference between the real estate acquisition price of $11,655,110 and the total price of $13,605,000 consists of $600,000 acquisition fee, $400,000 for property reserve accounts, and $949,890 of estimated costs and expenses. The offering was completed in October 2004 when the maximum offering amount was raised.


     CROSS CREEK COMMONS SHOPPING CENTER. Cross Creek 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on February 17, 2004 from Buckley Shuler Real Estate, L.L.C., a Georgia limited liability company, an unrelated third party. The L.L.C. financed its acquisition of the property with cash and subsequently placed a loan from Bear Stearns Commercial Mortgage on the property. In March 2004, Cross Creek 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 10920-10948 Cross Creek Boulevard, Tampa, Florida for $6,930,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. As of June 30, 2004 the L.L.C. had raised $2,788,000. The total price was $12,078,762, which consisted of $5,078,762 in debt assumption and $7,000,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Cross Creek 1031, L.L.C. The difference between the real estate acquisition price of $10,319,583 and the total price of $12,078,762 consists of $520,000 acquisition fee, $150,000 for a property reserve account, and $1,089,179 of estimated costs and expenses. The offering was completed in August 2004 when the maximum offering amount was raised.

     BJ'S SHOPPING CENTER EAST SYRACUSE, NEW YORK. BJS Syracuse 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on April 30, 2004 from the

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

American Real Estate Holdings, L.P. a Delaware limited partnership, an unrelated third party. The L.L.C. financed its acquisition of the property with a loan and cash. In June 2004, BJS Syracuse 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 2-4 Chevy Drive, East Syracuse, New York for $8,365,500 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $15,850,000, which consisted of $7,400,000 in debt assumption and $8,450,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by BJS Syracuse 1031, L.L.C. The difference between the real estate acquisition price of $13,500,000 and the total price of $15,850,000 consists of $675,000 acquisition fee, $150,000 for a property reserve account, and $1,525,000 of estimated costs and expenses. The offering was completed in October 2004 when the maximum offering amount was raised.

     BARNES & NOBLE RETAIL CENTER CLAY, NEW YORK. Clay 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on April 15, 2004 from the Clay First Associates, L.L.C., an unrelated third party. The L.L.C. financed its acquisition of the property with an assumed mortgage and note for $3,175,000 and cash. In June 2004, Clay 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 3954-3956 Route 31, Clay, New York for $3,930,300 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $7,145,000, which consisted of $3,175,000 in debt assumption and $3,970,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by BJS Syracuse 1031, L.L.C. The difference between the real estate acquisition price of $6,100,000 and the total price of $7,145,000 consists of $305,000 acquisition fee, $100,000 for a property reserve account, and $640,000 of estimated costs and expenses. The offering was completed in February 2005 when the maximum offering amount was raised.

     PORT RICHEY 1031, L.L.C. Port Richey Exchange, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on January 30, 2004 from Land Capital Group, Inc., an unrelated third party. The L.L.C. financed its acquisition of the property with cash and, on February 25, 2004, placed a loan on the property in the amount of $2,900,000 from Bear Stearns Commercial Mortgage, Inc. In July 2004, Port Richey Exchange, L.L.C., a Delaware limited liability company and the initial beneficiary of Port Richey 1031, L.L.C., offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $5,975,000, which consisted of $2,900,000 in debt assumption and $3,075,000 in equity investment. The difference between the real estate acquisition price of $5,250,000 and the total price of $5,975,000 consists of $262,500 acquisition fee and $437,500 of estimated costs and expenses and $25,000 for a property reserve account. The offering was completed in July 2004 when the maximum offering amount was raised.

     WALGREENS STORE, HOBART, INDIANA. Hobart 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant retail shopping center on June 10, 2004 from C. Hobart, L.L.C., an unrelated third party. The L.L.C. financed its acquisition of the property with cash. In July 2004, Hobart 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant-in-common interests in the real estate and improvement thereon located at 732 West Old Ridge Road, Hobart, Indiana for $6,534,000 in cash to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $6,534,000, which consisted of an equity investment, one percent (1.0%) of which will be retained by Hobart 1031, L.L.C. The difference between the real estate acquisition price of $5,575,000 and the total price of $6,534,000 consists of $235,000 acquisition fee, $50,000 for a property reserve account, and $740,000 of estimated costs and expenses. The offering was completed in February 2005 when the maximum offering amount was raised.

     KRAFT COLD STORAGE FACILITY, MASON CITY, IOWA. Mason City 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant light industrial building on June 2, 2004 from MDG Iowa,

L.P., an unrelated third party. The L.L.C. financed its acquisition of the property with a mortgage and note for $5,333,000 and cash. In July 2004, Mason City 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant-in-common interests in the real estate and improvements thereon located at 904 - 12th Street, Mason City Iowa for $5,610,330 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $11,000,000, which consisted of $5,333,000 in debt assumption and $5,667,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Mason City 1031, L.L.C. The difference between the real estate acquisition price of $9,550,000 and the total price of $11,000,000 consists of $480,000 acquisition fee, $100,000 for a property reserve account, environmental insurance credit of $50,000 and $820,000 of estimated costs and expenses. The offering was completed in December 2004 when the maximum offering amount was raised.


     HUNTINGTON SQUARE PLAZA, NEW YORK. Huntington Square 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on July 16, 2004 from Starwood Ceruzzi Commack, L.L.C., an unrelated third party. The L.L.C. financed its acquisition of the property with an assumed first mortgage and note for $19,150,000, a junior loan in the amount of $6,180,000 and cash. On August 30, 2004, Huntington Square 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant-in-common interests in the real estate and improvement thereon located at 3124 East Jericho Turnpike, New York for $20,050,000 in cash plus the assumption of the existing first mortgage indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $39,200,000, which consisted of $19,150,000 in debt assumption and $20,050,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Huntington Square 1031, L.L.C. The difference between the real estate acquisition price of $24,821,392 and the total price of $39,200,000 consists of $1,500,000 acquisition fee, $150,000 for a property reserve account and $2,728,608 of estimated costs and expenses. The offering is currently selling.

     BEST BUY STORE, REYNOLDSBURG, OHIO. Reynoldsburg 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant retail shopping center on August 5, 2004 from NOCA Retail Development Limited, an unrelated third party. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc., a New York corporation, for $4,950,000 and cash. In June 2004, Reynoldsburg 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant-in-common interests in the real estate and improvements thereon located at 2872 Taylor Road, Reynoldsburg, Ohio for $5,395,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $10,345,000, which consisted of $4,950,000 in debt assumption and $5,395,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Reynoldsburg 1031, L.L.C. The difference between the real estate acquisition price of $9,000,000 and the total price of $10,345,000 consists of $450,000 acquisition fee, $100,000 for a property reserve account, and $795,000 of estimated costs and expenses. The offering was completed in February 2005 when the maximum offering amount was raised.

     DEERE & COMPANY DISTRIBUTION FACILITY IN JEFFERSON CITY, TENNESSEE. Jefferson City 1031, L.L.C., a Delaware limited liability company, purchased a free-standing industrial distribution facility from Flat Gap Road L.L.C. The property is fully leased by Deere & Company, a Delaware corporation. The L.L.C. financed its acquisition of the property with a loan from LaSalle Bank, National Association. In December 2004, Jefferson City 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant-in-common interests in the real estate and improvements thereon located at 1400 Flat Gap Road, Jefferson City, Jefferson County, Tennessee for $10,973,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $20,735,000, which consisted of $9,762,000 in debt assumption and $10,973,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Jefferson City 1031, L.L.C. The difference between the real estate acquisition price of $17,750,000 and the total price of $20,735,000 consists of $1,300,000 acquisition fee and market value adjustment, $100,000 for a property reserve account and $1,585,000 of estimated costs and expenses. The offering is currently selling.

     INDIANAPOLIS ENTERTAINMENT 1031, L.L.C. Indianapolis Entertainment Exchange, L.L.C., a Delaware limited liability company purchased a single tenant restaurant on April 20, 2004 from American Real Estate Holdings Limited Partnership, a Delaware limited partnership, an unrelated third party. The L.L.C. financed its acquisition of the property with cash and, on June 30, 2004, placed a loan on the property in the amount of $1,061,000 from Bear Stearns Commercial Mortgage, Inc. In October 2004, Indianapolis Entertainment Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Indianapolis Entertainment 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $2,190,000, which consisted of $1,061,000 in debt assumption and $1,129,000 in equity investment. The difference between the real estate acquisition price of $1,929,316 and the total price of $2,190,000 consists of $95,000 acquisition fee and $165,684 of estimated costs and expenses. The offering was completed in November 2004 when the maximum offering amount was raised.

     MOBILE ENTERTAINMENT 1031, L.L.C. Indianapolis Entertainment Exchange, L.L.C., a Delaware limited liability company purchased a single tenant restaurant on April 20, 2004 from American Real Estate Holdings Limited Partnership, a Delaware limited partnership, an unrelated third party. The L.L.C. financed its acquisition of the property with cash and, on June 30, 2004, placed a loan on the property in the amount of $770,000 from Bear Stearns Commercial Mortgage, Inc. In October 2004, Indianapolis Entertainment Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Indianapolis Entertainment 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $1,578,000, which consisted of $770,000 in debt assumption and $808,000 in equity investment. The difference between the real estate acquisition price of $1,400,632 and the total price of $1,578,000 consists of $42,000 acquisition fee and $135,365 of estimated costs and expenses. The offering was completed in November 2004 when the maximum offering amount was raised.

     KOHL'S STORE IN STOUGHTON, MASSACHUSETTS. Stoughton 1031, L.L.C., a Delaware limited liability company, purchased a free standing retail building on August 13, 2004 from Koffler/GID Stoughton, LLC, an unrelated third party. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc., a New York corporation, for $12,063,000 and cash. In October 2004, Stoughton 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant-in-common interests in the real estate and improvements thereon located at 501 Technology Center Drive, Stoughton, Norfolk County, Massachusetts for $10,187,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $19,950,000, which consisted of $9,763,000 in debt assumption and $10,187,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Stoughton 1031, L.L.C. The difference between the real estate acquisition price of $17,650,000 and the total price of $19,950,000 consists of $775,000 acquisition fee, $100,000 for a property reserve account and $1,425,000 of estimated costs and expenses. The offering is currently selling.

     CHENAL COMMONS SHOPPING CENTER, LITTLE ROCK ARKANSAS. Chenal Commons 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on November 18, 2004 from Chenal Retail, Inc., an unrelated third party. The L.L.C. financed its acquisition of the property with cash. On February 2, 2005, the L.L.C. placed a first mortgage and note for $6,740,000 and a junior loan in the amount of $2,450,000 from Bear Stearns Commercial Mortgage, Inc., a New York corporation. In February 2005, Chenal Commons 1031, L.L.C., began offering ninety-nine percent (99.0%) of the undivided tenant-in-common interests in the real estate and improvements thereon, located at 12801 Chenal Parkway, Little Rock, Arkansas for $7,474,500 in cash plus the assumption of the

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

existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $14,290,000, which consisted of $6,740,000 in debt assumption and $7,550,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Chenal Commons 1031, L.L.C. The difference between the real estate acquisition price of $12,251,621 and the total price of $14,290,000 consists of $700,000 acquisition fee, $320,000 for a property reserve account and $1,018,379 of estimated costs and expenses. The offering is currently selling.


     The following summary table describes the fees and expenses incurred by each of the 1031 Exchange Private Placement Offerings.

                                                                                                           Lansing      Inland 220
                                        Landings of    Sentry Office                       1031           Shopping      Celebration
                                         Sarasota        Building        Pets Bowie     Chattanooga        Center          Place
                                            DBT             DBT              DBT            DBT              DBT            DBT
                                      ---------------------------------------------------------------------------------------------
Commissions & Fees(1)                    Up to 8.5%       Up to 8.5%      Up to 8.5%      Up to 8.5%      Up to 8.5%      Up to 8.5%
Selling Commission To
Third Party Reps                              6.00%            6.00%           6.00%           6.00%           6.00%           6.00%
Due Diligence Fee                             0.50%            0.50%           0.50%           0.50%           0.50%           0.50%
Marketing Expenses                            1.00%            1.50%           1.50%           1.50%           1.50%           1.00%
Offering & Organization                       1.00%            0.50%           0.50%           0.50%           0.50%           1.00%
Mortgage Broker Fee (2)                       0.50%            0.50%           0.50%           0.50%           0.50%           0.50%
Acquisition Fee &
Carrying Costs(3):
     Acquisition Fee                           N/A             0.71%           0.77%           0.90%           0.88%           1.18%
     Bridge Financing
     Fees                                      N/A              N/A            1.49%           0.50%           0.20%           0.10%
                                         11 25% to
Total Load(4)                                12.75%           14.23%          13.68%          14.39%          13.68%          13.23%
Asset Management Fees(5)                       N/A             0.75%           1.00%           0.56%           0.55%           0.52%
Property Management                                                      Paid by Asset
Fees(6)                                        4.5%             5.0%        Manager             5.0%            5.0%            4.5%
Backend Sales Commission                       3.5%             3.5%            3.5%            3.5%            3.5%            N/A

                                                                                                                        Janesville
                                                                                         Inland 210        CompUSA         Deere
                                         Taunton         Broadway                        Celebration       Retail      Distribution
                                         Circuit          Commons         Bell Plaza        Place         Building       Facility
                                           DBT              DBT            1031 LLC          DBT             LLC         1031 LLC
                                      ---------------------------------------------------------------------------------------------
Commissions & Fees(1)                    Up to 8.0%      Up to 8.77%     Up to 9.19%     Up to 5.27%     Up to 8.56%      Up to 8.6%
Selling Commission To
Third Party Reps                              6.00%            6.00%           6.00%           3.81%           6.00%           6.00%
Due Diligence Fee                             0.50%            0.50%           0.50%           0.00%           0.50%           0.50%
Marketing Expenses                            1.00%            1.00%           1.00%           0.50%           1.00%           1.00%
Offering & Organization                       0.50%            1.27%           1.69%           0.96%           1.06%           1.10%
Mortgage Broker Fee (2)                       0.61%            0.50%           0.50%           0.50%           0.50%           0.50%
Acquisition Fee &
Carrying Costs(3):
     Acquisition Fee                          0.69%            0.75%            N/A            0.89%           0.82%           0.87%
     Bridge Financing
     Fees                                     0.07%            0.23%            N/A            0.23%           0.23%           0.23%
Total Load(4)                                11.89%           12.98%          23.02%          10.52%          14.93%          13.93%
Asset Management Fees(5)                      0.57%             N/A            0.53%           0.53%           0.63%           0.49%
Property Management
Fees(6)                                        4.0%             5.0%            5.0%            4.5%            4.5%            4.5%
Backend Sales Commission                       N/A              N/A             3.5%            N/A             N/A             N/A

                                                        Davenport                                          White
                                                          Deere                                         Settlement
                                      Fleet Office    Distribution        Grand            Macon           Road        Plainfield
                                        Building        Facility          Chute           Office        Investment     Marketplace
                                        1031 LLC        1031 LLC           DST              DST             LLC         1031 LLC
                                      ---------------------------------------------------------------------------------------------
Commissions & Fees(1)                   Up to 8.52%      Up to 8.42%     Up to 8.82%     Up to 8.52%     Up to 8.52%     Up to 8.76%
Selling Commission To
Third Party Reps                              6.00%            6.00%           6.00%           6.00%           7.04%           6.00%
Due Diligence Fee                             0.50%            0.50%           0.50%           0.50%           0.60%           0.50%
Marketing Expenses                            1.00%            1.00%           1.00%           1.00%           1.16%           1.00%

                                                        Davenport                                          White
                                                          Deere                                         Settlement
                                      Fleet Office    Distribution        Grand            Macon           Road        Plainfield
                                        Building        Facility          Chute           Office        Investment     Marketplace
                                        1031 LLC        1031 LLC           DST              DST             LLC         1031 LLC
                                      ---------------------------------------------------------------------------------------------
Offering & Organization                       1.02%            0.92%           1.32%           1.02%           1.66%           1.26%
Mortgage Broker Fee (2)                       0.50%            0.71%           0.50%           0.50%           0.97%           0.57%
Acquisition Fee &
Carrying Costs(3):
     Acquisition Fee                          0.85%            0.77%           0.84%           0.72%           8.99%           3.89%
     Bridge Financing
     Fees                                     0.35%            0.72%           0.13%           0.81%           0.12%           0.92%
Total Load(4)                                14.57%           13.18%          12.96%          14.24%          30.90%          20.44%
Asset Management Fees(5)                      0.49%            0.50%           0.66%           0.66%           0.00%           0.04%
Property Management
Fees(6)                                        4.5%             4.5%            5.0%            4.5%            5.0%            5.0%
Backend Sales Commission                       N/A              N/A             N/A             N/A             N/A             N/A

                                                                                                           Cross           BJ's
                                      Pier 1 Retail                                    Bed, Bath &         Creek         Shopping
                                          Center        Long Run       Forestville       Beyond           Commons         Center
                                         1031 LLC       1031 LLC        1031 LLC        1031 LLC         1031 LLC        1031 LLC
                                      ---------------------------------------------------------------------------------------------
Commissions & Fees(1)                   Up to 8.73%      Up to 8.37%     Up to 8.40%     Up to 8.70%     Up to 8.64%     Up to 8.59%
Selling Commission To
Third Party Reps                              6.00%            5.84%           5.54%           6.00%           6.00%           6.00%
Due Diligence Fee                             0.50%            0.49%           0.46%           0.50%           0.50%           0.50%
Marketing Expenses                            1.00%            0.97%           0.93%           1.00%           1.00%           1.00%
Offering & Organization                       1.23%            1.07%           1.46%           1.20%           1.14%           1.09%
Mortgage Broker Fee (2)                       0.50%            0.47%           0.43%           0.55%           0.40%           0.50%
Acquisition Fee &
Carrying Costs(3):

                                                                                                           Cross           BJ's
                                     Pier 1 Retail                                     Bed, Bath &         Creek         Shopping
                                          Center        Long Run       Forestville       Beyond           Commons         Center
                                         1031 LLC       1031 LLC        1031 LLC        1031 LLC         1031 LLC        1031 LLC
                                     ----------------------------------------------------------------------------------------------
     Acquisition Fee                          4.29%            5.31%           5.00%           5.15%           5.04%           5.00%
     Bridge Financing
     Fees                                     0.94%             N/A             N/A             N/A             N/A             N/A
Total Load(4)                                23.84%           22.38%          21.34%          23.13%          22.99%          26.04%
Asset Management
Fees(5)                                       0.06%            0.20%           0.00%           0.15%           0.11%           0.12%
Property Management
Fees(6)                                        5.0%             5.0%            5.0%            5.0%            5.0%            5.0%
Backend Sales
Commission                                     N/A              N/A             N/A             N/A             N/A             N/A


                                       Barnes &
                                         Noble                          Walgreens      Kraft Cold     Huntington
                                        Retail                            Store          Storage        Square        Best Buy Store
                                        Center        Port Richey        Hobart         Facility         Plaza         Reynoldsburg
                                       1031 LLC        1031 LLC         1031 LLC        1031 LLC       1031 LLC          1031 LLC
                                     ---------------------------------------------------------------------------------------------
Commissions & Fees(1)                  Up to 8.69%       Up to 8.4%     Up to 8.52%     Up to 8.75%     Up to 8.02%     Up to 8.64%
Selling Commission To
Third Party Reps                             6.00%            5.55%           6.00%           6.00%           6.00%           6.00%
Due Diligence Fee                            0.50%            0.46%           0.50%           0.50%           0.50%           0.50%
Marketing Expenses                           1.00%            0.93%           1.00%           1.00%           1.00%           1.00%
Offering & Organization                      1.19%            1.46%           1.02%           1.25%           0.52%           1.14%
Mortgage Broker Fee (2)                      0.50%            0.43%            N/A            0.50%           0.58%           0.50%
Acquisition Fee &
Carrying Costs(3):
     Acquisition Fee                         5.00%            5.00%           4.22%           5.03%           4.31%           5.00%
     Bridge Financing Fees                   0.49%            0.56%           1.25%           0.56%           0.47%           0.69%
Total Load(4)                               23.80%           22.80%          14.77%          22.94%          12.14%          23.08%
Asset Management Fees(5)                     0.13%            0.08%           0.08%           0.05%           0.03%           0.06%

                                       Barnes &
                                         Noble                         Walgreens      Kraft Cold     Huntington
                                        Retail                           Store          Storage        Square        Best Buy Store
                                        Center        Port Richey        Hobart         Facility         Plaza         Reynoldsburg
                                       1031 LLC        1031 LLC         1031 LLC        1031 LLC       1031 LLC          1031 LLC
                                     ----------------------------------------------------------------------------------------------
Property Management Fees(6)                   5.0%             5.0%            4.5%            4.5%            4.5%            2.9%
Backend Sales Commission                      N/A              N/A             N/A             N/A             N/A             N/A



                                                                                Mobile          Indianapolis          Chenal
                                      Jefferson City        Stoughton        Entertainment      Entertainment         Commons
                                         1031 LLC           1031 LLC           1031 LLC           1031 LLC           1031 LLC
                                      -------------------------------------------------------------------------------------------
Commissions & Fees(1)                      Up to 8.63%        Up to 8.61%        Up to 9.88%        Up to 9.07%        Up to 7.79%
Selling Commission To 3rd
Party Reps                                       6.00%              6.00%              5.86%              5.82%              6.00%
Due Diligence Fee                                0.50%              0.50%              0.49%              0.48%              0.50%
Marketing Expenses                               1.00%              1.00%              0.98%              0.97%               1.0%
Offering & Organization                          1.13%              1.11%              2.56%              1.80%              0.29%
Mortgage Broker Fee                              0.61%              0.56%              0.50%              0.50%              0.59%
(IMC)(2)
Acquisition Fee & Carrying
Costs(3):
     Acquisition Fee                             7.32%              4.39%              3.00%              4.92%              5.71%
     Bridge Financing Fees                       0.30%              0.42%              0.73%              0.73%              0.25%
Total Load(4)                                   16.25%             21.60%             12.66%             23.09%             22.76%
Asset Management Fees(5)                         0.09%              0.10%              0.37%              0.27%              0.13%
Property Management Fees(6)                       2.9%               2.9%               2.9%               2.9%               5.0%
Backend Sales Commission                          N/A                N/A                N/A                N/A                N/A


(1) Commissions and fees are calculated as a percentage of the equity portion of each transaction.
(2) The Mortgage Broker Fee is calculated as a percentage of the debt portion of each transaction
(3) Acquisition Fee & Carrying Costs are calculated as a percentage of the real estate acquisition price.
(4) The Total Load is calculated as a percentage of the equity portion of each transaction. The Total Load includes the Commissions & Fees, Mortgage Broker Fee, Acquisition Fee & Carrying Costs, as well as any other non-affiliated third party expenses.

(5) Asset Management Fees are calculated as a percentage of the value of the assets under management. However, for The Landings and Broadway Commons, which are both Master Lease deals, the Master Tenant Income is the residual cash flow from the Property after payment of the Master Lease Rent. As a result, it is not possible to accurately represent the Master Tenant Income as a percentage of the value of the assets under management.
(6) Property Management Fees are calculated as a percentage of Gross Income from the property.

The following additional fees are the same for each offering:

     LOAN SERVICING FEE: IMSC is compensated with a monthly fee equal to the outstanding principal balance of the loan at the beginning of every month multiplied by one-eighth of one percent (0.125%) then divided by twelve
     (12). This figure, however, shall never exceed $10,000 nor be less than $1,200 monthly.

     TERMINATION FEES:
     MASTER LEASE: 8.333% of the last twelve (12) months of net operating income less rent payments for the same twelve (12) months multiplied by the number of months remaining on the then-current term of the Master Lease.

     ASSET AND PROPERTY MANAGEMENT AGREEMENTS: The sum of the current monthly asset management and property management fees times the number of months remaining on the term.

     The following table summarizes cash distributions to investors for each of the 1031 Exchange Private Placement Offering projects through March 31, 2005:



                                                                         Offering
                                                       Number of          Equity         Offering
Name of Entity                                         Investors            ($)          Completed
-----------------------------------------------------------------------------------------------------
Landings of Sarasota DBT(1)                                9               4,000,000          05/2002
Sentry Office Building DBT(2)                              7               3,500,000          04/2002
Pets Bowie DBT(3)                                          7               2,600,000          07/2002
1031 Chattanooga DBT(4)                                    9               1,900,000          05/2002
Lansing Shopping Center DBT(5)                             5               5,000,000          09/2002
Inland 220 Celebration Place DBT(6)                       35              15,800,000          09/2003
Taunton Circuit DBT(7)                                     1               3,750,000          09/2002
Broadway Commons DBT(8)                                   32               8,400,000          12/2003
Bell Plaza 1031, LLC(9)                                    1                 890,000          11/2003
Inland 210 Celebration Place DBT                           1               6,300,000          01/2003
CompUSA Retail Building, LLC                              11               3,950,000          02/2004
Janesville Deere Distribution
Facility 1031, LLC                                        35              10,050,000          01/2004
Fleet Office Building 1031, LLC                           30              10,000,000          01/2004
Davenport Deere Distribution
Facility 1031, LLC                                        35              15,700,000          04/2004
Grand Chute DST                                           29               6,370,000          03/2004
Macon Office DST                                          29               6,600,000          03/2004
White Settlement Road Investment, LLC                      1               1,420,000          12/2003
Plainfield Marketplace 1031, LLC                          31              12,475,000          06/2004
Pier 1 Retail Center 1031, LLC                            22               4,300,000          06/2004
Long Run 1031, LLC                                         1               4,935,000          05/2004
Forestville 1031, LLC                                      1               2,106,000          05/2004
Bed, Bath & Beyond 1031, LLC                              20               6,700,000          08/2004
Cross Creek Commons 1031, LLC                             26               7,000,000          08/2004
BJ's Shopping Center 1031, LLC                            22               8,365,000          01/2005
Barnes & Noble Retail Center 1031, LLC                    12               3,930,000          02/2005
Port Richey 1031, LLC                                      1               3,075,000          07/2004
Walgreen Store Hobart 1031, LLC                           24               6,534,000          02/2005
Kraft Cold Storage Facility 1031, LLC                     19               5,667,000          12/2004
Huntington Square Plaza 1031, LLC                         31              20,050,000                *
Best Buy Store Reynoldsburg 1031, LLC                     19               5,395,000          02/2005
Jefferson City 1031, LLC                                  25              10,973,000                *
Stoughton 1031, LLC                                       23              10,187,000                *
Indianapolis Entertainment 1031, LLC                       1               1,129,000          11/2004
Mobile Entertainment 1031, LLC                             1                 808,000          11/2004
Chenal Commons 1031, LLC                                   0               7,550,000                *
                                                                     ---------------
                                                                     $   227,409,000
                                                                     ===============

                                                     Distributions     2005 Annual      2004 Annual      2003 Annual
                                                        To Date       Distribution     Distribution     Distribution
Name of Entity                                            ($)              (%)              (%)              (%)
----------------------------------------------------------------------------------------------------------------------
Landings of Sarasota DBT(1)                               1,055,683             8.57             8.39             8.07
Sentry Office Building DBT(2)                               922,443             9.79             9.25             8.73
Pets Bowie DBT(3)                                           642,869             9.24             9.12             8.89
1031 Chattanooga DBT(4)                                     435,383             8.26             8.26             8.26
Lansing Shopping Center DBT(5)                            1,078,612             9.01             8.96             8.29
Inland 220 Celebration Place DBT(6)                       2,802,813             8.89             8.10             8.10
Taunton Circuit DBT(7)                                      756,600             8.31             8.31             8.31
Broadway Commons DBT(8)                                   1,164,426             8.31             8.26             8.22
Bell Plaza 1031, LLC(9)                                     290,199            12.30            16.05            14.67
Inland 210 Celebration Place DBT                          1,160,474             8.23             8.23             8.23
CompUSA Retail Building, LLC                                466,371             8.28             8.17             8.05
Janesville Deere Distribution
Facility 1031, LLC                                        1,044,588             7.62             7.35             7.23
Fleet Office Building 1031, LLC                             974,927             8.08             7.19             7.19
Davenport Deere Distribution
Facility 1031, LLC                                        1,349,732             7.36             7.36             7.36
Grand Chute DST                                             535,647             8.51             8.49             8.48
Macon Office DST                                            651,123             8.20             8.20             8.20
White Settlement Road Investment, LLC                       144,702             8.34             8.34                -
Plainfield Marketplace 1031, LLC                            624,956             7.13             7.09                -
Pier 1 Retail Center 1031, LLC                              210,861             7.44             7.20                -
Long Run 1031, LLC                                          320,000             8.47             9.42                -
Forestville 1031, LLC                                       216,602            12.92             7.55                -
Bed, Bath & Beyond 1031, LLC                                173,978             7.55             7.58                -
Cross Creek Commons 1031, LLC                               248,702             7.31             7.30                -
BJ's Shopping Center 1031, LLC                              148,425             7.68             7.69                -
Barnes & Noble Retail Center 1031, LLC                       43,746             6.66             6.65                -
Port Richey 1031, LLC                                       118,326             9.30             9.24                -
Walgreen Store Hobart 1031, LLC                             101,471             5.88             5.78                -
Kraft Cold Storage Facility 1031, LLC                       128,552             7.00             7.00                -
Huntington Square Plaza 1031, LLC                            13,895             6.48                -                -
Best Buy Store Reynoldsburg 1031, LLC                           411             6.73                -                -
Jefferson City 1031, LLC                                          -             7.96                -                -
Stoughton 1031, LLC                                             541             6.66                -                -
Indianapolis Entertainment 1031, LLC                              -             7.15                -                -
Mobile Entertainment 1031, LLC                                    -             7.16                -                -
Chenal Commons 1031, LLC                                          -              N/A                -                -
                                                    ---------------
                                                    $    17,827,058
                                                    ===============


----------

*    Offering was not complete as of March 31, 2005.

(1) The 2002 Annual Distribution for this entity was 8.00% and the 2001 Annual Distribution was 8.00%.
(2)  The 2002 Annual Distribution for this entity was 8.20%.
(3)  The 2002 Annual Distribution for this entity was 8.89%.
(4)  The 2002 Annual Distribution for this entity was 8.19%.
(5)  The 2002 Annual Distribution for this entity was 8.47%.
(6)  The 2002 Annual Distribution for this entity was 8.08%.
(7)  The 2002 Annual Distribution for this entity was 8.22%.
(8)  The 2002 Annual Distribution for this entity was 8.14%.
(9)  The 2002 Annual Distribution for this entity was 13.53%.

                                   MANAGEMENT

BOARD OF DIRECTORS

     We will operate under the direction of our board of directors, which will be responsible for managing and controlling our business affairs. The board has retained Inland American Business Manager & Advisor, Inc. to serve as our Business Manager and to manage our day-to-day operations. Our articles and bylaws provide that the number of our directors may be established by a majority of the entire board of directors but may not be more than eleven (11). The articles further provide that the majority of our directors must be "independent." An "independent director" is a person who is not one of our officers or employees or an officer or employee of our Business Manager, Inland Management or their respective affiliates either currently or at any time in the previous two years. Serving as a director of, or having an ownership interest in, another program sponsored by IREIC will not, by itself, preclude status as an independent director.

     Each director will serve until the next annual meeting of stockholders or until his or her successor has been duly elected and qualified. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director. A director may resign at any time and be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting must indicate that the purpose of the meeting is to determine if the director is to be removed. Unless filled by a vote of the stockholders, a vacancy created by an increase in the number of the directors or by the death, resignation, removal, adjudicated incompetence or other incapacity of a director will be filled by a vote of a majority of the remaining directors.

     Our directors and officers are not required to devote all of their time to our business. Our directors will meet at least quarterly. In the exercise of their duties, our directors will rely heavily on our Business Manager, Inland Management and their affiliates. Our board has the power to set the compensation of all officers that it selects and to negotiate the terms and conditions of the agreements with all third parties including our Business Manager and Inland Management.

     Our directors may establish further written policies on investments and borrowings and will monitor the administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of our stockholders. We will follow the policies on investments and borrowing set forth in this prospectus and our organizational documents until and unless they are modified by our directors or amended in the manner described in "Summary of our Organizational Documents - Amendment of the Organizational Documents."

INLAND AFFILIATED COMPANIES


     Our sponsor, Inland Real Estate Investment Corporation or IREIC, is an affiliate of The Inland Group, Inc. The Inland Group was formed by a group of Chicago schoolteachers in 1967, and incorporated the following year. The founders of The Inland Group and its affiliates are still centered in the Chicago metropolitan area. Over the past thirty-seven (37) years, The Inland Group and its affiliates have experienced significant growth and now make up a fully-integrated group of legally and financially separate companies that have been engaged in diverse facets of real estate providing property management, leasing, marketing, acquisition, disposition, development, redevelopment, renovation, construction, finance, investment products and other related services. The Inland Real Estate Group of Companies, sometimes referred to as "Inland," represents the marketing name for these separate legal entities that are either subsidiaries of the same entity, affiliates of each other, share some common ownership or were previously sponsored by IREIC. Inland, in the aggregate, was ranked by CRAIN'S CHICAGO BUSINESS in April 2005 as the twenty-first largest privately held company headquartered in the Chicago area. An affiliate of Inland is one of the largest property management firms in Illinois and another is one of the largest commercial real estate and mortgage banking firms in the Midwest. As of March 31, 2005, The Inland Group and its affiliates have completed more than two hundred forty-two (242) investment programs, raising more than $10 billion from investment product sales to over 150,000 investors. In each case, no investor has received less than his or her contributed capital.


     As of March 31, 2005, Inland and its affiliates had more than one thousand (1,000) employees, owned properties in forty-two (42) states and managed assets with a value exceeding $10 billion. Our senior management includes executives of The Inland Group and its affiliates. As of March 31, 2005, IREIC was the general partner of limited partnerships which owned in excess of 2,984 acres of pre-development land in the Chicago area, as well as over 16.9 million square feet of real property. As of March 31, 2005, another affiliate, Inland Mortgage Corporation had originated more than $9.5 billion in financing including loans to third parties and affiliated entities and owned a loan portfolio totaling approximately $175 million. Inland Mortgage Servicing Corporation services a loan portfolio with a face value exceeding $5.2 billion.


     A group of Inland affiliated companies responsible for managing investment properties managed approximately 89 million square feet of commercial properties in forty-two (42) states as of March 31, 2005. A substantial portion of the portfolio, approximately 23.2 million square feet, consists of properties leased on a triple-net lease basis. A triple-net lease means that the tenant operates and maintains the property and pays rent that is net of taxes, insurance, and operating expenses. This group also manages more than 11,500 multi-family units that are principally located in the Chicago area. Inland Real Estate Acquisitions, another affiliate, has extensive experience in acquiring real estate for investment. Over the years, through Inland Real Estate Acquisitions and other affiliates, Inland has acquired more than 1,731 properties.


     Another affiliate, Inland Real Estate Development Corporation, has handled the design, approval and entitlement of parcels that have included in excess of 10,900 residential units, 11.8 million square feet of retail land and 7.6 million square feet of industrial land. Inland Real Estate Development has been responsible for the land development of over 3,300 of those residential units,
6.7 million square feet of the retail land and all 7.6 million square feet of the industrial land. Inland Real Estate Development currently manages an inventory of over 3,000 acres of land for development of which approximately 1,000 acres it or its affiliates own. Another affiliate, Inland Real Estate Sales, Inc., is one of the largest "mid-market" commercial brokerage specialists in the Midwest. In the last three years it has completed more than $392 million in commercial real estate sales and has been involved in the sale of more than 2,500 multi-family units and over 15 million square feet of commercial property. See also "Prior Performance of IREIC Affiliates" in this prospectus and APPENDIX A, "Prior Performance Tables," for additional information.

     The following sets forth information with respect to the directors and principal executive officers of The Inland Group:

NAME                                     AGE*      POSITION
----                                     ----      --------
Daniel L. Goodwin.................       61        Chairman and President
Robert H. Baum....................       61        Vice Chairman, Executive Vice President and General Counsel
G. Joseph Cosenza.................       61        Vice Chairman
Robert D. Parks...................       61        Director

----------
*As of January 1, 2005

Messrs. Goodwin, Baum, Cosenza and Parks are the founders of The Inland Group.

     DANIEL L. GOODWIN is a founding and controlling stockholder of, and the chairman of the board and chief executive officer of, The Inland Group. Mr. Goodwin, who has been with The Inland Group and its affiliates since 1968, also serves as a director or officer of entities wholly owned or controlled by The Inland Group. In addition, Mr. Goodwin is the chairman of the board of Inland Real Estate Corporation, chairman of the board and chief executive officer of Inland Mortgage Investment Corporation and chairman and chief executive officer of Inland Bancorp Holding Company, a bank holding company. Mr. Goodwin also serves on the management committee of Inland Real Estate Corporation.

     Mr. Goodwin is a member of the National Association of Realtors, the Illinois Association of Realtors and the Northern Illinois Commercial Association of Realtors. He also is the author of a nationally recognized real estate reference book for managing residential properties. Mr. Goodwin serves on the board of the Illinois State Affordable Housing Trust Fund. He has served as an advisor for the Office of Housing Coordination Services of the State of Illinois and as a member of the Seniors Housing Committee of the National Multi-Housing Council. He has served as chairman of the DuPage County Affordable Housing Task Force and presently serves as chairman of New Directions Affordable Housing Corporation.

     Mr. Goodwin obtained his bachelor and master degrees from Illinois State Universities. Following graduation, he taught for five years in the Chicago public school system. More recently, Mr. Goodwin has served as a member of the board of governors of Illinois State Colleges and Universities. He is vice chairman of the board of trustees of Benedictine University, vice chairman of the board of trustees of Springfield College and chairman of the board of trustees of Northeastern Illinois University.


     ROBERT H. BAUM has been with The Inland Group and its affiliates since 1968 and is one of the founding stockholders. Mr. Baum is vice chairman, executive vice president and general counsel of The Inland Group. In his capacity as general counsel, Mr. Baum is responsible for supervising the legal activities of The Inland Group and its affiliates including supervising The Inland Group Law Department and serving as liaison with outside counsel. Mr. Baum has served as a member of the North American Securities Administrators Association Real Estate Advisory Committee and as a member of the Securities Advisory Committee to the Secretary of State of Illinois. He is a member of the American Corporation Counsel Association and also has been a guest lecturer for the Illinois State Bar Association. Mr. Baum has been admitted to practice before the Supreme Court of the United States, as well as the bars of several federal courts of appeals and federal district courts and the State of Illinois. He also is an Illinois licensed real estate broker. He has served as a director of American National Bank of DuPage and currently serves as a director of Inland Bancorp Holding Company and of Westbank, a state chartered bank. Mr. Baum also is a member of the Governing Council of Wellness House, a charitable organization that provides emotional support for cancer patients and their families.


     G. JOSEPH COSENZA has been with The Inland Group and its affiliates since 1968 and is one of the founding stockholders. Mr. Cosenza is a director and vice chairman of The Inland Group and oversees, coordinates and directs Inland's many enterprises. In addition, Mr. Cosenza immediately supervises a staff of nineteen persons who engaged in property acquisition and due diligence. Mr. Cosenza has been a consultant to other real estate entities and lending institutions on property appraisal methods. He has directly overseen the purchase of close to $10.5 billion of income-producing real estate from 1968 to present.


     Mr. Cosenza received his bachelor degree from Northeastern Illinois University, Chicago, Illinois, and his master's degree from Northern Illinois University, DeKalb, Illinois. From 1967 to 1972, he taught in the LaGrange and Wheeling, Illinois School Districts and he served as assistant principal and taught in the Wheeling, Illinois School District. Mr. Cosenza has been a licensed real estate broker since

1968 and an active member of various national and local real estate associations, including the National Association of Realtors and the Urban Land Institute.



     Mr. Cosenza also has been chairman of the board of American Bank of DuPage and has served on the board of directors of Continental Bank of Oakbrook Terrace. He was the chairman and is presently a director on the board of Inland Bancorp Holding Company. Mr. Cosenza also serves on the management committee of Inland Real Estate Corporation.


     ROBERT D. PARKS is a director of The Inland Group, Inc. and is one of the founding stockholders. Mr. Parks, who has been with The Inland Group and its affiliates since 1968, is chairman of IREIC, director of Inland Securities Corporation and a director of Inland Investment Advisors, Inc. He also is president, chief executive officer and a director of Inland Real Estate Corporation, and serves on its management committee. In addition, he is chairman, chief executive officer and a director of Inland Retail Real Estate Trust, Inc., and is chairman, chief executive officer and a director of Inland Western Retail Real Estate Trust, Inc. Mr. Parks is responsible for the ongoing administration of existing investment programs, corporate budgeting and administration for IREIC. He oversees and coordinates the marketing of all investments and investor relations.


     Prior to joining Inland, Mr. Parks taught in Chicago's public schools. He received his bachelor degree from Northeastern Illinois University, Chicago, Illinois, and his master degree from the University of Chicago. He is a registered Direct Participation Program Limited Principal with the National Association of Securities Dealers. He is a member of the Real Estate Investment Association, the Financial Planning Association, the Foundation for Financial Planning as well as a member of the National Association of Real Estate Investment Trusts.


OUR DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information with respect to our directors and executive officers. The biography of Mr. Parks is set forth above.


NAME                                     AGE*      POSITION
----                                     ---       --------
Robert D. Parks...................       61        Director and Chairman of the Board
Brenda G. Gujral..................       62        Director and President
Barry L. Lazarus..................       58        Director
J. Michael Borden.................       68        Independent Director
David Mahon.......................       42        Independent Director
Thomas F. Meagher.................       74        Independent Director
Paula Saban.......................       52        Independent Director
Roberta S. Matlin.................       60        Vice President, Administration
Kelly E. Tucek....................       42        Treasurer
Scott W. Wilton...................       44        Secretary


----------
*As of January 1, 2005

     BRENDA G. GUJRAL, president and director, is also the president, chief operating officer and a director of IREIC, the parent company of our Business Manager. She also is president, chief operating officer and a director of Inland Securities Corporation and a director of Inland Western Retail Real Estate Trust, Inc. and Inland Investment Advisors, Inc., an investment advisor.

     Ms. Gujral has overall responsibility for IREIC's operations, including distributing checks to over 50,000 investors, reviewing periodic communications to those investors, filing quarterly and annual reports with the Securities and Exchange Commission for IREIC-sponsored publicly registered investment programs, complying with other Securities and Exchange Commission and National Association of Securities Dealers securities regulations both for IREIC and Inland Securities Corporation, reviewing asset management activities and marketing and communications with the independent broker-dealer firms selling current and prior IREIC-sponsored investment programs. She works with internal and outside legal counsel in structuring IREIC's investment programs and in connection with preparing its offering documents and registering the related securities with the Securities and Exchange Commission and state securities commissions.


     Ms. Gujral has been with the Inland organization for twenty-four years, becoming an officer in 1982. Prior to joining the Inland organization, she worked for the Land Use Planning Commission establishing an office in Portland, Oregon to implement land use legislation for that state. She is a graduate of California State University, Sacramento, California. She holds Series 7, 22, 39 and 63 licenses from the National Association of Securities Dealers and is a member of The National Association of Real Estate Investment Trusts. Ms. Gujral also is a member of the Financial Planning Association, the Foundation for Financial Planning and the National Association for Female Executives.

     BARRY L. LAZARUS, a director, was appointed to our board of directors in June 2005. Mr. Lazarus is the chief executive officer, president and a director of Inland Retail Real Estate Trust, Inc., or IRRETI. Mr. Lazarus first began working for The Inland Group in 1973 after a brief career in public accounting. From 1973 to 1979, he supervised all corporate and partnership accounting and tax matters for The Inland Group and managed its corporate financial affairs. In 1979, Mr. Lazarus formed The Butterfield Company, a real estate development and contracting firm located in Phoenix, Arizona. Between 1979 and 1987, The Butterfield Company completed several development projects in conjunction with several national real estate firms. From 1988 to 1990, Mr. Lazarus served as vice president of finance for UDC Homes, Inc., at the time one of the largest home builders in the United States and a New York Stock Exchange listed company. His duties included obtaining financing for numerous real estate development and construction projects in the southeastern and southwestern United States, as well as maintaining investor relations. Mr. Lazarus rejoined the Inland organization in 1990 as president of Intervest Midwest Real Estate Corporation, a real estate company that actively acquired, developed, financed and sold real estate assets in the Midwest and Southeast. In 1994, Mr. Lazarus became president of Inland Shelter Group, LLC, which at the time was engaged in the development of apartment properties in the Georgia. Mr. Lazarus served as IRRETI's president and chief operating officer since its formation in 1998 and became its chief executive officer in 2004. He received his bachelor degree in business administration from the University of Wisconsin, Madison, Wisconsin, is a certified public accountant and holds real estate broker licenses in the states of Wisconsin and Georgia.

     J. MICHAEL BORDEN, an independent director, was appointed to our board of directors in October 2004. Mr. Borden is president and chief executive officer of Freedom Plastics, Inc., World of Plastics of Florida, Rock Valley Trucking Co., Inc., Eagle Trucking, Inc., Total Quality Plastics, Inc., Rock Valley Leasing, Inc., Hufcor Inc., Airwall, Inc., Soft Heat and Flambeau Forest Resort. Over the last twenty-five years, Mr. Borden's various businesses have routinely entered into real estate transactions in the ordinary course of business, allowing him to develop experience in acquiring, leasing, developing and redeveloping real estate assets. Mr. Borden is also chairman of Perkins Wildlife Area and the Council for Workforce Excellence. He currently serves on the board of directors of SSI Technologies, Inc., Dowco, Inc., M&I Bank, Employers Health Cooperative, Competitive Wisconsin and St. Anthony of Padua Charitable Trust, is a trustee of The Nature Conservancy and the Income Realty Fund, and is a regent of the Milwaukee School of Engineering. Mr. Borden also is a member of the National Governor's Association Workforce Investment Act, the Federal Reserve Bank Advisory Board and many industry trade associations. He was named Wisconsin entrepreneur of the year in 1998. Mr. Borden graduated

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from Marquette University, Milwaukee, Wisconsin, where he studied accounting, finance and philosophy. He also attended an MBA program in finance at Marquette University.

     DAVID MAHON, an independent director, was appointed to our board of directors in October 2004. He currently serves as a director of Antares Capital Corporation where he is responsible for structuring and syndicating capital market transactions. Mr. Mahon also is responsible for purchasing and trading investments for Antares Capital's securitized investment funds. Prior to joining Antares Capital, Mr. Mahon spent six years at Heller Financial, the last three within its capital markets and corporate finance groups. Mr. Mahon started his career at Arthur Andersen and subsequently worked for three years in Citicorp's leveraged capital group. Mr. Mahon is currently a member of the board of directors for Noodles & Company, an operator of approximately one hundred (100) casual dining restaurants based in Boulder, Colorado. Mr. Mahon is a CPA and a graduate of Augustana College, Rock Island, Illinois.


     THOMAS F. MEAGHER, an independent director, was appointed to our board of directors in October 2004. He currently serves on the board of directors of The Private Bank of Chicago, DuPage Airport Authority, the TWA Plan Oversight Committee and Festival Airlines. He also is a member of the board of trustees of Edward Lowe Foundation. Mr. Meagher has previously served on the board of directors of UNR Industries, Rohn Towers, Greyhound Lines Inc. and Trans World Airlines, where he served as chairman of the board for two years and participated in the sale of the company to American Airlines.

     Mr. Meagher began his business career in 1958 when he was selected by American Airlines for their management training program. He subsequently joined Continental Air Transport of Chicago as Executive Vice-President in 1964. In 1970, Mr. Meagher was appointed the first president and chief executive officer of the Chicago Convention and Tourism Bureau, returning to Continental Air Transport as president and chief executive officer in 1972. In 1980, Mr. Meagher purchased Howell Tractor and Equipment Company. He is the principal shareholder of Howell Tractor and serves as the company's chairman and chief executive officer. He is also the principal shareholder and chairman of Professional Golf Cars of Florida.


     Mr. Meagher is a native of Chicago, Illinois. He received his bachelor degree from St. Mary's University of Minnesota, Minneapolis, Minnesota. Upon graduation, he entered the U.S. Marine Corps Officer Candidate Program, serving with the 2nd Marine Air Wing and achieving the rank of Captain. Mr. Meagher also attended graduate business school at the University of Chicago.


     PAULA SABAN, an independent director, was appointed to our board of directors in October 2004. Mrs. Saban has worked in the financial services and banking industry for over twenty-five years. She began her career in 1978 with Continental Bank, which later merged into Bank of America. From 1978 to 1990, Mrs. Saban held various consultative sales roles in treasury management and in traditional lending areas. She also managed client service teams and developed numerous client satisfaction programs. In 1990, Mrs. Saban began designing and implementing various financial solutions for clients with Bank of America's Private Bank and Banc of America Investment Services, Inc. Her clients included top management of publicly-held companies and entrepreneurs. In addition to managing a diverse client portfolio, she was responsible for client management and overall client satisfaction. She recently retired from Bank of America as a senior vice president/private client manager. In 1994, Mrs. Saban and her husband started a construction products company, Newport Door, Inc., of which she is president and a principal stockholder.


     Mrs. Saban received her bachelor degree from MacMurray College, Jacksonville, Illinois, and her master of business administration from DePaul University, Chicago, Illinois. She holds Series 7 and 66 licenses from the NASD. She is president of the Fairview Elementary School PTA and is a former trustee of both the Goodman Theatre and Urban Gateways.

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     ROBERTA S. MATLIN has been our vice president, administration since our formation. Ms. Matlin joined Inland Real Estate Investment Corporation in 1984 as director of investor administration and currently serves as senior vice president of IREIC, directing its day-to-day internal operations. Ms. Matlin is a director of IREIC, a director and president of Inland Investment Advisors, Inc., and Intervest Southern Real Estate Corporation, and a director and vice president of Inland Securities Corporation. She is the president of Inland American Business Manager & Advisor, Inc. She has been vice president of administration of Inland Western Retail Real Estate Trust, Inc. since its formation. From 1998 until 2004, she was vice president of administration of Inland Retail Real Estate Trust, Inc. She was vice president of administration of Inland Real Estate Corporation from 1995 until 2000. From June 2001 until April 2004 she was a trustee and executive vice president of Inland Mutual Fund Trust. Prior to joining Inland, she worked for the Chicago Region of the Social Security Administration of the United States Department of Health and Human Services. Ms. Matlin is a graduate of the University of Illinois, Champaign, Illinois. She holds Series 7, 22, 24, 39, 63 and 65 licenses from the National Association of Securities Dealers, Inc.

     KELLY E. TUCEK has been our treasurer since our formation. Ms. Tucek joined The Inland Group in 1989 and is a vice president of IREIC. Since 1996 she has been responsible for the Investment Accounting Department, which includes all public partnership accounting functions along with quarterly and annual SEC filings. She was the treasurer of Inland Western Retail Real Estate Trust, Inc. from March 2003 through March 2004. Prior to joining Inland, Ms. Tucek was a member of the audit staff of Coopers and Lybrand for five years. She received her bachelor degree in accounting and computer science from North Central College, Naperville, Illinois.

     SCOTT W. WILTON has been our secretary since our formation. Mr. Wilton joined The Inland Group in January 1995. He is assistant vice president of The Inland Real Estate Group, Inc. and assistant counsel with The Inland Real Estate Group law department. In 1998, Mr. Wilton became secretary of Inland Retail Real Estate Trust, Inc. and Inland Retail Real Estate Advisory Services, Inc. In 2001, he became the secretary of Inland Real Estate Exchange Corporation. In 2003, he became secretary of Inland Western Retail Real Estate Trust, Inc. Mr. Wilton is involved in all aspects of The Inland Group's business, including real estate acquisitions and financing, securities law and corporate governance matters, leasing and tenant matters, and litigation management. He received bachelor degrees in economics and history from the University of Illinois, Champaign, Illinois, in 1982 and his law degree from Loyola University, Chicago, Illinois, in 1985. Prior to joining The Inland Group, Mr. Wilton worked for the Chicago law firm of Williams, Rutstein, Goldfarb, Sibrava and Midura, Ltd., specializing in real estate, corporate transactions and litigation.


COMMITTEES OF OUR BOARD OF DIRECTORS


     Under our bylaws, our board may establish any committee the board believes appropriate and appoint all committee members in its discretion. Our bylaws require, however, that a majority of the members of each committee must be independent directors.


     AUDIT COMMITTEE

     Our board has formed an audit committee consisting of three independent directors: J. Michael Borden, David Mahon and Thomas F. Meagher. Mr. Mahon serves as chairperson of the committee. The audit committee is responsible for engaging our independent public accountants, reviewing the plans and results of the audit engagement with the independent public accountants, approving professional services provided by, and the independence of, the independent public accountants, considering the range of audit and non-audit fees and consulting with the independent public accountants regarding the adequacy of our internal accounting controls.

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COMPENSATION OF DIRECTORS AND OFFICERS

     We will pay our independent directors an annual fee of $10,000 plus $500 for each in-person meeting of the board or a committee of the board (other than the audit committee) and $350 for each meeting of the board or a committee of the board (other than the audit committee) attended by telephone. Members of the audit committee receive $750 for each in-person meeting and $500 for each meeting attended by telephone. We will reimburse all of our directors for any out-of-pocket expenses incurred by them in attending meetings.

     INDEPENDENT DIRECTOR STOCK OPTION PLAN

     We will have an independent director stock option plan under which non-employee directors, as defined under Rule 16b-3 of the Securities Exchange Act of 1934, are eligible to participate. We have authorized and reserved a total of 75,000 shares of our common stock for issuance under our independent director stock option plan. The number and type of shares that could be issued under the plan may be adjusted if we are the surviving entity after a reorganization or merger or if we split our stock, are consolidated or are recapitalized. If this occurs, the exercise price of the options will be correspondingly adjusted.

     The independent director stock option plan provides for the grant of non-qualified stock options to purchase 3,000 shares to each independent director upon his or her appointment if they meet the conditions in the plan. The plan also provides for subsequent grants of options to purchase 500 shares on the date of each annual stockholder's meeting to each independent director then in office. However, options may not be granted at any time when the grant, along with the grants to be made at the same time to other independent directors, would exceed 9.8% of our issued and outstanding shares. We will issue, in the aggregate, options to purchase 3,000 shares at $8.95 per share to each of our independent directors when, and if, we have 1,000,000 shares of common stock issued and outstanding. The option price for subsequent options will be fixed at $8.95 per share prior to the time that there is a public market for our shares.

     One-third of the options granted following an individual initially becoming an independent director are exercisable beginning on the date of their grant, one-third will first become exercisable on the first anniversary of the date of their grant and the remaining one-third will first become exercisable on the second anniversary of the date of their grant. All other options granted under the independent director stock option plan will become fully exercisable on the second anniversary of their date of grant.

     Options granted under the independent director stock option plan are exercisable until the first to occur of:

     -    the tenth anniversary of the date of grant;

     -    the removal for cause of the person as an independent director; or

     - three months following the date the person ceases to be an independent director for any other reason except death or disability.

     All options generally are exercisable in the case of death or disability for a period of one year after death or the disabling event, provided that the death or disabling event occurs while the person is an independent director. However, if the option is exercised within the first six months after it becomes exercisable, any shares issued pursuant to such exercise may not be sold until the six month anniversary of the date of the grant of the option. Notwithstanding any other provisions of the independent director

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stock option plan to the contrary, no option issued pursuant thereto may be exercised if exercise would jeopardize our status as a REIT under the Internal Revenue Code.

     No option may be sold, pledged, assigned or transferred by an independent director in any manner otherwise than by will or by the laws of descent or distribution.

     Upon our dissolution, liquidation, reorganization, merger or consolidation as a result of which we are not the surviving corporation, or upon sale of all or substantially all of our assets, the independent director stock option plan will terminate, and any outstanding unexercised options will terminate and be forfeited. However, holders of options may exercise any options that are otherwise exercisable immediately prior to the dissolution, liquidation, consolidation or merger. Additionally, our board may provide for any or all of the following alternatives:

     - for the assumption by the successor corporation of the options previously granted or the substitution by the corporation for the options covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and exercise prices;

     - for the continuance of the independent director stock option plan by the successor corporation in which event the independent director stock option plan and the options will continue in the manner and under the terms so provided; or

     - for the payment in cash or common stock in lieu of and in complete satisfaction of the options.

COMPENSATION OF EXECUTIVE OFFICERS

     All of our executive officers are officers of one or more of our affiliates and compensated by those entities, in part, for their service rendered to us. We do not separately compensate our executive officers for their service as officers, nor will we reimburse either our Business Manager or Inland Management for any compensation paid to their employees who also serve as our executive officers, other than through the general fees we pay to them under the business management agreement or the property management agreement. In the future, our board may decide to pay annual compensation or bonuses or long-term compensation awards to one or more persons for services as officers. We may also, from time to time, grant restricted shares of our common stock to one or more of our officers.

OUR BUSINESS MANAGER

     Our Business Manager, Inland American Business Manager & Advisor, Inc., is a newly-formed Illinois corporation and a wholly owned subsidiary of IREIC. The following table sets forth information regarding its executive officers and directors. The biographies of Messrs. Parks, Cosenza and Goodwin are set forth above under "- Inland Affiliated Companies" and the biography of Ms. Matlin and Mr. Wilton is set forth above under "- Our Directors and Executive Officers."

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
     NAME                                AGE*  POSITION
     ----                                ---   --------
     Daniel L. Goodwin.................  61    Director
     Robert D. Parks...................  61    Director
     G. Joseph Cosenza.................  61    Director
     Roberta S. Matlin.................  60    President
     Catherine L. Lynch................  46    Treasurer
     Scott W. Wilton...................  44    Secretary

     ----------
     *As of January 1, 2005


     CATHERINE L. LYNCH joined the Inland organization in 1989 and is the treasurer and secretary of IREIC, responsible for managing the corporate accounting department. Ms. Lynch also is the treasurer and secretary and a director of Inland Securities and treasurer of Inland Investment Advisors, Inc. From 1980 until joining the Inland organization, Ms. Lynch was employed by KPMG Peat Marwick LLP. Ms. Lynch received her bachelor degree in accounting from Illinois State University, Normal, Illinois, is a certified public accountant and a member of the American Institute of Certified Public Accountants and the Illinois CPA Society. Ms. Lynch also is registered with the National Association of Securities Dealers, Inc. as a financial operations principal.


OUR PROPERTY MANAGER


     Our property manager, Inland North American Property Management Corp., which we refer to as Inland Management, is a newly formed Delaware corporation and a wholly owned indirect subsidiary of The Inland Group, Inc. Inland Management conducts its activities at its principal executive office at 2901 Butterfield Road in Oak Brook, Illinois. The following table sets forth information regarding its executive officers and directors.



     NAME                                AGE*  POSITION
     ----                                ---   --------
     Thomas P. McGuinness..............  49    Chairman, Director and Chief Executive Officer
     Robert M. Barg....................  51    Director, Senior Vice President, Treasurer and Secretary
     Elizabeth D. McNeeley.............  50    Director and Vice President
     Alan F. Kremin....................  58    Director
     Ulana Horalewskyj.................  58    Director
     Thomas Lithgow....................  42    Vice President


     ----------
     *As of January 1, 2005

     THOMAS P. MCGUINNESS joined Inland Property Management in 1982 and became president of Mid-America Management Corporation in July 1990 and chairman in 2001. He also is president of Inland Property Management, Inc. as well as a director of Inland Commercial Property Management. Mr. McGuinness is a licensed real estate broker and is past president of the Chicagoland Apartment Association and past regional vice president of the National Apartment Association. He is currently on the board of directors of the Apartment Building Owners and Managers Association, and is a trustee with the Service Employees' Local No. 1 Health and Welfare Fund, as well as the Pension Fund and holds CLS and CSM accreditations from the International Council of Shopping Centers.


     ROBERT M. BARG joined the Inland organization in 1986 and is currently the treasurer of Inland Property Management Group, Inc. Since 2003 he has been a senior vice president, secretary and treasurer of Inland Western Management Corp. In July 2004 he became a director of Inland Western Management Corp. as well as a senior vice president, secretary, treasurer, and a director of Inland Northwest

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Management Corp., Inland Pacific Management Corp. and Inland Southwest
Management Corp. He is also a director, senior vice president, and treasurer of Mid-America Management Corp. He was secretary and treasurer of Inland Southeast Property Management Corp. from 1998 to 2001. Prior to joining the Inland organization, Mr. Barg was an accounting manager of the Charles H. Shaw Co. He received his bachelor degree in business administration from the University of Illinois at Chicago and a master degree in accounting from Western Illinois University, Macomb, Illinois. Mr. Barg is a certified public accountant and is a member of the Illinois CPA Society, and is a licensed real estate broker.

     ELIZABETH D. MCNEELEY joined Inland Southeast Property Management as a property accountant in January 2002. In January 2003, she was promoted to senior property accountant for Inland Western Management Corp., and in July 2003, was promoted to a vice president of Inland Northwest Management Corp., Inland Pacific Management Corp., Inland Southwest Management Corp. and Inland Western Management Corp. Prior to joining Inland, Ms. McNeeley was an accountant for the Burlington Northern Railroad, Pinnacle Relocation and Trase Miller Teleservices. She also taught mathematics at both the middle school and junior college level. Ms. McNeeley holds a bachelor degree from North Central College, Naperville, Illinois, and a master degree from DePaul University, Chicago, Illinois. She is a licensed real estate sales agent.

     ALAN F. KREMIN joined The Inland Group in 1982 and became treasurer of The Inland Group, Inland Commercial Property Management, Inc., and various other subsidiaries of The Inland Group in March 1991. He also became the chief financial officer of The Inland Group in 1991, responsible for financial management, cash budgeting and corporate taxes for the consolidated group. He also serves as a director for various subsidiaries of The Inland Group and affiliated entities. Prior to joining The Inland Group, Mr. Kremin served for one year as a controller of CMC Realty and three years as assistant controller of JMB Realty Corporation. Prior thereto, Mr. Kremin worked eight years in public accounting, including four years at Arthur Young & Company. He received his bachelor degree in accounting from Loyola University, Chicago, Illinois. Mr. Kremin is a certified public accountant, holds securities and insurance licenses and is a licensed real estate broker.

     ULANA HORALEWSKYJ joined The Inland Group in 1990 and is treasurer of Inland Real Estate Exchange Corporation, vice president of IREIC and president of Partnership Ownership Corporation. In her capacity as vice president of IREIC, Ms. Horalewskyj oversees the cash management and accounting for over 250 Inland private limited partnerships. Prior to joining The Inland Group, she spent four years working for an accounting firm and ten years in the banking industry. Ms. Horalewskyj received her bachelor degree from Roosevelt University, Chicago, Illinois.

     THOMAS LITHGOW joined Inland in 2004 and was promoted to vice president. Mr. Lithgow is the chief due diligence director responsible for all due diligence, and he also oversees thirteen million square feet of commercial property throughout the United States. Prior to joining Inland, Mr. Lithgow was the due diligence director for Heritage Realty. Mr. Lithgow has twenty years of real estate experience in the areas of accounting, finance, asset management, due diligence, acquisitions and dispositions. Mr. Lithgow received his bachelor degree from Eastern Illinois University, Charleston, Illinois, and is a certified public accountant.


THE BUSINESS MANAGEMENT AGREEMENT

     DUTIES OF OUR BUSINESS MANAGER. As a newly formed entity, we do not believe our asset base or the income generated by these assets will initially be large enough to support a fully integrated staff of employees. Thus, we would either have to incur operating losses until our assets and income grew to the size needed to support a fully integrated staff, do without certain services or retain a third party to provide these services. Our board has chosen the third option. We have entered into a business management

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agreement with Inland American Business Manager & Advisor, Inc. to serve as our
Business Manager with responsibility for overseeing and managing our day-to-day operations including:

     - identifying potential investment opportunities in real estate assets and assisting our board of directors in evaluating those opportunities;

     - preparing, on our behalf, all reports and regulatory filings including those required by federal and state securities law;

     -    administering our bookkeeping and accounting functions; and

     - undertaking and performing all services or other activities necessary and proper to carry out our investment objectives.


     See "Risk Factors - Risks Related to Our Business Manager, Inland Management and their Affiliates" for additional discussion regarding the business management agreement. To assist the Business Manager in handling its reponsibilities, the Business Manager may establish a management and disclosure committee to review and critique our periodic reports and other public disclosures, as well as our day-to-day business practices, controls and procedures. The committee may include our officers and directors, officers and directors of our Business Manager and Inland Management, and officers and directors of The Inland Group or its affiliates. If established, the responsibilities and powers of the management and disclosure committee will be set forth in a written charter approved by our board. Regardless of whether a management and disclosure committee is formed, the business management agreement provides that the Business Manager is deemed to be in a fiduciary relationship with us and our stockholders.


     ANCILLARY AGREEMENTS. Under the business management agreement, the Business Manager is obligated to provide, either directly or indirectly through affiliates, various services and licenses needed to operate our business. To do so, the Business Manager, or we, in the case of the trademark license agreement, will enter into various agreements with IREIC and its affiliates. We have agreed to reimburse the Business Manager, IREIC and its affiliates, each referred to as a "service provider" or, collectively, the "service providers," for the expenses paid or incurred to provide these services including all direct expenses and the costs of salaries and benefits of persons employed by these entities and performing services for us. Direct expenses include, but are not limited to:

     -    taxes and assessments on income or real property and taxes;

     - premiums and other associated fees for insurance policies including director and officer liability insurance;

     - all expenses associated with stockholder communications including the cost of preparing, printing and mailing annual reports, proxy statements and other reports required by governmental entities;

     -    administrative service expenses;

     -    audit, accounting and legal fees paid to third parties;

     -    transfer agent and registrar's fees and charges paid to third parties;
          and

     - expenses relating to any offices or office facilities maintained solely for our benefit that are separate and distinct from the Company's executive offices.

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     We will also reimburse the service providers for salaries and benefits of persons employed by these entities and performing services for us. In the case of IREIC, whose employees also provide services for other entities sponsored by, or affiliated with, IREIC, we will reimburse only a pro rata portion of the salary and benefits of these persons based on the amount of time spent by that person on matters for us compared to the time spent by that same person on all matters including our matters. Except in the case of computer services provided by Inland Computer Services, Inc., which is described below, the salary and benefit costs for each service provider other than IREIC will be determined by multiplying (i) the number of hours spent by all employees of the service provider in providing services for us by (ii) that service provider's "hourly billing rate." For these purposes, the "hourly billing rate" will approximate the hourly cost to the service provider to provide services to us based on:

     - the average amount of all salaries and bonuses paid to the employees of the service provider; and

     - an allocation for overhead including employee benefits, rent, materials, fees, taxes, and other operating expenses incurred by the service provider in operating its business except for direct expenses for which we reimburse the service provider, as described above.

All billing rates are subject to change, but in all cases will not exceed ninety percent (90.0%) of the market rates for similar services. These ancillary agreements will terminate upon the termination of the business management agreement unless the Business Manager or the service provider agrees otherwise.

     - COMMUNICATIONS SERVICES. Inland Communications, Inc. will provide marketing, communications and media relations services, including designing and placing advertisements; editing marketing materials; preparing and reviewing press releases; distributing certain stockholder communications; and maintaining branding standards.

     - COMPUTER SERVICES. Inland Computer Services, Inc., or ICS, will provide data processing, computer equipment and support services and other information technology services, including custom application, development and programming; support and troubleshooting; data storage and backup; email services; printing services; and networking services, including Internet access. ICS will be compensated for all direct costs incurred and reasonable expenses paid in providing computer services, including programming and consulting time, printing costs and usage charges, equipment rentals and computer usage.

     - INSURANCE AND RISK MANAGEMENT SERVICES. Inland Risk and Insurance Management Services, Inc. will provide insurance and risk management services, including negotiating and obtaining insurance policies; managing and settling claims; and reviewing and monitoring our insurance policies.

     - LEGAL SERVICES. The Inland Real Estate Group, Inc. will provide legal services, including drafting and negotiating real estate purchase and sales contracts, leases and other real estate or corporate agreements and documents; performing due diligence; and rendering legal opinions.

     - OFFICE AND FACILITIES MANAGEMENT SERVICES. Inland Office Management and Services, Inc. and Inland Facilities Management, Inc. will provide office and facilities management services, including purchasing and maintaining office supplies and furniture; installing telephones; maintaining security; providing mailroom, courier and switchboard services;

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          and contracting with and supervising housekeeping and other facilities maintenance service providers.

     - PERSONNEL SERVICES. Inland Human Resource Services, Inc. will provide personnel services, including pre-employment services; new hire services; human resources; benefit administration; and payroll and tax administration.

     - PROPERTY TAX SERVICES. Investors Property Tax Services, Inc. will provide property tax services, including tax reduction, such as monitoring properties and seeking ways to lower assessed valuations, and tax administration, such as coordinating payment of real estate taxes.

     - SOFTWARE LICENSE. ICS will grant the Business Manager a non-exclusive and royalty-free right and license to use and copy software owned by ICS and to use certain third party software according to the terms of the applicable third party licenses to ICS, all in connection with the Business Manager's obligations under the business management agreement. ICS will provide the Business Manager with all upgrades to the licensed software, as well as any necessary support and maintenance.

     - TRADEMARK LICENSE. We will enter into a trademark license agreement with The Inland Real Estate Group, Inc., or TIREG, granting us a non-exclusive, royalty-free right and license to use the "Inland" name and marks, and the goodwill associated with them, in connection with our business. TIREG will retain exclusive ownership of all trademarks and, except for permitted sublicenses, we will not be able to transfer, sell, assign or modify any right granted to us under the trademark license agreement. We anticipate that the trademark license agreement will contain customary and usual representations, warranties and covenants for agreements of this type, and will require each party to indemnify the other party for any damages resulting from a breach of its obligations under the trademark license agreement. Upon termination of the business management agreement, TIREG may terminate the trademark license agreement following delivery of written notice to us and the completion of a reasonable transition period.

     TERM. The business management agreement has an initial term of one year and is renewable for successive one year terms upon the mutual consent of the parties, including an affirmative vote of a majority of our independent directors. The agreement may be terminated by mutual consent of the parties. We may terminate the agreement without cause or penalty upon a vote by a majority of the independent directors on sixty (60) days written notice to our Business Manager. The agreement also will terminate upon a business combination with our Business Manager, as described below. If the business management agreement is terminated, our Business Manager must cooperate with us and take all reasonable steps requested by our board to assist it in making an orderly transition.


     COMPENSATION. After our stockholders have received a non-cumulative, non-compounded return of five percent (5.0%) per annum on their "invested capital," we will pay our Business Manager a fee of up to one percent (1.0%) of our "average invested assets," payable quarterly in an amount equal to one-quarter of one percent (0.25%) of our average invested assets as of the last day of the immediately preceding quarter. For these purposes, "invested capital" means the original issue price paid for the shares of our common stock reduced by prior distributions from the sale or financing of our properties. For these purposes, "average invested assets" means, for any period, the average of the aggregate book value of our assets, including lease intangibles, invested, directly or indirectly, in financial instruments, debt and equity securities and equity interests in and loans secured by real estate assets, including amounts invested in REITs and other "real estate operating companies," before reserves for depreciation

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or bad debts or other similar non-cash reserves, computed by taking the average of the values at the end of each month during the period.

     In addition, any time we acquire a controlling interest in a REIT or other "real estate operating company," we will pay our Business Manager or its designee a fee equal to two and one-half percent (2.5%) of the aggregate purchase price paid to acquire the controlling interest. See "- Property Acquisition Agreement" below for a discussion of what constitutes a "real estate operating company." We will pay acquisition fees either in cash or by issuing shares of our common stock valued per share at the greater of (i) the per share offering price of our common stock in our most recent public offering, (ii) if applicable, the per share price ascribed to shares of our common stock used in our most recent acquisition of a controlling interest in a REIT or other real estate operating company and (iii) $10.00 per share. If paying the acquisition fee in shares of our common stock would result in more than 9.8% of our outstanding shares being held by The Inland Group and its affiliates, including our Business Manager, our board may waive the ownership restrictions set forth in our articles to permit the issuance of the additional shares. If our board does not waive the limit, any excess fee will be paid in cash. See "Risk Factors
- Risks Related to Our Business Manager, Inland Management and their Affiliates" for additional discussion regarding the acquisition fee.

     Further, after our stockholders have first received a ten percent (10.0%) cumulative, non-compounded return on, plus return of, their invested capital, as defined above, we will pay our Business Manager an incentive fee equal to fifteen percent (15.0%) of the net proceeds from the sale of real estate assets, including assets owned by a REIT or other real estate operating company that we acquire and operate as a subsidiary.


     If our Business Manager or its affiliates perform services that are outside of the scope of those required under the business management agreement, we will compensate our Business Manager at rates and in amounts approved by our board of directors. See "Risk Factors - Risks Related to Our Business Manager, Inland Management and their Affiliates" for additional discussion regarding fees paid to the Business Manager.

     REIMBURSEMENT. Notwithstanding the above, our Business Manager is required to reimburse us for the amounts, if any, that our total operating expenses paid during the previous fiscal year exceed the greater of:

     - two percent (2.0%) of our average invested assets for that fiscal year; or

     - twenty-five percent (25.0%) of our net income, before any additions to, or allowance for, reserves for depreciation, amortization or bad debts or other similar reserves before any gain from the sale of our assets, for that fiscal year.

Items such as organization and offering expenses, property expenses, interest payments, taxes, non-cash charges and acquisition fees and expenses are excluded from the definition of total operating expenses. Our Business Manager also is obligated to pay organization and offering expenses exceeding specified levels. See "Compensation Table" for a description of the fees and reimbursements to which our Business Manager is entitled.

     BUSINESS COMBINATION. We will consider internalizing the functions of the Business Manager once our assets and income are of sufficient size such that internalizing these functions is, in our board's view, in the best interests of our stockholders. For a detailed discussion of a potential business combination with our Business Manager, see "- Business Combinations" below.

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     LIABILITY AND INDEMNIFICATION. Under the business management agreement, and the property management agreement described below, we are required to indemnify our Business Manager, Inland Management and each of their officers, directors, employees and agents and to pay or reimburse its or their reasonable expenses in advance of the final disposition of a proceeding so long as:


     - the person seeking indemnity determined in good faith that the course of conduct that caused the loss, liability or expense was in our best interest;

     - the person seeking indemnity was acting on behalf of, or performing services for, us;

     - the liability or loss was not the result of gross negligence or willful misconduct on the part of the person seeking indemnity; and

     - the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the assets of our stockholders.

We will not indemnify any person or entity for losses, liabilities or expenses arising from, or out of, an alleged violation of federal or state securities laws by any party seeking indemnity unless one or more of the following conditions are met:

     - there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular person or entity;

     - the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular person or entity; or

     - a court approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court has been advised of the position of the SEC and the published opinions of any state securities regulatory authority in which our securities were offered and sold with respect to the availability or propriety of indemnification for securities law violations.

We will advance amounts to any person seeking indemnity for legal and other expenses only if:

     - the legal action relates to acts or omissions concerning the performance of duties or services by the person seeking indemnification for or on our behalf;

     - the legal action is initiated by a third party and a court of competent jurisdiction specifically approves the advance; and

     - the person receiving the advance undertakes to repay any monies advanced, together with interest thereon at the applicable rate, if a court finds that the person is not entitled to be indemnified.

PROPERTY MANAGEMENT AGREEMENT


     DUTIES OF INLAND MANAGEMENT. Inland Management, its affiliates or agents will manage each of our real properties that is not internally managed by persons employed by companies that we acquire. When we acquire a property that we would like Inland Management to manage, we will enter into a separate agreement with Inland Management specific to that

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property. See "Risk Factors - Risks Related to Our Business Manager, Inland
Management and their Affiliates" for additional discussion regarding the property management agreement.

     COMPENSATION. For each property managed directly by Inland Management, its affiliates or agents, we will pay Inland Management a monthly fee equal to four and one-half percent (4.5%) of the gross income from each such property. We will pay this fee for services in connection with renting, leasing, operating and managing each property. As is customary in the industry, we will reimburse Inland Management, its affiliates and agents for property-level expenses that it or they pay such as salaries and benefit expenses for on-site employees and other miscellaneous expenses.

     For each property managed directly by entities other than Inland Management, its affiliates or agents, we will pay Inland Management a monthly oversight fee of up to one percent (1.0%) of the gross income from each such property. We will pay this fee for transition services to coordinate and align the systems and policies of the third party property manager with those of Inland Management. In no event will Inland Management receive a property management fee and an oversight fee with respect to a particular property. Further, in no event will the aggregate amount of the property management fee paid to entities other than Inland Management, its affiliates or agents plus the oversight fee paid to Inland Management exceed a total of four and one-half percent (4.5%) of the gross income of the particular property. Oversight fees may not be paid for more than three years following the acquisition of the property, REIT or real estate operating company, as the case may be. See "Risk Factors - Risks Related to Our Business Manager, Inland Management and their Affiliates" for additional discussion regarding fees paid to Inland Management.

     TERM. Each property will be managed pursuant to a separate agreement with a term ending on December 31 of the year in which the property is acquired. Each management agreement will provide for successive one-year renewals, unless either party notifies the other in writing of its intent to terminate between sixty (60) and ninety (90) days prior to the expiration of the initial or renewal term. We also may terminate the agreement without cause or penalty upon a vote by a majority of the independent directors on sixty (60) days written notice to Inland Management. Inland Management may subcontract with an affiliate or a third party agent to provide the required property management services for less than the management fee provided in the management agreement. Inland Management, or its parent, The Inland Property Management Group, Inc., may form subsidiary property management companies as necessary to manage the properties we acquire, and may approve of the change of management of a property from one manager to another.


     BUSINESS COMBINATION. We will consider internalizing the functions of Inland Management once our assets and income are of sufficient size such that internalizing these functions is, in our board's view, in the best interests of our stockholders. For a detailed discussion of a potential business combination with Inland Management, see "- Business Combinations" below.

PROPERTY ACQUISITION AGREEMENT


     We have entered into an agreement with Inland Real Estate Acquisitions, Inc. under which Inland Real Estate Acquisitions will assist us in acquiring properties, REITs, real estate operating companies or other real estate assets. This agreement will continue until the date that none of the directors affiliated with The Inland Group and none of the officers or directors of The Inland Group, Inland Real Estate Acquisitions or our Business Manager or their affiliates are then serving as our officers and directors. See "Risk Factors - Risks Related to Our Business Manager, Inland Management and their Affiliates" for additional discussion regarding the property acquisition agreement.

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     DUTIES OF INLAND REAL ESTATE ACQUISITIONS. Under the terms of this agreement, Inland Real Estate Acquisitions, or IREA, has granted us a right of first refusal to acquire all properties, REITs or real estate operating companies that it identifies, acquires or obtains the right to acquire. This right is subject to prior rights granted by IREA to certain entities sponsored by IREIC to acquire neighborhood retail facilities, community centers or single-user properties located throughout the United States. A neighborhood retail facility is real estate improved for use as a shopping center with a gross leasable area ranging in size from 5,000 to 150,000 square feet. A community center is real estate improved for use as a shopping center with gross leasable retail area exceeding 150,000 square feet but less than 300,000 square feet. A single user property is real estate improved for use as a single tenant or commercial property. If these entities do not exercise their respective rights, we have been granted a subsequent right of first refusal to acquire these properties.

     COMPENSATION. At any time we acquire a controlling interest in a REIT or other "real estate operating company," we will pay our Business Manager or its designee a fee equal to two and one-half percent (2.5%) of the aggregate purchase price paid to acquire the controlling interest. This fee will not be paid when we acquire only a property but not the REIT or other real estate operating company owning the property. See "Risk Factors - Risks Related to Our Business Manager, Inland Management and their Affiliates" for additional discussion regarding this fee paid to the Business Manager. For these purposes, "control" means owning fifty and one-tenths percent (50.1%) or more of the voting securities of the entity in question. For these purposes "real estate operating company" means:


     - any entity that has equity securities registered under Sections 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     - any entity that files periodic reports under Sections 13 or 15(d) of the Exchange Act; or

     -    any entity that, either itself or through its subsidiaries:

          - owns and operates interests in real estate on a going concern basis rather than as a conduit vehicle for investors to participate in the ownership of assets for a limited period of time;

          - has a policy or purpose of reinvesting sale, financing or refinancing proceeds or cash from operations;

          - has its own directors, managers or managing general partners, as applicable; and

          -    either:

               - has its own officers and employees that, on a daily basis, actively operate the entity and its subsidiaries and businesses; or

               - has retained the services of an affiliate or sponsor of, or advisor to, the entity to, on a daily basis, actively operate the entity and its subsidiaries and businesses.


     We will pay acquisition fees either in cash or by issuing shares of our common stock valued per share at the greater of (i) the per share offering price of our common stock in our most recent public offering, (ii) if applicable, the per share price ascribed to shares of our common stock used in our most recent acquisition of a controlling interest in a REIT or other real estate operating company and (iii) $10.00 per share. If paying the acquisition fee in shares of our common stock would result in more than

9.8% of our outstanding shares being held by The Inland Group and its affiliates, including our Business Manager, our board may waive the ownership restrictions set forth in our articles to permit the issuance of the additional shares. If our board does not waive the limit, any excess fee will be paid in cash. See "Federal Income Tax Considerations - General Share Ownership Tests" and "Description of Securities - Restrictions on Ownership and Transfer."


BUSINESS COMBINATIONS

     Many REITs that are listed on a national stock exchange or included for quotation on a national market system are considered self-administered, which means that they employ persons or agents to perform all significant management functions. The costs to perform these management functions are "internalized" rather than external and no third-party fees, such as advisory fees, are paid by the REIT. We will consider becoming a self-administered REIT once our assets and income are, in our board's view, of sufficient size such that internalizing the management functions performed by our Business Manager and Inland Management is in the best interests of our stockholders.

     If our board should make this determination in the future, we have agreed to pay one-half of the costs, and our Business Manager and Inland Management have agreed to pay the other half, of an independent investment banking firm. This firm would jointly advise us and IREIC on the value of our Business Manager and Inland Management. After the investment banking firm completes its analyses, we will require it to prepare a written report and make a formal presentation to our board.

     Following the presentation by the investment banking firm, our board would form a special committee comprised entirely of independent directors to consider a possible business combination with our Business Manager and Inland Management. The board will, subject to applicable law, delegate all of its decision-making power and authority to the special committee with respect to these matters. The special committee also will be authorized to retain its own financial advisors and legal counsel to, among other things, negotiate with representatives of our Business Manager and Inland Management regarding a possible business combination. In any event, before we can complete any business combination with either our Business Manager or Inland Management, our articles require that the following two conditions be satisfied:

     - the special committee receives an opinion from a recognized investment banking firm, separate and distinct from the firm jointly retained to provide a valuation analysis, concluding that the consideration to be paid to acquire our Business Manager or Inland Management, as the case may be, is fair to our stockholders from a financial point of view; and

     - the holders of a majority of the votes cast at a meeting of our stockholders called for such purpose (if a quorum is present at the meeting) approves the acquisition; provided that, for these purposes only, any shares held by The Inland Group, Inc., Inland Real Estate Investment Corporation or any of their affiliates will be counted for purposes of determining the presence of quorum. The shares will not, however, initially constitute a vote cast for purposes of determining the number of votes necessary to approve the acquisition. If the proposal receives the necessary votes to approve the acquisition, these shares may then be voted in favor of the transaction.

     We anticipate that any consideration we may offer in connection with a business combination with our Business Manager and Inland Management will be payable solely in shares of our common stock. Unless and until definitive documentation is executed, we will not be obligated to complete a business combination with our Business Manager or Inland Management.

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INLAND SECURITIES CORPORATION

     Inland Securities Corporation, our dealer manager, was formed in 1984 and is registered under the applicable federal and state securities laws as a securities broker-dealer throughout the United States. Inland Securities also recently became licensed to sell securities in the province of Ontario, Canada as an international dealer. Since being formed, Inland Securities has served as the dealer manager in connection with the offering of investment products sponsored by IREIC. Inland Securities has not rendered these services to anyone other than affiliates of The Inland Group. Inland Securities is a member firm of the National Association of Securities Dealers, Inc. See "Risk Factors - Risks Related to Our Business Manager, Inland Management and their Affiliates" for additional discussion regarding Inland Securities.

     The following table sets forth information about the directors, officers and principal employees of Inland Securities. Mr. Parks' biography is set forth above under "- Inland Affiliated Companies" in this section. The biographies of Ms. Gujral and Ms. Matlin are set forth above under "- Our Directors and Executive Officers" in this section. Ms. Lynch's biography is set forth above under "- Our Business Manager" in this section.

NAME                                     AGE*  POSITION
----                                     ---   --------
Brenda G. Gujral..................       62    Director, President and Chief Operating Officer
Roberta S. Matlin.................       60    Director and Vice President
Catherine L. Lynch................       46    Director, Treasurer and Secretary
Robert D. Parks...................       61    Director
Brian M. Conlon...................       46    Executive Vice President - National Sales Director
R. Martel Day.....................       55    Executive Vice President - Director of Business Development
Fred C. Fisher....................       60    Senior Vice President
David Bassitt.....................       62    Senior Vice President
John Cunningham...................       46    Senior Vice President
Tomas Giardino....................       30    Vice President
Curtis Shoch......................       32    Vice President
Shawn Vaughan.....................       33    Vice President
Mark Lavery.......................       29    Vice President
Ralph Rudolph.....................       41    Vice President
Robert J. Babcock.................       29    Vice President
Frank V. Pinelli..................       58    Vice President
Matthew Podolsky..................       33    Vice President
Darrell Rau.......................       49    Vice President
Andrew Dornbusch..................       28    Vice President
Jeffrey S. Hertz..................       31    Vice President
Carl Pikus........................       38    Vice President
Nathan Rachels....................       30    Vice President
Michele Sorce.....................       40    Assistant Vice President and Controller
Sandra L. Perion..................       48    Assistant Vice President

----------
*As of January 1, 2005

     BRIAN M. CONLON joined Inland Securities Corporation as executive vice president - national sales director in September 1999. Prior to joining Inland, Mr. Conlon was executive vice president and chief operating officer of Wells Real Estate Funds, where he was responsible for overseeing day-to-day operations of the company's real estate investment and capital raising initiatives. Mr. Conlon is a general securities principal, is licensed as a real estate broker in Georgia, and has earned the certified financial planner and certified commercial investment member designations. Mr. Conlon currently serves on the

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national board of directors for the Financial Planning Association. Mr. Conlon holds Series 7, 24 and 63 licenses with the National Association of Securities Dealers, Inc.

     R. MARTEL DAY is executive vice president - director of business development for Inland Securities Corporation. He joined Inland Securities Corporation in 1984 as a regional representative in the southeast. Since then, he has served as regional vice president, senior vice president and national marketing director. Mr. Day is currently responsible for expanding Inland Securities Corporation's selling group and working closely with broker-dealers in the selling group.


     Mr. Day has developed and presented numerous motivational and sales training workshops over the past twenty years. He graduated with an engineering degree from the Georgia Institute of Technology, Atlanta, Georgia. Mr. Day holds general securities and registered investment advisor licenses from the National Association of Securities Dealers, and is an associate member of The National Association of Real Estate Investment Trusts. He is a director of Inland Investment Advisors, Inc., an affiliate of the Inland Group.

     FRED C. FISHER is a senior vice president of Inland Securities Corporation, which he joined in 1984. Mr. Fisher began his career with Inland Securities Corporation as regional vice president for the Midwest region. In 1994, he was promoted to senior vice president. Mr. Fisher received his bachelor degree from John Carroll University, University Heights, Ohio. Before joining Inland Securities Corporation, he spent nine years as a regional sales manager for the S.S. Pierce Company. Mr. Fisher holds Series 7, 22 and 63 licenses with the National Association of Securities Dealers, Inc.

     DAVID BASSITT joined Inland Securities Corporation as a senior vice president in March 2001. Prior to joining Inland, Mr. Bassitt was director of financial services with AEI Fund Management, Inc. and was responsible for wholesaling public and private net lease real estate investments and 1031 property exchanges to financial planners. Mr. Bassitt received a bachelor degree from Ferris State University, Big Rapids, Minnesota, and a master degree from St. Cloud University, St. Cloud, Minnesota. Mr. Bassitt holds Series 6, 7, 22 and 63 licenses with the National Association of Securities Dealers, Inc.

     JOHN CUNNINGHAM is a senior vice president of Inland Securities Corporation. He joined an affiliate of The Inland Group in January 1995 as a commercial real estate broker and joined Inland Securities Corporation as a regional representative for the western region in March 1997. He became a vice president in 1999. In 2002, he became senior vice president of the western region. Mr. Cunningham graduated from Governors State University, University Park, Illinois, with a bachelor degree in business administration, concentrating in marketing. Before joining the Inland organization, Mr. Cunningham owned and operated his own business and developed real estate. He holds Series 7 and 63 licenses with the National Association of Securities Dealers, Inc.

     TOMAS GIARDINO joined Inland Securities Corporation as vice president in September 2000. Prior to joining Inland, Mr. Giardino was the director of mutual fund sales at SunAmerica Securities. Prior thereto, Mr. Giardino was in the advertising field for four years. Mr. Giardino received his bachelor degree in political science from Arizona State University, Tempe, Arizona, in May 1998. He holds Series 7, 63 and 65 licenses with the National Association of Securities Dealers, Inc.

     CURTIS SHOCH joined Inland Securities Corporation as vice president in January 2000. Prior to joining Inland, Mr. Shoch was assistant vice president at Wells Real Estate Funds. Mr. Shoch began his career in 1994 with Keogler Investment Advisory Services. Mr. Shoch graduated from Lynchburg College, Lynchburg, Virgina, in 1994 with a major in marketing and an emphasis in finance. He is a registered representative as well as a registered investment advisor. Mr. Shoch holds Series 7, 63 and 65 licenses with the National Association of Securities Dealers, Inc.

     SHAWN VAUGHAN joined Inland Securities Corporation as vice president in August 2000. Prior to joining Inland, Mr. Vaughan was assistant vice president at Wells Real Estate Funds, where he was responsible for marketing real estate investments in the mid-atlantic region. Mr. Vaughan started his career in financial services in 1994. Mr. Vaughan holds Series 7 and 63 licenses with the National Association of Securities Dealers, Inc.


     MARK LAVERY joined Inland Securities Corporation as a vice president in April 2001. Prior to joining Inland, Mr. Lavery worked for Charles Schwab. Mr. Lavery began his career with Investment Planners. Mr. Lavery graduated from Milliken University, Decatur, Illinois, in 1997 with a bachelor degree in finance. Mr. Lavery holds Series 7 and 66 licenses with the National Association of Securities Dealers, Inc.

     RALPH RUDOLPH joined Inland Securities Corporation in 1995 as a regional representative for the midwest team and was promoted to a vice president in 2000. Prior to joining Inland, Mr. Rudolph served in the United States Marine Corps and worked for a broker-dealer firm. He is a graduate of Elmhurst College, Elmhurst, Illinois, with a degree in business administration. Mr. Rudolph holds Series 7 and 63 licenses with the National Association of Securities Dealers, Inc.

     ROBERT J. BABCOCK joined Inland Securities Corporation as vice president in March 2004. Prior to joining Inland, Mr. Babcock was an external wholesaler with AEI Fund Management, Inc. and was responsible for wholesaling public and private net lease real estate investments and 1031 property exchanges to financial planners. Mr. Babcock began his career as a financial advisor with American Express Financial Advisors in 1999. He received his bachelor degree from Gustavus Adolphus College, St. Peter, Minnesota. Mr. Babcock holds Series 7 and 63 licenses with the National Association of Securities Dealers, Inc.

     FRANK V. PINELLI joined Inland Securities Corporation in 2004 as a vice president. He was previously employed with The Inland Group from 1973 to 1983 where he worked in property management, real estate sales and real estate acquisitions. Prior to rejoining Inland, from 1984 to 2003, Mr. Pinelli was a principal in his own real estate firm and developed an international marketing organization. Mr. Pinelli is a graduate of Southern Illinois University, Carbondale, Illinois. He holds Series 7 and 63 licenses with the National Association of Securities Dealers, Inc. and also is licensed as a real estate broker in Illinois and Oregon.

     MATTHEW PODOLSKY joined Inland Securities Corporation as a vice president in April 2003. In 1994, Mr. Podolsky started his real estate career with Cushman and Wakefield of California, Inc. in the area of commercial sales and leasing. Prior to joining Inland Securities Corporation, he was a vice president at CB Richard Ellis, Inc. Mr. Podolsky graduated from the University of Arizona, Tucson, Arizona, with a bachelor degree in regional development/urban planning. He holds Series 7 and 63 licenses with the National Association of Securities Dealers, Inc. and a real estate license in the State of California.

     DARRELL RAU joined Inland Securities Corporation in 2004 as a vice president of the midwest region. Prior to joining Inland, Mr. Rau was vice president of developing markets at CTE Pension Advisors. Mr. Rau graduated from Northwood University, Midland, Michigan, with a degree in business administration. He holds Series 6, 7, 62 and 63 licenses with the National Association of Securities Dealers, Inc.

     ANDREW DORNBUSCH joined Inland Securities Corporation as a vice president in September 2004. Previously, Mr. Dornbusch was an attorney at Dorsey & Whitney LLP in Minneapolis, Minnesota. Mr. Dornbusch graduated from the University of Minnesota, Minneapolis, Minnesota, with a bachelor degree in International Relations. He obtained his law degree from Cornell Law School, Itasca, New York. Mr. Dornbusch holds Series 7 and 63 licenses with the National Association of Securities Dealers, Inc.

     JEFFREY S. HERTZ joined Inland Securities Corporation as a vice president in September 2004. Mr. Hertz started his career in the securities industry in 2000 with Nuveen Investments as a trader, working with unit investment trusts and exchange traded funds. Prior to joining Inland Securities Corporation, he was an advisor services representative for Nuveen. Mr. Hertz graduated from the University of Oregon, Eugene, Oregon, with a bachelor degree in psychology. He holds Series 7, 63 and 65 licenses with the National Association of Securities Dealers, Inc.

     CARL PIKUS joined Inland Securities Corporation as a vice president in September 2004. His responsibilities include development of new broker/dealer relationships for Inland in the Midwest. Prior to joining Inland Securities Corporation, Mr. Pikus was a midwest sales manager for Ultimus, a software company, managing existing clients and establishing new accounts. Mr. Pikus is a graduate of the University of Wisconsin, Madison, Wisconsin.

     NATHAN RACHELS joined Inland Securities Corporation as vice president in September 2004. Prior to joining Inland Securities Corporation, Mr. Rachels was assistant vice president at Wells Real Estate Funds, where he was responsible for marketing real estate investments in the southeast region of the United States. Mr. Rachels began his career in financial services in 1997 on the retail side of the business with a planning firm and then as an account manager at Deutsche Bank. He graduated from the University of Alabama, Tuscaloosa, Alabama, with degrees in public relations and business. Mr. Rachels holds Series 7 and 63 licenses with National Association of Securities Dealers, Inc.

     MICHELE SORCE joined Inland Securities as assistant vice president and controller in November 2003. However, Ms. Sorce started her career with Inland almost nineteen years ago. She previously served as controller for Inland commercial, residential and real estate auction companies. She received a bachelor degree in accounting from Elmhurst College, Elmhurst, Illinois. She is registered with the National Association of Securities Dealers, Inc. as a financial operations principal and also holds an Illinois real estate broker's license.


     SANDRA L. PERION joined Inland in 1994 as an administrative assistant to the senior vice president of Inland Real Estate Investment Corporation. In 2002, Ms. Perion was promoted to administrator of Inland Securities Corporation, where she became responsible for securities industry registration, compliance procedures and maintaining corporation and shareholder records. In 2003, she was promoted to assistant vice president of Inland Securities Corporation. Ms. Perion holds Series 7, 24 and 63 licenses from the National Association of Securities Dealers, Inc.

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                              CONFLICTS OF INTEREST

     Conflicts of interest exist between us and other entities sponsored by, or affiliated with, IREIC. The most significant conflicts of interest we may face in operating our business are described below.

     OUR BUSINESS MANAGER AND INLAND MANAGEMENT WILL SHARE EMPLOYEES WITH IREIC, ITS AFFILIATES AND OTHER REITs SPONSORED BY IREIC.


     Our Business Manager and Inland Management will share employees with IREIC, its affiliates and other REITs sponsored by IREIC. These individuals will face competing demands for their time and services and may have conflicts in allocating their time between our business and the business of these other entities. IREIC also may face a conflict of interest in allocating personnel and resources between its affiliates and our Business Manager and Inland Management. During times of intense activity, these individuals may not be able to devote all of their time and resources to our business.


     WE DO NOT HAVE ARM'S-LENGTH AGREEMENTS WITH OUR BUSINESS MANAGER, INLAND MANAGEMENT OR ANY OTHER AFFILIATES OF IREIC.


     None of the agreements and arrangements with our Business Manager, Inland Management or any other affiliates of IREIC were negotiated at arm's-length. Although these agreements may contain terms and conditions that are not in our best interest and would not otherwise be applicable if we entered into arm's length agreements with third parties, we believe that these agreements and arrangements approximate the terms and conditions of arm's length transactions. Further, a majority of our independent directors will make all decisions regarding enforcing these agreements or arrangements with our Business Manager, Inland Management and other affiliates of IREIC.

     OUR BUSINESS MANAGER, INLAND MANAGEMENT AND OTHER AFFILIATES OF IREIC RECEIVE COMMISSIONS, FEES AND OTHER COMPENSATION BASED UPON OUR INVESTED ASSETS AND, IN CERTAIN CASES, THE PURCHASE PRICE PAID TO ACQUIRE THESE ASSETS.

     Our Business Manager receives fees based on the aggregate book value, including acquired intangibles, of our invested assets and on the purchase price paid to acquire interests in REITs and other real estate operating companies. Further, Inland Management receives fees based on the gross income from properties under management and Inland Mortgage Investment Corporation receives a service fee when it places a loan for us. The book value of our assets includes amounts borrowed to acquire these assets. These compensation arrangements may provide an incentive for our Business Manager to: (1) borrow more money than prudent to increase the amount we can invest; (2) retain instead of sell assets, even if our stockholders may be better served by sale or disposition of the assets; or (3) avoid reducing the carrying value of assets that may otherwise be viewed as impaired. In addition, because we will pay our Business Manager a fee when we acquire a controlling interest in a REIT or other real estate operating company but not a fee interest in real estate, our Business Manager may focus on, and recommend, acquiring REITs or other real estate operating companies even if fee interests in real estate assets generate better returns.

     Our Business Manager, Inland Management and Inland Mortgage Investment Corporation may, therefore, recommend that we make investments, or take actions, that generate fees, but are not necessarily the most suitable investment for our portfolio. The interests of these parties in receiving fees may conflict with the interest of our stockholders in earning income on their investment in our common stock.

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     WE COMPETE WITH OTHER REITs SPONSORED BY IREIC FOR SHOPPING CENTERS AND
SINGLE TENANT NET-LEASED PROPERTIES.

     The other REITs sponsored by IREIC all focus on acquiring and operating neighborhood and community shopping centers located throughout the United States. Each of these REITs also may purchase single tenant net-leased properties located anywhere in the United States. A neighborhood retail facility is real estate improved for use as a shopping center with a gross leasable area ranging in size from 5,000 to 150,000 square feet. A community center is real estate improved for use as a shopping center with gross leasable retail area exceeding 150,000 square feet but less than 300,000 square feet. A single user property is real estate improved for use as a single tenant or commercial property. We, along with each of these REITs, rely to some degree on Inland Real Estate Acquisitions, or IREA, to identify and assist in acquiring real estate assets. IREA is a wholly-owned indirect subsidiary of The Inland Group, Inc. Mr. Parks is a director of The Inland Group and each of the other REITs. Ms. Gujral is a director of two of the other REITs. See "Management" above for additional discussion on the positions held by Mr. Parks and Ms. Gujral with these entities.


     Under the property acquisition agreement we have entered into with IREA, we have been granted a right of first refusal to acquire all properties, REITs or real estate operating companies that it identifies, acquires or obtains the right to acquire. This right is subject to prior rights granted by IREA to the other three REITs to acquire neighborhood retail facilities, community centers or single-user properties located throughout the United States. If these entities do not exercise their respective rights, we have been granted a subsequent right of first refusal to acquire these properties. Under principles of corporate law known as the "corporate opportunity doctrine," a director may not take for him or herself, either directly or through a controlled entity, any opportunity that the corporation has a reasonable expectancy because it falls within the corporation's line of business. In our case, the agreement with IREA may result in a property being offered to another entity sponsored or affiliated with IREIC, even though we may also be interested in, and have the ability to acquire, the subject property.


     WE MAY ACQUIRE REAL ESTATE ASSETS FROM AFFILIATES OF IREIC.

     We may, from time to time, acquire real estate assets from affiliates of IREIC. Although the purchase price we pay may not exceed the appraised value of the real estate at the time of its acquisition, it is possible that we would have negotiated a better price if we had negotiated directly with the seller. Our articles of incorporation require a majority of our directors who have no financial interest in the transaction to approve the transaction and conclude that it is fair and reasonable to us. If the price to us exceeds the cost paid by our affiliate, there must be substantial justification for the excess cost.

     WE MAY PURCHASE REAL ESTATE ASSETS FROM PERSONS WHO HAVE PRIOR BUSINESS RELATIONSHIPS WITH AFFILIATES OF IREIC. OUR INTERESTS IN THESE TRANSACTIONS MAY BE DIFFERENT FROM THE INTERESTS OF AFFILIATES IN THESE TRANSACTIONS.

     We may purchase real estate assets from third parties who have existing or previous business relationships with entities affiliated with IREIC. The officers, directors or employees of our Business Manager, IREA or Inland Management who also perform services for IREIC or these other affiliates may have a conflict in representing our interests in these transactions on the one hand and the interests of IREIC and its affiliates in preserving or furthering their respective relationships on the other hand.

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     OUR BUSINESS MANAGER MAY HAVE CONFLICTING FIDUCIARY OBLIGATIONS IF WE
ACQUIRE REAL ESTATE ASSETS FROM AFFILIATES OF IREIC.

     Our Business Manager may seek to acquire an interest in a real estate asset through a joint venture with affiliates of IREIC. In these circumstances, persons employed by our Business Manager who are also employed by IREIC or its affiliates may have a fiduciary duty to both us and the affiliates of IREIC participating in the joint venture. In order to minimize the conflict between these fiduciary duties, our articles of incorporation require a majority of our disinterested directors to determine that the transaction is fair and reasonable to us and is on terms and conditions no less favorable than from unaffiliated third parties entering into the joint venture.

     INLAND SECURITIES, THE DEALER MANAGER OF THIS OFFERING, IS AN AFFILIATE OF IREIC.

     Inland Securities Corporation, our dealer manager, is an affiliate of IREIC and is not, therefore, independent. Thus, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by unaffiliated, independent underwriters in securities offerings.

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                             PRINCIPAL STOCKHOLDERS


     The following table sets forth information as of June 17, 2005 regarding the number and percentage of shares beneficially owned by each director, each executive officer, all directors and executive officers as a group, and any person known to us to be the beneficial owner of more than five percent (5.0%) of our outstanding shares of common stock. As of June 17, 2005, we had one stockholder of record. Beneficial ownership includes outstanding shares and shares which are not outstanding that any person has the right to acquire within sixty (60) days after the date of this table. Except as indicated, the persons named in the table have sole voting and investing power with respect to all shares beneficially owned by them.



                                                          NUMBER OF SHARES      PERCENT
BENEFICIAL OWNER                                         BENEFICIALLY OWNED     OF CLASS
----------------                                         ------------------     --------
J. Michael Borden, Director                                       -                *

Brenda G. Gujral, Director and President                          -                *

Barry L. Lazarus, Director                                        -                *

David Mahon, Director                                             -                *

Thomas F. Meagher, Director                                       -                *

Robert D. Parks, Director and Chairman of the Board               -                *

Paula Saban, Director                                             -                *

Roberta S. Matlin, Vice President                                 -                *

Kelly E. Tucek, Treasurer                                         -                *

Scott W. Wilton, Secretary                                        -                *

All Directors and Officers as a group (ten persons)               -                *

Inland Real Estate Investment Corp.                            20,000            100.0%


----------
*Less than one percent (1.0%)

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                              BUSINESS AND POLICIES


     We were formed on October 4, 2004 to acquire commercial real estate, primarily retail properties and multi-family, office and industrial buildings, located in the United States or Canada. We may acquire these assets directly by purchasing the property also known as a "fee interest" or indirectly by purchasing interests, including controlling interests, in REITs or other "real estate operating companies" that own these assets, such as real estate management companies and real estate development companies. See "Management - Property Acquisition Agreement" above for a more complete definition of "real estate operating company." We also may invest in other real estate assets such as collateralized mortgage-backed securities. Investments in collateralized mortgage-backed securities, such as bonds issued by the Government National Mortgage Association, or GNMA, or real estate mortgage investment conduits also known as REMICs, may increase our exposure to credit and interest rate risk. See "Risk Factors - Risks Related to Our Business" for a more detailed discussion of these risks. In addition, we may make loans to affiliates of, or entities sponsored by, IREIC. These loans may be secured by first or second mortgages on commercial real estate owned by the entity or a pledge of ownership interests in the entity owning commercial real estate. In no event will the aggregate amount of all loans made to any of these affiliates or entities exceed an amount equal to eighty-five percent (85.0%) of the appraised value of the property or the entity securing the loan. Aside from these requirements, we do not have, and do not expect to adopt, any policies as to the amount or percentage of assets that will be used to make loans to affiliates of, or entities sponsored by, IREIC. Our investment policies and strategies are very broad and do not require us to invest any specific amount or percentage of assets in any one type of investment. Further, we do not expect to adopt any policies as to the amount or percentage of assets that will be invested in commercial real estate, entities owning commercial real estate or other real estate assets such as collateralized mortgage-backed securities. We do not intend to acquire real estate assets located outside of the United States and Canada.


     We intend to qualify to be taxed as a real estate investment trust or REIT beginning with the tax year ending December 31, 2005. A real estate investment trust or REIT is a company that owns and, in most cases, operates income-producing properties. To qualify as a REIT, a company must generally distribute at least ninety percent (90.0%) of its "REIT taxable income" to its stockholders on an annual basis.

INVESTMENT STRATEGY

     We expect to use substantially all of the net proceeds from this offering primarily to acquire:

     -    shopping or retail centers;

     -    malls;

     -    multi-family buildings; and

     -    office and industrial buildings.

     We do not intend to initially focus our property acquisitions in any one particular geographic location within the United States or Canada. However, once we begin to acquire properties, we will generally endeavor to acquire multiple properties within the same major metropolitan market so that we can efficiently manage each property. We will also seek properties with existing "net" leases. "Net" leases require tenants to pay a share, either prorated or fixed, of all, or a majority, of a particular property's operating expenses, including real estate taxes, special assessments, utilities, insurance,

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common area maintenance and building repairs, as well as base rent payments. We also may enter into sale and leaseback transactions in which we will purchase a property and lease the property back to the seller.


     To provide us with a competitive advantage over other potential purchasers, we will generally not condition any acquisition on our ability to secure financing. See "Risk Factors - Risks Related to Our Business" beginning on page 17 for additional discussion regarding our ability to secure financing. We also may agree to acquire a property once construction is completed. In this case, we would be obligated to purchase the property if the completed property conforms to definitive plans, specifications and costs approved by us. We also may require the developer to have entered into leases for a certain percentage of the property. We also may construct or develop properties and render services in connection with developing or constructing the property so long as providing these services does not cause us to lose our qualification to be taxed as a REIT.

     We also may seek to acquire publicly traded or privately owned entities that own commercial real estate assets. These entities may include REITs and other "real estate operating companies," such as real estate management companies and real estate development companies. We do not have, and do not expect to adopt, any policies limiting our acquisitions of REITs or other real estate operating companies to those conducting a certain type of real estate business or owning a specific property type or real estate asset. In most cases, we will evaluate the feasibility of acquiring these entities using the same criteria we will use in evaluating a particular property. Each acquired entity would be operated as either a wholly-owned or controlled subsidiary. As part of any such acquisition or shortly thereafter, we may sell certain properties, including sales to affiliates of our sponsor, that, in our view, would not be consistent with the remaining properties in our portfolio. We may acquire these entities in negotiated transactions or through tender offers. Any acquisition must, however, be consistent with maintaining our qualification to be taxed as a REIT. See "Risk Factors - Risks Related to Our Business" for additional discussion regarding the acquisition of REITs and other real estate operating companies.


ACQUISITION STANDARDS

     We will consider a number of factors in evaluating whether to acquire any particular asset, including:

     -    geographic location and property type;

     -    condition and use of the assets;

     -    historical performance;

     -    current and projected cash flow;

     -    potential for capital appreciation;

     - potential for economic growth in the area where the assets are located;

     -    presence of existing and potential competition;

     - prospects for liquidity through sale, financing or refinancing of the assets; and

     -    tax considerations.

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

BORROWING


     We may borrow money to acquire real estate assets either at closing or at sometime thereafter. These borrowings may take the form of temporary, interim or permanent financing from banks, institutional investors and other lenders including lenders affiliated with IREIC or us. These borrowings generally will be secured solely by a mortgage on one or more of our properties but also may require us to be directly or indirectly (through a guarantee) liable for the borrowings. We may borrow at either fixed or variable interest rates and on terms that require us to repay the principal on a typical, level schedule or at one-time in "balloon" payments. We also may establish a revolving line of credit for short-term cash management and bridge financing purposes. See "Risk Factors
- Risks Related to Our Business" for additional discussion regarding our borrowings.


     As a matter of policy, the aggregate borrowings secured by all of our assets will not exceed fifty-five percent (55.0%) of their combined fair market value. For these purposes, the fair market value of each asset will be equal to the purchase price paid for the asset or the value reported in the most recent appraisal of the asset, whichever is later. In the case of assets acquired through a merger, we will use the value accorded to the assets on the acquisition balance sheet. Our articles limit the amount we may borrow, in the aggregate, to three hundred percent (300.0%) of our net assets which are defined as total assets, other than intangibles at cost before deducting depreciation or other non-cash reserves less total liabilities, calculated at least quarterly on a basis consistently applied. Any borrowings over this limit must be approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report along with the reason for exceeding the limit.

JOINT VENTURES AND OTHER CO-OWNERSHIP ARRANGEMENTS

     We also may acquire, develop or improve properties through joint ventures, partnerships, co-tenancies and other co-ownership arrangements or participations with real estate developers, owners and other affiliated or unaffiliated third parties. As a matter of policy, we will generally invest in joint ventures only where we have a right of first refusal to purchase the co-venturer's interest in the venture. Nevertheless, our interests may not be totally aligned. For example, if the co-venturer elects to sell a property, we may not have sufficient funds to exercise our right of first refusal to buy the other co-venturer's interest in the property. We may only enter into joint ventures with affiliates if a majority of our independent directors determine that the transaction is fair and reasonable to us.

DISPOSITION OF PROPERTIES AND OTHER REAL ESTATE ASSETS

     We intend to hold acquired assets for an extended period. Circumstances may arise, however, that could result in the early sale of any asset. We may sell an asset or assets if we believe the sale would be in the best interests of our stockholders. We will consider all relevant factors in determining to sell an asset including prevailing economic conditions and current tenant creditworthiness. See "Risk Factors - Risks Related to Our Business" for additional discussion regarding the sale of assets.

CHANGE IN INVESTMENT OBJECTIVES AND POLICIES

     Our board of directors is responsible for implementing our investment objectives and policies. Our investment objectives are:

     - to invest in real estate assets that produce attractive current yield and long-term risk-adjusted returns to our stockholders; and

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

     - to generate sustainable and predictable cash flow from our operations to distribute to our stockholders.


     Our board may make material changes to the restrictions on investment objectives and policies set forth in our articles only by amending the articles. Any amendment requires the affirmative vote of a majority of our then outstanding shares of common stock. For these purposes, shares held by IREIC and its affiliates will be counted toward the majority vote required to amend the articles and change the restrictions on our investment objectives and policies. See "Summary of Our Organizational Documents -Restrictions on Investments."

APPROPRIATENESS OF INVESTMENT

     An investment in our shares may be appropriate as part of your investment portfolio if:

     - You seek regular distributions because we intend to make regular cash distributions to our stockholders, typically on a monthly basis.

     - You seek a hedge against inflation because we intend to enter into leases with tenants that provide for scheduled rent escalations or participation in the growth of tenant sales.

     - You seek to preserve your capital with appreciation because we intend to acquire a portfolio of diverse commercial real estate assets that offer appreciation potential.

We cannot guarantee that we will achieve any of these objectives.


INVESTMENT LIMITATIONS

     We do not intend to:

     -    invest in commodities or commodity future contracts;


     -    issue redeemable shares of common stock;


     -    issue shares on a deferred payment basis or other similar arrangement;
          or

     - operate in such a manner as to be classified as an "investment company" for purposes of the Investment Company Act.


See "Summary of Our Organizational Documents - Restrictions on Investments" for additional investment limitations. We do not intend to engage in hedging or similar activities for speculative purposes. We may invest proceeds from this offering or other funds for the purpose of exercising control over REITs or other real estate operating companies. Subject to the limits set forth above, we also may invest in the securities of other entities regardless of whether they own commercial real estate or other developed or undeveloped properties and we may make loans to third parties owning commercial real estate or other developed or undeveloped properties.


APPRAISALS


     Prior to acquiring a property, we will obtain an appraisal prepared by an independent appraiser who is a member in good standing of the Appraisal Institute. As a matter of policy, the purchase price that we pay will not exceed the appraised value. Appraisals are, however, only estimates of value and

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may not reflect true worth of realizable value. We will not, however, necessarily obtain appraisals to acquire a REIT or other real estate operating company. We may, however, obtain a fairness opinion prepared by an independent third party regarding the fairness, to our stockholders, of the consideration paid and received by us in the transaction. We will maintain copies of all appraisals and fairness opinions on our records for at least five years. These copies will be available for review by our stockholders.


RETURN OF UNINVESTED PROCEEDS

     If at least 200,000 shares are not sold within one year from the original effective date of this prospectus, all funds received from subscribers will be returned to them within ten business days, together with any interest earned on the funds. We also will return any of the proceeds of this offering that are not invested in real estate assets within the later of twenty-four (24) months from the original effective date of this prospectus or twelve months from the termination of the offering. All funds we receive out of the escrow account will be available for our general use from the time we receive them until expiration of the period discussed in the prior sentence. We may use these funds to:

     -    pay expenses incurred to acquire real estate assets;

     - make capital contributions or additional investments in real estate assets;

     -    reimburse IREIC for expenses it has paid;

     -    pay property management fees or other acquisition fees; and

     -    pay day-to-day operating expenses.

See "Estimated Use of Proceeds" and "Plan of Distribution - Escrow Conditions." We will not segregate funds separate from our other funds pending investment. Interest earned on funds in the escrow account, if any, will be payable to the stockholders if uninvested funds are returned to them.

EXCHANGE LISTING AND LIQUIDITY EVENTS

     Our board will determine when, and if, to apply to have our shares of common stock listed for trading on a national stock exchange or included for quotation on a national market system, subject to satisfying existing listing requirements. Our board does not anticipate evaluating a listing until [_________], 2010. A public market for our shares may allow us to increase our size, portfolio diversity, stockholder liquidity and access to capital. There is no assurance however that we will list our shares or that a public market will develop if we list our shares. Our board may decide to sell our assets individually, liquidate or seek listing at a later date. The sale of all or substantially all of our assets as well as liquidation would require the affirmative vote of a majority of our then outstanding shares of common stock.

CONSTRUCTION AND DEVELOPMENT ACTIVITIES

     From time to time, we may construct and develop real estate assets or render services in connection with these activities. We may be able to reduce overall purchase costs by constructing and developing property versus purchasing a finished property. Developing and constructing properties would, however, expose us to risks such as cost overruns, carrying costs of projects under construction or development, availability and costs of materials and labor, weather conditions and government regulation. See "Risk Factors - Risks Related to Our Business" for additional discussion of these risks. To comply with the applicable requirements under federal income tax law, we intend to limit our construction and development activities to performing oversight and review functions, including reviewing the construction and tenant improvement design proposals, negotiating and contracting for feasibility studies and supervising compliance with local, state or federal laws and regulations; negotiating contracts; overseeing construction; and obtaining financing. In addition, we may use "taxable REIT subsidiaries" or retain independent contractors to carry out these oversights and review functions. See "Federal Future Tax Considerations - Federal Income Taxation as a REIT" for a discussion of a "taxable REIT subsidiary." We will retain independent contractors to perform the actual construction work on tenant improvements, such as installing heating, ventilation and air conditioning systems.

COMPETITION

     We are subject to significant competition in seeking real estate investments. We compete with many third parties engaged in real estate investment activities including other REITs, including other REITs sponsored by IREIC, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, lenders, hedge funds, governmental bodies and other entities. We also face competition from real estate investment programs, including three REITs, sponsored by IREIC and its affiliates for retail shopping centers and single tenant net-leased properties that may be suitable for our investment. See "Risk Factors - Risks Related to Our Business" for additional discussion. Some of these competitors, including larger REITs, have substantially greater financial resources than we do and generally may be able to accept more risk. They also may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies.

     Competition may limit the number of suitable investment opportunities offered to us and result in higher prices, lower yields and a narrower spread of yields over our borrowing costs, making it more difficult for us to acquire new investments on attractive terms. In addition, competition for desirable investments could delay the investment of proceeds from this offering in desirable assets, which may in turn reduce our funds from operations and negatively affect our ability to make or maintain distributions.

INSURANCE

     We anticipate purchasing comprehensive liability, rental loss and all-risk property casualty insurance covering our real property investments provided by reputable companies, with commercially reasonable deductibles, limits and policy specifications customarily carried for similar properties. There are, however, certain types of losses that may be either uninsurable or not economically insurable, such as losses due to floods, riots, terrorism or acts of war. If an uninsured loss occurs, we could lose our "invested capital" in, and anticipated profits from, the property. For these purposes, "invested capital" means the original issue price paid for the shares of our common stock reduced by prior distributions from the sale or financing of our properties. See "Risk Factors - Risks Related to Our Business" for additional discussion regarding insurance.

GOVERNMENT REGULATIONS

     Our business will be subject to many laws and governmental regulations. Changes in these laws and regulations, or their interpretation by agencies and courts, occur frequently.

     AMERICANS WITH DISABILITIES ACT. Under the Americans With Disabilities Act, or ADA, all public accommodations and commercial facilities are required to meet certain federal requirements related to access and use by disabled persons. These requirements became effective in 1992. Complying with the ADA requirements could require us to remove access barriers. Failing to comply could result in the imposition of fines by the federal government or an award of damages to private litigants. Although we intend to acquire properties that substantially comply with these requirements, we may incur additional costs to comply with the ADA. In addition, a number of additional federal, state and local laws may require us to modify any properties we purchase, or may restrict further renovations thereof, with respect to access by disabled persons. Additional legislation could impose financial obligations or restrictions with respect to access by disabled persons. Although we believe that these costs will not have a material adverse effect on us, if required changes involve a greater amount of expenditures than we currently anticipate, our ability to make expected distributions could be adversely affected.

     ENVIRONMENTAL MATTERS. Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property may be held liable for the costs of removing or remediating hazardous or toxic substances. These laws often impose clean-up responsibility and liability without regard to whether the owner or operator was responsible for, or even knew of, the presence of the hazardous or toxic substances. The costs of investigating, removing or remediating these substances may be substantial, and the presence of these substances may adversely affect our ability to rent or sell the property or to borrow using the property as collateral and may expose us to liability resulting from any release of or exposure to these substances. If we arrange for the disposal or treatment of hazardous or toxic substances at another location, we may be liable for the costs of removing or remediating these substances at the disposal or treatment facility, whether or not the facility is owned or operated by us. We may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site that we own or operate. Certain environmental laws also impose liability in connection with the handling of or exposure to asbestos-containing materials, pursuant to which third parties may seek recovery from owners or operators of real properties for personal injury associated with asbestos-containing materials and other hazardous or toxic substances. See "Risk Factors - Risk Related to Our Business" for additional discussion regarding environmental matters.

     OTHER REGULATIONS. The properties we acquire likely will be subject to various federal, state and local regulatory requirements, such as zoning and state and local fire and life safety requirements. Failure to comply with these requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants. We intend to acquire properties that are in material compliance with all such regulatory requirements. However, there can be no assurance that these requirements will not be changed or that new requirements will not be imposed which would require significant unanticipated expenditures by us and could have an adverse effect on our financial condition and results of operations.

OTHER POLICIES


     Pending investment in real estate assets, we will invest monies so as to allow us to continue to qualify as a REIT. We will seek highly liquid investments that provide for safety of principal and may include, but are not limited to, collateralized mortgage-backed securities such as bonds issued by the Government National Mortgage Association, or GNMA, and real estate mortgage investment conduits also known as REMICs. See "Federal Income Tax Considerations
- Federal Income Taxation as a REIT." We will not make distributions-in-kind, except for:


     -    distributions of readily marketable securities;

     - distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of our articles; or

     - distributions of in-kind property which meet all of the following conditions:

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

     - our board advises each stockholder of the risks associated with direct ownership of the in-kind property;

     - our board offers each stockholder the election of receiving in-kind property distributions; and

     - we distribute in-kind property only to those stockholders who accept our offer.

     We have no current plans to invest the proceeds of the offering, other than on a temporary basis, in non real estate related investments. Although we are authorized to issue senior securities, we have no current plans to do so. See "Description of Securities - Preferred Stock," "- Issuance of Additional Securities and Debt Instruments" and "- Restrictions on Issuance of Securities."

                                       108
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           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

     AS OF THE DATE OF THIS PROSPECTUS, WE HAVE NOT IDENTIFIED ANY REAL ESTATE ASSETS TO ACQUIRE. WE WILL FILE AN AMENDMENT TO OUR REGISTRATION STATEMENT TO UPDATE OUR PROSPECTUS, INCLUDING THIS MANAGEMENT'S DISCUSSION AND ANALYSIS SECTION, AFTER IDENTIFYING ANY TO-BE-ACQUIRED REAL ESTATE ASSETS.

GENERAL

     The gross proceeds from this offering will be used to make investments in real estate assets and to pay or reimburse selling commissions and other organization and offering expenses. See "Estimated Use of Proceeds." We will experience a relative increase in liquidity as additional subscriptions for shares are received and a relative decrease in liquidity as net offering proceeds are used to acquire, develop and operate real estate assets.

     We have not entered into any arrangements to acquire any specific assets with the net proceeds from this offering. The number and type of real estate assets we may acquire will depend upon the number of shares sold and the resulting amount of the net proceeds available for investment.

     We are not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting real estate generally, that may be reasonably anticipated to have a material impact on either capital resources or the revenues or income to be derived from acquiring and operating real estate assets, other than those referred to in this prospectus.

     Our Business Manager will establish working capital reserves from net offering proceeds, out of cash flow generated by operating assets or out of proceeds from the sale of assets. Working capital reserves are typically utilized to fund tenant improvements, leasing commissions and major capital expenditures. Our lenders also may require working capital reserves.

     The net proceeds of this offering will provide funds to enable us to purchase real estate assets. We may acquire these assets free and clear of permanent mortgage indebtedness by paying the entire purchase price in cash or equity securities, or a combination thereof, and we may selectively encumber all or certain assets. The proceeds from any loans will be used to acquire additional real estate assets, increase cash flow and further diversify our portfolio.

     We intend to make an election under Section 856(c) of the Internal Revenue Code to be taxed as a REIT beginning with the tax year ending December 31, 2005. If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which qualification is denied. Failing to qualify as a REIT could materially and adversely affect our net income. We believe that we are organized and will operate in a manner that will enable us to qualify for treatment as a REIT for federal income tax purposes for the tax year ending December 31, 2005, and we intend to continue to operate so as to remain qualified as a REIT for federal income tax purposes.

     We will monitor the various qualification tests that we must meet to maintain our status as a REIT. Ownership of our shares will be monitored to ensure that no more than fifty percent (50.0%) in value of our outstanding shares is owned, directly or indirectly, by five or fewer individuals at any time. We also will determine, on a quarterly basis, that the gross income, asset and distribution tests as

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described in the section of this prospectus entitled "Federal Income Tax
Considerations--REIT Qualification Tests" are satisfied.

LIQUIDITY AND CAPITAL RESOURCES

     Our principal demand for funds will be to acquire real estate assets to pay operating expenses, interest on our outstanding indebtedness and to make distributions to our stockholders. We will generally fund our cash needs for items other than asset acquisitions from operations. Our cash needs for acquisitions will be funded primarily from the sale of our shares, including those offered for sale through our distribution reinvestment plan. There may be a delay between the sale of our shares and our purchase of assets, which could result in a delay in the benefits to our stockholders, if any, of returns generated from our investment operations. Our Business Manager and Inland Real Estate Acquisitions will evaluate potential acquisitions and will engage in negotiations with sellers and lenders on our behalf. Pending investment in real estate assets, we may decide to temporarily invest any unused proceeds from the offering in certain investments that could yield lower returns than those earned on real estate assets. These lower returns may affect our ability to make distributions to you.

     Potential future sources of capital include proceeds from secured or unsecured financings from banks or other lenders, proceeds from the sale of assets and undistributed funds from operations. If necessary, we may use financings or other sources of capital in the event of unforeseen significant capital expenditures. We have not identified any sources for these types of financings.

RESULTS OF OPERATIONS

     As of the date of this prospectus, we are in our organizational and development state and have not commenced significant operations.

INFLATION

     The real estate market has not been affected significantly by inflation in the past three years due to the relatively low inflation rate. With the exception of leases with tenants in multi-family properties, we expect to include provisions in the majority of our tenant leases designed to protect us from the impact of inflation. These provisions will include reimbursement billings for operating expense pass-through charges, real estate tax and insurance reimbursements on a per square foot basis, or in some cases, annual reimbursement of operating expenses above a certain per square foot allowance. Due to the long-term nature of the leases, the leases may not reset frequently enough to cover inflation. Leases in multi-family properties typically turn-over once a year and do not present the same issue regarding inflation protection. See "Risk Factors - Risks Related to Our Business" for additional discussion on inflation and other economic conditions that could affect your investment.

CRITICAL ACCOUNTING POLICIES

     Our accounting policies have been established to conform with GAAP. The preparation of financial statements in conformity with GAAP requires management to use judgment in the application of accounting policies, including making estimates and assumptions. These judgments affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. If management's judgment or interpretation of the facts and circumstances relating to various transactions is different, it is possible that different accounting policies will be applied or different amounts of assets, liabilities, revenues and expenses will be recorded, resulting in a different presentation of the financial statements or different amounts reported in the financial statements. Additionally, other companies may

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utilize different estimates that may impact comparability of our results of operations to those of companies in similar businesses.

     Below is a discussion of the accounting policies that management considers to be critical once we commence significant operations. These policies require complex judgment in their application or estimates about matters that are inherently uncertain.

     ACQUISITION OF INVESTMENT PROPERTY

     We will be required to allocate the purchase price of each acquired investment property between land, building and improvements, acquired above market and below market leases, in-place lease value, and any assumed financing that is determined to be above or below market terms. In addition, we will be required to allocate a portion of the purchase price to the value of customer relationships. The allocation of the purchase price is an area that requires judgment and significant estimates. We will use the information contained in the independent appraisal obtained at acquisition as the primary basis for the allocation to land and building and improvements. The aggregate value of intangibles is measured based on the difference between the stated price and the property value calculation as if vacant. We will determine whether any financing assumed is above or below market based upon comparison to similar financing terms for similar investment properties. We also will allocate a portion of the purchase price to the estimated acquired in-place lease costs based on estimated lease execution costs for similar leases as well as lost rent payments during assumed lease up period when calculating as if vacant fair values. We also will evaluate each acquired lease based upon current market rates at the acquisition date and we will consider various factors including geographical location, size and location of leased space within the investment property, tenant profile and the credit risk of the tenant in determining whether the acquired lease is above or below market lease costs. After an acquired lease is determined to be above or below market lease costs, we will allocate a portion of the purchase price to such above or below acquired lease costs based upon the present value of the difference between the contractual lease rate and the estimated market rate. The determination of the discount rate used in the present value calculation is based upon the "risk free rate." This discount rate is a significant factor in determining the market valuation which will require our judgment of subjective factors such as market knowledge, economics, demographics, location, visibility, age and physical condition of the property.

     IMPAIRMENT OF LONG-LIVED ASSETS

     We will conduct an impairment analysis on a quarterly basis in accordance with Statement of Financial Accounting Standards No. 144 or SFAS 144 to ensure that a property's carrying value does not exceed its fair value. If this were to occur, we are required to record an impairment loss. The valuation and possible subsequent impairment of investment properties is a significant estimate that can and does change based on our continuous process of analyzing each property and reviewing assumptions about uncertain inherent factors, as well as the economic condition of the property at a particular point in time.

     COST CAPITALIZATION AND DEPRECIATION POLICIES

     We will review all expenses paid and capitalize any items exceeding $5,000 which are deemed to be an upgrade or a tenant improvement. These costs will be capitalized and included in the investment properties classification as an addition to buildings and improvements.

     Buildings and improvements will be depreciated on a straight-line basis based upon estimated useful lives of thirty (30) years for buildings and improvements, and fifteen (15) years for site improvements. The portion of the purchase price allocated to acquired above market costs and acquired below market costs will be amortized on a straight-line basis over the life of the related lease as an

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adjustment to net rental income. Acquired in-place lease costs, other leasing costs, and tenant improvements will be amortized on a straight-line basis over the life of the related lease as a component of amortization expense. The portion of the purchase price allocated to acquired in-place lease costs will be amortized on a straight line basis over the life of the related lease.

     Cost capitalization and the estimate of useful lives require judgment and include significant estimates that can and do change.

     REVENUE RECOGNITION

     We will recognize rental income on a straight-line basis over the term of each lease. The difference between rental income earned on a straight-line basis and the cash rent due under the provisions of the lease agreements will be recorded as deferred rent receivable and will be included as a component of accounts and rents receivable in the accompanying consolidated balance sheets. We anticipate collecting these amounts over the terms of the leases as scheduled rent payments are made.

     Reimbursements from tenants for recoverable real estate tax and operating expenses will be accrued as revenue in the period the applicable expenditures are incurred. We will make certain assumptions and judgments in estimating the reimbursements at the end of each reporting period. Should the actual results differ from our judgment, the estimated reimbursement could be negatively affected and would be adjusted appropriately.

     In conjunction with certain acquisitions, we may receive payments under master lease agreements pertaining to certain non-revenue producing spaces either at the time of, or subsequent to, the purchase of some of our properties. Upon receipt of the payments, the receipts will be recorded as a reduction in the purchase price of the related properties rather than as rental income. These master leases may be established at the time of purchase in order to mitigate the potential negative effects of loss of rent and expense reimbursements. Master lease payments will be received through a draw of funds escrowed at the time of purchase and may cover a period from one to three years. These funds may be released to either us or the seller when certain leasing conditions are met. Restricted cash will include funds received by third party escrow agents, from sellers, pertaining to master lease agreements. We will record such escrows as both an asset and a corresponding liability, until certain leasing conditions are met.

     We will accrue lease termination income if there is a signed termination letter agreement, all of the conditions of the agreement have been met, and the tenant is no longer occupying the property.

     VALUATION OF ACCOUNTS AND RENTS RECEIVABLE

     We will take into consideration certain factors that require judgments to be made as to the collectability of receivables. Collectability factors taken into consideration are the amounts outstanding, payment history and financial strength of the tenant, which taken as a whole determines the valuation.

     REIT STATUS

     In order to maintain our status as a REIT, we are required to distribute at least ninety percent (90.0%) of our REIT taxable income to our stockholders. We must also meet certain asset and income tests, as well as other requirements. We will monitor the business and transactions that may potentially impact our REIT status. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates.

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DISTRIBUTIONS

     We intend to make regular cash distributions to our stockholders, typically on a monthly basis. The actual amount and timing of distributions will be determined by our board of directors in its discretion and typically will depend on the amount of funds available for distribution, which is impacted by current and projected cash requirements, tax considerations and other factors. As a result, our distribution rate and payment frequency may vary from time to time. However, in order to remain qualified as a REIT, we must make distributions equal to at least ninety percent (90.0%) of our "REIT taxable income" each year. See "Risk Factors - Risks Related to Our Business" for additional discussion regarding the amount and timing of distributions.

OFFERING AND OPERATIONAL FEES AND EXPENSES


     If we sell at least the minimum offering of 200,000 shares, our Business Manager has agreed to pay any organization and offering expenses, including selling commissions and the other fees payable to Inland Securities that exceed fifteen percent (15.0%) of the gross offering proceeds.


     Certain fees and expenses payable to IREIC or its affiliates for services to be provided to us are limited to maximum amounts. See "Compensation Table" above for a more detailed discussion regarding the fees and expenses that we may pay our Business Manager and its affiliates.

FUNDS FROM OPERATIONS

     One of our objectives is to provide cash distributions to our stockholders from cash generated by our operations. Cash generated from operations is not equivalent to net operating income as determined under generally accepted accounting principles in the United States of America, or GAAP. Due to certain unique operating characteristics of real estate companies, the National Association of REITs, also known as "NAREIT," an industry trade group, has promulgated a standard known as "Funds from Operations" or "FFO" for short, which it believes more accurately reflects the operating performance of a REIT. As defined by NAREIT, FFO means net income computed in accordance with GAAP, excluding gains (or losses) from sales of property plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures in which the REIT holds an interest. We will adopt the NAREIT definition for computing FFO because, in our view, subject to the following limitations, FFO provides a better basis for measuring our operating performance and comparing our performance and operations to those of other REITs. The calculation of FFO may, however, vary from entity to entity because capitalization and expense policies tend to vary from entity to entity. Items which are capitalized do not impact FFO, whereas items that are expensed reduce FFO. Consequently, the presentation of FFO by us may not be comparable to other similarly titled measures presented by other REITs. FFO is not intended to be an alternative to "Net Income" as an indicator of our performance nor to "Cash Flows from Operating Activities" as determined by GAAP as a measure of our capacity to pay distributions.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     We may be exposed to interest rate changes primarily as a result of long-term debt used to maintain liquidity and fund capital expenditures and expand our real estate investment portfolio and operations. We will seek to limit the impact of interest rate changes on earnings and cash flows and to lower our overall borrowing costs.


     We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our assets and investments in collateralized mortgage-backed securities. Derivative

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instruments may include interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, options or repurchase agreements. Our actual hedging decisions will be determined in light of the facts and circumstances existing at the time of the hedge and may differ from our currently anticipated hedging strategy. If we use derivative financial instruments to hedge against interest rate fluctuations, we will be exposed to both credit risk and market risk. Credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty will owe us, which creates credit risk for us. If the fair value of a derivative contract is negative, we will owe the counterparty and, therefore, do not have credit risk. We will seek to minimize the credit risk in derivative instruments by entering into transactions with high-quality counterparties. Market risk is the adverse effect on the value of a financial instrument that results from a change in interest rates. The market risk associated with interest-rate contracts is managed by establishing and monitoring parameters that limit the types and degree of market risk that may be undertaken. See "Risk Factors - Risks Related to Our Business" for additional discussion regarding our use of derivative financial instruments.


     With regard to variable rate financing, our Business Manager will assess our interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities. Our Business Manager will maintain risk management control systems to monitor interest rate cash flow risk attributable to both of our outstanding or forecasted debt obligations as well as our potential offsetting hedge positions. While this hedging strategy will be designed to minimize the impact on our net income and funds from operations from changes in interest rates, the overall returns on your investment may be reduced. Our board has not yet established policies and procedures regarding our use of derivative financial instruments for hedging or other purposes.

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                            DESCRIPTION OF SECURITIES

     We were formed under the laws of the State of Maryland. Your rights as a stockholder are governed by Maryland law, our articles of incorporation and our bylaws. The following summarizes the material terms of our common stock as described in our articles and bylaws which you should refer to for a full description. Copies of these documents are filed as exhibits to the registration statement of which this prospectus is a part. You also can obtain copies of these documents if you desire. See "Where You Can Find More Information" below.

AUTHORIZED STOCK


     Our articles authorize us to issue up to 1,460,000,000 shares of common stock and 40,000,000 shares of preferred stock. Upon completing this offering, if the maximum number of 540,000,000 shares is sold, there will be 540,020,000 shares of common stock outstanding and no preferred stock outstanding. Subject to certain restrictions, our articles contain a provision permitting the board, without any action by the stockholders, to classify or reclassify any unissued preferred stock into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of any new class or series of shares of stock. We believe that the power of our board to issue additional authorized but unissued shares of common stock or preferred stock and to classify or reclassify shares of preferred stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other business needs which might arise. See "Risk Factors - Risks Related to Our Business" for additional discussion regarding the issuance of shares.


COMMON STOCK


     The shares issued in this offering, upon receipt of full payment in accordance with the terms of this offering, will be fully paid and nonassessable. We expect that all shares of our common stock will be issued in book entry form only. Subject to the preferential rights of any class or series of preferred stock and to the provisions of our articles regarding the restriction on the transfer of shares of our common stock, holders of our common stock will be entitled to receive distributions if authorized and declared by our board and to share ratably in our assets available for distribution to the stockholders in the event of a liquidation, dissolution or winding-up. We will issue fractional shares only in connection with purchases of common stock made through our distribution reinvestment plan.


     Each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including votes to elect directors. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock will be able to elect all of the directors nominated for election.

     Holders of our common stock have no conversion, sinking fund, redemption, exchange or appraisal rights, and have no preemptive rights to subscribe for any securities we may offer or issue in the future.

     Under Maryland law and our articles, we cannot make certain material changes to our business form or operations without the approval of stockholders holding at least a majority of the shares of stock entitled to vote on the matter. The following events, however, do not require stockholder approval:

     -    share exchanges in which we are the acquirer;

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     -    mergers with or into a ninety percent (90.0%) or more owned subsidiary;

     -    mergers in which we do not:

          - reclassify or change the terms of any of our stock that is outstanding immediately before the effective time of the merger;

          -    amend our articles; and

          - issue more than twenty percent (20.0%) of the number of shares of any class or series of stock outstanding immediately before the merger; and

     - transfers of less than substantially all of our assets. Under our articles the sale of two-thirds or more of our assets in number or by the then current fair market value of our properties, other than in the ordinary course of our business, will be considered the sale of substantially all of our assets.


     Under our bylaws, the presence in person or by proxy by the holders of a majority of our outstanding shares will constitute a quorum for the transaction of business at a meeting of our stockholders. Under our articles the election of directors requires a majority of all the votes present in person or by proxy at a meeting of our stockholders at which a quorum is present. Stockholders may also, upon the affirmative vote of the holders of a majority of our outstanding shares of common stock, remove any director with or without cause.

DISTRIBUTIONS

     We intend to pay regular cash distributions to our stockholders, typically on a monthly basis. The actual amount and timing of distributions will be determined by our board of directors in its discretion and depend on the amount of funds available for distribution. The distribution rate and payment frequency may vary from time to time. See "Risk Factors - Risks Related to Our Business" for additional discussion regarding the amount and timing of distributions.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for our common stock is Registrar and Transfer Company.

BOOK ENTRY SYSTEM

     Our articles of incorporation provide that we may not issue certificates representing shares of our common stock unless expressly authorized by our board. As a result, we anticipate that all shares of our common stock will be issued in book entry form only. This means that, except to the extent expressly authorized by our board, we will not issue actual share certificates to any holder of our common stock. The use of book entry only registration protects stockholders against loss, theft or destruction of stock certificates and reduces offering costs. Once we accept a subscription to purchase shares of our common stock, we will create an account in our book entry registration system and credit the principal amount of the subscription to the individual's account. We will send each stockholder a book entry receipt indicating acceptance of his or her subscription. All issuances of common stock through our distribution reinvestment plan also will be made in book entry form only.

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PREFERRED STOCK


     We may issue shares of our preferred stock in the future in one or more series as authorized by our board. Prior to issuing the shares of any series, our board is required by Maryland law and our articles to fix the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each series. Because our board has the power to establish the preferences, powers and rights of each series of preferred stock, it may, without any consideration or approval by our stockholders, provide the holders of any series of preferred stock with preferences, powers and rights, voting or otherwise, senior to the rights of holders of our common stock, in each case subject to the certain restrictions contained in our articles. The issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control of us, including an extraordinary transaction such as merger, tender offer or sale of all or substantially all of our assets that might provide a premium price for holders of our common stock.
See "Risk Factors -Risks Related to Our Business" for additional discussion regarding change of control restrictions. We have no current plans to issue any preferred stock.


ISSUANCE OF ADDITIONAL SECURITIES AND DEBT INSTRUMENTS


     We may issue additional stock or other convertible securities for cash, property or other consideration on such terms as our board deems advisable. Our directors also are authorized to classify, or reclassify, any unissued shares of our preferred stock without approval of the holders of our outstanding securities. Subject to some restrictions, we may issue debt obligations, including debt with conversion privileges into more than one class of our capital stock on such terms and conditions as determined by our board in its discretion, including debt with conversion privileges, where the holders of our debt obligations may acquire our common stock. Subject to some restrictions, we also may issue warrants, options and rights to buy our common stock on such terms as determined by our board in its discretion, as part of a financing arrangement, or pursuant to stock option plans. See "Risk Factors - Risks Related to Our Business" for additional discussion regarding issuances of additional securities and debt instruments.


RESTRICTIONS ON ISSUANCE OF SECURITIES

     We may not issue:


     -    common stock which is redeemable;


     - debt securities unless the debt service coverage, on a pro forma basis after giving effect to the issuance of the debt securities, calculated as of the end of our most recently completed fiscal quarter or such shorter period if we have not yet completed our first fiscal quarter, is equal to or greater than 1.0. For these purposes, debt service coverage means the ratio equal to annualized net income for the latest quarterly period divided by aggregate debt service. Aggregate debt service means, for these purposes, the aggregate amount of interest expense, principal amortization and other charges payable with respect to our outstanding borrowings and indebtedness, whether secured or unsecured, including all loans, senior debt and junior debt;

     - options or warrants to purchase stock to IREIC, director(s) or any affiliates, including our Business Manager and Inland Management, except on the same terms as sold to the general public (excluding for these purposes underwriting fees, commissions and discounts) and in an amount not to exceed 9.8% of our outstanding common or preferred stock on the date of grant of any options or warrants unless waived by the board; or

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     -    stock on a deferred payment basis or similar arrangement.

     We may not issue nonvoting or assessable common stock or options, warrants or similar evidences of rights to buy nonvoting or assessable common stock unless issued ratably to all holders of common stock, as part of a financing arrangement or as part of a stock plan involving our directors, officers or employees.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

     In order for us to continue to qualify as a REIT under the Internal Revenue Code, shares of our common stock must be beneficially owned by one hundred (100) or more persons during at least 335 days of a taxable year of twelve (12) months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than fifty percent (50.0%) of the value of our outstanding shares of common stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include some entities such as qualified person plans) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

     Our articles, subject to some exceptions, prohibit any person from acquiring or holding, directly or indirectly, more than 9.8% in value or number of the aggregate outstanding shares of common stock. Our board of directors, in its sole discretion, may exempt a person from these ownership limits, unless granting the exemption would result in us being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code or otherwise would result in us failing to qualify as a REIT or if the person seeking the exemptions owns, directly or indirectly, an interest in any of our tenants (or in a tenant of any entity owned or controlled by us) that would cause us to own, directly or indirectly, more than a 9.9% interest in the tenant. Our board may require a ruling from the Internal Revenue Service or an opinion of counsel, in either case in form and substance satisfactory to our board of directors in its sole discretion, in order to determine or ensure our status as a REIT.

     In addition, our articles prohibit any person from beneficially or constructively owning shares of our common or preferred stock that would result in us being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code. Our articles further provide that any transfer of our common stock or preferred stock that would result in our common stock and preferred stock being beneficially owned by fewer than one hundred (100) persons will be void. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our common or preferred stock that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned shares of our common or preferred stock that resulted in a transfer of shares to the trust, is required to give us notice immediately and to provide us with such other information as we may request in order to determine the effect of the transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

     If any transfer of shares of our common stock occurs that, if effective, would result in any person violating above transfer or ownership limitations, then the number of shares of our common stock causing the person to violate the limitations will be automatically transferred under the provisions of our articles to a trust for the exclusive benefit of one or more charitable beneficiaries within the meaning of 501(c)(3) of the Internal Revenue Code. The proposed transferee that exceeds the ownership limits will not acquire any rights in these shares. The automatic transfer is deemed effective as of the close of business on the business day prior to the date of the transfer violating these restrictions. Shares of stock held in the trust will continue to be treated as issued and outstanding. The proposed transferee will not benefit economically from ownership or any shares of stock held in the trust, will have no rights to dividends or

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distributions and will not have any rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares of stock held in the trust. The voting rights and rights to dividends or distributions will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trustee will be paid by the recipient of the dividend or distribution to the trustee upon demand, and any dividend or other distributions authorized but unpaid will be paid when due to the trustee. Subject to Maryland law, effective as of the date that such shares of stock have been transferred to the trust, the trustee will have the authority in its sole discretion: (1) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust; and (2) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

     Within twenty (20) days of receiving notice from us that shares have been transferred to the trust, the trustee must sell the shares to a person or group, designated by the trustee, whose ownership of the shares will not violate the ownership limitations. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of: (1) the price paid for the shares by the proposed transferee or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other such transaction), the market price, as defined in our articles, of the shares on the day of the event causing the shares to beheld in the trust; and (2) the price per share received by the trustee from the sale or other disposition of the shares held in the trust. Sale proceeds exceeding the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of stock have been transferred to the trust, the shares are sold by the proposed transferee, then the shares will be deemed to have been sold on behalf of the trust; and if to the extent that the proposed transferee received an amount for the shares exceeding the amount that the proposed transferee was entitled to receive, the excess will be paid to the trustee upon demand.

     In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us or our designees, at a price per share equal to the lesser of: (1) the price per share in the transaction that resulted in the transfer to the trust, or, in the case of a devise or gift, the market price at the time of the devise or gift; and (2) the market price on the date we, or our designate, accept such offer. We can accept this offer until the trustee has sold the shares held in the trust. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

     Our articles require all persons who own more than five percent (5.0%), or any lower percentage required by the Internal Revenue Code or the regulations thereunder, of our outstanding common and preferred stock, within thirty (30) days after the end of each taxable year, to provide to us written notice stating their name and address, the number of shares of common and preferred stock they beneficially own directly or indirectly, and a description of how the shares are held. In addition, each beneficial owner must provide us with any additional information as we may request in order to determine the effect, if any, of their beneficial ownership on our status as a REIT to ensure compliance with the 9.8% ownership limit. In addition, each stockholder will, upon demand, be required to provide us any information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

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CERTAIN PROVISIONS OF MARYLAND CORPORATE LAW AND OUR ARTICLES OF INCORPORATION
AND BYLAWS

     The following paragraphs summarize provisions of Maryland corporate law and the material terms of our articles of incorporation and bylaws. The following summary does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland corporate law and our articles and bylaws. See "Where You Can Find More Information."

     BUSINESS COMBINATIONS. Under the Maryland Business Combination Act, completion of a business combination (including a merger, consolidation, share exchange or an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder is prohibited for five years following the most recent date on which the interested stockholder becomes an interested stockholder. Maryland law defines an interested stockholder as any person who beneficially owns ten percent (10.0%) or more of the voting power of the corporation's shares or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent (10.0%) or more of the voting power of the then outstanding voting stock of the corporation (an interested stockholder) or an affiliate of such interested stockholder. A person is not an interested stockholder if, prior to the most recent time at which the person would otherwise have become an interested stockholder, the board of directors of the Maryland corporation approved the transaction which otherwise would have resulted in the person becoming an interested stockholder. The board of directors may condition its approval on the person complying with terms and conditions determined by the board. Following the five-year period, any business combination with that interested stockholder must be recommended by the board of directors and approved by the affirmative vote of at least:

     - eighty percent (80.0%) of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

     - two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the Maryland business combination statute) equal to the highest price paid by the interested stockholder for its shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

     These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by our board prior to the time that the interested stockholder becomes an interested stockholder. As permitted under Maryland law, business combinations involving us and The Inland Group or any of its affiliates including our Business Manager and Inland Management are exempt from the Maryland business combinations statute. See "Risk Factors - Risks Related to Our Business Manager, Inland Management and their Affiliates" for additional discussion regarding these provisions of Maryland law.

     CONTROL SHARE ACQUISITION. The Maryland Control Share Acquisition Act prohibits "interested stockholders" from engaging in self-dealing business combinations with a Maryland corporation, except to the extent approved by the corporation's disinterested stockholders. Maryland law provides that shares of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by the corporation's disinterested stockholders by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the corporation's disinterested stockholders, whom the statute defines as: (1) the acquiring person; (2) the corporation's officers; and (3) employees of

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the corporation who are also directors. "Control shares" mean voting shares which, if aggregated with all other voting shares owned by an acquiring person, or which the acquiring person can exercise or direct the exercise of voting power, would entitle the acquiring person to exercise or direct the exercise of voting power of shares of the corporation in electing directors within one of the following ranges of voting power:

     -    one-tenth or more but less than one-third of all voting power;

     -    one-third or more but less than a majority of all voting power; or

     -    a majority or more of all voting power.

     Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" occurs when, subject to some exceptions, a person directly or indirectly acquires ownership or the power to direct the exercise of voting power of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of some specific conditions, including an undertaking to pay expenses, may compel our board to call a special meeting of stockholders to be held within fifty (50) days after that person's demand upon the corporation to consider the voting rights to be accorded to the control shares. If no request for a meeting is made, we may present the question at any stockholders' meeting.

     If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to some statutory conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights and be entitled to receive in cash the fair value for their shares of stock. The fair value of the shares as determined for these purposes may not be less than the highest price per share paid by the acquirer in the control share acquisition.

     The Control Share Acquisition Act does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is party to the transaction or to acquisition is approved or exempted by the articles of incorporation or bylaws of the corporation. Our articles contain a provision exempting from the Control Share Acquisition Act any and all acquisitions by The Inland Group or any affiliate of The Inland Group, including our Business Manager or Inland Management, of our shares of common stock.

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                         SHARES ELIGIBLE FOR FUTURE SALE

SHARES TO BE OUTSTANDING OR ISSUABLE UPON EXERCISE OR CONVERSION OF OTHER SECURITIES

     OUTSTANDING SECURITIES. Upon the completion of the offering, we expect to have 540,020,000 shares of common stock issued and outstanding including:

     -    the 20,000 shares purchased by IREIC;

     and assuming that:

     - we sell all 500,000,000 shares of common stock offered in the "best efforts" portion of this offering;

     - we sell all 40,000,000 shares to be issued under our distribution reinvestment plan described in this prospectus; and

     -    no options are exercised.

     All of the common stock we are offering by this prospectus will be free of any restrictions on transfer by any person not otherwise affiliated with the Company, which, in this offering, is deemed an underwriter. All common stock issued by us in this offering or otherwise will be subject to the restrictions explained under "Description Of Securities - Restrictions on Ownership and Transfer."

SECURITIES ACT RESTRICTIONS

     Shares of common stock owned by our affiliates will be subject to Rule 144 adopted under the Securities Act and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including exemptions contained in Rule 144. In general, under Rule 144, a person, or persons whose common stock is aggregated with them in accordance with Rule 144, who has beneficially owned securities acquired from an issuer or an affiliate of the issuer for at least one year, is entitled, within any three-month period, to sell a number of shares of common stock that does not exceed the greater of: (1) one percent (1.0%) of the then outstanding number of shares; or (2) the average weekly reported trading volume of the common stock on a national securities exchange or market during the four calendar weeks preceding each sale. Sales under Rule 144 must be transacted in the manner specified by Rule 144 and must meet requirements for public notice as well as public information about us. Any person who: (1) is not deemed to have been an affiliate at any time during the three months preceding a sale; and (2) has beneficially owned our common stock for at least two years, would be entitled to sell the common stock under Rule 144(k) without regard to the volume limitations, manner of sale provisions, notice requirements or public information requirements of Rule 144. An affiliate, for purposes of the Securities Act, is a person that directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or under common control with, us.

INDEPENDENT DIRECTOR STOCK OPTION PLAN

     To attract and retain qualified persons to serve as independent directors, we have established an independent director stock option plan. See "Management - Compensation of Directors and Officers." Under the plan, we have the authority to issue options to purchase up to 3,000 shares at $8.95 per share to each person first becoming an independent director, provided that we must have at least 1,000,000 shares of common stock issued and outstanding. The plan also provides us with authority to issue subsequent

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grants of options to purchase up to five hundred (500) additional shares on the date of each annual stockholder's meeting to each independent director then in office. We have authorized and reserved a total of 75,000 shares of our common stock for issuance under this plan. See "Management - Compensation of Directors and Officers" for additional information regarding the independent director stock option plan. We intend to register the common stock to be issued under the independent director stock option plan in a registration statement or statements on Form S-8 or other appropriate SEC form.

EFFECT OF AVAILABILITY OF SHARES ON MARKET PRICE OF SHARES

     There is no public market for our common stock and no assurance that a public market will develop. See "Risk Factors - Risks Related to This Offering." If a market develops, we cannot predict the effect that future sales of common stock, including sales under Rule 144, or the availability of common stock for future sale will have on the market price, if any, prevailing from time to time. Sales of substantial amounts of our common stock, including shares issued upon the exercise of options or the perception that these sales could occur, could adversely affect prevailing market prices of our common stock and impair our ability to obtain additional capital through the sale of equity securities.

REGISTRATION RIGHTS

     In the future we may grant "demand" or "piggyback" registration rights to persons receiving our common stock in exchange for their equity interests in assets we acquire or properties we acquire. "Piggyback" registration rights allow the holder to have his, her or its shares registered at such time(s) in the future when we would choose to register shares. "Demand" registration rights permit the holder of the rights to require us to register his, her or its shares at such time(s) in the future as the holder requests. The terms and conditions of any registration rights agreement will be negotiated and determined in the future. We could incur substantial expense in connection with filing the necessary registration statements.

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                 LIMITATION OF LIABILITY AND INDEMNIFICATION OF
                             DIRECTORS AND OFFICERS

     Under Maryland law and our articles, our officers and directors are deemed to be in a fiduciary relationship to us and our stockholders. Maryland law provides, however, that a director will have no liability for monetary damages if the director performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interests, and with the care that an ordinary prudent person in a like position would use under similar circumstances. Under Maryland law, the third party has the burden of showing that the director did not satisfy this standard of care. We have included this limit on monetary damages in our articles and bylaws. Thus, our directors and officers will not be liable for monetary damages unless:

     - the person actually received an improper benefit or profit in money, property or services; and

     - the person is held liable based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty which was material to the cause of action before the court.

See "Risk Factors - Risks Related to Our Business" for additional discussion regarding claims against our officers and directors.

     Except as described below, our articles authorize and direct us to indemnify and pay or reimburse reasonable expenses to any director, officer, employee or agent we employ, to the fullest extent permitted by Maryland law so long as:

     - the directors have determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests;

     - the person seeking indemnification was acting on our behalf or performing services for us;

     - the liability or loss was not the result of negligence or misconduct on the part of the person seeking indemnification; provided that if the person seeking indemnification is or was an independent director, the independent director need only establish that the liability or loss was not the result of that person's gross negligence or willful misconduct; and

     - any indemnification or agreement to be held harmless is recoverable out of our net assets only and not from the personal assets of any stockholder.

     Notwithstanding the above, we will not indemnify any director, officer, employee or agent for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are satisfied:

     - there has been a successful defense on the merits of each count involving alleged securities law violations;

     - the claims have been dismissed with prejudice by a court of competent jurisdiction; or

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     -    a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made; provided that the court considering the request must be advised of the Securities and Exchange Commission's position on indemnity for securities law violations as well as the published position of any state securities regulatory authority in which our securities were offered.

     In accordance with Maryland law, we will advance amounts to any person entitled to indemnification for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are satisfied:

     - the legal action relates to acts or omissions relating to the performance of duties or services by the person seeking indemnification for us or on our behalf;

     - the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically permits us to advance expenses; and

     - the person seeking indemnification undertakes in writing to repay us the advanced funds, together with interest at the applicable legal rate of interest, if it is later determined that the person seeking indemnification was not entitled to indemnification.

     We may purchase and maintain insurance or provide similar protection on behalf of any director, officer, employee or agent against any liability incurred in any such capacity with us or on our behalf. We may not, however, pay the costs of any liability insurance that insures any person against liability for which he, she or it could not be indemnified under our articles. We may enter into any contract requiring us to indemnify and advance expenses with any director, officer, employee or agent as may be determined by the board and as permitted by law.

     We anticipate entering into separate indemnification agreements with each of our directors and officers. These agreements will require us to indemnify our directors and officers to the fullest extent permitted by Maryland law, and advance all related expenses including expenses of enforcing the agreement, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Although indemnification agreements offer substantially the same scope of coverage afforded by our articles and the bylaws, these agreements provide the directors and officers with greater assurance that indemnification will be available, because as a contract, it cannot be unilaterally modified by the board or by the stockholders.

     We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification of liabilities arising under the Securities Act is contrary to public policy and, therefore, unenforceable.

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                     SUMMARY OF OUR ORGANIZATIONAL DOCUMENTS

     Each stockholder is bound by and is deemed to have agreed to the terms of our organizational documents by his, her or its election to become a stockholder of our company. Our organizational documents consist of our articles of incorporation and bylaws. Our directors have reviewed and ratified these documents. The following summarizes the material provisions of these documents but does not purport to be complete and is qualified in its entirety by specific reference to the organizational documents filed as exhibits to our registration statement of which this prospectus is a part. See "Where You Can Find More Information."


     We were formed on October 4, 2004. Our current articles of incorporation were filed with the State Department of Assessments and Taxation of Maryland and became operative on June 17, 2005. The bylaws were adopted by our board on October 20, 2004. Our articles of incorporation and bylaws will remain operative in their current form throughout our existence, unless they are amended or we are dissolved.


ARTICLES OF INCORPORATION AND BYLAW PROVISIONS

     The rights of stockholders and related matters are governed by our organizational documents and Maryland law. Certain provisions of these documents or of Maryland law, summarized below, may make it more difficult to change the composition of our board and could have the effect of delaying, deferring, or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. See generally "Risk Factors - Risks Related to Our Business."

STOCKHOLDERS' MEETINGS AND VOTING RIGHTS

     Our bylaws require us to hold an annual meeting of stockholders not less than thirty (30) days after delivering our annual report to stockholders. The purpose of each annual meeting will be to elect directors and to transact any other business. The chairman, the chief executive officer, the president, a majority of the directors or a majority of the independent directors may also call a special meeting of the stockholders. The secretary must call a special meeting when stockholders holding in the aggregate not less than ten percent (10.0%) of our outstanding shares entitled to vote make a written request. The written request must state the purpose(s) of the meeting and the matters to be acted upon. The secretary will inform the stockholders making the request of the reasonably estimated cost of preparing and mailing a notice of the special meeting. Once the stockholders making the request pay these costs, the secretary will prepare and mail a notice announcing the date of and purpose for the special meeting. The meeting will be held on a date not less than fifteen (15) nor more than sixty (60) days after the notice is sent, at the time and place specified in the notice.

     Except as provided above, we will give notice of any annual or special meeting of stockholders not less than ten (10) nor more than ninety (90) days before the meeting. The notice must state the purpose of the meeting. At any meeting of the stockholders, each stockholder is entitled to one vote for each share owned of record on the applicable record date. In general, the presence in person or by proxy of a majority of the outstanding shares entitled to vote at the meeting will constitute a quorum. The affirmative vote of a majority of the shares of our stock, present in person or by proxy at a meeting of stockholders at which a quorum is present, will be sufficient to take action at the meeting such as electing directors and taking any other matter that may properly come before the meeting, unless more than a majority of the votes cast is required by law or our articles. Any action permitted or required to be taken at a meeting of stockholders may also be taken by written consent of the requisite holders.

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BOARD OF DIRECTORS


     Under our organizational documents, we must have at least three but not more than eleven directors. Our articles currently fix the number of directors at seven. A majority of these directors must be "independent." A person will be "independent" if the person is not and has not been affiliated with us or IREIC and its affiliates, and has not within the two years prior to becoming a director performed any other services on our behalf. A director may resign at any time and may be removed with or without cause by the affirmative vote of the holders of not less than a majority of the outstanding shares. A vacancy on the board caused by the death, resignation or incapacity of a director or by an increase in the number of directors, within the limits described above, may be filled by the vote of a majority of the remaining directors whether or not the voting directors constitute a quorum. Vacancies resulting from the removal of a director by our stockholders must be filled by a majority vote of our stockholders. Our bylaws require our audit committee to be comprised entirely of independent directors.


     Persons must have at least three years of relevant experience and demonstrate the knowledge required to successfully acquire and manage the type of assets that we intend to acquire to serve as a director. Our articles provide that at least one of our independent directors must have three years of relevant real estate experience.

     Maryland law provides that any action required or permitted to be taken at a meeting of the board also may be taken without a meeting by the unanimous written consent of all directors.

     The approval by our board and by holders of at least a majority of our outstanding voting shares of stock is necessary for us to do any of the following:


     -    amend our articles of incorporation;


     - transfer all or substantially all of our assets other than in the ordinary course of business;

     - engage in mergers, consolidations or share exchanges, except in certain circumstances; or

     -    dissolve or liquidate.

A sale of two-thirds or more of our assets, based on the total number of assets or the current fair market value of the assets, will constitute a sale of substantially all of our assets. See "Description of Securities - Common Stock" for an explanation of instances where stockholder approval is not required.

     Under the articles, IREIC, the Business Manager and any affiliates including directors employed by IREIC are generally prohibited from voting any shares they own on any proposal brought to stockholders seeking to remove IREIC, the Business Manager, the directors or any affiliates or to vote on any transaction between us and any of them. For these purposes, shares owned by IREIC, the Business Manager, the directors or any affiliates will not be included in the denominator to determine the number of votes needed to approve the matter. In the case of a business combination with our Business Manager or Inland Management, IREIC and its affiliates will be permitted to vote their shares but only if the proposal would otherwise be approved by a vote of the other stockholders.

RIGHTS OF OBJECTING STOCKHOLDERS

     As permitted by Maryland law, dissenting holders are typically granted, subject to satisfying certain procedures, the right to receive a cash payment representing the fair value of their shares of

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common stock in lieu of receiving securities. Our articles, however, do not grant stockholders the ability to exercise the rights of an "objecting stockholder." As a result of this provision, our stockholders will not have the right to dissent from extraordinary transactions, such as the merger of our company into another company or the sale of all or substantially all of our assets for securities.

INSPECTION OF BOOKS AND RECORDS; STOCKHOLDER LISTS

     Any stockholder or his or her designated representative will be permitted to inspect and obtain copies of, for any proper purpose under Maryland law, any of the following corporate documents and records during normal business hours: our bylaws; minutes of the proceedings of the stockholders; our annual statements of affairs; and voting trust agreements on file at our principal office. Any stockholder also may, for any proper purpose under Maryland law, present to any officer or its resident agent a written request for a statement showing all equity stock and securities we have issued during a specified period of not more than twelve months before the date of the written request.


     Further, any stockholder may, for any proper purpose under Maryland law, in person or by agent during normal business hours, on written request, inspect and obtain copies of our books of account and our stock ledger. Any stockholder also may present to any officer or its resident agent a written request for a statement of our affairs or our stockholder list, an alphabetical list of names and addresses of our stockholders along with the number of shares of equity stock held by each of them. Our stockholder list will be maintained and updated at least quarterly as part of our corporate documents and records and will be printed on white paper in a readily readable type size. A copy of the stockholder list will be mailed to the stockholder within ten (10) days of the request.

     We may impose, and require the stockholder to pay, a reasonable charge for expenses incurred in reproducing any of our corporate documents and records. If our Business Manager or our directors neglect or refuse to produce or mail a copy of the stockholder list requested by a stockholder, then in accordance with applicable law and our articles, our Business Manager and our directors will be liable to the stockholder for the costs, including reasonable attorneys' fees, incurred by the stockholder in compelling production of the list and actual damages suffered by the stockholder because of the refusal or neglect. However, if the stockholder's actual purpose is to sell the list or use it for a commercial or other purposes, we may refuse to supply the list. We may require stockholder to explain the purpose of the request. We also may take reasonable measures such as requiring the person to sign a confidentiality agreement to protect us against disclosure and misuse of the confidential documents and information by the stockholder.


     Our books and records are open for inspection by state securities administrators upon reasonable notice and during normal business hours at our principal place of business.

AMENDMENT OF THE ORGANIZATIONAL DOCUMENTS


     Our articles may be amended, after approval by our board, by the affirmative vote of a majority of the then outstanding shares of common stock. Our bylaws may be amended in any manner not inconsistent with the articles by a majority vote of our directors present at the board meeting.


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DISSOLUTION OR TERMINATION OF THE COMPANY

     As a Maryland corporation, we may be dissolved at any time upon the approval of a majority of the then outstanding shares of common stock. Our board will determine when, and if, to:

     - apply to have our shares of common stock listed for trading on a national stock exchange or included for quotation on a national market system, subject to satisfying existing listing requirements; and

     - commence subsequent offerings of common stock after completing this offering.

Our board does not anticipate evaluating a listing until [__________], 2010. If listing our shares of common stock is not feasible, our board may decide to:

     - sell our assets individually including seeking stockholder approval if the action would constitute the sale of all or substantially all of our assets;

     - continue our business and evaluate a listing of our shares of common stock at a future date; or

     -    adopt a plan of liquidation.

ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

     Proposals to elect directors or conduct other business at an annual or special meeting must be brought in accordance with our bylaws. The bylaws provide that any business may be transacted at the annual meeting without being specifically designated in the notice of meeting. However, with respect to special meetings of stockholders, only the business specified in the notice of the special meeting may be brought at that meeting.

     Our bylaws also provide that nominations of persons for election to the board may be made at an annual meeting or a special meeting, but only:

     -    in accordance with the notice of the meeting;

     -    by or at the direction of our board; or

     - provided that our board has determined that directors will be elected at the meeting, by a stockholder who was a stockholder of record at the time of the giving of notice, who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws.

     A notice of a stockholder proposal to be considered at an annual meeting must be delivered to our secretary at our principal executive offices:

     -    not later than ninety (90) days nor earlier than one hundred twenty
          (120) days prior to the first anniversary of the date of mailing of the notice of the previous year's annual meeting; or

     - if the date of the meeting is advanced by more than thirty (30) or delayed by more than sixty (60) days from the anniversary date or if an annual meeting has not yet been held, not later than ninety (90) days nor earlier than one hundred twenty (120) days prior to the

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          annual meeting or not later than the ninetieth (90th) day prior to the annual meeting or the tenth (10th) day following our first public announcement.

     A notice of a stockholder proposal to be considered at a special meeting must be delivered to our secretary at our principal executive offices:

     - not earlier than one hundred twenty (120) days prior to the special meeting; and

     -    not later than the close of business on the later of either:

          -    ninety (90) days prior to the special meeting; or

          - ten (10) days following the day of our first public announcement of the date of the special meeting and the nominees proposed by our board to be elected at the meeting.

RESTRICTIONS ON CERTAIN CONVERSION TRANSACTIONS AND ROLL-UPS

     Our articles require that some transactions involving an acquisition, merger, conversion or consolidation in which our stockholders receive securities in a surviving entity (known in the articles as a "roll-up entity"), must be approved by the holders of a majority of our then-outstanding shares of common stock. Approval of a transaction with, or resulting in, a "roll-up entity" is required if as part of the transaction our board determines that it is no longer in our best interest to attempt or continue to qualify as a REIT. Transactions effected because of changes in applicable law or to preserve tax advantages for a majority in interest of our stockholders do not require stockholder approval.

     A "roll-up entity" is a partnership, REIT, corporation, trust or other entity created or surviving a roll-up transaction. A roll-up transaction does not include: (1) a transaction involving securities that have been listed on a national securities exchange or traded through The Nasdaq Stock Market - Nasdaq National Market for at least twelve months; or (2) a transaction involving conversion of an entity to corporate, trust or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

     -    stockholders' voting rights;

     -    our term and existence;

     -    sponsor or business manager compensation; or

     -    investment objectives.

     In the event of a proposed roll-up, an appraisal of all our assets must be obtained from a person with no current or prior business or personal relationship with our Business Manager or our directors. Further, that person must be substantially engaged in the business of rendering valuation opinions of assets of the kind we hold or own. The appraisal must be included in a prospectus used to offer the securities of the roll-up entity and must be filed with the Securities and Exchange Commission and the state regulatory commissions as an exhibit to the registration statement for the offering of the roll-up entity's shares. As a result, an issuer using the appraisal will be subject to liability for violation of Section 11 of the Securities Act and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal. The assets must be appraised in a consistent manner and the appraisal must:

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     -    be based on an evaluation of all relevant information;

     - indicate the value of the assets as of a date immediately prior to the announcement of the proposed roll-up transaction; and

     - assume an orderly liquidation of the assets over a twelve-month period.

     The engagement agreement with the appraiser must clearly state that the engagement is for the benefit of the company and its stockholders. A summary of the independent appraisal, indicating all material assumptions underlying it, must be included in a report to the stockholders in the event of a proposed roll-up.

     We may not participate in any proposed roll-up that would:

     - result in the stockholders of the roll-up entity having rights that are more restrictive to stockholders than those provided in our articles, including any restriction on the frequency of meetings;

     - result in the stockholders having less comprehensive voting rights than are provided in our articles;

     - result in the stockholders having greater liability than provided in our articles;

     - result in the stockholders having fewer rights to receive reports than those provided in our articles;

     - result in the stockholders having access to records that are more limited than those provided for in our articles;

     - include provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity;

     - limit the ability of an investor to exercise its voting rights in the roll-up entity on the basis of the number of the shares held by that investor; or

     - place any of the costs of the transaction on us if the roll-up is not approved by our stockholders.

     However, with the prior approval of the holders of a majority of our then outstanding shares of our stock, we may participate in a proposed roll-up if the stockholders would have rights and be subject to restrictions comparable to those contained in our articles.

     Stockholders who vote "no" on the proposed roll-up must have the choice of:

     -    accepting the securities of the roll-up entity offered; or

     -    one of either:

          - remaining as our stockholder and preserving their interests on the same terms and conditions as previously existed; or

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          -  receiving cash in an amount equal to their PRO RATA share of the appraised value of our net assets.

     These provisions, as well as others contained in our articles, bylaws and Maryland law could have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. See generally "Risk Factors - Risks Related to Our Business."

LIMITATION ON TOTAL OPERATING EXPENSES

     In any fiscal year, our annual total operating expenses may not exceed the greater of two percent (2.0%) of our average assets or twenty-five percent (25.0%) of our net income for that year. For these purposes, items such as organization and offering expenses, property expenses, interest payments, taxes, non-cash charges, any incentive fees payable to our Business Manager and acquisition fees and expenses are excluded from the definition of total operating expenses. Our independent directors will have a fiduciary responsibility to ensure that we do not exceed these limits. Our independent directors may, however, permit us to exceed these limits if they determine that doing so is justified because of unusual and non-recurring expenses. Any finding by our independent directors and the reasons supporting it must be recorded in the minutes of meetings of our directors. If at the end of any fiscal quarter, our total operating expenses for the twelve months then ended exceed these limits, we will disclose this in writing to the stockholders within sixty (60) days of the end of the fiscal quarter and explain the reason for exceeding the limit. If our board does not believe that exceeding the limit was justified, our Business Manager must, within sixty (60) days, reimburse us the amount by which the aggregate expenses exceed the limit.

TRANSACTIONS WITH AFFILIATES

     Our articles also restrict certain transactions between us and IREIC, and its affiliates including our Business Manager, Inland Management and Inland Real Estate Acquisitions and our directors as follows:

     - SALES AND LEASES. We may not purchase real estate assets from any of these parties unless a majority of our disinterested directors, including a majority of our disinterested independent directors, approves the transaction as being fair and reasonable and the price for the real estate assets is no greater than the cost paid by these parties for the real estate assets, unless substantial justification for the excess exists and the excess is reasonable. In no event may the cost of any real estate asset exceed its appraised value at the time we acquire the real estate asset. We also may not sell assets to, or lease assets from any of these parties unless the sale or lease is approved by a majority of our disinterested directors, including a majority of our disinterested independent directors, as being fair and reasonable to us.

     - LOANS. We may not make loans to any of these parties except as provided in clauses (3) and (6) under "Restrictions on Investments" below in this section, or to our wholly owned subsidiaries. Also, we may not borrow money from any of these parties, unless a majority of our disinterested directors, including a majority of our disinterested independent directors, approves the transaction as fair, competitive and commercially reasonable and no less favorable to us than loans between unaffiliated parties under the same circumstances. For these purposes, amounts owed but not yet paid by us under the

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          business management agreement, or any property management agreement, shall not constitute amounts advanced pursuant to a loan.

     - INVESTMENTS. We may not invest in joint ventures with any of these parties as a partner, unless a majority of our disinterested directors, including a majority of our disinterested independent directors, approves the transaction as fair and reasonable to us and on substantially the same terms and conditions as those received by the other joint venturers. We also may not invest in equity securities unless a majority of our disinterested directors, including a majority of our disinterested independent directors, approves the transaction as being fair, competitive and commercially reasonable. We may, however, purchase interests in "publicly-traded entities." For these purposes, a "publicly-traded entity" shall mean any entity having securities listed on a national securities exchange or included for quotation on an inter-dealer quotation system.

     - OTHER TRANSACTIONS. All other transactions between us and any of these parties require approval by a majority of our disinterested directors, including a majority of our disinterested independent directors, as being fair and reasonable and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

RESTRICTIONS ON BORROWING

     We may not borrow money to pay distributions except as necessary to satisfy the requirement to distribute at least ninety percent (90.0%) of our "REIT taxable income." Our board will review, at least quarterly, the aggregate amount of our borrowings, both secured and unsecured, to ensure that the borrowings are reasonable in relation to our net assets. In general, the aggregate borrowings secured by all our assets will not exceed three hundred percent (300.0%) of their combined fair market value. Any borrowings exceeding this limit must be:

     -    approved by a majority of our independent directors; and

     - disclosed to our stockholders in our next quarterly report to stockholders, along with justification for the excess.

See "Risk Factors - Risks Related to Our Business" for additional discussion regarding our borrowings.

RESTRICTIONS ON INVESTMENTS

     The investment policies set forth in our articles have been approved by a majority of our independent directors. Our articles prohibit our investments in:

     -    any foreign currency or bullion;

     -    short sales of securities; and

     - any security in any entity holding investments or engaging in activities prohibited by our articles.

     In addition, we will observe the following restrictions on our investments as set forth in our articles:

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     (1)    Not more than ten percent (10.0%) of our total assets will be invested in unimproved real property or mortgage loans on unimproved real property. For purposes of this paragraph, "unimproved real property" does not include properties acquired for the purpose of producing rental or other operating income, properties under development or construction, and properties under contract for development or in planning for development within one (1) year.


     (2) We will not invest in commodities or commodity future contracts. This limitation does not apply to interest rate futures when used solely for hedging purposes.

     (3) We will not invest in or make mortgage loans unless we obtain an appraisal of the underlying property and the mortgage indebtedness on any property would in no event exceed the property's appraised value. This restriction will not apply to an investment in a "publicly-traded entity" which owns, invests in or makes mortgage loans. For these purposes, a "publicly-traded entity" means any entity having securities listed on a national securities exchange or included for quotation on an inter-dealer quotation system. In cases in which the majority of independent directors so determine, and in all cases in which the mortgage loan involves IREIC, its affiliates, our Business Manager, Inland Management, directors or their respective affiliates, we must obtain the appraisal from an independent third party. We will keep the appraisal in our records for at least five years, where it will be available to be inspected and copied by any stockholder. In addition, we also will obtain a mortgagee's or owner's title insurance policy or commitment insuring the priority of the mortgage or condition of the title.

     (4) We will not invest in invest in real estate contracts of sale otherwise known as land sale contracts unless the contracts are in recordable form and appropriately recorded in the chain of title.

     (5) We will not make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all outstanding mortgage loans outstanding on the property, including our loans, would exceed an amount equal to eight-five percent (85.0%) of the appraised value of the property unless there is, in the board's view, substantial justification and provided further that the loans do not exceed the appraised value of the property at the date of the loans. The aggregate amount of all mortgage loans outstanding on the property, including the loans of the REIT, must include all interest (excluding contingent participation in income or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds five percent (5.0%) per annum of the principal balance of the loan. This restriction will not apply to an investment in a "publicly-traded entity," as defined in clause (3) above, which owns, invests in or makes mortgage loans.

     (6) We will not make or invest in any mortgage loans that are subordinated to any mortgage or equity interest of IREIC or its affiliates.


     (7) We will not invest in equity securities unless a majority of our disinterested directors approves the transaction as being fair, competitive and commercially reasonable. This restriction will not apply, however, to purchases by us of: (i) our own securities through our share repurchase program or when traded on a secondary market or national securities exchange or inter-dealer quotation system if a majority of the directors, including a majority of the independent directors, determines that the purchase is in our

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            best interests; (ii) the securities of a "publicly-traded entity,"
            as defined in clause (3) above, if the purchases are otherwise approved by a majority of our disinterested directors and are effected in a reorganized securities market; or (iii) the securities of a REIT or other "real estate operating company" as defined herein.


     (8) We will not invest in joint ventures with IREIC, our Business Manager, a director or any affiliate thereof as a partner, unless a majority of disinterested directors approves the investment as being fair and reasonable and on substantially the same terms and conditions as those received by other joint venturers.

     (9) We will neither engage in any short sale of securities nor will we borrow on an unsecured basis if the borrowing will result in asset coverage of less than three hundred percent (300.0%).

     (10) A majority of the directors, including a majority of the independent directors, must approve all of our investments in real estate assets.

     (11) We will not invest in debt that is secured by a mortgage on real property that is subordinate to the lien of other debt, except where the amount of total debt does not exceed ninety percent (90.0%) of the appraised value of the property. The value of all of these investments may not exceed twenty-five percent (25.0%) of our tangible assets. The value of all investments in subordinated debt that does not meet these requirements will be limited to ten percent (10.0%) of our tangible assets, which would be included within the twenty-five percent (25.0%) limit. This restriction will not apply to an investment in a "publicly-traded entity," as defined in clause
            (3) above, owning this type of debt.

     (12) We will not engage in trading, as compared with investment, activities.

     (13) We will not engage in underwriting activities, or distribute as agent, securities issued by others.

     (14) We will not invest or acquire interests or securities in any entity or trust formed to complete any Section 1031 Exchange Transaction if the entity or trust was sponsored by Inland Real Estate Exchange Corporation or any of its affiliates.

     (15) We will not acquire interests or securities in any entity holding investments or engaging in activities prohibited by the restrictions on investments set forth in the foregoing clauses (1) through (14) except for cash which may be invested on a temporary basis in these entities.


     Our independent directors will review our investment policies at least annually to determine whether these policies are in the best interests of our stockholders. The board may make material changes to our investment policies only by amending our articles of incorporation. Any amendment to our articles or incorporation requires the affirmative vote of a majority of the outstanding shares of our common stock.


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                        FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of the material federal income tax consequences relating to the acquisition, holding and disposition of our common stock. For purposes of this section under the heading "Federal Income Tax Considerations," references to "we," "our" and "us" mean only Inland American Real Estate Trust, Inc. and not our subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the Internal Revenue Service and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the Internal Revenue Service would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or will be sought from the Internal Revenue Service regarding any matter discussed in this prospectus. The summary is also based upon the assumption that our operation, and the operation of our subsidiaries and other lower-tier and affiliated entities, will in each case be in accordance with the applicable organizational documents or partnership agreement. This summary of the material federal income tax consequences of an investment in our common stock does not purport to discuss all aspects of federal income taxation that may be relevant to a particular investor in light of the investor's investment or tax circumstances, or to investors subject to special tax rules, such as:

     -    financial institutions;

     -    insurance companies;

     -    broker-dealers;

     -    regulated investment companies;

     - holders who receive our common stock through the exercise of employee stock options or otherwise as compensation;

     - holders of our common stock who hold as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or other integrated investment;

and, except to the extent discussed below:

     -    tax-exempt organizations; and

     -    foreign investors.

See "Risk Factors - Federal Income Tax Risks" for additional discussion.

     This summary assumes that investors will hold our common stock as capital assets, which generally means as property held for investment.

     THE FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR COMMON STOCK DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR COMMON STOCK TO ANY PARTICULAR INVESTOR WILL DEPEND ON THE INVESTOR'S PARTICULAR TAX CIRCUMSTANCES. YOU ARE

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URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND
FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, EXCHANGING OR OTHERWISE DISPOSING OF OUR COMMON STOCK.

FEDERAL INCOME TAXATION AS A REIT

     We intend to qualify as a REIT under the applicable provisions of the Code and the Treasury regulations promulgated thereunder and receive the beneficial federal income tax treatment described below. However, we cannot assure you that we will meet the applicable requirements under federal income tax laws, which are highly technical and complex. The following discusses the applicable requirements under federal income tax laws, the federal income tax consequences to maintaining REIT status and the material federal income tax consequences to you. Shefsky & Froelich Ltd. has acted and will act as our tax counsel in connection with our election to be taxed as a REIT, and has rendered the opinion set forth below. Some of the federal income tax implications of your investment are set forth in the "- Federal Income Taxation of Stockholders" section below. We, however, urge you to consult your tax advisor with respect to the federal, state, local, foreign and other tax consequences of the purchase, ownership and disposition of common stock which may be particular to your tax situation.

     In brief, a corporation that invests primarily in real estate can, if it complies with the provisions in Sections 856-860 of the Code, qualify as a REIT and claim federal income tax deductions for dividends it pays to its stockholders. Such a corporation generally is not taxed on its net income that is currently distributed to its stockholders. This treatment substantially eliminates the "double taxation" that a corporation and its stockholders generally bear together. However, as discussed in greater detail below, a corporation could be subject to federal income tax in some circumstances even if it qualifies as a REIT, and would likely suffer adverse consequences, including reduced cash available for distribution to its stockholders, if it failed to qualify as a REIT. We intend to operate in a manner that permits us to elect REIT status for the taxable year ending December 31, 2005, and to maintain this status in each taxable year thereafter, so long as REIT status remains advantageous.

     Shefsky & Froelich Ltd. is of the opinion, assuming that the actions described in this section are completed on a timely basis and we timely file the requisite elections, that we will be organized in conformity with the requirements for qualification as a REIT beginning with our taxable year ending December 31, 2005, and our proposed method of operation (as described in this prospectus) will enable us to satisfy the applicable requirements under federal income tax laws for qualification as a REIT. This opinion has been filed as an exhibit to the registration statement of which this prospectus is a part, and is based and conditioned, in part, on various assumptions made by Shefsky & Froelich Ltd. and representations made to Shefsky & Froelich Ltd. by us as to factual matters. Our qualification and federal income tax treatment as a REIT depends upon our ability to meet, through operation of the properties we acquire and our investment in other assets, the applicable requirements under federal income tax laws. Shefsky & Froelich Ltd. has not reviewed, and will not in the future review, these operating results for compliance with the applicable requirements under federal income tax laws. Therefore, we cannot assure you that our actual operating results will allow us to satisfy the applicable requirements under federal income tax laws in any taxable year. In addition, this opinion represents Shefsky & Froelich Ltd.'s legal judgment and is not binding on the Internal Revenue Service.

GENERAL

     In any year in which we qualify as a REIT and have a valid election in place, we will claim deductions for dividends we pay to the stockholders, and therefore will not be subject to federal income tax on that portion of our REIT Taxable Income as defined Section 857(b)(2) of the Code or REIT capital

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gain which is distributed to our stockholders. We will, however, be subject to federal income tax at normal corporate rates on any REIT Taxable Income or capital gain not distributed.

     Although we can eliminate or substantially reduce our federal income tax liability by maintaining our REIT status and paying sufficient dividends, we could be subject to federal income tax on certain items of income. If we fail to satisfy either the 95.0% Gross Income Test or the 75.0% Gross Income Test (each of which is described below), yet maintain our REIT status by meeting other requirements, we will be subject to a penalty tax based on the amount of income that caused us to fail these tests, as described below. We also will be subject to a one hundred percent (100.0%) federal income tax on the net income from any "prohibited transaction," as described below. In addition, in order to retain our REIT status, we generally must distribute annually at least ninety percent (90.0%) of our REIT Taxable Income for such year. While we are not required to distribute REIT net capital gain income for any year in order to retain our REIT status, we will pay tax on our REIT net capital gain income to the extent we do not distribute it in the year we recognize the gain. We also may be subject to the corporate alternative minimum tax. Additionally, we will be subject to federal income tax at the highest corporate rate on certain "nonqualifying" income from foreclosure property. In general, foreclosure property consists of property acquired (by foreclosure or otherwise) in connection with the default of a loan secured by such property.

     REIT QUALIFICATION TESTS. The Code defines a REIT as a corporation, trust or association:

     -    that is managed by one or more trustees or directors;

     - the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

     - that would be taxable as a domestic corporation but for its status as a REIT;

     -    that is neither a financial institution nor an insurance company;

     - the beneficial ownership of which is held by one hundred (100) or more persons on at least 335 days in each full taxable year, proportionately adjusted for a partial taxable year;

     - generally in which, at any time during the last half of each taxable year, no more than fifty percent (50.0%) in value of the outstanding stock is owned, directly or indirectly, by five or fewer individuals or certain entities; and

     - that meets the gross income, asset and annual distribution requirements, described in greater detail below.

     The first four conditions and the last condition must be met during each taxable year for which REIT status is sought, while the other two conditions do not have to be met until after the first taxable year for which a REIT election is made.

     Although the restrictions on assets held by a REIT (as described below) generally prevents a REIT from owning more than ten percent (10.0%) of the stock of an entity by vote or value other than another REIT, the Code provides an exception for ownership of voting stock in a "qualified REIT subsidiary." A qualified REIT subsidiary is a corporation that is wholly owned by a REIT throughout the subsidiary's existence. For purposes of the asset and income tests described below, all assets, liabilities and tax attributes of a qualified REIT subsidiary are treated as owned by the REIT. A qualified REIT

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subsidiary is not subject to federal income tax, but may be subject to state or local tax. We may hold investments through qualified REIT subsidiaries. A REIT that is a partner in a partnership generally is deemed to own its proportionate share of the partnership's assets, and to earn its proportionate share of the partnership's income for purposes of the REIT Qualification Tests. We may hold investments through partnership (and other entities, such as limited liability companies, that are treated as partnerships for federal income tax purposes).

     We, in satisfying the general tests described above, must meet, among others, the following requirements:

     SHARE OWNERSHIP TESTS. The common stock and any other stock we issue must be held by a minimum of one hundred (100) persons (determined without attribution to the owners of any entity owning our stock) for at least 335 days in each full taxable year, proportionately adjusted for partial taxable years. In addition, at all times during the second half of each taxable year, no more than fifty percent (50.0%) in value of our stock may be owned, directly or indirectly, by five or fewer individuals (determined with attribution to the owners of any entity owning our stock). However, these two requirements do not apply until after the first taxable year an entity elects REIT status. In addition, our articles of incorporation contain provisions restricting the ownership and transfer of our stock in certain instances, which provisions are intended to assist us in satisfying both requirements. Furthermore, the distribution reinvestment plan contains provisions that prevent it from causing a violation of these tests as will the terms of any options, warrants or other rights to acquire our common stock. Pursuant to the applicable requirements under federal income tax laws, we will maintain records that disclose the actual ownership of the outstanding stock, and demand written statements each year from the record holders of specified percentages of the stock disclosing the beneficial owners. Those stockholders failing or refusing to comply with our written demand are required by the Code and our articles of incorporation to submit, with their tax returns, a similar statement disclosing the actual ownership of stock and certain other information. See "Description of Securities
- Restrictions on Ownership and Transfer."

     ASSET TESTS. We must satisfy, at the close of each calendar quarter of the taxable year, two tests based on the composition of our assets. After initially meeting the Asset Tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the Asset Tests at the end of a later quarter solely due to changes in value of our assets. In addition, if the failure to satisfy the Asset Tests results from an acquisition during a quarter, the failure can be cured by disposing of non-qualifying assets within thirty (30) days after the close of that quarter. After the thirty (30) day cure period, we may dispose of sufficient assets to cure the violation if it does not exceed the lesser of one percent (1.0%) of our assets at the end of the relevant quarter or $10,000,000, provided that the disposition occurs within six months following the last day of the quarter in which we first identified the assets. For violations due to reasonable cause that are larger than this amount, we may avoid disqualification as a REIT after the thirty (30) day cure period by taking certain steps, including the disposition of sufficient assets within the six-month period described above to meet the applicable requirement, paying a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets during the period of time that the assets were held as non-qualifying assets and filing a schedule with the IRS that describes the non-qualifying assets. We intend to maintain adequate records of the value of our assets to insure compliance with these tests, and will act within thirty (30) days after the close of any quarter or otherwise comply with the preceding rules as may be required to cure any noncompliance.

     75.0% ASSET TEST. At least seventy-five percent (75.0%) of the value of our assets must be represented by "real estate assets," cash, cash items (including receivables) and government securities. Real estate assets include:

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     -    real property (including interests in real property and interests in mortgages on real property);

     -    shares in other qualifying REITs; and

     - any property (not otherwise a real estate asset) attributable to the temporary investment of "new capital" in stock or a debt instrument, but only for the one-year period beginning on the date we received the new capital.

Property will qualify as being attributable to the temporary investment of new capital if the money used to purchase the stock or debt instrument is received by us in exchange for our stock (other than amounts received pursuant to our distribution reinvestment plan) or in a public offering of debt obligations that have a maturity of at least five years.

     Additionally, regular and residual interests in a real estate mortgage investment conduit, known as a REMIC, and regular interests in a financial asset securitization trust, known as a FASIT, are considered real estate assets. However, if less than ninety-five percent (95.0%) of the assets of a REMIC or FASIT are real estate assets, we will be treated as holding a proportionate share of the assets and income of the REMIC or FASIT directly.

     We intend that the purchase contracts for a new property will apportion no more than five percent (5.0%) of the purchase price of any property to property other than "real property," as defined in the Code. In addition, we intend to invest funds not used to acquire properties in cash sources, "new capital" investments or other liquid investments that will allow us to qualify under the 75.0% Asset Test. Therefore, our investment in real properties will constitute "real estate assets" and should allow us to meet the 75.0% Asset Test.

     OTHER ASSET TESTS. There are three other asset tests that apply to us. First, the value of any one issuer's securities owned by us may not exceed five percent (5.0%) of the value of our total assets. Second, we may not own more than ten percent (10.0%) of any one issuer's outstanding securities, as measured by either voting power or value. The five percent (5.0%) and ten percent (10.0%) asset tests do not apply to securities of qualified REIT subsidiaries or taxable REIT subsidiaries (which are described below), and the ten percent (10.0%) value test does not apply to "straight debt" having specified characteristics, as well as other specified debt instruments such as a loan to an individual or estate and a security issued by a REIT. Finally, the aggregate value of all securities of taxable REIT subsidiaries held by us may not exceed twenty percent (20.0%) of the value of our total assets. We intend to invest funds not otherwise invested in properties in cash sources and other liquid investments in a manner which will enable us to satisfy the Other Asset Tests.

     A qualified REIT subsidiary is a corporation that is wholly owned by a REIT throughout the subsidiary's existence. All assets, liabilities and tax attributes of a qualified REIT subsidiary are treated as belonging to the REIT. A qualified REIT subsidiary is not subject to federal income tax, but may be subject to state or local tax. We may hold investments through qualified REIT subsidiaries.

     A taxable REIT subsidiary is a corporation (other than another REIT) that is owned in whole or in part by a REIT, and joins in an election with the REIT to be classified as a taxable REIT subsidiary. Corporations that directly or indirectly operate or manage lodging or health care facilities cannot be taxable REIT subsidiaries. A corporation that is thirty-five percent (35.0%) owned by a taxable REIT subsidiary also will be treated as a taxable REIT subsidiary. A taxable REIT subsidiary may not be a qualified REIT subsidiary, and vice versa. As described below regarding the 75.0% Gross Income Test, a taxable REIT subsidiary is utilized in much the same way an independent contractor is used to provide

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certain types of services without causing the REIT to receive or accrue certain types of non-qualifying income. In addition to utilizing independent contractors to provide certain services in connection with the operation of our properties, we also may utilize taxable REIT subsidiaries to carry out these functions.

     In the case of a REIT that is a partner in a partnership, Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership's assets, and to earn its proportionate share of the partnership's income, for purposes of the asset tests described above (and the gross income tests applicable to REITs as described below). In addition, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share, based upon our percentage capital interest, of the assets and items of income of partnerships in which we own an equity interest are treated as our assets and items of income for purposes of applying the REIT requirements. Consequently, to the extent that we directly or indirectly hold an equity interest in a partnership, the partnership's assets and operations may affect our ability to qualify as a REIT, even though we may have no control, or only limited influence, over the partnership. A summary of certain rules governing the federal income taxation of partnerships and their partners is provided below in "Tax Aspects of Investments in Partnerships." We may hold investments in partnerships and other entities (such as limited liability companies) that are classified as partnerships for federal income tax purposes.

     GROSS INCOME TESTS. We must satisfy for each calendar year two separate tests based on the composition of our gross income, as defined under our method of accounting.

     75.0% GROSS INCOME TEST. At least seventy-five percent (75.0%) of our gross income for the taxable year must result from:

     -    rents from real property;

     - interest on obligations secured by mortgages on real property or on interests in real property;

     - gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property held primarily for sale to customers in the ordinary course of our trade or business;

     - dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs;

     - other specified investments relating to real property or mortgages thereon; and

     - for a limited time, qualified temporary investment income, as defined under the 75.0% Asset Test.

We intend to invest funds not otherwise invested in real properties in cash sources or other liquid investments in a manner that will allow us to qualify under the 75.0% Gross Income Test.

     To the extent that a REIT derives interest income from a mortgage loan or income from the rental of real property where all or a portion of the amount of interest or rental income payable is contingent, the income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case

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may be, would qualify as rents from real property had it been earned directly by a REIT, as described below.

     Among the assets that we and our subsidiaries may hold are mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. The Internal Revenue Service recently issued Revenue Procedure 2003-65, which provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the Internal Revenue Service as a real estate asset for purposes of the REIT Asset Tests described above, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75.0% Gross Income Test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. If we or any of our subsidiaries enter into any mezzanine loans, we will determine, after consulting with Shefsky & Froelich Ltd. that, on the basis of relevant Treasury regulations and Internal Revenue Service rulings, the mezzanine loans should qualify as real estate assets and give rise to qualifying mortgage interest for purposes of the REIT asset and income requirements, or otherwise do not adversely affect our status as a REIT; however, the loans may not meet all of the requirements for reliance on the safe harbor, and in that case, there can be no assurance that the Internal Revenue Service will not challenge the tax treatment of the loans.

     Income attributable to a lease of real property will generally qualify as "rents from real property" under the 75.0% Gross Income Test (and the 95.0% Gross Income Test, described below), subject to the rules discussed below:

     - Rent from a particular tenant will not qualify if we, or an owner of ten percent (10.0%) or more of our stock, directly or indirectly, owns ten percent (10.0%) or more of the voting stock or the total number of shares of all classes of stock in, or ten percent (10.0%) or more assets or net profits of, the tenant.

     - The portion of rent attributable to personal property rented in connection with real property will not qualify, unless the portion attributable to personal property is fifteen percent (15.0%) or less of the total rent received under, or in connection with, the lease.

     - Generally, rent will not qualify if it is based in whole, or in part, on the income or profits of any person from the underlying property. However, rent will not fail to qualify if it is based on a fixed percentage (or designated varying percentages) of receipts or sales, including amounts above a base amount so long as the base amount is fixed at the time the lease is entered into, the provisions are in accordance with normal business practice and the arrangement is not an indirect method for basing rent on income or profits.

     - Rental income will not qualify if we furnish or render services to tenants or manage or operate the underlying property, other than through a permissible "independent contractor" from whom we derive no revenue, or through a taxable REIT subsidiary. This requirement, however, does not apply to the extent that the services, management or operations we provide are "usually or customarily rendered" in connection with the rental of space, and are not otherwise considered "rendered to the occupant."

     With respect to the "usual or customarily rendered" rule, we anticipate that our tenants will receive some services in connection with their leases and that the services to be provided are usually or customarily rendered in connection with the rental of the properties. Therefore, providing these services should not cause the rents we receive with respect to the properties to fail to qualify as rents from real property for purposes of the 75.0% Gross Income Test (and the 95.0% Gross Income Test, described

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below). Our board of directors intends to hire qualifying independent contractors or to utilize taxable REIT subsidiaries to render services that it believes, after consulting with Shefsky & Froelich Ltd., are not usually or customarily rendered in connection with the rental of space.

     THE 95.0% GROSS INCOME TEST. In addition to deriving seventy-five percent (75.0%) of our gross income from the sources listed above, at least ninety-five percent (95.0%) of our gross income (excluding gross income from prohibited transactions) for the taxable year must be derived from:

     -    sources which satisfy the 75.0% Gross Income Test;

     -    dividends;

     -    interest; or

     - gain from the sale or disposition of stock or other securities that are not assets held primarily for sale to customers in the ordinary course of our trade or business.

It is important to note that dividends and interest on obligations not collateralized by an interest in real property qualify under the 95.0% Gross Income Test, but not under the 75.0% Gross Income Test. We intend to invest funds not otherwise invested in properties in cash sources or other liquid investments that will allow us to qualify under the 95.0% Gross Income Test.

     Our share of income from the properties primarily will give rise to rental income and gains on sales of the properties, substantially all of which generally will qualify under the 75.0% Gross Income Test and 95.0% Gross Income Test. Our anticipated operations indicate that it is likely that we will have little or no non-qualifying income to cause adverse federal income tax consequences.

     If we fail to satisfy either the 75.0% Gross Income Test or the 95.0% Gross Income Test for any taxable year, we may retain our status as a REIT for such year if we satisfy the Internal Revenue Service that the failure was due to reasonable cause and not due to willful neglect, and we file a schedule describing each item of our gross income. If this relief provision is available, we would remain subject to a tax based upon the amount by which we failed the 75.0% Gross Income Test or the 95.0% Gross Income Test.

     ANNUAL DISTRIBUTION REQUIREMENTS. In addition to the other tests described above, we are required to distribute dividends (other than capital gain dividends) to the stockholders each year in an amount at least equal to the excess of:

     -    the sum of:

          - ninety percent (90.0%) of our REIT Taxable Income (determined without regard to the deduction for dividends paid and by excluding any net capital gain); and

          - ninety percent (90.0%) of the excess of the net income (after tax) from foreclosure property;

     -    less the sum of certain types of items of non-cash income.

Determinations whether sufficient amounts have been distributed is based on amounts paid in the taxable year to which they relate, or in the following taxable year if we:

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     -    declare a dividend before the due date of our tax return (including extensions);

     - distribute the dividend within the 12-month period following the close of the taxable year (and not later than the date of the first regular dividend payment made after such declaration); and

     -    file an election with our tax return.

Additionally, dividends that we declare in October, November or December in a given year payable to stockholders of record in any such month will be treated as having been paid on December 31 of that year so long as the dividends are actually paid during January of the following year. If we fail to meet the annual distribution requirements as a result of an adjustment to our federal income tax return by the Internal Revenue Service, we may cure the failure by paying a "deficiency dividend" (plus penalties and interest to the Internal Revenue Service) within a specified period.

     If we do not distribute all of our net capital gain or distribute at least ninety percent (90.0%), but less than one hundred percent (100.0%) of our REIT Taxable Income, we will be subject to federal income tax on the undistributed portion. Furthermore, to the extent that we fail to distribute by year end at least the sum of (i) eighty-five percent (85.0%) of our REIT Taxable Income for such year, (ii) ninety-five percent (95.0%) of our REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior years, we would be subject to an excise tax equal to four percent (4.0%) of the difference between the amount required to be distributed under this formula and the amount actually distributed.

     We intend to pay sufficient dividends each year to satisfy the annual distribution requirements and avoid federal income tax on net capital gains. It is possible that we may not have sufficient cash or other liquid assets to meet the annual distribution requirements due to tax accounting rules and other timing differences. We will closely monitor the relationship between our REIT Taxable Income and cash flow and, if necessary to comply with the annual distribution requirements, we may (but are not required to) borrow funds to fully provide the necessary cash flow.

     FAILURE TO QUALIFY AS A REIT. If we fail to qualify for federal income tax purposes as a REIT in any taxable year and the relief provisions are not available or cannot be met, we will not be able to deduct our dividends and will be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates, thereby reducing cash available for distributions. In such event, all distributions to stockholders (to the extent of our current and accumulated earnings and profits), generally will be taxable as dividend income. Non-corporate taxpayers may be eligible for a reduced fifteen percent (15.0%) maximum federal tax rate, and corporate taxpayers may be eligible for the dividend received deduction. The potential "double taxation" results from our failure to qualify as a REIT. Unless entitled to relief under specific statutory provisions, we will not be eligible to elect REIT status for the four taxable years following the year during which qualification was lost.

     We should not lose our REIT status as the result of a failure to satisfy a REIT requirement (other than the Asset Tests and the Gross Income Tests, which relief provisions have been described above) if the failure is due to reasonable cause and not willful neglect and we pay a tax of $50,000 for each failure. We might not be entitled to this relief in all cases of a failure to satisfy a REIT requirement. See "Risk Factors - Federal Income Tax Risks" for additional discussion regarding the failure to satisfy a REIT requirement.

     PROHIBITED TRANSACTIONS. As discussed above, we will be subject to a one hundred percent (100.0%) federal income tax on any net income derived from "prohibited transactions." Net income

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derived from prohibited transactions arises from the sale or exchange of property held for sale to customers in the ordinary course of our business which is not foreclosure property. There is an exception to this rule for sales of property that:

     -    is a real estate asset under the 75.0% Asset Test;

     -    has been held for at least four years;

     - has aggregate expenditures that are includable in the basis of the property not in excess of thirty (30.0%) of the net selling price;

     - in certain cases, was held for production of rental income for at least four years;

     - when combined with other sales in the year, either does not cause the REIT to have made more than seven sales of property during the taxable year, or occurs in a year when the REIT disposes of less than ten percent (10.0%) of its assets (measured by federal income tax basis and ignoring involuntary dispositions and sales of foreclosure property); and

     - in certain cases, substantially all of the marketing and development expenditures were made through an independent contractor.

     Although we may eventually sell some or all of our properties, our primary intention in acquiring and operating the properties is the production of rental income and we do not expect to hold any property for sale to customers in the ordinary course of our business.

     FOREIGN INVESTMENTS. To the extent that we and our subsidiaries hold or acquire any investments and, accordingly, pay taxes, in foreign countries, taxes paid by us in foreign jurisdictions may not be passed through to or used by, our stockholders, as a foreign tax credit or otherwise. Any foreign investments also may generate foreign currency gains and losses. Foreign currency gains are treated as income that does not qualify under the 75.0% Gross Income Test or the 95.0% Gross Income Test, unless certain technical requirements are met. No assurance can be given that these technical requirements will be met in the case of any foreign currency gains recognized by us directly or through pass-through subsidiaries, or that any such gains will not adversely affect our ability to satisfy the REIT qualification requirements.

     DERIVATIVES AND HEDGING TRANSACTIONS. We and our subsidiaries may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts and options. If we or a pass-through subsidiary enters into such a contract to reduce interest rate risk on indebtedness incurred to acquire or carry real estate assets and we clearly and timely identify the transaction, including gain from the sale or disposition of the financial instrument, any periodic income from the instrument, or gain from the disposition of it, would not constitute gross income for purposes of the 95.0% Gross Income Test, but would be treated as non-qualifying income for purposes of the 75.0% Gross Income Test. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT. We may conduct some or all of our hedging activities through a taxable REIT subsidiary or other corporate entity, the income from which may be subject to federal income tax, rather than participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the Gross Income Tests, and will not adversely affect our ability to satisfy the REIT qualification requirements.

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     TAXABLE MORTGAGE POOLS. An entity, or a portion of an entity, may be classified as a taxable mortgage pool ("TMP") under the Code if:

     - substantially all of its assets consist of debt obligations or interests in debt obligations;

     - more than fifty percent (50.0%) of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates;

     - the entity has issued debt obligations (liabilities) that have two or more maturities; and

     - the payments required to be made by the entity on its debt obligations (liabilities) "bear a relationship" to the payments to be received by the entity on the debt obligations that it holds as assets.

Under regulations issued by the U.S. Treasury Department, if less than eighty percent (80.0%) of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise "substantially all" of its assets, and therefore the entity would not be treated as a TMP. Financing arrangements entered into, directly or indirectly, by us could give rise to TMPs, with the consequences as described below.

     If an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for federal income tax purposes. In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT, that is a TMP, however, special rules apply. The TMP is not treated as a corporation that is subject to corporate income tax, and the TMP classification does not directly affect the tax status of the REIT. Rather, the consequences of the TMP classification would, in general, except as described below, be limited to the stockholders of the REIT. The Treasury Department has not yet issued regulations to govern the treatment of stockholders as described below. A portion of the REIT's income from the TMP arrangement, which might be non-cash accrued income, could be treated as "excess inclusion income." The REIT's excess inclusion income would be allocated among its stockholders. A stockholder's share of excess inclusion income (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (ii) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax, and
(iii) would result in the application of U.S. federal income tax withholding at the maximum rate (thirty percent (30.0%)), without reduction for any otherwise applicable income tax treaty, to the extent allocable to most types of foreign stockholders. See "- Federal Income Taxation of Stockholders" in this section. To the extent that excess inclusion income were allocated to a tax-exempt stockholder of a REIT that is not subject to unrelated business income tax (such as government entities), the REIT would be taxable on this income at the highest applicable corporate tax rate (currently thirty-five percent (35.0%)). The manner in which excess inclusion income would be allocated among shares of different classes of stock is not clear under current law. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above and are urged to consult their tax advisors.

     If a subsidiary partnership, not wholly owned by us directly or through one or more disregarded entities (such as the operating partnership), were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for federal income tax purposes, and would potentially be subject to corporate income tax. In addition, this characterization would alter the calculations of our Asset Tests and Gross Income Tests, and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our status as a REIT.

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TAX ASPECTS OF INVESTMENTS IN PARTNERSHIPS

     GENERAL. We may hold investments through entities (such as limited liability companies) that are classified as partnerships for federal income tax purposes. In general, partnerships are "pass-through" entities that are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax on these items, without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of these partnership items for purposes of the various Gross Income Tests and in the computation of our REIT taxable income. Moreover, for purposes of the Asset Tests, we will include our proportionate share of assets held by subsidiary partnerships.

     Consequently, to the extent that we hold an equity interest in a partnership, the partnership's assets and operations may affect our ability to qualify as a REIT, even though we may have no control, or only limited influence, over the partnership.

     ENTITY CLASSIFICATION. Our investment in partnerships involves special tax considerations, including the possibility of a challenge by the Internal Revenue Service of the status of any of our subsidiary partnerships as a partnership, as opposed to an association taxable as a corporation, for federal income tax purposes (for example, if the Internal Revenue Service were to assert that a subsidiary partnership is a TMP). See "General - Taxable Mortgage Pools" in this section. If any of these entities were treated as an association for federal income tax purposes, it would be taxable as a corporation and therefore could be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of gross income would change and could preclude us from satisfying the Asset Tests (particularly the tests generally preventing a REIT from owning more than ten percent (10.0%) of the voting securities, or more than ten percent (10.0%) of the securities by value, of a corporation) or the Gross Income Tests as discussed in "General - Asset Tests" and "- Gross Income Tests," and in turn could prevent us from qualifying as a REIT. See "General - Failure to Qualify as a REIT," above, for a discussion of the effect of our failure to meet these tests for a taxable year. In addition, any change in the status of any of our subsidiary partnerships for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the Annual Distribution Requirements without receiving any cash.

     TAX ALLOCATIONS WITH RESPECT TO PARTNERSHIP PROPERTIES. Under the Code and the Treasury regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a "book-tax difference"). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

     To the extent that one of our subsidiary partnerships acquires appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements. Where a partner contributes cash to a partnership at a time that the partnership holds appreciated (or depreciated) property, the Treasury regulations provide for a similar allocation of these items to the other (i.e., non-contributing) partners. These rules may apply to our contribution to any subsidiary partnerships of the cash proceeds received in offerings of our stock. As a result, partners, including us, in subsidiary partnerships, could be allocated greater or lesser amounts of depreciation and taxable income in respect of a partnership's properties than would be the case if all of the partnership's assets (including any contributed assets) had a tax basis equal to their fair market values

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at the time of any contributions to that partnership. This could cause us to recognize, over a period of time, taxable income in excess of cash flow from the partnership, which might adversely affect our ability to comply with the Annual Distribution Requirements discussed above.

FEDERAL INCOME TAXATION OF STOCKHOLDERS

     TAXATION OF TAXABLE DOMESTIC STOCKHOLDERS. As long as we qualify as a REIT, distributions paid to our domestic stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) generally will be ordinary income (subject to limited exceptions that may allow a portion to be treated as dividend income eligible for the reduced fifteen percent (15.0%) maximum federal tax rate to non-corporate taxpayers). Distributions in excess of current and accumulated earnings and profits are treated first as a tax-deferred return of capital to the stockholder, reducing the tax basis in the stockholder's common stock by the amount of the distribution, and then to the extent the distribution exceeds the stockholder's tax basis, as capital gain. Because earnings and profits are reduced for depreciation and other non-cash items, it is possible that a portion of each distribution will constitute a tax-deferred return of capital. Additionally, because distributions in excess of earnings and profits reduce the stockholder's tax basis in our stock, this will increase the stockholder's gain on any subsequent sale of the stock.

     Dividend income is characterized as "portfolio" income under the passive loss rules and cannot be offset by a stockholder's current or suspended passive losses. Corporate stockholders cannot claim the dividends received deduction for such dividends unless we lose our REIT status. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains to the extent they do not exceed our actual net capital gain for the taxable year. However, corporate stockholders may be required to treat up to twenty percent (20.0%) of some types of capital gain dividends as ordinary income. Although stockholders generally recognize taxable income in the year that a distribution is received, any distribution we declare in October, November or December of any year and is payable to a stockholder of record on a specific date in any such month will be treated as both paid by us and received by the stockholder on December 31 of the year it was declared even if paid by us during January of the following calendar year. Because we are not a pass-through entity for federal income tax purposes, stockholders may not use any of our operating or capital losses to reduce their tax liabilities. We also may decide to retain, rather than distribute, our net long-term capital gains and pay any tax thereon. In this case, stockholders would include their proportionate share of the gains in income and receive a credit on their returns for their proportionate share of our tax payments.

     In general, the sale of common stock held for more than twelve months will produce long-term capital gain or loss. All other sales of common stock generally will produce short-term gain or loss. In each case, the gain or loss is equal to the difference between the amount of cash and fair market value of any property received from the sale and the stockholder's tax basis in the common stock sold. However, any loss from a sale or exchange of common stock by a stockholder who has held such stock for six months or less will be treated as a long-term capital loss, to the extent of our distributions that the stockholder treated as long-term capital gains.

     We will report to our domestic stockholders and to the Internal Revenue Service the amount of dividends paid during each calendar year, and the amount (if any) of federal income tax we withhold. A stockholder may be subject to backup withholding (the current rate of which is twenty-eight percent (28.0%)) with respect to dividends paid unless such stockholder: (a) is a corporation or comes within other exempt categories; or (b) provides us with a taxpayer identification number, certifies as to no loss of exemption, and otherwise complies with applicable requirements. A stockholder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding can be credited against the stockholder's

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federal income tax liability. In addition, we may be required to withhold a portion of distributions made to any stockholders who fail to certify their non-foreign status to us. See "- Taxation of Foreign Stockholders" in this section.

     TAXATION OF TAX-EXEMPT STOCKHOLDERS. Our distributions to a stockholder that is a tax-exempt entity should not constitute unrelated business taxable income, or UBTI, unless the stockholder borrows funds (or otherwise incurs acquisition indebtedness within the meaning of the Code) to acquire the common stock, or the common stock is otherwise used in an unrelated trade or business of the tax-exempt entity.

     Special rules apply to the ownership of REIT shares by certain tax-exempt pension trusts. If we would fail to satisfy the "five or fewer" share ownership test (discussed above with respect to the Share Ownership tests) because the stock held by tax-exempt pension trusts was viewed as being held by the trusts rather than by their respective beneficiaries, tax-exempt pension trusts owning more than ten percent (10.0%) by value of our stock may be required to treat a percentage of our dividends as UBTI. This rule applies if:

     - at least one tax-exempt pension trust owns more than twenty-five percent (25.0%) by value of our shares; or

     - one or more tax-exempt pension trusts (each owning more than twenty-five percent (25.0%) by value of our shares) hold in the aggregate more than fifty percent (50.0%) by value of our shares.

The percentage treated as UBTI is our gross income (less direct expenses) derived from an unrelated trade or business (determined as if we were a tax-exempt pension trust) divided by our gross income from all sources (less direct expenses). If this percentage is less than five percent (5.0%), however, none of the dividends will be treated as UBTI. Because of the restrictions in our articles of incorporation regarding the ownership concentration of our common stock, we believe that a tax-exempt pension trust should not become subject to these rules. However, because shares of our common stock may become publicly traded, we can give no assurance of this.

     Prospective tax-exempt purchasers should consult their own tax advisors as to the applicability of these rules and consequences to their particular circumstances.

     TAXATION OF FOREIGN STOCKHOLDERS. The following discussion is intended only as a summary of the rules governing federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and foreign trusts and estates. These rules are quite complex and prospective foreign stockholders should consult with their own tax advisors to determine the impact of federal, state, and local income tax laws including any reporting requirements with respect to their investment in our REIT.

     In general, foreign stockholders will be subject to regular U.S. income tax with respect to their investment if such investment is "effectively connected" with the conduct of a trade or business in the U.S. A corporate foreign stockholder that receives (or is deemed to have received) income that is effectively connected with a U.S. trade or business also may be subject to the thirty percent (30.0%) "branch profits tax" under Code Section 884, which is payable in addition to regular federal corporate income tax. The following discussion applies to foreign stockholders whose investment is not considered "effectively connected."

     Generally, any dividend that constitutes ordinary income for federal income tax purposes will be subject to a U.S. tax equal to the lesser of thirty percent (30.0%) of the gross amount of dividends or the

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rate in an applicable tax treaty. Generally, a distribution that does not exceed our earnings and profits will be treated as a dividend taxable as ordinary income. A distribution in excess of our earnings and profits is treated first as a nontaxable return of capital that will reduce a foreign stockholder's basis in its common stock (but not below zero) and then as gain from the disposition of such common stock, subject to the rules discussed below for dispositions.

     Our distributions that are attributable to gain from the sale or exchange of a "U.S. real property interest" are taxed to a foreign stockholder as if the distributions were gains "effectively connected" with a United States trade or business conducted by such foreign stockholder. As a result, a foreign stockholder will be taxed on these amounts at the capital gain rates applicable to a U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, such dividends also may be subject to a thirty percent (30.0%) branch profits tax when made to a corporate foreign stockholder that is not entitled to treaty exemptions.

     We will report to our foreign stockholders and the Internal Revenue Service the amount of dividends paid during each calendar year and the amount (if any) of federal income tax that we withhold. These information reporting requirements apply regardless of whether withholding was reduced or eliminated in any applicable tax treaty. Copies of these information returns also may be made available under the provisions of a specific treaty or agreement with the tax authorities in the country in which the foreign stockholder resides. As discussed below, withholding tax rates of thirty percent (30.0%) and thirty-five percent (35.0%) may apply to distributions on common stock to foreign stockholders.

     Although tax treaties may reduce our withholding obligations, we generally will be required to withhold:

     - thirty-five percent (35.0%) of any distribution that could be designated as a capital gain dividend (regardless of the amount actually designated as a capital gain dividend) from dividends to a foreign stockholder who owns more than five percent (5.0%) of our stock (or to all foreign stockholders if the dividend occurs at a time during which our stock is not regularly traded on an established securities market located in the United States) and remit to the Internal Revenue Service; and

     - thirty percent (30.0%) of any other dividends paid out of earnings and profits (including capital gain dividends not subject to thirty-five percent (35.0%) withholding described immediately above) to all foreign stockholders.

In addition, if we designate prior dividends as capital gain dividends, subsequent dividends, up to the amount of such prior dividends, will be treated as capital gain dividends for withholding purposes. The amount of federal income tax withheld is creditable against the foreign stockholder's federal income tax liability, and if the amount of tax we withhold exceeds the U.S. tax liability, the foreign stockholder may file for a refund of such excess from the Internal Revenue Service. The thirty-five percent (35.0%) withholding tax rate on certain capital gain dividends currently corresponds to the maximum income tax rate applicable to corporations, but is higher than the fifteen percent (15.0%) maximum federal tax rate on long-term capital gains of non-corporate taxpayers.

     Applicable Treasury regulations provide certain presumptions under which a foreign stockholder would be subject to backup withholding and information reporting until we receive certification from these stockholders of their foreign status. The regulations generally require a foreign stockholder to provide us with federal Form W-8BEN referred to as a Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding, Form W-8ECI referred to as a Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or

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Business in the United States, or Form W-8EXP referred to as a Certificate of
Foreign Government or Other Foreign Organization for United States Tax Withholding certifying the foreign stockholder's entitlement to the benefits of any treaty.

     Unless the shares of common stock constitute a "U.S. real property interest" under Section 897 of the Code, gain on a sale of common stock by a foreign stockholder generally will not be subject to U.S. income taxation unless
(i) investment in the common stock is effectively connected with the foreign stockholder's U.S. trade or business, in which case, as discussed above, the foreign stockholder would be subject to the federal income tax, or (ii) the foreign stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year, in which case the nonresident alien individual may be subject to a thirty percent (30.0%) tax on such gain.

     Shares of our common stock will not constitute a "U.S. real property interest" if we are a "domestically controlled REIT." A domestically controlled REIT is a REIT, which at all times during the preceding five-year period, had less than fifty percent (50.0%) in value of its common stock held directly or indirectly by foreign stockholders. We expect to be a domestically controlled REIT, and, therefore, the sale of our shares should not be subject to such taxation for foreign stockholders, except as discussed above. However, because shares of our common stock may become (but are not guaranteed to become) publicly traded, we cannot assure you that we will continue to be a domestically controlled REIT. If we do not constitute a domestically controlled REIT, whether a foreign stockholder's gain on the sale of stock is subject to federal income tax as a sale of a U.S. real property interest depends primarily on whether the common stock is "regularly traded" on an established securities market and on the size of the selling stockholder's interest. If the gain on the sale of common stock is subject to federal income tax under these rules, the foreign stockholder would be subject to the same treatment as a U.S. stockholder with respect to the gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In any event, a purchaser of common stock from a foreign stockholder will not be required to withhold on the purchase price if the purchased shares are "regularly traded" on an established securities market or if we are a domestically controlled REIT. Otherwise, the purchaser of stock may be required to withhold ten percent (10.0%) of the purchase price and remit this amount to the Internal Revenue Service.

     If the proceeds of a disposition of common stock are paid by or through a U.S. office of a broker-dealer, the payment is generally subject to information reporting and to backup withholding (the current rate of which is twenty-eight percent (28.0%)) unless the disposing foreign stockholder certifies as to his name, address and non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding may not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a foreign office of a foreign broker-dealer. Prospective foreign purchasers should consult their tax advisers concerning these rules.

OTHER TAX CONSIDERATIONS

     DISTRIBUTION REINVESTMENT PLAN. Stockholders who participate in the distribution reinvestment plan will recognize taxable dividend income in the amount they would have received had they elected not to participate, even though they receive no cash. These deemed dividends will be treated as actual dividends from us to the participating stockholders and will retain the character and federal income tax effects applicable to all dividends from a REIT. If a stockholder purchases stock through the distribution reinvestment plan at a discount to fair market value, the stockholder will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount. See "Taxation of Stockholders" in this section. Stock received throughout our distribution reinvestment plan will have a holding period beginning with the day after purchase, and a federal income tax basis equal to its cost, which is the gross amount of the deemed distribution.

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     STATE AND LOCAL TAXES. We and you may be subject to state or local taxation in various jurisdictions, including those in which we transact business or reside. Our and your state and local tax treatment may not conform to the federal income tax consequences discussed above. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws on an investment in shares of our common stock.

     LEGISLATIVE PROPOSALS. You should recognize that our and your present federal income tax treatment may be modified by legislative, judicial or administrative actions at any time, which may be retroactive in effect. The rules dealing with federal income taxation are constantly under review by Congress, the Internal Revenue Service and the Treasury Department, and statutory changes as well as promulgation of new regulations, revisions to existing statutes, and revised interpretations of established concepts occur frequently. We are not currently aware of any pending legislation that would materially affect our or your taxation as described in this prospectus. You should, however, consult your advisors concerning the status of legislative proposals that may pertain to a purchase of common stock. President Bush has proposed to exempt certain dividend payments made by certain corporations from federal taxation. We cannot be sure what impact, if any, any possible legislation could have on us or you as a stockholder.

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                              ERISA CONSIDERATIONS

     The following is a summary of material considerations arising under ERISA, including the prohibited transaction provisions of ERISA, and of Section 4975 of the Internal Revenue Code that may be relevant to a prospective purchaser of the shares where such prospective purchaser is an employee benefit plan, IRA or other tax-exempt entity under the Internal Revenue Code. This discussion does not deal with all aspects of ERISA or Section 4975 of the Internal Revenue Code or, to the extent not preempted, state law that may be relevant to particular employee benefit plan stockholders (including plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Section 4975 of the Internal Revenue Code, and governmental plans and church plans that are exempt from ERISA and Section 4975 of the Internal Revenue Code but that may be subject to state law and other Internal Revenue Code requirements) in light of their particular circumstances.

     A FIDUCIARY MAKING THE DECISION TO INVEST IN SHARES ON BEHALF OF A PROSPECTIVE INVESTOR WHICH IS A PENSION, PROFIT-SHARING, RETIREMENT, IRA OR OTHER EMPLOYEE BENEFIT PLAN IS ADVISED TO CONSULT THE FIDUCIARY'S OWN LEGAL ADVISOR REGARDING THE SPECIFIC CONSIDERATIONS ARISING UNDER ERISA, SECTION 4975 OF THE INTERNAL REVENUE CODE, AND (TO THE EXTENT NOT PREEMPTED) STATE LAW WITH RESPECT TO THE PURCHASE, OWNERSHIP, OR SALE OF SHARES BY THE BENEFIT PLAN. BENEFIT PLANS ALSO SHOULD CONSIDER THE ENTIRE DISCUSSION UNDER THE PRECEDING SECTION ENTITLED "FEDERAL INCOME TAX CONSIDERATIONS," AS MATERIAL CONTAINED THEREIN IS RELEVANT TO ANY DECISION BY A BENEFIT PLAN TO PURCHASE THE SHARES.

     In considering whether to invest a portion of the assets of a benefit plan in shares, fiduciaries of the benefit plan should consider, among other things, whether the investment:

     - will be in accordance with the governing documents of the benefit plan and is authorized and consistent with their fiduciary responsibilities under ERISA;

     - will allow the benefit plan to satisfy the diversification requirements of ERISA, if applicable;

     - will result in UBTI to the benefit plan (see "Federal Income Tax Considerations - Taxation of Stockholders - Taxation of Tax-Exempt Stockholders");

     - will be sufficiently liquid for the benefit plan after taking this investment into account; and

     - is prudent and in the best interests of the benefit plan, its participants and beneficiaries under ERISA standards.

     The fiduciary of an IRA or a benefit plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees should consider that such an IRA or non-ERISA plan may be subject to prohibitions against certain related-party transactions under Section 503 of the Internal Revenue Code, which operate similar to the prohibited transaction rules of ERISA and the Internal Revenue Code. In addition, the fiduciary of any governmental or church plan must consider applicable state or local laws, if any, and the restrictions and duties of common law, if any, imposed upon such plan. We express no opinion on whether an investment in shares is appropriate or

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permissible for any governmental or church plan under Section 503 of the
Internal Revenue Code, or under any state, county, local, or other law respecting such plan.

FIDUCIARY OBLIGATIONS--PROHIBITED TRANSACTIONS

     Any person identified as a "fiduciary" with respect to a plan incurs duties and obligations under ERISA as discussed herein. For purposes of ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a plan is considered to be a fiduciary of the plan. Further, many transactions between plans or IRAs and "parties-in-interest" or "disqualified persons" are prohibited by ERISA or the Internal Revenue Code. ERISA also requires generally that the assets of plans be held in trust and that the trustee, or a duly authorized investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

     In the event that our properties and other assets were deemed to be assets of a plan, referred to herein as "plan assets," our directors and our business manager would, and other employees of our affiliates might, be deemed fiduciaries of any plans investing as stockholders. If this were to occur, certain contemplated transactions between us, our directors and business manager, and other employees of or affiliates could be deemed to be "prohibited transactions." Additionally, ERISA's fiduciary standards applicable to investments by plans would extend to our directors and business manager, and possibly to other employees of our affiliates as plan fiduciaries with respect to investments made by us, and the requirement that plan assets be held in trust could be deemed to be violated.

PLAN ASSETS--DEFINITION

     A definition of plan assets is not set forth in ERISA or the Internal Revenue Code; however, a Department of Labor regulation, referred to herein as the "Plan Asset Regulation," provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute plan assets. Under the Plan Asset Regulation, the assets of an entity in which a plan makes an equity investment will generally be deemed to be assets of such a plan unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

     - securities issued by an investment company registered under the Investment Company Act;

     - "publicly offered securities," defined generally as interests that are "freely transferable," "widely held" and registered with the Securities and Exchange Commission;

          - in which equity participation by "benefit plan investors" is not significant; or

          - in an "operating company," which includes "venture capital operating companies" and "real estate operating companies."

     The Plan Asset Regulation provides that equity participation in an entity by benefit plan investors is "significant" if at any time twenty-five percent (25.0%) or more of the value of any class of equity interest is held by benefit plan investors. The term "benefit plan investors" is broadly defined for this purpose, and includes all plans subject to ERISA, as well as non-ERISA plans such as IRAs, Keogh plans, governmental plans and church plans. We anticipate that we will qualify for this exception since we do not expect to have equity participation by "benefit plan investors" exceeding twenty-five percent (25.0%), which would be deemed to be significant, as defined above. However, if we are deemed to have

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significant participation by benefit plan investors we believe that we would qualify for the exemptions discussed below.

PUBLICLY OFFERED SECURITIES EXEMPTION

     As noted above, if a plan acquires "publicly offered securities," the assets of the issuer of the securities will not be deemed to be "plan assets" under the Plan Asset Regulation. The definition of publicly offered securities requires that the securities be "widely held," "freely transferable" and satisfy registration requirements under federal securities laws. Although our shares are intended to satisfy the registration requirements under this definition, the determination of whether a security is "widely held" and "freely transferable" are inherently factual matters.

     Under the Plan Asset Regulation, a class of securities will be "widely held" if it is held by one hundred (100) or more persons independent of the issuer. We anticipate that this requirement will be easily met; however, even if our shares are deemed to be widely held, the "freely transferable" requirement must also be satisfied in order for us to qualify for this exemption. The Plan Asset Regulation provides that "whether a security is 'freely transferable' is a factual question to be determined on the basis of all relevant facts and circumstances," and provides several examples of restrictions on transferability that, absent unusual circumstances, will not prevent the rights of ownership in question from being considered "freely transferable" if the minimum investment is $10,000 or less. The allowed restrictions in the examples are illustrative of restrictions commonly found in REITs that are imposed to comply with state and federal law, to assure continued eligibility for favorable tax treatment and to avoid certain practical administrative problems. We have been structured with the intent to satisfy the "freely transferable" requirement set forth in the Plan Asset Regulation with respect to our shares, although there are no assurances that the requirement is met by our shares.

     Our shares are subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that the securities are "freely transferable." The minimum investment in our shares is less than $10,000; thus, the restrictions imposed in order to maintain our status as a REIT should not cause the shares to be deemed not "freely transferable."

     We believe that it is more likely than not that our shares will be deemed to constitute "publicly offered securities" and, accordingly, it is more likely than not that our underlying assets should not be considered "plan assets" under the Plan Assets Regulation, assuming the offering takes place as described in this prospectus. If our underlying assets are not deemed to be "plan assets," the problems discussed below are not expected to arise.

REAL ESTATE OPERATING COMPANY EXEMPTION

     Even if we were deemed not to qualify for the "publicly offered securities" exemption, the Plan Asset Regulation also provides an exemption with respect to securities issued by a "real estate operating company." We will be deemed to be a "real estate operating company" if, during the relevant valuation periods defined in the Plan Asset Regulation, at least fifty percent (50.0%) of our assets, other than short-term investments pending long-term commitment or distribution to investors valued at cost, are invested in real estate that is managed or developed and with respect to which we have the right to participate substantially in the management or development activities. We intend to devote more than fifty percent (50.0%) of our assets to the management and development of real estate.

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     An example in the Plan Asset Regulation indicates, however, that although some management and development activities may be performed by independent contractors, rather than by the entity itself, if over one-half of an entity's properties are acquired subject to long-term leases under which substantially all management and maintenance activities with respect to the properties are the responsibility of the tenants, then the entity may not be eligible for the "real estate operating company" exemption. Based on this example, and due to the uncertainty of the application of the standards set forth in the Plan Asset Regulation and the lack of further guidance as to the meaning of the term "real estate operating company," there can be no assurance as to our ability to structure our operations to qualify for the "real estate operating company" exemption.

CONSEQUENCES OF HOLDING PLAN ASSETS

     In the event that our underlying assets were treated by the Department of Labor as plan assets, our management would be treated as fiduciaries with respect to each plan stockholder, and an investment in our shares might expose the fiduciaries of the plan to co-fiduciary liability under ERISA for any breach by our directors or Business Manager of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be plan assets, an investment by a plan in our shares might be deemed to result in an impermissible commingling of plan assets with other property.

     If our Business Manager or affiliates were treated as fiduciaries with respect to plan stockholders, the prohibited transaction restrictions of ERISA would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with our affiliates or us or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide plan stockholders with the opportunity to sell their shares to us or we might dissolve or terminate.

PROHIBITED TRANSACTIONS

     Generally, both ERISA and the Internal Revenue Code prohibit plans and IRAs from engaging in certain transactions involving plan assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, plan assets. The specified parties are referred to as "parties-in-interest" under ERISA and as "disqualified persons" under the Internal Revenue Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and "persons providing services" to the plan or IRA, as well as employer sponsors of the plan or IRA, fiduciaries and other individuals or entities affiliated with the foregoing. For this purpose, a person generally is a fiduciary with respect to a plan or IRA if, among other things, the person has discretionary authority or control with respect to plan assets or provides investment advice for a fee with respect to plan assets. Under Department of Labor regulations, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the plan or IRA pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the plan or IRA based on its particular needs. Thus, if we are deemed to hold plan assets, our Business Manager and its affiliates could be characterized as fiduciaries with respect to our assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing plans and IRAs. If we or our affiliates are affiliated with a plan or IRA investor, whether or not we are deemed to hold plan assets, we might be a disqualified person or party-in-interest with respect to the plan or IRA investor, resulting in a prohibited transaction merely upon investment by such plan or IRA in our shares.

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PROHIBITED TRANSACTIONS--CONSEQUENCES

     ERISA forbids plans from engaging in prohibited transactions. Fiduciaries of a plan which allow a prohibited transaction to occur will breach their fiduciary responsibilities under ERISA, and may be liable for any damage sustained by the plan, as well as civil (and criminal, if the violation was willful) penalties. If the Department of Labor or the Internal Revenue Service determines that a prohibited transaction has occurred, any disqualified person or party-in-interest involved with the prohibited transaction would be required to reverse or unwind the transaction and, for a plan, compensate the plan for any loss resulting therefrom. Additionally, the Internal Revenue Code requires a disqualified person involved with a prohibited transaction to pay an excise tax equal to a percentage of the "amount involved" in the transaction for each year in which the transaction remains uncorrected. The percentage is generally fifteen percent (15.0%), but is increased to one hundred percent (100.0%) if the prohibited transaction is not corrected promptly. For IRAs, if an IRA engages in a prohibited transaction, the tax-exempt status of the IRA may be lost.

VALUATION

     We will send on an annual basis, to all stockholders subject to ERISA and certain other plan stockholders, a statement of value of the shares. This statement will report the value of each share of common stock based as of the close of our fiscal year. No independent appraisals will be obtained and the value will be based upon an estimated amount we determine would be received if our assets were sold as of the close of our fiscal year and if the proceeds, together with our other funds, were distributed pursuant to a liquidation. The net asset value of each share of common stock will be deemed to be $10.00 during this offering and for the first three years following the termination of this offering. Because this is only an estimate, we may subsequently revise any annual valuation that is provided.

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                              PLAN OF DISTRIBUTION

GENERAL

     Of the 540,000,000 shares of our common stock offered by this prospectus, we are offering:

     - up to 500,000,000 shares to the public at a purchase price of $10.00 per share through Inland Securities Corporation, the dealer manager, on a "best efforts" basis. Our dealer manager is one of our affiliates. A "best efforts" basis means that neither the dealer manager nor the soliciting dealers are under any obligation to purchase any of the shares being offered. Therefore, no specified number of shares is guaranteed to be sold and no specified amount of money is guaranteed to be raised from this offering.

     - up to 40,000,000 shares at a purchase price of $9.50 per share for issuance through our distribution reinvestment plan.


     The offering price of our common stock was determined by our board of directors based on the offering price of earlier REITs organized by IREIC, the range of offering prices of other REITs that do not have a public trading market and the recommendation of the dealer manager. See "Risk Factors - Risks Related to This Offering." The offering will commence as of the effective date of this prospectus. If the minimum offering of 200,000 shares is not sold by [__________], 2006, we will terminate this offering and your investment will be returned to you within ten (10) business days after termination, together with any interest earned on your investment. Common stock purchased by any of our officers, directors or affiliates, or by our dealer manager or any soliciting dealer, will not count toward satisfying the minimum offering. If the minimum offering of 200,000 shares of common stock is sold and if this offering continues thereafter, the offering will terminate on or before, [__________], 2006, unless we elect to extend it to a date no later than [__________], 2007, in any jurisdiction that allows us to extend. We reserve the right to terminate this offering at any time. Shares of our common stock may also be offered and sold in Canada in reliance on and in accordance with exemptions from the prospectus requirements of Canadian provincial and territorial securities laws or pursuant to discretionary exemption orders obtained in advance from applicable provincial or territorial regulatory authorities.



     Our dealer manager is a wholly owned subsidiary of IREIC. See "Risk Factors
- Risks Related to Our Business Manager, Inland Management and their Affiliates" for additional discussion regarding our dealer manager. Our dealer manager also was the dealer manager for the offerings made by Inland Real Estate Corporation, Inland Retail Real Estate Trust, Inc. and Inland Western Retail Real Estate Trust, Inc. Inland Real Estate Corporation has realized total gross offering proceeds of approximately $705 million through a total of four public offerings. Inland Retail Real Estate Trust, Inc. raised approximately has realized total gross offering proceeds of approximately $2.3 billion through a total of three public offerings. As of March 31, 2005, Inland Western Retail Real Estate Trust, Inc. has realized total gross offering proceeds of approximately $2.85 billion.


ESCROW CONDITIONS

     If you are qualified to participate in this offering, the proceeds from your subscription will be deposited in a segregated escrow account with the escrow agent, LaSalle Bank, N.A., 120 South LaSalle Street, Chicago, Illinois, and will be held in trust for your benefit, pending release to us. Your investment will not be commingled with any other funds. None of the common stock offered by this prospectus will be sold, no commissions or fees will be paid, and your initial admission as a stockholder will not take place unless the escrow agent has received and accepted paid subscriptions for at least 200,000 shares of common stock for $10.00 within one year from the original effective date of this prospectus. If

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

subscriptions for at least the minimum offering have not been received, accepted and paid for within one year from the original effective date of this prospectus, the escrow agent will promptly refund your investment, together with any interest earned on your investment. If a refund is made, IREIC will pay any escrow fees.

     The escrow agreement between us, the dealer manager and the escrow agent requires the escrow agent to invest the escrowed funds in an interest bearing account in short term securities issued or guaranteed by the United States Government that can be readily sold, or other investments permitted under the Securities Exchange Act of 1934. Additionally, as soon as we have received subscription proceeds for at least 200,000 shares of our common stock, we may invest the proceeds in other short term investments which can be readily sold, with appropriate safety of principal. After the minimum offering amount is sold, subscription proceeds are expected to be released to us as subscriptions are accepted. We will accept or reject subscriptions within ten (10) days after we receive a fully completed copy of the subscription agreement and payment for the shares.

     The interest, if any, earned on subscription proceeds relating to the minimum offering prior to the release of the subscription proceeds to us from escrow will be distributed to you on a PRO RATA basis within thirty (30) days after the end of the quarter during which you were admitted as a stockholder. After your initial admission as a stockholder you will not be entitled to interest earned on our funds or to receive interest on your investment.

     The escrow agreement appoints the escrow agent as an investment manager by a named fiduciary of any ERISA plan that is providing money to the escrow. The escrow agreement among us, the dealer manager, and the escrow agent also provides that (1) until all the conditions precedent for transferring the monies held in escrow are met, the escrow property may be considered plan assets under ERISA and requires the escrow holder to act as a fiduciary to any benefit plan with respect to those assets and (2) the property will be returned to the benefit plan if the conditions precedent are not met in a reasonable period of time.

SUBSCRIPTION PROCESS

     The agreement between our dealer manager and the soliciting dealers requires the soliciting dealers to make diligent inquiries of you in order to determine whether a purchase of our common stock is suitable for you, and to transmit promptly to us the completed subscription document and any supporting documentation we may reasonably require.

     The dealer manager or a soliciting dealer also is required to deliver to you a copy of this prospectus, its appendices and any supplements. We plan to make this prospectus, the appendices and any supplements available electronically to the dealer manager and the soliciting dealers, as well as to provide them paper copies. As a result, if the dealer manager or a soliciting dealer chooses, with your prior consent, it may provide you with the option of receiving these documents electronically. In any case, however, you may always receive a paper copy upon request. We will maintain records of the information we have to determine that an investment in our shares is suitable and appropriate for a stockholder for at least six years.

     Our common stock is being sold as subscriptions for the common stock are received and accepted by us, subject to the satisfaction by us of the escrow conditions described above. We have the unconditional right to accept or reject your subscription within ten (10) days after we receive a fully completed copy of the subscription agreement and payment for the shares. If we accept your subscription, a confirmation will be mailed to you not more than three business days after our acceptance. No sale of our common stock may be completed until at least five business days after the date you receive

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this prospectus and, if required by state regulatory authorities, a copy of our organizational documents. If for any reason your subscription is rejected, your funds and your subscription agreement will be returned to you, without interest or deduction, within ten (10) days after receipt.

REPRESENTATIONS AND WARRANTIES IN THE SUBSCRIPTION AGREEMENT

     The subscription agreement requires you to make the following factual representations:

     - your tax identification number set forth in the subscription agreement is accurate and you are not subject to backup withholding;

     - you received a copy of this prospectus not less than five business days prior to signing the subscription agreement (unless your state requires otherwise);

     - you satisfy the minimum income, net worth and any other applicable suitability standards established for you, as described in "Who May Invest," which appears earlier in this prospectus;

     -    you are purchasing our common stock for your own account; and

     -    you acknowledge that our common stock cannot be readily resold.


     Each of the above representations is included in the subscription agreement in order to help satisfy our responsibility to make every reasonable effort to determine that the purchase of our common stock is a suitable and appropriate investment for you and that appropriate income tax reporting information is obtained. We will not sell any common stock to you unless you are able to make the above factual representations by executing the subscription agreement. You will not, however, be waiving any rights under the federal or state securities laws by executing the subscription agreement.


DETERMINATION OF YOUR SUITABILITY AS AN INVESTOR

     We, our dealer manager, each soliciting dealer and our sponsor will make reasonable efforts to determine that you satisfy the suitability standards set forth herein and that an investment in our common stock is an appropriate investment for you. The soliciting dealers must determine whether you can reasonably benefit from this investment. In making this determination, the soliciting dealers will consider whether:

     - you have the capability of understanding fundamental aspects of our business based on your employment experience, education, access to advice from qualified sources such as attorneys, accountants and tax advisors and prior experience with investments of a similar nature; and

     -    you have an apparent understanding of:

          - the fundamental risks and possible financial hazards of this type of investment;

          -  that shares of our common stock cannot be readily sold;

          - the role of our Business Manager in directing or managing your investment in us;

          -  the tax consequences of your investment; and

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

          -  you have the financial capability to invest in our common stock.

     By executing the subscription agreement, each soliciting dealer acknowledges that it has determined that an investment in our common stock is suitable for you. Each soliciting dealer is required to represent and warrant that it has complied with all applicable laws in determining the suitability of our common stock as an investment for you. Our Business Manager will coordinate the processes and procedures used by the dealer manager and the soliciting dealers and, where necessary, implement additional reviews and procedures to determine that you meet the suitability standards set forth in this prospectus.

COMPENSATION WE WILL PAY FOR THE SALE OF OUR SHARES

     Except for the special sales or volume discounts described later in this section, we will pay the dealer manager selling commissions of seven and one-half percent (7.5%) of the selling price of the shares of common stock sold on a "best efforts" basis. The dealer manager may reallow up to seven percent (7.0%) of the selling commissions to soliciting dealers as compensation for their services in soliciting and obtaining subscriptions. Except for the special sales or volume discounts described later in this section, we will pay an additional two and one-half percent (2.5%) of the gross proceeds from the offering of shares sold on a "best efforts" basis to the dealer manager as a marketing contribution, and we may reimburse the dealer manager an additional one-half percent (0.5%) of the gross proceeds from the offering of shares sold on a "best efforts" basis for its BONA FIDE due diligence expenses and for those of the soliciting dealers. The dealer manager may, in its discretion, reallow up to one and one-half percent (1.5%) of the marketing contribution and all or any portion of the due diligence expense allowance to soliciting dealers. Marketing and due diligence costs paid by the dealer manager on behalf of, or to, the soliciting dealers will be deducted from any marketing contribution or due diligence expense allowance otherwise payable to the soliciting dealers. The following table shows the compensation payable to our dealer manager for sale of shares in the "best efforts" portion of this offering.

                                                                                          ESTIMATED
TYPE OF COMPENSATION                                 AMOUNT                            MAXIMUM AMOUNT
--------------------                                 ------                            --------------
Selling Commissions                    7.5% of the sale price for each share            $ 375,000,000
Marketing Contribution                 2.5% of the gross offering proceeds              $ 125,000,000
Due Diligence Expense Allowance        0.5% of the gross offering proceeds              $  25,000,000

     We will not pay selling commissions, marketing contributions or due diligence expense allowances in connection with the following special sales:


     - the sale of common stock as compensation for services by IREIC or any of its directors, officers, employees or affiliates;

     - the initial sale of common stock to each of Inland Securities or any of its or our directors, officers, employees or affiliates; however, the discount on any subsequent sales of common stock to these entities or individuals may not exceed five percent (5.0%);


     -    the purchase of common stock under our distribution reinvestment plan;
          and

     - the issuance of shares in connection with acquiring any entity, property or other real estate asset.

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

     Reallowable seven percent (7.0%) selling commissions will not be paid in connection with the following special sales:


     - the initial sale of common stock to each soliciting dealer and to any of their respective directors, officers, employees or affiliates who request and are entitled to purchase common stock net of selling commissions; however, the discount on any subsequent sales of common stock to these individuals or entities may not exceed five percent (5.0%);


     - the sale of common stock to investors whose contracts for investment advisory and related brokerage services include a fixed or "wrap" fee feature; and

     - the common stock credited to an investor as a result of a volume discount.


All purchases of common stock by our dealer manager or any soliciting dealer must be made in accordance with NASD regulations, including without limitation Rule 2790. We expect that these purchases, if any, will be made for investment purposes only.


     We may not pay or award any commissions or other compensation to any person engaged by you for investment advice as an inducement to our Business Manager to advise you to purchase our common stock. A registered broker dealer or other properly licensed person may, however, earn a sales commission in connection with a sale of the common stock.

     We will not pay any registered investment advisory fees in connection with any purchase by you of our common stock, although you may elect to have your registered investment advisory fees deducted from your account with us and paid directly to your registered investment advisor. See "How to Subscribe."

VOLUME DISCOUNTS

     Investors making an initial purchase of at least $250,000 worth of common stock (25,000 shares) through the same soliciting dealer may receive a reduction in the reallowable seven percent (7.0%) selling commission payable in connection with the purchase of those shares in accordance with the following schedule:

                                                                            Maximum
  Amount of Selling                                                       Reallowable
  Commission Volume        Amount of Purchaser's Investment                Commission
      Discount             From                      To                    Per Share
 ------------------- ------------------- ------------------------  ------------------------
        1.0%           $    250,000               $   499,999                 6.0%
        2.0%           $    500,000               $   999,999                 5.0%
        3.0%           $  1,000,000               $ 2,499,999                 4.0%
        4.0%           $  2,500,000               $ 4,999,999                 3.0%
        5.0%           $  5,000,000               $ 9,999,999                 2.0%
        6.0%           $ 10,000,000                  and over                 1.0%

Any reduction in the amount of the selling commissions will be credited to the investor in the form of additional whole shares. Selling commissions will not be paid on any whole shares issued for a volume discount.


     Some purchases may be combined for the purpose of qualifying for a volume discount and for determining commission payable to the dealer manager or the soliciting dealers, so long as all the combined purchases are made through the same soliciting dealer. Subscriptions made in this offering will be combined with other subscriptions in this offering for the purposes of computing amounts invested. Purchases by individuals within a "primary household group" also will be combined with other purchases by you and will be combined with other purchases of common stock to be held as a joint tenant or as tenants-in-common by you with others for purposes of computing amounts invested. For these purposes, a "primary household group" includes you, your spouse or "domestic or life partner" and all of your unmarried children under the age of twenty-one (21). For primary household group purposes, "domestic or life partners" means any two unmarried same-sex or opposite-sex individuals who are unrelated by blood, maintain a shared primary residence, or home address, and have joint property or other insurable interests. Purchases by entities required to pay federal income tax that are combined with purchases by other entities not required to pay federal income tax for purposes of computing amounts invested if investment decisions are made by the same person may have tax consequences, and your tax advisor should be consulted prior to making the decision to combine. If the investment decisions are made by an independent investment adviser, that investment adviser may not have any direct or indirect beneficial interest in any of the entities not required to pay federal income tax whose purchases are sought to be combined. You must mark the "Additional Investment" space on the subscription agreement signature page in order for purchases to be combined. We are not responsible for failing to combine purchases if you fail to mark the "Additional Investment" space.


     If the subscription agreements for the purchases to be combined are submitted at the same time, then the additional common stock to be credited to you as a result of such combined purchases will be credited on a PRO RATA basis. If the subscription agreements for the purchases to be combined are not submitted at the same time, then any additional common stock to be credited as a result of the combined purchases will be credited to the last purchase made, unless we are otherwise directed in writing at the time of the submission. However, the additional common stock to be credited to any entities not required to pay federal income tax whose purchases are combined for purposes of the volume discount will be credited only on a PRO RATA basis based on the amount of the investment of each entity not required to pay federal income tax and their combined purchases.

     Notwithstanding the preceding paragraphs, you may not receive a discount greater than five percent (5.0%) on any purchase of shares if you already own, or may be deemed to already own, any shares. This restriction may limit the amount of the volume discount available to you after your initial purchase and the amount of additional shares that you may be credited as a result of combining purchases.

     In the case of subsequent investments or combined investments, a volume discount will be given only on the portion of the subsequent or combined investment that caused the investment to exceed the breakpoint. For example, if you are investing $50,000 with us today, but had previously invested $240,000, these amounts can be combined to reach the $250,000 breakpoint, which will entitle you to a lower sales commission on your $50,000 investment.

INDEMNIFICATION

     We have agreed to indemnify the dealer manager and the soliciting dealers against liabilities, including liabilities under the Securities Act of 1933, if one or more of the following conditions are met:

     - there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and a court of competent jurisdiction has approved indemnification of the litigation costs; or

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

     - the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court has approved indemnification of the litigation costs; or

     - a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and approves indemnification of the settlement and related costs after being advised of the position of the Securities and Exchange Commission and the published opinions of any state securities regulatory authority in which our common stock was offered and sold respecting the availability or propriety of indemnification for securities law violations. The soliciting dealer will be required to indemnify us and our Business Manager against such liabilities.

     In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933 is against public policy and, therefore, unenforceable. The dealer manager and each of the soliciting dealers may be deemed to be an "underwriter" as that term is defined in the Securities Act of 1933.

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

                                HOW TO SUBSCRIBE

     Investors who meet the suitability standards described herein may purchase shares of common stock. See "Who May Invest" and "Plan of Distribution - Determination of Your Suitability as an Investor," above, for the suitability standards. Investors who want to purchase shares must proceed as follows:

     - Read the entire prospectus, any appendices and supplement(s), accompanying the prospectus.

     - Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in the prospectus as APPENDIX C-1.

     - Deliver a check for the full purchase price of the shares being subscribed for, payable to "LBNA/Escrow Agent for IARETI", along with the completed subscription agreement to the soliciting dealer. If you are qualified to participate in this offering, for administrative convenience, the proceeds from your subscription will be deposited in a segregated escrow account with the escrow agent, LaSalle Bank, N.A., 120 South LaSalle Street, Chicago, Illinois, and will be held in trust for your benefit, pending release to us. Your investment will not be commingled with any other funds. Subject to us selling the minimum amount, subscription proceeds are expected to be released to us as subscriptions are accepted. We will accept or reject subscriptions within ten (10) days after we receive them. The name of your soliciting dealer appears on your subscription agreement.

     - By executing the subscription agreement and paying the total purchase price for the shares subscribed for, each investor attests that he or she meets the suitability standards as stated in the subscription agreement and agrees to be bound by all of its terms.

     A sale of the shares may not be completed until at least five business days after the subscriber receives the prospectus. Within ten (10) days, and generally within twenty-four (24) hours, of our receipt of each completed subscription agreement, we will accept or reject the subscription. If we accept the subscription, we will mail a confirmation within three days. If for any reason we reject the subscription, we will promptly return the check and the subscription agreement, without interest or deduction, within ten (10) days after we received it.

     An approved trustee must process through, and forward to, us subscriptions made through individual retirement accounts, Keogh plans and 401(k) plans. In the case of individual retirement accounts, Keogh plans and 401(k) plan stockholders, we will send the confirmation to the trustee.

     You have the option of placing a transfer on death, or TOD, designation on your shares purchased in this offering. A TOD designation transfers ownership of the shares to your designated beneficiary upon your death. This designation may only be made by individuals, not entities, who are the sole or joint owners with right of survivorship of the shares. This option, however, is not available to residents of the States of Louisiana, New York, and North Carolina. If you would like to place a transfer on death designation on your shares, you must check the TOD box on the subscription agreement and you must complete and return the transfer on death form included as APPENDIX D to this prospectus in order to effect the designation.

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

     You may elect to have any registered investment advisory fees deducted from your account with us and paid directly to your registered investment advisor by completing and signing a letter of instruction (in the form attached as APPENDIX E-1 to this prospectus). The letter of instruction will authorize us to deduct a specified dollar amount or percentage of distributions paid by us as business management and advisory fees payable to your registered investment advisor on a periodic basis. The letter of instruction will be irrevocable and we will continue to pay business management and advisory fees payable from your account until such time as you provide us with a notice (in the form attached as APPENDIX E-2 to this prospectus) of your election to terminate deductions from your account for the purposes of such business management and advisory fees.

                                SALES LITERATURE

     In addition to, and apart from, this prospectus, we may use certain supplemental sales material in this offering. This material may consist of a brochure describing our Business Manager and its affiliates and our investment objectives. The material also may contain pictures and summary descriptions of properties similar to those we intend to acquire that entities organized or sponsored by IREIC have acquired. This material also may include audiovisual materials and taped presentations highlighting and explaining various features of the offering, properties of prior real estate programs and real estate investments in general, and articles and publications concerning real estate. Business reply cards, introductory letters and seminar invitation forms may be sent to the National Association of Securities Dealers members designated by Inland Securities Corporation and prospective investors. No person has been authorized to prepare for, or furnish to, a prospective investor any sales literature other than that described herein and "tombstone" newspaper advertisements or solicitations of interest that are limited to identifying the offering and the location of sources of further information.

     The use of any sales materials is conditioned upon filing with and, if required, clearance by appropriate regulatory agencies. Clearance (if provided), however, does not indicate that the regulatory agency allowing the use of the materials has passed on the merits of the offering or the adequacy or accuracy of the materials.

     This offering is made only by means of this prospectus. Except as described herein, we have not authorized the use of other supplemental literature or sales material in connection with this offering.

           DISTRIBUTION REINVESTMENT PLAN AND SHARE REPURCHASE PROGRAM

DISTRIBUTION REINVESTMENT PLAN

     Our distribution reinvestment plan provides our stockholders with an opportunity to purchase additional shares of common stock by reinvesting cash distributions. Stockholders who elect to participate in the distribution reinvestment plan will authorize us to reinvest distributions on all or a portion of their shares to purchase additional shares of common stock, including fractional shares. A participant will not be able to acquire common stock under the program if the purchase would cause him or her to exceed the 9.8% ownership limit or would violate any of the other share ownership restrictions imposed by our articles. Because our articles provide that we may not issue certificates representing shares of our common stock unless expressly authorized by our board of directors, we anticipate that all shares of our common stock purchased through our distribution reinvestment plan will be issued in book entry form only.

     We are able to offer shares through our distribution reinvestment plan at prices below the offering price because of a decrease in costs associated with these issuances. Common stock will be purchased under the distribution reinvestment plan on the applicable payment date for the distribution used to purchase the common stock. Distributions, if any, on common stock acquired under the distribution reinvestment plan will be paid at the same time that distributions are paid on common stock purchased outside the plan.

     Registrar and Transfer Company will serve as the plan administrator. Registrar and Transfer Company will administer the plan, keep records and, as soon as practicable after each distribution payment date, will provide each participant with a summary statement of his or her reinvestment account.


     Any stockholder who has received a copy of this prospectus and has shares registered in his or her name is eligible to participate in the distribution reinvestment plan; participation in this offering is not a requirement. Stockholders who own shares not registered in their name (e.g., registered in the name of a bank or trustee holding shares of common stock on their behalf) should consult with the entity holding their shares to determine if it can enroll directly in the plan. If the entity cannot enroll directly, the stockholder should register the required number of shares directly in his or her name to enroll in the plan. We do not expect to distribute a separate prospectus relating solely to the distribution reinvestment plan prior to the termination of the offering; instead, we will distribute copies of this prospectus, as supplemented or amended from time-to-time. Following the termination of the offering, we intend to separately register the shares reserved for issuance under the distribution reinvestment plan on a registration statement on Form S-3 or other appropriate form. Prospective enrollees will then receive a copy of the prospectus included in that registration statement, once it is declared effective, prior to enrolling in the distribution reinvestment plan.

     Stockholders who are eligible to participate in the plan may join the plan at any time by properly completing an enrollment form and returning it to the plan administrator. By signing the enrollment form, stockholders certify that they have received and read a copy of this prospectus and agree to abide by the terms and conditions of the distribution reinvestment plan. A stockholder may enroll all, or less than all, of the shares registered in his or her name. If the stockholder's enrollment form is received by the administrator on or prior to a record date for a distribution payment date, reinvestment of distributions will begin with that distribution payment date. If the enrollment form is received after the record date for a distribution payment date, the distribution payment will be made in cash and reinvestment of distributions on the enrolled shares will begin with the next following distribution payment date. Distribution and voting rights as to any purchased shares generally will commence on the applicable distribution payment date. Once enrolled in the plan, a stockholder may change his or her reinvestment options at any time by completing a new enrollment form.


     If we declare a distribution, participants will be able to purchase shares at a fixed price of $9.50 per share until the earlier of: (1) the increase of the public offering price per share of common stock in the offering from $10.00 per share, if there is an increase; and (2) termination of the offering. Thereafter, participants may acquire our shares at a price equal to ninety-five percent (95.0%) of the "market price" of a share of our common stock on the date of purchase until the shares become listed for trading on a national securities exchange or included for quotation on an inter-dealer quotation system (a "liquidity event"). For these purposes, market price will mean the last price at which shares were offered by us in a public offering of our shares and until a liquidity event occurs. If a liquidity event occurs, participants will be able to purchase shares at a price equal to one hundred percent (100.0%) of the average daily open and close price per share, as reported by the national securities exchange or inter-dealer quotation system on which our shares are listed or quoted, whichever is applicable, on the distribution payment date.

     The number of shares purchased for each participant depends upon the aggregate amount of his or her cash distributions and the purchase price per share, as described above. We will not purchase shares of common stock for participants under the plan to the extent that the purchase would cause the participant to own in excess of 9.8% of our issued and outstanding shares of common stock, unless that limitation is waived by our board.

     All shares of common stock held under the plan as of a given record date will be entitled to the distributions, if any, that we declare. However, shares acquired after the record date for a given distribution, but before the distribution payment date, will not be entitled to particular distributions until next succeeding record date.

     A participant who wishes to transfer whole shares held in the plan must first transfer those shares out of his or her plan account and register the whole shares in his or her name. Distributions on shares remaining in the plan after a partial transfer will continue to be invested under the plan. However, if any partial transfer would result in less than twenty-five (25) shares remaining in a participant's plan account, the request to transfer shares will be considered a request to terminate participation in the plan. Further, if a participant wishes to pledge, assign or otherwise encumber his or her shares, he or she must first remove those shares from the plan and register the shares in his or her name.

     Participants may terminate their participation in the plan at any time. With the exception of instances where participation is automatically terminated because a participant has less than twenty-five (25) shares remaining in his or her account, as described above, a participant must notify the plan administrator in order to terminate participation in the plan. However, we reserve the right to terminate the enrollment of any participant who has caused undue expenses under the plan. Upon termination, a participant's fractional shares will be converted to cash at a price, calculated in the same manner as though shares were being purchased for the participant on a distribution payment date. We will send the stockholder a check for any distributions earned subsequent to the effective date of termination.

     We may amend or terminate the distribution reinvestment plan at any time without prior notice to participants, but notice will be mailed to participants following the date of the amendment or termination. Neither we nor our affiliates will receive a fee for selling shares through the distribution reinvestment plan. We do not warrant or guarantee that participants will acquire shares at the lowest possible price through the plan.

     Stockholders who participate in the distribution reinvestment plan will recognize dividend income, taxable to the extent of our current or accumulated earnings and profits, in the amount and as though they had received the cash rather than purchased shares through the distribution reinvestment plan. These deemed dividends will be treated as actual dividends and will retain the character and tax effects applicable to all dividends. In addition, the five percent (5.0%) discount applicable to shares purchased under the distribution reinvestment plan will itself be treated as a deemed distribution to the purchaser. Shares received under the distribution reinvestment plan will have a holding period, for tax purposes, beginning with the day after purchase, and a tax basis equal to their cost, which is the gross amount of the deemed distribution. See "Federal Income Tax Considerations - Federal Income Taxation of Stockholders" for a full discussion of the tax effects of dividend distributions.

SHARE REPURCHASE PROGRAM

     The share repurchase program is designed to provide eligible stockholders with limited, interim liquidity by enabling them to sell shares back to us. Subject to certain restrictions discussed below, we may repurchase whole shares only, from time to time, at the following prices:

     - $9.25 per share for stockholders who have owned their shares for at least one year;

     - $9.50 per share for stockholders who have owned their shares for at least two years;

     - $9.75 per share for stockholders who have owned their shares for at least three years; and

     - for stockholders who have owned their shares for at least four years, a price determined by our board of directors but in no event less than $10.00 per share.

During the period of any public offering, the repurchase price will be equal to or below the price of the shares offered in any offering.


     Shares we purchase under the share repurchase program will be canceled, and will have the status of authorized but unissued shares. The repurchased shares will not be reissued unless they are first registered with the Securities and Exchange Commission under the Securities Act of 1933 and under appropriate state securities laws or otherwise issued in compliance with exemptions from the registration provisions contained in these laws. We will effect all repurchases on the last business day of the calendar month or any other business day that may be established by the board. Following the repurchase, we will send the stockholder the cash proceeds of the repurchase.

     Our obligation to repurchase any shares under the program is conditioned upon our having sufficient funds available to complete the repurchase. We will use offering proceeds from our public offerings, as well as proceeds from our distribution reinvestment plan and other operating funds, if any, as the board, in its sole discretion, may reserve for the purpose of funding the share repurchase program. In the event that our funds exceed the amount necessary to repurchase shares, we may carry over the excess amount to the subsequent calendar month to repurchase shares during that month. In the event that our funds are insufficient to repurchase all of the shares for which repurchase requests have been submitted in a particular month, shares will be repurchased on a PRO RATA basis and the portion of any unfulfilled repurchase request will be held until next month unless withdrawn. Subject to funds being available, we will limit the number of shares repurchased during any consecutive twelve (12) month period to five percent (5.0%) of the number of outstanding shares of common stock at the beginning of that twelve (12) month period.

     Any stockholder that has beneficially owned the shares for at least one year may participate in the share repurchase program with respect to his or her whole shares only. However, if a stockholder dies prior to owning the shares for one year, we may waive this one-year holding period for the beneficiaries or heirs, as appropriate. To request repurchase, the stockholder should direct a written request for repurchase to Ms. Roberta S. Matlin, Vice President of Administration, Inland American Real Estate Trust, Inc., 2901 Butterfield Road, Oak Brook, Illinois 60523. The request must state the name of the person who owns the shares, the date that the subject shares were purchased and the number of shares to be repurchased. Once we receive this request, we will forward an assignment form to the applicable stockholder. The requesting stockholder must properly execute the form and return it to us. All shares requested to be repurchased must be beneficially owned by the stockholder of record making the request and must be fully transferable and not subject to any liens or encumbrances. In certain cases, we may ask the requesting stockholder to provide evidence satisfactory to us that the shares requested for repurchase are not subject to any liens or encumbrances. If we determine that a lien exists against the shares, we will not be obligated to repurchase any shares subject to the lien. The stockholder must notify us in writing if a stockholder wishes to withdraw his or her request to have shares repurchased. We will not repurchase that stockholder's shares so long as we receive the written request to withdraw prior to the time we send payment to the applicable stockholder.


     The share repurchase program may be suspended or terminated if:


     - our shares are listed on any national securities exchange, or are subject to BONA FIDE quotes on any inter-dealer quotation system or electronic communications network, or are subject of BONA FIDE quotes in the pink sheets; or


     - our board of directors determines that it is in our best interest to suspend or terminate the share repurchase program.

We may amend or modify any provision of the program at any time in our board's discretion. In the event that we amend, suspend or terminate the share repurchase program, however, we will send stockholders notice of the change(s) at least thirty (30) days prior to the change(s), and we will disclose the change(s) in a report filed with the SEC on either Form 8-K, Form 10-Q or Form 10-K, as appropriate. See "Risk Factors - Risks Related to the Offering" for additional discussion regarding the amendment of our share repurchase program.

     The Company may appoint a repurchase agent to effect all repurchases of shares and to disburse funds to the stockholders in accordance with the share repurchase program. The repurchase agent shall perform all recordkeeping and administrative functions involved in the program, and the Company shall bear all costs involved in organizing, administering and maintaining the program.

                             REPORTS TO STOCKHOLDERS

     Our Business Manager will keep, or cause to be kept, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles. All of these books of account, together with a copy of our articles, will at all times be maintained at our principal office, and will be open to inspection, examination and duplication at reasonable times by the stockholders or their agents.

     We send an annual report to each stockholder within one hundred and twenty
(120) days following the close of each fiscal year. Each annual report will contain:

     - audited income statements and balance sheets for the previous three and two years, respectively or, the period of time we have been operating if less, all prepared in accordance with SEC rules and regulations governing the preparation of financial statements;

     - if applicable, the ratio of the costs of raising capital during the period to the capital raised;

     - the aggregate amount of fees paid to IREIC and its affiliates including our Business Manager, Inland Management and Inland Real Estate Acquisitions, including fees or charges paid to IREIC and its affiliates by third parties doing business with us;

     - our total operating expenses, stated as a percentage of the average assets and as a percentage of net income for the most recently completed fiscal year;

     - a report from the independent directors that the policies we follow are in the best interests of our stockholders in the aggregate and the basis for their determination; and

     - separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us, our directors, IREIC and its affiliates including our Business Manager, Inland Management and Inland Real Estate Acquisitions, occurring in the most recently completed fiscal year.

     In addition, unaudited quarterly reports containing the information required by Form 10-Q will be submitted to each stockholder within sixty (60) days after the end of the first three fiscal quarters.

     At the same time as any distribution, we will file a Form 8-K or other appropriate form or report with the Securities and Exchange Commission or otherwise provide stockholders with a statement disclosing the source of the funds distributed. If the information is not available when the distribution is made, we will provide a statement setting forth the reasons why the information is not available. In no event will the information be provided to stockholders more than sixty (60) days after we make the distribution.

     Within sixty (60) days following the end of any calendar quarter during the period of the offering in which we have closed an acquisition of a real estate asset, we will submit a report to each stockholder containing:

     -    a description of the asset;

     -    the terms of any material leases affecting the property; and

     - the proposed method of financing, if any, including estimated down payment, leverage ratio, prepaid interest, balloon payment(s), prepayment penalties, "due-on-sale" or encumbrance clauses and possible adverse effects thereof and similar details of the proposed financing plan.

     In addition, we will send a report to each stockholder and submit to prospective investors when our Business Manager believes a real estate asset will "probably" be acquired.

     After completing our last acquisition, our Business Manager will, upon request, send a schedule to the Commissioner of Corporations of the State of California. The schedule, verified under the penalty of perjury, will reflect: each acquisition made; the purchase price paid; the aggregate of all acquisition expenses paid on each transaction; and a computation showing compliance with our articles. We will, upon request, submit to the Commissioner of Corporations of the State of California or to any of the various state securities administrators, any report or statement required to be distributed to stockholders pursuant to our articles or any applicable law or regulation.

     We will submit appropriate tax information to the stockholders within thirty-one (31) days following the end of each fiscal year but we will not provide a specific reconciliation between generally accepted accounting principles and income tax information to the stockholders. However, the reconciling information will be available in our office for inspection and review by any interested stockholder. At the same time we send the appropriate tax information to stockholders, we will provide each stockholder with an individual report on his or her investment, including the purchase date(s), purchase price and number of shares owned, as well as the dates of distribution and amounts of distributions received during the prior fiscal year. This individual statement will include any purchases of shares under the distribution reinvestment plan. Stockholders requiring reports on a more frequent basis may request these reports. We will make every reasonable effort to supply more frequent reports, as requested, but we may, at our sole discretion, require payment of an administrative charge either directly by the stockholder, or through pre-authorized deductions from distributions payable to the stockholder making the request.

                              PRIVACY POLICY NOTICE

     To help you understand how we protect your personal information, we have included our Privacy Policy Notice as APPENDIX G to this prospectus. This notice describes our current privacy policy and practices. Should you decide to establish or continue a stockholder relationship with us, we will advise you of our policy and practices at least once annually, as required by law.

                     RELATIONSHIPS AND RELATED TRANSACTIONS

     We have entered into agreements to pay IREIC and its affiliates including our Business Manager, Inland Management and Inland Real Estate Acquisitions certain fees or other compensation for providing services to us. These arrangements were not determined by arm's length negotiations. In those instances in which there are maximum amounts or ceilings on the compensation which may be received, IREIC and its affiliates including our Business Manager, Inland Management and Inland Real Estate Acquisitions may not recover any excess amounts for those services by reclassifying them under a different compensation or fee category. Set forth below is a brief summary of the material terms of our agreements with our Business Manager, Inland Management and other affiliates of IREIC. For a more detailed discussion of these agreements, see "Management" above.

     BUSINESS MANAGEMENT AGREEMENT. We have entered into a business management agreement with Inland American Business Manager & Advisor, Inc. to serve as our Business Manager with responsibility for overseeing and managing our day-to-day operations, including entering into agreements with IREIC and its affiliates to provide the services and licenses needed to operate our business. This agreement has an initial term of one year, renewable for successive one year terms, but will terminate upon the mutual consent of the parties. We may terminate the agreement without cause or penalty upon a vote by a majority of our independent directors on sixty (60) days written notice to our Business Manager. The agreement will also terminate upon a business combination with our Business Manager. We will compensate and reimburse the Business Manager in the manner set forth in the brief summary of the compensation table below. For a more detailed discussion on compensation, see the complete "Compensation Table" above.


     ANCILLARY AGREEMENTS. Pursuant to the business management agreement, the Business Manager, or we, in the case of the trademark license agreement, will enter into the following service and license agreements. We will reimburse the Business Manager, IREIC and its affiliates for the expenses paid or incurred to provide these services, including direct expenses and the costs of the salaries and benefits of the persons employed by these entities that perform services for us.

     - COMMUNICATIONS SERVICES AGREEMENT with Inland Communications, Inc., to provide us with marketing, communications and media relations services.

     - COMPUTER SERVICES AGREEMENT with Inland Computer Services, Inc., to provide us with data processing, computer equipment and support services and other information technology services.

     - INSURANCE AND RISK MANAGEMENT SERVICES AGREEMENT with Inland Risk and Insurance Management Services, Inc., to provide us with insurance and risk management services.

     - LEGAL SERVICES AGREEMENT with the Inland Real Estate Group, Inc., to provide us with legal services.

     - OFFICE AND FACILITIES MANAGEMENT SERVICES AGREEMENT with Inland Office Management and Services, Inc. and Inland Facilities Management, Inc., to provide us with office and facilities management services.

     - PERSONNEL SERVICES AGREEMENT with Inland Human Resource Services, Inc., to provide us with personnel services.

     - PROPERTY TAX SERVICE AGREEMENT with Investors Property Tax Services, Inc., to provide us with property tax services.


     - SOFTWARE LICENSE AGREEMENT with Inland Computer Services, Inc., to provide the Business Manager a right and license to use and copy certain software in connection with the Business Manager 's obligations under the business management agreement.


     - TRADEMARK LICENSE AGREEMENT with The Inland Real Estate Group, Inc., or TIREG, to provide us a non-exclusive, royalty-free right and license to use the "Inland" name and marks, and the goodwill associated with them, in connection with our business.

     PROPERTY MANAGEMENT AGREEMENT. We have entered into a property management agreement with Inland Management under which Inland Management, its affiliates or agents will manage each of our real properties that is not managed internally or by an unaffiliated third party. Each property will be managed pursuant to a separate agreement with a term ending on December 31 of the year in which the property was acquired, renewable for successive one-year terms, unless either party notifies the other in writing of its intent to terminate between sixty
(60) and ninety (90) days prior to the expiration of the initial or renewal term. We also may terminate the agreement without cause or penalty upon a vote by a majority of our independent directors on sixty (60) days written notice to Inland Management. We will compensate and reimburse Inland Management in the manner set forth in the brief summary of the compensation table below. For a more detailed discussion on compensation, see the complete "Compensation Table" above.

     PROPERTY ACQUISITION AGREEMENT. We have entered into an agreement with Inland Real Estate Acquisitions, Inc., or IREA, under which IREA will assist us in acquiring properties, REITs, real estate operating companies or other real estate assets. Under the terms of this agreement, IREA has granted us a right of first refusal to acquire all properties, REITs or real estate operating companies that it identifies, acquires or obtains the right to acquire, subject to prior rights granted to certain entities sponsored by IREIC to acquire neighborhood retail facilities, community centers or single-user properties located throughout the United States. This agreement will continue until the date that none of the directors affiliated with The Inland Group and none of the officers or directors of The Inland Group, IREA or our Business Manager or their affiliates are then serving as our officers and directors. We will reimburse IREA in the manner set forth in the brief summary of the compensation table below. For a more detailed discussion on compensation, see the complete "Compensation Table" above.


COMPENSATION TO BE PAID TO OUR AFFILIATES

     Set forth below is a summary of the most significant fees and expenses we expect to pay these entities. For purposes of illustrating offering stage fees and expenses, we have assumed that we sell the maximum of 500,000,000 shares in the "best efforts" portion of this offering at $10.00 per share. We have not given effect to any special sales or volume discounts that could reduce selling commissions. We will not pay commissions in connection with shares of common stock issued through our distribution reinvestment plan.

                              TYPE OF COMPENSATION


OFFERING STAGE

SELLING COMMISSION.........................     7.5% of the sale price for each share
                                                Estimated maximum: $375,000,000

MARKETING CONTRIBUTION.....................     2.5% of the gross offering proceeds
                                                Estimated maximum: $125,000,000

DUE DILIGENCE EXPENSE ALLOWANCE............     0.5% of the gross offering proceeds
                                                Estimated maximum: $25,000,000

REIMBURSABLE EXPENSES AND OTHER
     EXPENSES OF ISSUANCE..................     We will reimburse IREIC for costs and other expenses of issuance and distribution that it pays on our behalf in connection with this offering. If we sell at least the minimum offering, our Business Manager has agreed to pay any organization and offering expenses that exceed fifteen percent (15.0%) of the gross offering proceeds.

OPERATIONAL STAGE

ACQUISITION EXPENSES.......................     We will reimburse our Business Manager and The Inland Real Estate Transactions
                                                Group, Inc., Inland Real Estate Acquisitions and each of their respective affiliates for expenses paid on our behalf in connection with acquiring real estate assets, regardless of whether we acquire the assets.

ACQUISITION FEE............................     We will pay our Business Manager or its designee a fee for services performed in connection with acquiring a controlling interest in a REIT or other real estate operating company.  Acquisition fees, however, will not be paid for acquisitions solely of a fee interest in property.

PROPERTY MANAGEMENT FEE....................     For each property managed directly by Inland Management, its affiliates or agents, we will pay Inland Management a monthly fee equal to a total of four and one-half percent (4.5%) of the gross income from each property.

OVERSIGHT FEE..............................     For each property managed directly by entities other than Inland
                                                Management, its affiliates or agents, we will pay Inland Management a monthly oversight fee of up to one percent (1.0%) of the gross income from each such property.  In no event will Inland Management receive both a property management fee and an oversight fee with respect to a particular property.

BUSINESS MANAGEMENT FEE....................     After our stockholders have received a non-cumulative, non-compounded return of five percent (5.0%) per annum on their "invested capital," we will pay our Business Manager an annual business management fee of up to one percent (1.0%) of our "average invested assets."  Separate and distinct from any business management fee, we will also reimburse our
                                                Business Manager or its affiliates for all expenses paid or incurred on our behalf including the salaries and benefits of persons performing services for us except for the salaries and benefits of persons who also serve as one of our executive officers or as an executive officer of our
                                                Business Manager.

INCENTIVE FEE..............................     After our stockholders have first received a ten percent (10.0%)
                                                cumulative, non-compounded return on, plus return of, their "invested capital," we will pay our Business Manager an incentive fee equal to fifteen percent (15.0%) of the net proceeds from the sale of real estate assets.

INTEREST EXPENSE...........................     We may borrow money from our Business Manager and its affiliates, including Inland Mortgage Corporation or other REITs sponsored by IREIC.
                                                We will pay interest on these loans at prevailing market rates.

SERVICE FEE ASSOCIATED WITH PURCHASING,
SELLING AND SERVICING MORTGAGES............     We will pay Inland Mortgage Servicing Corporation 0.03% per year on the first billion dollars and 0.01% thereafter on all mortgages that are serviced by Inland Mortgage Servicing Corporation. In addition, we will pay Inland Mortgage Investment Corporation 0.2% of the principal amount of each loan placed for us by Inland Mortgage Investment Corporation.

ANCILLARY SERVICES REIMBURSEMENTS..........     We will reimburse IREIC, our Business Manager and their respective affiliates for any expenses that they pay or incur in providing services to us.

LIQUIDATION STAGE

PROPERTY DISPOSITION FEE...................     We may pay a property disposition fee to Inland Real Estate Sales, Inc.
                                                or Inland Partnership Property Sales Corp. in an amount equal to the lesser of: (1) three percent (3.0%) of the contract sales price of the property; or (2) fifty percent (50.0%) of the customary commission which would be paid to a third party broker for the sale of a comparable property.

                                  LEGAL MATTERS

     Shefsky & Froelich Ltd., Chicago, Illinois, has passed upon certain legal matters in connection with this offering including our status as a REIT for federal income tax purposes. Shefsky & Froelich Ltd. has also served as counsel for the dealer manager. Shapiro Sher Guinot & Sandler P.A., Baltimore, Maryland, has passed upon the legality of the common stock offered hereby.

                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The financial statements of Inland American Real Estate Trust, Inc. as of December 31, 2004, and for the period then ended, have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

     We are filing a registration statement on Form S-11 with the Securities and Exchange Commission in connection with our initial public offering. We will be required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission.

     This prospectus is part of the registration statement and does not contain all of the information included in the registration statement and all of its exhibits, certificates and schedules. Whenever a reference is made in this prospectus to any contract or other document of ours, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.

     You can read our registration statement and our SEC filings over the Internet at www.sec.gov. You also may read and copy any document we file with the SEC at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You also may obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 or e-mail at publicinfo@sec.gov for further information on the operation of the public reference facilities.

                          INDEX TO FINANCIAL STATEMENTS



                                                                                  PAGE
INLAND AMERICAN REAL ESTATE TRUST, INC.:

Report of Independent Registered Public Accounting Firm                            F-1

Financial Statements as of December 31, 2004 and the period then ended             F-2

Notes to Financial Statements as of December 31, 2004                              F-6

Financial Statements as of March 31, 2005 and the three months then ended         F-13

Notes to Financial Statements as of March 31, 2005                                F-17

             Report of Independent Registered Public Accounting Firm

Board of Directors
Inland American Real Estate Trust, Inc.



We have audited the accompanying balance sheet of Inland American Real Estate Trust, Inc. (the "Company") as of December 31, 2004 and the related statements of operations, stockholder's equity and cash flows for the period from October 4, 2004 (inception) through December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Inland American Real Estate Trust, Inc. as of December 31, 2004 and the results of its operations and its cash flows for the period from October 4, 2004 (inception) through December 31, 2004, in conformity with U.S. generally accepted accounting principles.


                                                                        KPMG LLP


Chicago, Illinois
January 21, 2005

                     Inland American Real Estate Trust, Inc.
                            (A Maryland Corporation)

                                  BALANCE SHEET
                                December 31, 2004


                                    ASSETS
Cash                                                         $           200,000
Deferred offering costs                                                  531,465
                                                             -------------------

Total assets                                                 $           731,465
                                                             ===================

                   LIABILITIES AND STOCKHOLDER'S EQUITY

Liabilities:
Accrued offering and organization expenses                   $           555,465

Commitments and contingencies (Note 3)

Stockholder's equity:
Preferred stock, $.001 par value, 40,000,000
shares authorized, none outstanding                                            -
Common stock, $.001 par value, 1,460,000,000
 shares authorized, 20,000 shares issued and
 outstanding                                                                  20
Additional paid in capital                                               199,980
Retained earnings (deficit)                                              (24,000)
                                                             -------------------

Total stockholder's equity                                               176,000
                                                             -------------------

Total liabilities and stockholder's equity                   $           731,465
                                                             ===================


                 See accompanying notes to financial statements.

                     Inland American Real Estate Trust, Inc.
                            (A Maryland Corporation)

                             STATEMENT OF OPERATIONS
    For the period from October 4, 2004 (inception) through December 31, 2004

Expenses
Organization expenses                                        $            14,000
Professional fees                                                         10,000
                                                             -------------------

Net loss                                                     $            24,000
                                                             ===================

                 See accompanying notes to financial statements.

                     Inland American Real Estate Trust, Inc.
                            (A Maryland Corporation)


                        STATEMENT OF STOCKHOLDER'S EQUITY

    For the period from October 4, 2004 (inception) through December 31, 2004


                                                                            Additional
                                         Number of         Common             Paid in              Retained
                                          Shares            Stock             Capital              Earnings           Total
                                      ------------------------------------------------------------------------------------------
Initial capital contribution                  20,000   $            20   $         199,980    $               -   $      200,000
Net loss for the period from
  October 4, 2004 (inception)
  through December 31, 2004                        -                 -                   -              (24,000)         (24,000)
                                      ------------------------------------------------------------------------------------------

Balance at December 31, 2004                  20,000   $            20   $         199,980    $         (24,000)  $      176,000
                                      ==========================================================================================


                 See accompanying notes to financial statements.

                     Inland American Real Estate Trust, Inc.
                            (A Maryland Corporation)

                             STATEMENT OF CASH FLOWS
    For the period from October 4, 2004 (inception) through December 31, 2004

Cash flows from operating activities:
Net loss for the period from October 4, 2004
  (inception) through December 31, 2004                      $           (24,000)
Adjustments to reconcile net loss for the period
from October 4, 2004 (inception) through
  December 31, 2004 to net cash from operating
  activities - change in accrued offering and
  organization expenses                                                   24,000
                                                             -------------------
                                                                               -

Cash flows provided by financing activities:
  Capital contribution                                                   200,000
  Deferred offering costs                                               (531,465)
  Accrued offering and organization expenses                             531,465
                                                             -------------------

Net cash flows provided by financing activities                          200,000
                                                             -------------------

Net increase in cash                                                     200,000
Cash at beginning of period                                                    -
                                                             -------------------

Cash at end of period                                        $           200,000
                                                             ===================

                 See accompanying notes to financial statements.

                     Inland American Real Estate Trust, Inc.
                            (A Maryland Corporation)

                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 2004

(1)  Organization

Inland American Real Estate Trust, Inc. (the "Company") was formed on October 4, 2004 (inception) to acquire and manage a diversified portfolio of commercial real estate, primarily retail properties and multi-family, office and industrial buildings, located in the United States and Canada, and has not commenced operations. The Business Management Agreement (the "Agreement") provides for Inland American Business Manager & Advisor, Inc. (the "Business Manager"), an affiliate of the Company, to be the business manager to the Company. The Company contemplates the sale of up to 500,000,000 shares of common stock ("Shares") at $10.00 each in an initial public offering (the "Offering") to be registered with the Securities and Exchange Commission and the issuance of 40,000,000 shares at $9.50 each which may be distributed pursuant to the Company's distribution reinvestment plan. No shares will be sold unless subscriptions for at least 200,000 shares (the minimum offering) have been obtained within one year after commencement of the Offering.

The Company intends to qualify as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended, for federal income tax purposes. If the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to its stockholders. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax on its taxable income at regular corporate tax rates. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

The Company will provide the following programs to facilitate investment in the Company's shares and to provide limited liquidity for stockholders.

The Company will allow stockholders who purchase shares in the offering to purchase additional shares from the Company by automatically reinvesting distributions through the distribution reinvestment plan ("DRP"), subject to certain share ownership restrictions. Such purchases under the DRP will not be subject to selling commissions or the marketing contribution and due diligence expense allowance, and are made at a price of $9.50 per share.

The Company will repurchase whole shares under the share repurchase program ("SRP"), if requested, from time-to-time, subject to certain restrictions. Subject to funds being available, the Company will limit the number of shares repurchased during any consecutive twelve month period to 5.0% of the number of shares outstanding at the beginning of that twelve month period. Funding for the SRP will come from the offering proceeds of the Company's public offerings, as well as from proceeds that the Company receives from the sale of shares under the DRP and such other operating funds, if any, as the Company's Board of Directors, at its sole discretion, may reserve for this purpose.

                     Inland American Real Estate Trust, Inc.
                            (A Maryland Corporation)

                          NOTES TO FINANCIAL STATEMENTS
                                   (continued)

                                December 31, 2004

(2)  Summary of Significant Accounting Policies

The preparation of a financial statements in conformity with U.S. generally accepted accounting principles requires management of the Company to make a number of estimates and assumptions relating to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the balance sheet and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Costs associated with the Offering are deferred and charged against the gross proceeds of the Offering upon closing. Formation and organizational costs are expensed as incurred. For the period from October 4, 2004 (inception) through December 31, 2004, $14,000 of organizational costs were expensed.

The Company will apply the fair value method of accounting as prescribed by SFAS No. 123(R), SHARE-BASED PAYMENT for its stock options to be granted. Under this method, the Company will report the value of granted options as a charge against earnings ratably over the vesting period.

(3)  Transactions with Affiliates

The Company's sponsor, Inland Real Estate Investment Corporation (the "Sponsor"), contributed $200,000 to the capital of the Company for which it received 20,000 shares of common stock.

As of December 31, 2004, the Company had incurred $555,465 of offering and organization costs, all of which has been or will be advanced by the Business Manager. Pursuant to the terms of the Offering, the Business Manager has guaranteed payment of all public offering expenses (excluding selling commissions, the marketing contribution and the due diligence expense allowance) in excess of 4.5% of the gross proceeds of the Offering or all organization and offering expenses (including selling commissions) which together exceed 15.0% of gross proceeds. In the event that the minimum offering is not successful, an affiliate of the Business Manager will bear the related costs of the Offering.

Costs associated with the Offering are deferred and charged against the gross proceeds of the Offering upon closing. Formation and organizational costs are expensed as incurred. For the period from October 4, 2004 (inception) through December 31, 2004, $14,000 of organizational costs were expensed.

                     Inland American Real Estate Trust, Inc.
                            (A Maryland Corporation)

                          NOTES TO FINANCIAL STATEMENTS
                                   (continued)

                                December 31, 2004

Certain compensation and fees payable to the Business Manager for services to be provided to the Company are limited to maximum amounts.

Nonsubordinated payments:


     Offering stage:

         Selling commissions                   7.5% of the sale price for each share

         Marketing contribution                2.5% of the gross offering proceeds

         Due diligence allowance               0.5% of the gross offering proceeds

         Reimbursable expenses and other       The Company will reimburse the Sponsor for costs incurred, on its behalf, in
         expenses of issuance                  connection with the Offering. However, if the Company sells at least the minimum offering of 200,000 shares, the Business Manager has agreed to pay any organization and offering expenses, including selling commissions, that exceed 15.0% of the gross offering proceeds. Actual amounts cannot be determined at this time.

     Operational stage:

         Acquisition expenses                  The Company will reimburse The Inland Real Estate Transactions Group, Inc., the
                                               Business Manager, Inland Real Estate Acquisitions and their respective affiliates for expenses paid on the Company's behalf in connection with acquiring real estate assets, regardless of whether the Company acquires the real estate assets; provided that the Company may not reimburse expenses greater than
                                               6.0% of the contract price of any fee interest in property that the Company acquires.  This limit will not apply to acquisition of a real estate operating company.  Actual amounts cannot be determined at the present time.

                     Inland American Real Estate Trust, Inc.
                            (A Maryland Corporation)

                          NOTES TO FINANCIAL STATEMENTS
                                   (continued)

                                December 31, 2004


         Acquisition fee                       The Company will pay the Business Manager or its designee a fee for services performed in connection with acquiring a controlling interest in a real estate operating company. Acquisition fees, however, will not be paid for acquisitions solely of a fee interest in property. The amount of the acquisition fee will be equal to 2.5% of the aggregate purchase price paid to acquire the controlling interest. The Company will pay acquisition fees either in cash or by issuing shares of the Company's common stock, valued at $10.00 per share for these purposes. The fee terminates if the Company acquires the Business Manager.
                                               Actual amounts cannot be determined at the present time.

         Property management fee               The Company will pay its property manager, Inland North American Property
                                               Management Corp., referred to as Inland Management, a monthly fee equal to a total of 4.5% of the gross income of each property managed directly by Inland
                                               Management or its affiliates. The Company will pay this fee for services in connection with renting, leasing, operating and managing each property. As is customary in the industry, the Company will reimburse Inland Management and its affiliates for property-level expenses that they pay or incur on the
                                               Company's behalf such as salaries and benefit expenses for on-site employees and other miscellaneous expenses. Actual amounts cannot be determined at the present time.

         Oversight fee                         The Company will pay Inland Management a monthly oversight fee of up to 1.0%
                                               of the gross income from each property managed directly by entities other than
                                               Inland Management or its affiliates. The Company will pay this fee for transition services to coordinate and align the systems and policies of the third party property manager with those of Inland Management. In no event will
                                               Inland Management receive a property management fee and an oversight fee with respect to a particular property. Further, in no event will the aggregate amount of the property management fee paid to entities other than Inland Management or its affiliates plus the oversight fee paid to Inland Management exceed a total of 4.5% of the gross income of the particular property. Oversight fees may not be paid for more than three years following the acquisition of the property or the real estate operating company, as the case may be. This fee terminates if the Company acquires Inland Management. Actual amounts cannot be determined at the present time.

                     Inland American Real Estate Trust, Inc.
                            (A Maryland Corporation)

                          NOTES TO FINANCIAL STATEMENTS
                                   (continued)

                                December 31, 2004


         Mortgage servicing fee                The Company will pay an affiliate of its Business Manager 0.03% per year on the first billion dollars of mortgages serviced and 0.01% thereafter. The
                                               Company will pay 0.2% of the principal amount of each loan placed. Any such fees must be approved by a majority of the Company's directors and a majority of its independent directors as being fair and reasonable to the Company. Actual amounts cannot be determined at the present time.

         Ancillary services reimbursements     The Company will reimburse its Business Manager and its affiliates for any expenses they incur or pay on its behalf. Actual amounts cannot be determined at the present time.

     Liquidation stage:

         Property disposition fee              The Company may pay a property disposition fee to Inland Real Estate Sales,
                                               Inc. or Inland Partnership Property Sales Corp. in an amount equal to the lesser of 3.0% of the contract sales price of the property or 50.0% of the customary commission which would be paid to a third party broker for the sale of a comparable property. The amount paid, when added to the sums paid to unaffiliated parties, may not exceed either the customary commission or an amount equal to 6.0% of the contract sales price. The Company may pay these fees only if these entities provide substantial service in connection with selling a property. This fee terminates if the Company acquires the Business Manager.
                                               Actual amounts cannot be determined at the present time.

                     Inland American Real Estate Trust, Inc.
                            (A Maryland Corporation)

                          NOTES TO FINANCIAL STATEMENTS
                                   (continued)

                                December 31, 2004


     Subordinated payments:

         Business management fee               After the Company's stockholders have received a non-cumulative, non-compounded return of 5.0% per annum on their "invested capital," the Company will pay the
                                               Business Manager an annual business management fee of up to 1.0% of its "average invested assets," payable quarterly in an amount equal to 0.25% of its average invested assets as of the last day of the immediately preceding quarter. For these purposes, "invested capital" means the original issue price paid for the shares of the Company's common stock reduced by prior distributions from the sale or financing of the Company's properties. For these purposes, "average invested assets" means, for any period, the average of the aggregate book value of the Company's assets, including lease intangibles, invested, directly or indirectly, in financial instruments, debt and equity securities and equity interests in and loans secured by real estate assets, including amounts invested in real estate operating companies, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period. The Company will pay this fee for services provided or arranged by the Business Manager, such as managing the
                                               Company's day-to-day business operations, arranging for the ancillary services provided by other affiliates and overseeing these services, administering the bookkeeping and accounting functions, consulting with the Company's board of directors, overseeing the Company's real estate assets and providing other services as the Company's board of directors deems appropriate. This fee terminates if the Company acquires the Business Manager. Actual amounts cannot be determined at the present time.

         Incentive fee                         After the Company's stockholders have first received a 10.0% cumulative, non-compounded return on, plus return of, their "invested capital," as defined above, the Company will pay the Business Manager an incentive fee equal to 15.0%
                                               of the net proceeds from the sale of real estate assets, including assets owned by a real estate operating company that the Company acquires and operates as a subsidiary. This fee terminates if the Company acquires the Business Manager.
                                               Actual amounts cannot be determined at the present time.

                     Inland American Real Estate Trust, Inc.
                            (A Maryland Corporation)

                          NOTES TO FINANCIAL STATEMENTS
                                   (continued)

                                December 31, 2004

(4)  Commitments

The Company has adopted an Independent Director Stock Option Plan which, subject to certain conditions, provides for the grant to each Independent Director of an option to acquire 3,000 shares following their becoming a Director and the sale of a minimum of 1,000,000 shares and for the grant of additional options to acquire 500 shares on the date of each annual stockholders' meeting. The options for the initial 3,000 shares are exercisable as follows: 1,000 shares on the date of grant and 1,000 shares on each of the first and second anniversaries of the date of grant. The subsequent options will be exercisable on the second anniversary of the date of grant. The initial options will be exercisable at $8.95 per share. The subsequent options will be exercisable at the fair market value of a share on the last business day preceding the annual meeting of stockholders. As of December 31, 2004, the Company had not issued any options to acquire shares to any of the Company's Independent Directors.

                     Inland American Real Estate Trust, Inc.
                            (A Maryland Corporation)

                                 BALANCE SHEETS
                      March 31, 2005 and December 31, 2004



                                                              March 31,          December 31,
                                                                2005                2004
                                                            (unaudited)
                                                        ---------------------------------------
                                       ASSETS
Cash                                                    $           237,392             200,000
Deferred offering costs                                           1,371,311             531,465
                                                        ---------------------------------------
Total assets                                            $         1,608,703             731,465
                                                        =======================================

                       LIABILITIES AND STOCKHOLDER'S EQUITY

Liabilities:
Accounts payable                                        $            54,800              10,000
Accrued offering costs                                              141,736             173,246
Advances from sponsor                                             1,280,967             372,219
                                                        ---------------------------------------
Total liabilities                                                 1,477,503             555,465
                                                        ---------------------------------------

Commitments and contingencies (Note 3)

Stockholder's equity:
Preferred stock, $.001 par value, 40,000,000
shares authorized, none outstanding                                       -                   -
 Common stock, $.001 par value, 1,460,000,000
 shares authorized, 20,000 shares issued and
 outstanding                                                             20                  20
Additional paid in capital                                          199,980             199,980
Retained earnings (deficit)                                         (68,800)            (24,000)
                                                        ---------------------------------------
Total stockholder's equity                                          131,200             176,000
                                                        ---------------------------------------
Total liabilities and stockholder's equity              $         1,608,703             731,465
                                                        =======================================



                 See accompanying notes to financial statements.

                     Inland American Real Estate Trust, Inc.
                            (A Maryland Corporation)

                             STATEMENT OF OPERATIONS
                    For the three months ended March 31, 2005
                                   (unaudited)



Expenses:
General and Administrative expenses                     $            44,800
                                                        -------------------

Net loss                                                $            44,800
                                                        ===================



                 See accompanying notes to financial statements.

                     Inland American Real Estate Trust, Inc.
                            (A Maryland Corporation)

                        STATEMENT OF STOCKHOLDER'S EQUITY
                    For the three months ended March 31, 2005
                                   (unaudited)



                                                                            Additional
                                         Number of         Common             Paid in             Retained
                                          Shares            Stock             Capital              Earnings           Total
                                      ------------------------------------------------------------------------------------------
Balance at January 1, 2005                    20,000   $            20   $         199,980    $         (24,000)  $      176,000

Net loss for the three months ended
March 31, 2005                                     -                 -                   -              (44,800)         (44,800)
                                      --------------   ---------------   -----------------    -----------------   --------------

Balance at March 31, 2005                     20,000   $            20   $         199,980    $         (68,800)  $      131,200
                                      ==============   ===============   =================    =================   ==============



                 See accompanying notes to financial statements.

                     Inland American Real Estate Trust, Inc.
                            (A Maryland Corporation)

                             STATEMENT OF CASH FLOWS
                    For the three months ended March 31, 2005
                                   (unaudited)



Cash flows from operating activities -
  Net loss                                                      $        (44,800)
  Adjustments to reconcile net loss to net
     cash provided by operating activities:
Changes in assets and liabilities:
  Accounts payable                                                        44,800
                                                                ----------------

Net cash flows provided by operating activities                                -
                                                                ----------------

Cash flows provided by financing activities:
  Advances from sponsor                                                  908,748
  Deferred offering costs                                               (839,846)
  Accrued offering costs                                                 (31,510)
                                                                ----------------

Net cash flows provided by financing activities                           37,392
                                                                ----------------

Net increase in cash and equivalents                                      37,392
Cash at beginning of period                                              200,000
                                                                ----------------

Cash at end of period                                           $        237,392
                                                                ================



                 See accompanying notes to financial statements.

                     Inland American Real Estate Trust, Inc.
                            (A Maryland Corporation)

                          NOTES TO FINANCIAL STATEMENTS

                                 March 31, 2005
                                   (unaudited)


(1)  Organization


Inland American Real Estate Trust, Inc. (the "Company") was formed on October 4, 2004 (inception) to acquire and manage a diversified portfolio of commercial real estate, primarily retail properties and multi-family, office and industrial buildings, located in the United States and Canada, and has not commenced operations. The Business Management Agreement (the "Agreement") provides for Inland American Business Manager & Advisor, Inc. (the "Business Manager"), an affiliate of the Company, to be the business manager to the Company. The Company contemplates the sale of up to 500,000,000 shares of common stock ("Shares") at $10.00 each in an initial public offering (the "Offering") to be registered with the Securities and Exchange Commission and the issuance of 40,000,000 shares at $9.50 each which may be distributed pursuant to the Company's distribution reinvestment plan. No shares will be sold unless subscriptions for at least 200,000 shares (the minimum offering) have been obtained within one year after commencement of the Offering.


The Company intends to qualify as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended, for federal income tax purposes. If the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to its stockholders. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax on its taxable income at regular corporate tax rates. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.


In the opinion of management, the financial statements contain all the adjustments necessary to present fairly the financial positions and results of operations for the period presented herein. Results of the interim period are not necessarily indicative of the results to be expected for the year. Certain reclassifications were made to the December 31, 2004 balance sheet to conform to the 2005 presentation.


The Company will provide the following programs to facilitate investment in the Company's shares and to provide limited liquidity for stockholders.

The Company will allow stockholders who purchase shares in the offering to purchase additional shares from the Company by automatically reinvesting distributions through the distribution reinvestment plan ("DRP"), subject to certain share ownership restrictions. Such purchases under the DRP will not be subject to selling commissions or the marketing contribution and due diligence expense allowance, and are made at a price of $9.50 per share.

The Company will repurchase whole shares under the share repurchase program ("SRP"), if requested, from time-to-time, subject to certain restrictions. Subject to funds being available, the Company will limit the number of shares repurchased during any consecutive twelve month period to 5.0% of the number of shares outstanding at the beginning of that twelve month period. Funding for the SRP will come from the offering proceeds of the Company's public offerings, as well as from proceeds that the Company receives from the sale of shares under the DRP and such other operating funds, if any, as the Company's Board of Directors, at its sole discretion, may reserve for this purpose.

                     Inland American Real Estate Trust, Inc.
                            (A Maryland Corporation)

                          NOTES TO FINANCIAL STATEMENTS
                                   (continued)

                                 March 31, 2005
                                   (unaudited)

(2)  Summary of Significant Accounting Policies

The preparation of a financial statements in conformity with U.S. generally accepted accounting principles requires management of the Company to make a number of estimates and assumptions relating to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the balance sheet and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Costs associated with the Offering are deferred and charged against the gross proceeds of the Offering upon closing. Formation and organizational costs are expensed as incurred. As of March 31, 2005, $14,000 of organizational costs were expensed.

The Company will apply the fair value method of accounting as prescribed by SFAS No. 123(R), SHARE-BASED PAYMENT for its stock options to be granted. Under this method, the Company will report the value of granted options as a charge against earnings ratably over the vesting period.

(3)  Transactions with Affiliates


The Company's sponsor, Inland Real Estate Investment Corporation (the "Sponsor") contributed $200,000 in 2004 to the capital of the Company for which it received 20,000 shares of common stock.

As of March 31, 2005, the Company had incurred $1,385,311 of offering and organization costs, all of which has been or will be advanced by the Business Manager. Pursuant to the terms of the Offering, the Business Manager has guaranteed payment of all public offering expenses (excluding sales commissions and the marketing contribution and the due diligence expense allowance) in excess of 4.5% of the gross proceeds of the Offering or all organization and offering expenses (including selling commissions) which together exceed 15.0% of gross proceeds. In the event that the minimum offering is not successful, an affiliate of the Business Manager will bear the related costs of the Offering.

Costs associated with the Offering are deferred and charged against the gross proceeds of the Offering upon closing. Formation and organizational costs are expensed as incurred. As of March 31, 2005, $14,000 of organizational costs were expensed.

                     Inland American Real Estate Trust, Inc.
                            (A Maryland Corporation)

                          NOTES TO FINANCIAL STATEMENTS
                                   (continued)

                                 March 31, 2005
                                   (unaudited)

Certain compensation and fees payable to the Business Manager for services to be provided to the Company are limited to maximum amounts.

Nonsubordinated payments:



     Offering stage:

         Selling commissions                   7.5% of the sale price for each share

         Marketing contribution                2.5% of the gross offering proceeds

         Due diligence allowance               0.5% of the gross offering proceeds

         Reimbursable and other expenses       The Company will reimburse the Sponsor for costs incurred, on its behalf, in
         of issuance                           connection with the Offering, up to a maximum of 15.0% of the gross offering proceeds. Actual amounts cannot be determined at this time.

     Operational stage:

         Acquisition expenses                  The Company will reimburse the Business Manager or an affiliate for expenses paid, on its behalf, in connection with acquiring real estate assets, regardless of whether the Company acquires the assets, provided the Company may not reimburse expenses greater than 6.0% of the contract price of any fee interest in property that the Company acquires. This limit will not apply to the acquisition of a REIT or other real estate operating company. Actual amounts cannot be determined at the present time.

         Acquisition fee                       The Company will pay its Business Manager or an affiliate a fee for services performed in connection with acquiring a controlling interest in a REIT or other real estate operating company. The amount of the fee will be equal to 2.5%
                                               of the aggregate purchase price paid to acquire the controlling interest. The
                                               Company will pay acquisition fees either in cash or by issuing shares of the
                                               Company's common stock, valued per share at the greater of (i) the per share offering price of common stock in the Company's most recent public offering, (ii) if applicable, the per share price ascribed to shares of common stock used in the Company's most recent acquisition of a controlling interest in a REIT or other real estate operating company and (iii) $10.00 per share.
                                               Acquisition fees will be paid with cash or shares of our common stock. Actual amounts cannot be determined at the present time.


                     Inland American Real Estate Trust, Inc.
                            (A Maryland Corporation)

                          NOTES TO FINANCIAL STATEMENTS
                                   (continued)

                                 March 31, 2005
                                   (unaudited)



         Property management fee               The Company will pay Inland North American Property Management Corp., referred to as Inland Management, a monthly fee equal to 4.5% of the gross income of each property managed directly by Inland Management, its affiliates or agents.

         Oversight fee                         The Company will pay Inland Management a monthly fee of up to 1.0% of the gross income from each property managed by entities other than Inland Management, its affiliates or agents. The Company will pay this fee for transition services to coordinate and align the systems and policies of the third party property manager with those of Inland Management. Oversight fees may not be paid for more than three years following the acquisition of a property, REIT or real estate operating company. This fee terminates upon a business combination with Inland
                                               Management. Actual amounts cannot be determined at the present time.

         Mortgage servicing fee                The Company will pay an affiliate of the Business Manager 0.03% per year on the first billion dollars of mortgages serviced and 0.01% thereafter. The Company will pay 0.2% of the principal amount of each loan placed. Actual amounts cannot be determined at the present time.

         Ancillary services reimbursements     The Company will reimburse the Business Manager and its affiliates for any expenses they incur or pay on its behalf. Actual amounts cannot be determined at the present time.

     Liquidation stage:

         Property disposition fee              The Company may pay a property disposition fee to an affiliate of the Business
                                               Manager, in an amount equal to the lesser of 3.0% of contract sales price or 50.0%
                                               of the customary commission which would be paid to a third party. This fee terminates upon a business combination with the Business Manager. Actual amounts cannot be determined at the present time.


                     Inland American Real Estate Trust, Inc.
                            (A Maryland Corporation)

                          NOTES TO FINANCIAL STATEMENTS
                                   (continued)

                                 March 31, 2005
                                   (unaudited)

     Subordinated payments:

         Business management fee               After the stockholders have received a non-cumulative, non-compounded return of
                                               5.0% per annum on their invested capital, the Company will pay the Business Manager or its designee a fee of up to 1.0% of its average invested assets, including acquired lease intangibles, invested directly or indirectly, in the Company's portfolio. This fee terminates upon a business combination with the Business
                                               Manager. Actual amounts cannot be determined at the present time.

         Incentive fee                         After the stockholders have first received a 10.0% cumulative, non-compounded return on, plus return of, their invested capital, the Company will pay the
                                               Business Manager an incentive fee equal to 15.0% of the net proceeds from the sale of real estate assets. This fee terminates if the Company acquires the
                                               Business Manager. Actual amounts cannot be determined at the present time.

                     Inland American Real Estate Trust, Inc.
                            (A Maryland Corporation)

                          NOTES TO FINANCIAL STATEMENTS
                                   (continued)

                                 March 31, 2005
                                   (unaudited)

(4)  Commitments

The Company has adopted an Independent Director Stock Option Plan which, subject to certain conditions, provides for the grant to each Independent Director of an option to acquire 3,000 shares following their becoming a Director and the sale of the minimum 1,000,000 shares and for the grant of additional options to acquire 500 shares on the date of each annual stockholders' meeting. The options for the initial 3,000 shares are exercisable as follows: 1,000 shares on the date of grant and 1,000 shares on each of the first and second anniversaries of the date of grant. The subsequent options will be exercisable on the second anniversary of the date of grant. The initial options will be exercisable at $8.95 per share. The subsequent options will be exercisable at the fair market value of a share on the last business day preceding the annual meeting of stockholders. As of March 31, 2005, the Company had not issued any options to acquire shares to any of the Company's Independent Directors.

                                   APPENDIX A
                            PRIOR PERFORMANCE TABLES


     The following prior performance tables contain information concerning real estate programs sponsored by IREIC. This information has been summarized in narrative form under "Prior Performance of IREIC Affiliates" in the prospectus. The tables provide information on the performance of a number of programs. You can use the information to evaluate the experience of IREIC and its affiliates. The inclusion of these tables does not imply that we will make investments comparable to those reflected in the tables or that investors in our shares will experience returns comparable to those experienced in the programs referred to in these tables. If you purchase our shares, you will not acquire any ownership in any of the programs to which these tables relate. The tables consist of:


          TABLE I           Experience in Raising and Investing Funds

          TABLE II          Compensation to IREIC and Affiliates

          TABLE III         Operating Results of Prior Programs

          TABLE IV          Results of Completed Programs

          TABLE V           Sales or Disposals of Properties

          TABLE VI*         Acquisition of Properties by Programs

          ------------
          * Prospective investors may obtain copies of Table VI by contacting our Business Manager, Inland American Business Manager & Advisor, Inc.


     Table VI is included in Part II to Form S-11 Registration Statement, as amended, that we filed with the Securities and Exchange Commission on June 17, 2005. Upon written request to us or our Business Manager, any prospective investor may obtain, without charge, a copy of Table VI. See also "Where You Can Find More Information" for information on examining at offices of, or obtaining copies from, the SEC.


     Upon written request, any potential investor may obtain, without charge, the most recent annual report on Form 10-K filed with the SEC by any public program sponsored by any of the affiliated companies described below that has reported to the SEC within the last twenty-four (24) months. For a reasonable fee, these affiliated companies will provide copies of any exhibits to such annual reports upon request.


     Our investment objectives are to: (i) invest in real estate assets that produce attractive current yield and long-term risk-adjusted returns to our stockholders; and (ii) generate sustainable and predictable cash flow from our operations to distribute to our stockholders. The following programs have investment objectives similar to ours in that we all seek to provide regular distributions to stockholders, provide a hedge against inflation and preserve stockholders' capital. Inland Retail Real Estate Trust, Inc., or IRRETI, and Inland Real Estate Corporation, or IREC, are two REITs formed primarily to invest in multi-tenant shopping centers, and Inland Monthly Income Fund, L.P. and Inland Monthly Income Fund II, L.P. are public real estate limited partnerships formed primarily to acquire, operate and sell existing residential and commercial real properties. Inland Mortgage Investors Fund, L.P., Inland Mortgage Investors Fund-II, L.P. and Inland Mortgage Investors Fund III, L.P. were public real estate limited partnerships formed primarily to make or acquire loans secured by mortgages on improved, income producing multifamily residential properties. The real estate exchange private placements offered by Inland Real Estate Exchange Corporation, referred to as the 1031 Exchange Programs, are designed to provide replacement properties for persons wishing to complete an IRS Section 1031 real estate exchange. Thus, these 1031 Exchange Programs do not have investment objectives similar to ours. However, these 1031 Exchange Programs have owned real estate assets similar to those that we may seek to acquire, including industrial buildings, shopping centers, office buildings and other retail buildings.

                                     TABLE I

                    EXPERIENCE IN RAISING AND INVESTING FUNDS
                                 (000's omitted)


     Table I is intended to present information on a dollar and percentage basis showing the experience of programs sponsored by Inland Real Estate Investment Corporation ("IREIC") in raising and investing funds in prior programs where the offering closed in the three years prior to December 31, 2004. The table is intended to focus on the dollar amount available for investment in properties expressed as a percentage of total dollars raised.



                                                        Inland Retail                             1031
                                                         Real Estate                            Exchange
                                                         Trust, Inc.                            Programs
                                                     -------------------                    ----------------
Number of programs:                                       1 Program                           27 Programs
                                                     -------------------                    ----------------
Dollar amount offered                                $         2,500,000(A)                          154,425
Dollar amount raised                                           2,301,884(B)        100.00%           154,425            100.00%
Less offering expenses:
  Syndication fees (C)                                           194,194             8.44             11,403              7.38%
  Other fees (D)                                                  21,010             0.91             11,910              7.71%
  Organizational fees                                                  -                -              1,536              0.99%
Reserves (E)                                                      23,000             1.00              2,598              1.68%
                                                     -------------------------------------------------------------------------
Available for investment                             $         2,063,680            89.65%           126,978             82.23%
                                                     =========================================================================

Acquisition costs:
  Cash down payments                                 $         1,244,486                             126,978
  Repayment of indebtedness                                      738,323                                   -
  Investment in securities                                        12,390                                   -
                                                     -------------------                    ----------------
    Total acquisition costs                          $         1,995,199                             126,978
                                                     ===================                    ================

Percent leverage                                                   55%                                   100%
Date offerings commenced                                           (F)                             2001-2004
Length of offering                                                 (F)                           1-14 months
Months to invest 90% of amount
available for investment
(measured from beginning of offering)                              (F)                           1-14 months

                  EXPERIENCE IN RAISING AND INVESTING FUNDS (A)

                                NOTES TO TABLE I

(A) This amount does not reflect shares offered for distribution to stockholders participating in Inland Retail Real Estate Trust Inc.'s distribution reinvestment program.

(B) These figures are cumulative and are as of December 31, 2004. The dollar amount raised represents the cash proceeds collected by the program, including shares sold pursuant to its distribution reinvestment program and net of shares repurchased pursuant to its share repurchase program.

(C) Syndication fees are paid by the program to an affiliate, Inland Securities Corporation, or unaffiliated third parties commissions for the sale of shares. All of these syndication fees were used to pay commissions and expenses of the offerings.

(D) Other fees are paid by the program to unaffiliated parties and consist principally of printing, selling and registration costs related to the offering.

(E) Generally, a working capital reserve is established to fund property upgrades and future cash flow deficits, if any, among other things.

(F) On February 11, 1999, the program commenced an initial public offering, on a best effort basis, of 50,000,000 shares of common stock at $10.00 per share. On February 1, 2001, the program commenced an offering of an additional 50,000,000 shares at $10.00 per share, on a best efforts basis. On June 7, 2002, the program commenced an offering of an additional 150,000,000 shares at $10.00 per share, on a best efforts basis. As of December 31, 2003 (approximately fifty-eight (58) months from the commencement of the initial public offering), approximately ninety percent (90.0%) of the proceeds available for investment from the offerings were invested in real properties.

                                    TABLE II

                    COMPENSATION TO IREIC AND AFFILIATES (A)
                                 (000's omitted)

     Table II summarizes the amount and type of compensation paid to IREIC and its affiliates during the three years ended December 31, 2004 in connection with the prior programs. Some partnerships acquired their properties from IREIC or its affiliates, which had purchased the properties from unaffiliated third parties.


                                                                                                  Inland
                                             Inland                              Inland           Monthly             1031
                                          Retail Real        Inland Real         Monthly          Income            Exchange
                                         Estate Trust,          Estate           Income           Fund II,          Programs
                                              Inc.           Corporation       Fund, L.P.           L.P.          (27 Programs)
                                        ----------------------------------------------------------------------------------------
Date offering commenced                        02/11/99          10/14/94          08/03/87          08/04/88          2001-2004
Dollar amount raised                    $     2,301,884           703,764            30,000            25,324            154,425
                                        ========================================================================================

Total amounts paid to general partner
 or affiliates from proceeds of
 offerings:
  Selling commissions and
  underwriting fees                             194,194(C)         49,869(C)            273(B)            423(B)           9,618(C)
  Other offering expenses (D)                     2,762             2,350               116               230              1,545
  Acquisition cost and expense                   10,502               925             2,550(E)          1,706(E)           7,712(E)
                                        ========================================================================================

Dollar amount of cash available from
operations before deducting payments
to general partner or affiliates                469,205           233,044             2,492             2,855             22,332
                                        ========================================================================================

Amounts paid to general partner or
 affiliates related to operations:
 (H)(I)
  Property management fees (F)                   38,495                 0                45                47              2,044
  Advisor asset management fee                   39,782                 0                 0                 0              1,756
  Accounting services                                 0                 0                53                45                 0
  Data processing service                             0                 0                23                23                 0
  Legal services                                      0                 0                11                 7                 0
  Professional services                             162                 0                 0                 0                 0
  Mortgage servicing fees                           842                 0                 0                 0                264
  Acquisition costs expensed                        286                 0                 0                 0                 0
  Other administrative services                   5,491                 0                83                45                 0

Dollar amount of property sales and
 refinancings before payments to
 general partner and affiliates (G):
  Cash                                                0            48,285             3,557                 0                  0
  Notes                                               0                 0                 0                 0                  0

Dollar amounts paid or payable to
 general partner or affiliates from
 sales and refinancings:
  Sales commissions                                   0                 0                 0                 0                  0
  Participation in cash distributions                 0                 0                 0                 0                  0

                                    TABLE II

                    COMPENSATION TO IREIC AND AFFILIATES (A)

                                NOTES TO TABLE II

(A) The figures in this Table II relating to proceeds of the offerings are cumulative and are as of December 31, 2004 and the figures relating to cash available from operations are for the three years ending December 31, 2004. The dollar amount raised represents the cash proceeds collected by the partnerships or program. Amounts paid or payable to IREIC or affiliates from proceeds of the offerings represent payments made or to be made to IREIC and affiliates from investor capital contributions.

(B) The selling commissions paid to an affiliate are net of amounts which were in turn paid to third party soliciting dealers.

(C) The selling commissions paid to an affiliate include amounts which were in turn paid to third party soliciting dealers.

(D) Consists of legal, accounting, printing and other offering expenses, including amounts to be paid to Inland Securities Corporation to be used as incentive compensation to its regional marketing representatives and amounts for reimbursement of the general partner for marketing, salaries and direct expenses of its employees while directly engaged in registering and marketing the Units and other marketing and organization expenses.

(E) Represents acquisition fees paid to IREIC and its affiliates in connection with the acquisition of properties.


(F) An affiliate provides property management services for all properties acquired by the partnerships or program. Management fees have not exceeded four and one-half percent (4.5%) of the gross receipts from the properties managed.

(G)  See Table V and Notes thereto regarding sales and disposals of properties.

(H) On July 1, 2000, IREC completed the acquisition of Inland Real Estate Advisory Services, Inc., its former business manager, and Inland Commercial Property Management, Inc., its former property manager (the "Merger"). Each of these entities was merged into subsidiaries that are wholly owned by IREC. As a result of the merger, IREC is now "self-administered." IREC no longer pays advisory or property management fees or other expenses to affiliates but instead has hired an internal staff to perform these tasks.

(I) On December 29, 2004, IRRETI completed the acquisition of Inland Retail Real Estate Advisory Services, Inc., its business manager and advisor, and Inland Southern Management Corp., Inland Mid-Atlantic Management Corp., and Inland Southeast Property Management Corp., its property managers. Each of these entities was merged into subsidiaries that are wholly owned by IRRETI. As a result of the merger, IRRETI is now "self-administered" and no longer pays advisory or property management fees or other expenses to affiliates but instead has hired an internal staff to perform these tasks. Also as a result of the merger, IRRETI issued to our sponsor, IREIC, the sole shareholder of the business manager, and the shareholders of the property managers, an aggregate of 19,700,060 shares of IRRETI's common stock, valued at $10.00 per share for purposes of the merger agreement, or approximately 7.9% of its common stock.

                                    TABLE III

                       OPERATING RESULTS OF PRIOR PROGRAMS

     Table III presents operating results for programs, the offerings of which closed during each of the five years ended December 31, 2004. The operating results consist of:

     -    The components of taxable income (loss);
     -    Taxable income or loss from operations and property sales;
     - Cash available and source, before and after cash distributions to investors; and
     -    Tax and distribution data per $1,000 invested.


Based on the following termination dates of the offerings, only IRRETI and the twenty-seven (27) 1031 Exchange Programs are included in Table III.


     -    Inland Monthly Income Fund, L.P. - offering terminated in 1988
     -    Inland Monthly Income Fund II, L.P. - offering terminated in 1990
     -    Inland Mortgage Investors Fund, L.P. - offering terminated in 1987
     -    Inland Mortgage Investors Fund II, L.P. - offering terminated in 1988
     -    Inland Mortgage Investors Fund III, L.P. - offering terminated in 1991
     -    Inland Real Estate Corporation - offering terminated in 1998
     -    Inland Retail Real Estate Trust, Inc. - offering terminated in 2003

                                    TABLE III

                       OPERATING RESULTS OF PRIOR PROGRAMS
        (000's omitted, except for amounts presented per $1,000 invested)

                      INLAND RETAIL REAL ESTATE TRUST INC.


                                                 2004          2003           2002          2001          2000          1999
                                              ---------------------------------------------------------------------------------
Gross revenues                                $   466,021       317,828       116,011        37,755        22,124         6,030
Profit on sale of properties                            0             0             0             0             0             0

Less:
  Operating expenses (E)                          128,826        78,568        27,614        10,178         6,279         1,872
  Interest expense                                111,573        62,349        23,508         9,712         8,127         2,368
  Program expenses (F)                            171,214        22,069         7,998         1,219           905           369
  Depreciation & amortization                     135,085        85,006        29,395         8,653         4,752         1,253
                                              ---------------------------------------------------------------------------------

Net income (loss)-GAAP basis                  $   (80,677)       69,836        27,496         7,993         2,061           168
                                              =================================================================================

Taxable income (loss) (A):                              0             0             0             0             0             0
                                              =================================================================================

Cash available (deficiency) from
  operations (B)                                  181,495       147,403        55,250        17,170         5,366         2,538
Cash available from sales (C)                           0           828             0             0             0             0
                                              ---------------------------------------------------------------------------------
Total cash available before                       181,495       148,231        55,250        17,170         5,366         2,538
  distributions and special items

Less distributions to investors:
  From operations                                 188,698       152,888        52,156        15,963         6,099         1,065
  From sales and refinancings                           0             0             0             0             0             0
                                              ---------------------------------------------------------------------------------

Cash available after distributions
  before special items                             (7,203)       (4,657)        3,094         1,207          (733)        1,473
Special items:                                          0             0             0             0             0             0
                                              ---------------------------------------------------------------------------------

Cash available after distributions and
  special items                               $    (7,203)       (4,657)        3,094         1,207          (733)        1,473
                                              =================================================================================

Tax data per $1,000 invested (A):                       0             0             0             0             0             0

Distribution data per $1,000 invested:

Cash distributions to investors:
  Source (on GAAP basis):
    Investment income                                 .83           .83           .83           .81           .77           .72
  Source (on cash basis):
    Sales                                               0             0             0             0             0             0
    Operations (D)                                    .83           .83           .83           .81           .77           .72

Percent of properties remaining unsold                100%
                                              ===========

                                    TABLE III

                       OPERATING RESULTS OF PRIOR PROGRAMS
        (000's omitted, except for amounts presented per $1,000 invested)

                             1031 EXCHANGE PROGRAMS
                                  (27 PROGRAMS)



                                                                     2004           2003           2002
                                                                 ------------------------------------------
Gross revenues                                                   $     24,497         13,563          4,171
Profit on sale of properties                                                -              -              -

Less:
  Operating expenses (E)                                                4,333          1,910            612
  Interest expense                                                      8,031          5,049          1,782
  Program expenses (F)                                                  1,203            671            174
  Depreciation & amortization (G)                                           -              -              -
                                                                 ------------------------------------------

Net income (loss)-GAAP basis                                     $     10,930          5,933          1,603
                                                                 ==========================================

Taxable income (loss) (G):                                                  -              -              -
                                                                 ==========================================

Cash available (deficiency) from operations (B)                        10,846          5,861          1,560
Cash available from sales                                                   -              -              -
                                                                 ------------------------------------------
Total cash available before distributions and special items            10,846          5,861          1,560

Less distributions to investors:
  From operations                                                      10,721          5,457          1,404
  From sales and refinancings                                               0              0              0
                                                                 ------------------------------------------

Cash available after distributions before special items                   125            404            156

Special items:
Cash available after distributions and special items             $        125            404            156
                                                                 ==========================================

Tax data per $1,000 invested (G):                                           -              -              -
                                                                 ==========================================

Distribution data per $1,000 invested:

Cash distributions to investors:
  Source (on GAAP basis):
    Investment income                                                       0              0              0
  Source (on cash basis):
    Sales                                                                   0              0              0
    Operations                                                          86.88         121.26          84.50

Percent of properties remaining unsold                                    100%           100%           100%
                                                                 ==========================================

                       OPERATING RESULTS OF PRIOR PROGRAMS

                               NOTES TO TABLE III

(A) IRRETI qualified as a real estate investment trust ("REIT") under the Internal Revenue Code for federal income tax purposes. Since it qualified for taxation as a REIT, it generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to its stockholders. If IRRETI fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate tax rates. However, even if the program qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

(B) "Cash Available (Deficiency) from Operations," represents all cash revenues and funds received by the programs, including but not limited to operating income less operating expenses, and interest income. These amounts do not include payments made by the programs from offering proceeds nor do they include proceeds from sales or refinancings. These amounts also exclude advances from or repayments to IREIC and affiliates which are disclosed elsewhere in the table and include principal payments on long-term debt. For example:

                      Inland Retail Real Estate Trust Inc.

                                 (000's omitted)



                                                          2004        2003         2002        2001        2000         1999
                                                    ----------------------------------------------------------------------------
Net cash provided by operating activities per the
Form 10-K annual report                             $    185,807      149,081      55,594      17,427        5,604       2,648
Principal payments on long-term debt                      (4,312)      (1,678)       (344)       (257)        (238)       (110)
                                                    ----------------------------------------------------------------------------

                                                    $    181,495      147,403      55,250      17,170        5,366       2,538
                                                    ============================================================================



                             1031 Exchange Programs

                                 (000's omitted)


                                                          2004        2003         2002
                                                    ---------------------------------------
Net cash provided by operating activities           $     10,930        5,933       1,603
Principal payments on long-term debt                         (84)         (71)        (43)
                                                    ---------------------------------------

                                                    $     10,846        5,861       1,560
                                                    =======================================


(C)  See Table V and Notes thereto regarding sales and disposals of properties.

                       OPERATING RESULTS OF PRIOR PROGRAMS

                               NOTES TO TABLE III

(D) Distributions by a REIT to the extent of its current and accumulated earnings and profits for federal income tax purposes are taxable to stockholders as ordinary income. Distributions in excess of these earnings and profits generally are treated as a non-taxable reduction of the stockholder's basis in the shares to the extent thereof, and thereafter as taxable gain (a return of capital). These distributions in excess of earnings and profits will have the effect of deferring taxation of the amount of the distribution until the sale of the stockholder's shares.

                      Inland Retail Real Estate Trust, Inc.

                               2004      2003       2002      2001       2000       1999
                             --------------------------------------------------------------
% of Distribution
representing:
  Ordinary income               57.83      60.85     62.65      60.49      54.55     22.23
  Return of Capital             42.17      39.15     37.35      39.51      45.45     77.77
                             --------------------------------------------------------------

                               100.00     100.00    100.00     100.00     100.00    100.00
                             ==============================================================


(E) Operating expenses include property operating expenses such as real estate tax expense, insurance expense, property management fees, utilities, repairs, maintenance and any provisions for asset impairment.

(F) Program expenses include advisor fees and general and administrative costs such as salaries, audit and tax services, D&O insurance, printing and postage. In 2004, IRRETI program expenses also included one-time "terminated contract costs" incurred by Inland Retail as a result of the merger with its advisor and property managers.



(G) For the 1031 Exchange Programs, depreciation and amortization and tax data are calculated by each individual investor based on their individual basis.

                                    TABLE IV

                          RESULTS OF COMPLETED PROGRAMS
        (000's omitted, except for amounts presented per $1,000 invested)

     Table IV is a summary of operating and disposition results of prior programs sponsored by IREIC, which during the five years ended prior to December 31, 2004 have sold their properties and either hold notes with respect to such sales or have liquidated. There are no programs with investment objectives similar to ours that disposed of all of its properties during the five years ended prior to December 31, 2004.

                                     TABLE V

                        SALES OR DISPOSALS OF PROPERTIES

     Table V presents information on the results of the sale or disposals of properties in programs with investment objectives similar to ours during the three years ended December 31, 2004. Since January 1, 2002, programs sponsored by IREIC had six sales transactions. The table provides certain information to evaluate property performance over the holding period such as:

  - Sales proceeds received by the partnerships in the form of cash down payments at the time of sale after expenses of sale and secured notes received at sale;

  -  Cash invested in properties;

  -  Cash flow (deficiency) generated by the property;

  -  Taxable gain (ordinary and total); and

  -  Terms of notes received at sale.

                      SALES OR DISPOSALS OF PROPERTIES (A)
                                 (000's omitted)

                                                                        Cash        Selling
                                                                      Received,   Commissions
                                                                       net of       Paid or       Mortgage
                                             Date        Date of      Closing     Payable to     at Time of
                                           Acquired        Sale       Costs(B)      Inland         Sale
-------------------------------------------------------------------------------------------------------------
IREC - Antioch Plaza                         12/95       03/28/02         943               0           875
IREC - Shorecrest Plaza                      07/97       06/12/02       3,107               0         2,978
IREC - Popeye's                              06/97       04/08/03         343               0            0
IREC - Summit of Park Ridge                  12/96       12/24/03       3,578               0         1,600
IREC - Eagle Country Market                  11/97       12/24/03       5,182               0         1,450
IREC - Eagle Ridge Center                    04/99       12/30/03       3,185               0         3,000

                                                       Adjust.
                                          Secured     Resulting
                                           Notes        from          Net      Original   Partnership
                                          Received   Application    Selling    Mortgage     Capital
                                          at Sale      of GAAP       Price    Financing   Invested (C)   Total
----------------------------------------------------------------------------------------------------------------
IREC - Antioch Plaza                             0             0      1,818         875           753    1,628
IREC - Shorecrest Plaza                          0             0      6,085       2,978         2,947    5,925
IREC - Popeye's                                  0             0        343           0           346      346
IREC - Summit of Park Ridge                      0             0      5,178           0         5,181    5,181
IREC - Eagle Country Market                      0             0      6,632           0         6,635    6,635
IREC - Eagle Ridge Center                        0             0      6,185           0         6,187    6,187

                                   Excess (deficiency) of       Amount of
                                     property operating    subsidies included    Total Taxable
                                  cash receipts over cash   in operating cash     Gain (loss)      Ordinary Income      Capital
                                      expenditures (D)          receipts           from Sale          from Sale       Gain (loss)
---------------------------------------------------------------------------------------------------------------------------------
IREC - Antioch Plaza                                  130                   0               0(E)                 0              0
IREC - Shorecrest Plaza                             1,556                   0               0(E)                 0              0
IREC - Popeye's                                       241                   0               3                    0              3
IREC - Summit of Park Ridge                         1,399                   0               0(E)                 0              0
IREC - Eagle Country Market                         1,290                   0               0(E)                 0              0
IREC - Eagle Ridge Center                           1,441                   0               0(E)                 0              0

                        SALES OR DISPOSALS OF PROPERTIES

                                NOTES TO TABLE V

(A) The table includes all sales of properties by the programs with investment objectives similar to ours during the three years ended December 31, 2004. All sales have been made to parties unaffiliated with the partnerships.

(B) Consists of cash payments received from the buyers and the assumption of certain liabilities by the buyers at the date of sale, less expenses of sale.

(C) Amounts represent the dollar amount raised from the offerings, less sales commissions and other offering expenses plus additional costs incurred on the development of the land parcels.

(D) Represents "Cash Available (Deficiency) from Operations (including subsidies)" as adjusted for applicable "Fixed Asset Additions" through the year of sale.

(E) For tax purposes, this sale qualified as part of a tax-deferred exchange. As a result, no taxable gain will be recognized until the replacement property is disposed of in a subsequent taxable transaction.

                                   APPENDIX B

                     INLAND AMERICAN REAL ESTATE TRUST, INC.
                         DISTRIBUTION REINVESTMENT PLAN

     Inland American Real Estate Trust, Inc. ("Inland American" or the "Company"), as a service to its stockholders, hereby offers participation in its Distribution Reinvestment Plan (the "Plan"). The Plan is designed to provide participants with a simple, convenient and economical way to purchase shares of the Company's common stock. Stockholders who choose not to participate in the Plan will receive cash distributions, as declared and paid by the Company.

     To aid in your understanding of the question-and-answer statements set forth below, you may find the following basic definitions useful:

     "SHARES REGISTERED IN YOUR NAME" means shares of the Company's common stock for which you are the owner of record. If you own shares of the Company's common stock but are not the owner of record for those shares, it is likely that the shares you own are registered in the name of another (e.g., in the name of a bank or trustee holding shares of common stock on your behalf) and are held for you by the registered owner in an account in your name.

     "SHARES ENROLLED IN THE PLAN" means shares registered in your name that you have chosen to enroll in the Plan. Distributions on all shares enrolled in the Plan are automatically reinvested in additional shares of the Company's common stock. You do not have to enroll all of your shares of common stock in the Plan.

     "SHARES HELD IN THE PLAN" or "PLAN SHARES" are shares of the Company's common stock purchased by your reinvested distributions. Shares held in the Plan are registered in the name of the Administrator, or its nominee, but are credited to your individual Plan Account maintained by the Administrator. Distributions on all shares held in the Plan are automatically reinvested in additional shares of the Company's common stock.

     The following question-and-answer statements define the Company's Distribution Reinvestment Plan, effective as of [__________], 2005.

PURPOSE

     1.   WHAT IS THE PURPOSE OF THE PLAN?

     The purpose of the Plan is to provide eligible stockholders (see Question
5) with a simple, convenient and economical way to invest cash distributions in additional shares of the Company's common stock. The Plan is intended to be used by you as a vehicle for long-term investment in the Company's common stock and for building your holdings in the Company's common stock.

     MAXIMUM OWNERSHIP OF SHARES. To maintain our qualification as a REIT, no more than 50% of our outstanding shares of common stock may be owned directly or indirectly by five or fewer individuals at any time during July through December of each year. To ensure that we meet this test, our articles of incorporation provide that no person may own more than 9.8% of our issued and outstanding common stock. Therefore, to the extent that any purchase of shares of common stock under the Plan would cause you to own in excess of 9.8% of our issued and outstanding common stock, you may not reinvest your distributions to purchase additional shares of common stock.

INVESTMENT OPTIONS

     2.   WHAT INVESTMENT OPTIONS ARE AVAILABLE TO PARTICIPANTS IN THE PLAN?

     The Plan provides two options for purchasing additional shares of common stock. Cash distributions on all shares held in the Plan for you are automatically reinvested to purchase additional shares of common stock regardless of which investment option is selected:

     FULL DISTRIBUTION REINVESTMENT OPTION. You may have cash distributions on all of your shares of common stock automatically reinvested; or

     PARTIAL DISTRIBUTION REINVESTMENT OPTION. You may reinvest distributions on a portion of the shares of common stock you own and continue to receive cash distributions on the other shares registered in your name. You can take advantage of this option by enrolling in the Plan only those shares for which you wish to reinvest distributions.

BENEFITS AND DISADVANTAGES

     3.   WHAT ARE THE BENEFITS AND DISADVANTAGES OF THE PLAN?

     BENEFITS. Before deciding whether to participate, you should consider the following benefits of the Plan:

     - You may purchase additional shares of the Company's common stock by automatically reinvesting cash distributions on all, or less than all, of the shares registered in your name. You will continue to receive cash distributions for those shares of common stock that you choose not to enroll in the Plan.

     - No commissions, brokerage fees or service charges will be paid by you in connection with purchases under the Plan.

     - Your funds will be fully invested because the Plan permits fractions of shares of common stock to be credited to your account. Distributions on such fractions, as well as on whole shares, will be reinvested in additional shares of common stock and credited to your account.

     - You may direct the Administrator to transfer, at any time and at no cost to you, all or a portion of your shares held in the Plan to a new or existing Plan Account for another person.

     - Regular statements from the Administrator reflecting all current activity in your account, including purchases, sales and latest balance, will simplify your recordkeeping.

     DISADVANTAGES. Before deciding whether to participate, you should consider the following disadvantages of the Plan:

     - You will be treated for federal income tax purposes as receiving a distribution equal to the fair market value of the shares of common stock credited to your Plan Account as a result of the reinvestment of cash distributions. This distribution will be taxable to the extent of our earnings and profits. Accordingly, you may have a tax liability without a corresponding distribution of cash with which to pay the liability when it comes due.

     - You may not know the actual number of shares of common stock credited to your Plan Account until after the applicable Distribution Payment Date, as defined in Question 15.

     - Transfers or withdrawal of common stock held in your Plan Account may take up to five business days to process.

     - You may incur brokerage commissions, fees and income taxes, as described in Question 23.

     - You may not pledge shares of common stock deposited in your Plan Account unless you withdraw the shares from the Plan.

     - We may amend, suspend, modify or terminate the Plan at any time, without prior notice to, or the prior consent of, participants in the Plan.

ADMINISTRATION

     4.   WHO ADMINISTERS THE PLAN FOR PARTICIPANTS?

     Registrar and Transfer Company (the "Administrator") administers the Plan, keeps records, sends statements of account to each participant, and performs other duties related to the Plan. Shares purchased under the Plan will be registered in the name of the Administrator, or its nominee, and the Administrator will maintain an individual account for you to record your interests in the Plan.

     The Company, in conjunction with the Administrator, may adopt rules and regulations to facilitate the administration of the Plan. The Company reserves the right to interpret the provisions of the Plan, and any rules and regulations adopted in accordance therewith, in its sole discretion. The determination of any matter with respect to the Plan made by the Company in good faith shall be final and conclusive and binding on the Administrator and all participants in the Plan. The Administrator currently acts as distribution disbursing and transfer agent and registrar for the Company's common stock and may have other business relationships with the Company from time to time.

     The Administrator may be reached as shown below:

                           INFORMATION ABOUT THE PLAN

                   For answers to questions regarding the Plan and to request Plan forms, please contact:

                         REGISTRAR AND TRANSFER COMPANY
                          INVESTOR RELATIONS DEPARTMENT
                                 (800) 368-5948
                              email: info@rtco.com
                          website: http://www.rtco.com

                   From outside the continental United States,
                               call (908) 497-2300

                            Send enrollment forms or
                            termination requests to:

                         REGISTRAR AND TRANSFER COMPANY
                      DISTRIBUTION REINVESTMENT DEPARTMENT
                                  P.O. Box 664
                           Cranford, New Jersey 07016

              Please include your account number or Social Security
      number on all correspondence. Also, please include a telephone number where you can be reached during business hours.

ELIGIBILITY AND ENROLLMENT

     5.   WHO IS ELIGIBLE TO PARTICIPATE?

     If you are a stockholder in the Company and have shares registered in your name, you are eligible to participate in the Plan. If your shares of common stock are registered in a name other than your own (e.g., in the name of a bank or trustee holding shares of common stock on your behalf) and you want to participate in the Plan, you should consult directly with the entity holding your shares to determine if they can enroll in the Plan. If not, you should become the owner of record by having your shares of common stock registered directly in your own name. You will not be eligible to participate in the Plan, however, if you reside in a jurisdiction in which it is unlawful or unduly burdensome for the Company or the Administrator to let you participate.

     The Company reserves the right to reject the enrollment of any participant who has abused the Plan through excessive sales, terminations and enrollments, or otherwise (see Questions 1 and 29).

     6.   WHEN MAY AN ELIGIBLE PERSON JOIN THE PLAN?

     If you are eligible to participate as described in Question 5 and have been furnished a copy of the Company's Prospectus, you may join the Plan at any time. Your enrollment will become effective as described below in Question 11.

     7.   HOW DOES AN ELIGIBLE PERSON JOIN THE PLAN?

     You may join the Plan by signing an Enrollment Form and returning it to the Administrator. In the event you wish to enroll shares of common stock that are registered in more than one name (i.e., joint tenants, trustees, etc.), all registered stockholders must sign the Enrollment Form. You may obtain an Enrollment Form at any time by calling the telephone number for the Administrator set forth in Question 4.

     8.   IS PARTIAL PARTICIPATION POSSIBLE UNDER THE PLAN?

     Yes. You may elect to enroll in the Plan all, or less than all, of the shares registered in your name. However, distributions on all Plan Shares will be reinvested so long as those shares of common stock are held in the Plan.

     9.   FOR WHAT REINVESTMENT OPTIONS DOES THE ENROLLMENT FORM PROVIDE?

     The Enrollment Form authorizes the Administrator to invest in accordance with the Plan all cash distributions paid on your shares then or subsequently enrolled in the Plan. Cash distributions paid on your shares of common stock held by the Administrator in your Plan Account will be reinvested in accordance with the Plan. The Enrollment Form also provides for the partial enrollment in the Plan of your shares of common stock. If you do not wish all of the shares of common stock held in your name to be enrolled in the Plan, you may designate the number of shares of common stock you do wish enrolled.

     10.  HOW MAY A PARTICIPANT CHANGE OPTIONS UNDER THE PLAN?

     As a participant, you may change your reinvestment options at any time by requesting a new Enrollment Form and returning it to the Administrator at the address set forth in Question 4. Any change in reinvestment option must be received by the Administrator not later than the Record Date for the next Distribution Payment Date in order to make a change with respect to that distribution payment (see also Questions 11, 13 and 15).

     11.  WHEN DOES ENROLLMENT IN THE PLAN BECOME EFFECTIVE?

     Your signed Enrollment Form will be processed as quickly as practicable after its receipt by the Administrator. Reinvestment of cash distributions on your shares enrolled in the Plan will take place as follows:

     - If your signed Enrollment Form is received by the Administrator on or prior to the Record Date for a Distribution Payment Date, reinvestment of distributions on your enrolled shares of common stock will begin with that Distribution Payment Date.

     - If your signed Enrollment Form is received by the Administrator after the Record Date for a Distribution Payment Date, that distribution payment will be made in cash and reinvestment of distributions on your enrolled shares of common stock will begin with the next following Distribution Payment Date.

For a discussion of Record Dates and Distribution Payment Dates, see Questions 13 and 15.

COSTS

     12.  ARE THERE ANY COSTS TO PARTICIPANTS IN THE PLAN?

     All costs to administer the Plan are paid by the Company, except that you may incur brokerage commissions, fees and income taxes as a result of your participation in the Plan (see Question 23).

PURCHASES

     13. WHEN ARE THE RECORD DATES AND DISTRIBUTION PAYMENT DATES FOR THE COMPANY'S DISTRIBUTIONS?

     You should not assume that the Company will pay distributions or pay them in any particular amount or on any particular date. For a given distribution, the Company will announce the Distribution Payment Date and corresponding Record Date at least ten days prior to the Record Date in question.

     The Company currently has no plans to declare any special or extraordinary distributions. However, should any such special distribution be declared, the Record Dates and Distribution Payment Dates for it will be announced by the Company, and the amount due on shares enrolled in the Plan will be paid to your account under the Plan and invested in accordance with the Plan, subject to your right to withdraw at any time.

     14.  WHAT IS THE SOURCE OF SHARES PURCHASED UNDER THE PLAN?

     The sole source of shares purchased under the Plan is newly issued shares of common stock purchased directly from the Company.

     15.  WHEN WILL SHARES BE PURCHASED UNDER THE PLAN?

     Cash distributions reinvested under the Plan will be applied to the purchase of shares of common stock on the dates that cash distributions are paid on the Company's common stock (each, a "Distribution Payment Date"). Your Plan Account generally will be credited with purchased shares on the Distribution Payment Date, and your distribution and voting rights as to purchased shares of common stock generally will commence on that date.

     16.  WHAT WILL BE THE PRICE OF THE SHARES PURCHASED UNDER THE PLAN?

     The price per share for shares of common stock purchased for you under the Plan on any Distribution Payment Date will be equal to $9.50 per share until the earlier of:

     - the increase of the public offering price per share of common stock in the initial public offering of the Company's common stock from $10.00 per share, if there is an increase; and

     - termination of the initial public offering of the Company's common stock.

After the termination of the initial public offering of the Company's common stock, the price per share for shares of common stock purchased for you under the Plan on any Distribution Payment Date will be equal to ninety-five percent (95.0%) of the "market price" of a share of the Company's common stock until the shares become listed for trading on a national securities exchange or included for quotation on an inter-dealer quotation system (a "liquidity event"). For these purposes, "market price" means the last price at which shares were offered by the Company in a public offering of its shares and until a liquidity event occurs. If a liquidity event occurs, the price per share for shares of common stock purchased for you under the Plan will be equal to one hundred percent (100%) of the average daily open and close sales price per share, as reported by the national securities exchange or inter-dealer quotation system, whichever is applicable, on any Dividend Payment Date.

     17.  HOW MANY SHARES WILL BE PURCHASED FOR PARTICIPANTS?

     The number of shares of common stock purchased for you depends on the aggregate amount of your cash distributions and the purchase price per share, determined in accordance with Question 16. Your account will be credited with that number of shares of common stock, including fractions computed to four decimal places, equal to the aggregate amount of your cash distributions on any particular Distribution Payment Date, less taxes on distributions (if applicable, see Question 23), divided by the applicable purchase price per share. The Administrator and the Company will not accept orders to purchase a specific number of shares or to purchase on days other than the applicable Distribution Payment Date. WE WILL NOT PURCHASE SHARES OF COMMON STOCK FOR YOU UNDER THE PLAN TO THE EXTENT THAT THE PURCHASE WOULD CAUSE YOU TO OWN IN EXCESS OF 9.8% OF OUR ISSUED AND OUTSTANDING SHARES OF COMMON STOCK, UNLESS THAT LIMITATION IS WAIVED BY OUR BOARD OF DIRECTORS.

     18.  WILL SHARES PURCHASED THROUGH THE PLAN EARN DISTRIBUTIONS?

     Yes. All Plan Shares held for your account under the Plan, including fractional shares, will be entitled to any distributions when and as declared by the Company. All cash distributions payable on all shares credited to your account under the Plan will be automatically reinvested in additional shares at a price as described in Question 16.

     Only shares of common stock held as of the Record Date for a given distribution are entitled to that distribution. Thus, shares of common stock acquired after the Record Date for a given distribution, but before the Distribution Payment Date for that distribution, will not be entitled to that particular distribution, but will be entitled to any subsequent distribution for which they are shares of record on the Record Date (see also Question 13).

SALES AND TRANSFERS OF SHARES HELD IN THE PLAN

     19.  MAY A PARTICIPANT SELL SHARES HELD IN A PLAN ACCOUNT?

     Yes. You may request to have any whole number of shares held in your Plan Account transferred out of your Plan Account and registered in your name. Once the shares are registered in your name and no longer part of the Plan, you can either sell them to a third party through efforts of your own or you can sell them back to the Company by participating in the Company's Share Repurchase Program. There is no guarantee, however, that you will be able to sell your shares to the Company through the Share Repurchase Program.

     If shares are transferred out of your Plan Account on or after an "ex-distribution date" but before the related Distribution Payment Date, the transfer will be processed as described above and you will be entitled to receive the distribution on those shares. This distribution will be reinvested in the Plan unless the transfer is part of a termination (see Question 28). An "ex-distribution date" is generally two business days before the Record Date for the distribution.

     Distributions on shares of common stock remaining in your Plan Account after a partial transfer will continue to be reinvested under the Plan. HOWEVER, A REQUEST TO TRANSFER SHARES, THE EXECUTION OF WHICH WOULD RESULT IN LESS THAN 25 SHARES REMAINING IN YOUR PLAN ACCOUNT, WILL BE CONSIDERED BY THE ADMINISTRATOR TO BE A REQUEST TO TERMINATE PARTICIPATION IN THE PLAN. Following such a request, your Plan Account will be closed (see Question 29).

     20. MAY A PARTICIPANT ASSIGN, TRANSFER OR PLEDGE TO ANOTHER PERSON ALL OR PART OF HIS OR HER SHARES HELD IN THE PLAN?

     You may change the ownership of all or part of your shares held in the Plan through gift, private sale or otherwise. If you wish to transfer ownership, you should contact the Administrator by telephone as set forth in Question 4. The Administrator will provide you with instructions on how to complete the transfer. This transfer generally will be completed at no cost to you.

     You may not pledge (e.g., use as security for a loan), assign or otherwise encumber shares held in the Plan. If you wish to pledge, assign or encumber Plan Shares, you must request that your Plan Shares be removed from the Plan and registered in your name (see Question 27).

     21. IF PLAN SHARES ARE TRANSFERRED TO ANOTHER PERSON, HOW WILL THE COMPANY DOCUMENT THE TRANSFER ON ITS BOOKS?

     The Administrator will remain the registered owner for the shares but the shares will be credited to the transferee's Plan Account. If the transferee is not already a Plan participant, the transfer will be accomplished as soon as the Administrator receives a signed Enrollment Form (the transferee will be considered a registered stockholder for purposes of enrollment whether or not he or she owned shares of the Company's common stock prior to the transfer). Distributions on all shares transferred to and held in the transferee's Plan Account will be reinvested under the terms of the Plan.

     22.  HOW WILL A TRANSFEREE BE ADVISED OF HIS OR HER STOCK OWNERSHIP?

     The transferee will begin to receive Statements of Account just like other Plan participants.

TAXES

     23.  WHAT ARE THE INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN?

     The Company believes the following to be an accurate summary of the federal income tax consequences for Plan participants as of the effective date of this Plan. You are urged to consult with your own tax advisor to determine the particular tax consequences that may result from your participation in the Plan and the subsequent disposition by you of shares of common stock purchased pursuant to the Plan.

     (1) Cash distributions reinvested under the Plan are, in effect, treated for federal income tax purposes as having been received in cash on the Distribution Payment Date even though they are used to purchase additional shares of common stock.

     (2) The tax basis per share of shares of common stock purchased under the Plan is the average purchase price per share of the common stock as described in Question 16.

     (3) The holding period for shares of common stock acquired with reinvested distributions will begin on the day following the Distribution Payment Date on which the shares were credited to your Plan Account (see Question 15).

     (4) You may realize a gain or loss if you withdraw from the Plan and receive a cash payment for a fraction of a share credited to your Plan Account. The amount of the gain or loss will be the difference between the amount you receive for the fraction of a share and the tax basis attributable to the fraction of a share, as defined in subsection (2) above.

     24. HOW ARE INCOME TAX WITHHOLDING PROVISIONS APPLIED TO PARTICIPANTS IN THE PLAN?

     If you fail to furnish a valid taxpayer identification number to the Administrator and to certify that you are not subject to backup withholding, then the Administrator is required by law to withhold taxes from the amount of distributions and the proceeds from any sale of your shares. The withheld amount will be deducted from the amount of distributions and the remaining amount of distributions reinvested. In the case of a sale, the withheld amount will be deducted from the sale proceeds and the remaining amount will be sent to you.

     If you are a non-U.S. stockholder whose distributions are subject to United States income tax withholding, the amount of tax to be withheld will be deducted from the amount of distributions and the remaining amount of distributions will be reinvested.

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REPORTS TO PARTICIPANTS

     25.  WHAT KINDS OF REPORTS WILL BE SENT TO PARTICIPANTS IN THE PLAN?

     As soon as practicable after each Distribution Payment Date, a summary statement of your account will be mailed to you by the Administrator. These statements are your continuing record of current activity including the cost of your purchases and proceeds from your sales in the Plan. They also will include the tax consequences of reinvestment, and should be retained for tax purposes. In addition, you will be sent copies of other communications sent to holders of the Company's common stock, including the Company's annual report, the notice of annual meeting, proxy statement, and the information you will need for reporting your distribution income for federal income tax purposes. If, after receiving and reviewing this information, you no longer wish to participate in the Plan, you may withdraw from the Plan in accordance with the terms set forth in Questions 27 and 28 below.

     All notices, statements and reports from the Administrator and Company to you will be addressed to your latest address of record with the Administrator. Therefore, you must promptly notify the Administrator of any change of address. To be effective with respect to mailings of distribution checks, address changes must be received by the Administrator prior to the Record Date for the next Distribution Payment Date.

CERTIFICATES FOR SHARES

     26.  WILL CERTIFICATES BE ISSUED FOR SHARES PURCHASED?

     No. Shares of our common stock purchased through the Plan will be issued in book entry form only. This means that we will not issue actual share certificates to you or any holders of our common stock. The use of book entry only registration protects you against loss, theft or destruction of stock certificates and reduces costs. Shares of common stock purchased through the Plan will be credited to your Plan Account under your name, but they will not be registered in your name. The number of shares of common stock credited to your Plan Account will be shown on your statement of your account.

TERMINATION OF PARTICIPATION

     27.  HOW DOES A PARTICIPANT TERMINATE PARTICIPATION IN THE PLAN?

     To terminate your participation in the Plan, you must notify the Administrator that you wish to do so. Notice of termination should be sent to the address set forth in Question 4. To expedite your transaction request, please use the tear-off stub and business reply envelope enclosed with your summary statement. Upon termination, you will receive a check for the net proceeds from the sale of all fractional shares of common stock held in your Plan Account.

     On the termination date, the Administrator will convert to cash any fractional shares held in your Plan Account at the same price that the shares could be purchased through the Plan, calculated in accordance with Question 16 above, on the termination date.

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     28.  WHEN MAY A PARTICIPANT TERMINATE PARTICIPATION IN THE PLAN?

     You may request termination of your participation in the Plan at any time. However, you should allow for several weeks from the time you request termination until you receive a check for the net proceeds of any fractional shares converted to cash, as described in Question 27. Any distributions earned subsequent to the effective date of your termination will be paid to you by check unless you re-enroll in the Plan.

     29. MAY AN INDIVIDUAL'S PARTICIPATION BE TERMINATED BY THE COMPANY OR THE ADMINISTRATOR?

     The Company reserves the right to terminate the participation of any participant who, in the Company's sole discretion, is abusing the Plan or causing undue expense. Also, as described in Question 19, a request to transfer shares, the transfer of which would result in less than 25 shares remaining in your Plan Account, will be considered by the Administrator to be a request to terminate participation in the Plan. The Company also reserves the right to terminate the Plan with respect to participants in one or more jurisdictions (see Question 36).

SALES OF SHARES REGISTERED IN YOUR NAME

     30. WHAT HAPPENS WHEN A PARTICIPANT SELLS OR TRANSFERS ALL OF THE SHARES REGISTERED IN THE PARTICIPANT'S NAME?

     If you sell or transfer all the shares registered in your name, the Administrator will continue to reinvest any distributions received after your disposition of the shares (for example, if the shares of common stock are disposed after the Record Date and before the Distribution Payment Date), subject to your right to withdraw from the Plan at any time. Also, the Administrator will continue to reinvest distributions on Plan Shares held in your Plan Account.

     31. WHAT HAPPENS WHEN A PARTICIPANT SELLS OR TRANSFERS SOME BUT NOT ALL OF THE SHARES REGISTERED IN THE PARTICIPANT'S NAME?

     If you have elected the "Full Distribution Reinvestment" option described in Question 2, and you transfer or sell a portion of the shares registered in your name, then the Administrator will continue to reinvest the distributions on all remaining shares registered in your name.

     If you have elected the "Partial Distribution Reinvestment" option described at Question 2 by enrolling in the Plan only a portion of the shares you own, and you transfer or sell a portion of the shares registered in your name, then the Administrator will continue to reinvest the distributions on the remaining shares registered in your name up to the number of shares originally enrolled in the Plan. For example, if you requested the Company to enroll in the Plan 50 shares of the 100 shares registered in your name, and then you transferred or sold 25 shares, the Company would continue to reinvest the distributions on 50 shares. If instead, you transferred or sold 75 shares, the Company would continue to reinvest the distributions on all of the remaining 25 shares. If you later acquire additional shares registered in your name, those shares will automatically be enrolled in the Plan (and their distributions reinvested) so long as your total enrollment is less than your original enrollment request of 50.

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     In all cases, after a sale or transfer of shares registered in your name, the Administrator will continue to reinvest distributions on Plan Shares held in your Plan Account.

OTHER INFORMATION

     32. IF THE COMPANY HAS A RIGHTS OFFERING, HOW WILL THE RIGHTS ON THE PLAN SHARES BE HANDLED?

     You will participate in any rights offering, based upon your total holdings of whole shares, including whole shares enrolled in the Plan and whole shares credited to your Plan Account.

     33. WHAT HAPPENS IF THE COMPANY ISSUES A DISTRIBUTION PAYABLE IN STOCK OR DECLARES A STOCK SPLIT?

     Any distribution payable in stock or split shares distributed by the Company on shares enrolled in the Plan and on shares of common stock held in your Plan Account will be credited to your account.

     34. HOW WILL A PARTICIPANT'S SHARES HELD BY THE ADMINISTRATOR BE VOTED AT STOCKHOLDERS' MEETINGS?

     Shares of common stock held by the Administrator for you will be voted as you direct. A proxy card will be sent to you in connection with any annual or special meeting of stockholders, as in the case of stockholders not participating in the Plan. This proxy will apply to all whole shares registered in your own name including those enrolled in the Plan, if any, as well as to all whole shares credited to your account under the Plan and, if properly signed, will be voted in accordance with the instructions that you give on the proxy card. If the proxy card is not returned, or if it is returned unsigned by you, none of your shares will be voted.

     As in the case of non-participating stockholders, if no instructions are indicated on a properly signed and returned proxy card, all of your whole shares
- those shares registered in your name (including those enrolled in the Plan), and those credited to your account under the Plan - will be voted in accordance with the recommendation of the Company's management.

     35. WHAT ARE THE RESPONSIBILITIES OF THE ADMINISTRATOR AND THE COMPANY UNDER THE PLAN?

     The Administrator and the Company will not be liable under the Plan for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising with respect to the prices or times at which shares are purchased for you or from failure to terminate your Plan Account upon your death or any change in the market value of the Company's common stock.

     You should not assume that the Company will pay distributions or pay them in any particular amount or on any particular date.

     You should recognize that neither the Administrator nor the Company can assure you of a profit or protect you against a loss on the shares of common stock purchased by you under the Plan.

     36.  MAY THE PLAN BE CHANGED OR DISCONTINUED?

     Notwithstanding any other provisions of the Plan, the Company reserves the right to amend, modify, suspend or terminate the Plan at any time, in whole or in part, or in respect to participants in one or more jurisdictions, without prior notice to, or the prior consent of, participants in the Plan. Notice of any material amendment or modification, or of any suspension or termination, will be mailed to all affected participants following the date of such amendment, modification, suspension or termination.

                                                                    APPENDIX C-1

INLAND AMERICAN REAL ESTATE TRUST, INC.
INSTRUCTIONS TO SUBSCRIBERS -- FOR PROSPECTUS DATED ______, 2005

Any person desiring to subscribe for shares of our common stock should carefully read and review the Prospectus, as supplemented to date, and if he/she desires to subscribe for shares, complete the Subscription Agreement/Signature Page that follows these instructions. Follow the appropriate instructions listed below for the items indicated. Please print in ballpoint pen or type the information.

                                 A - INVESTMENT

Item (1)a      Enter the dollar amount of the purchase and the number of shares to be purchased. Minimum purchase 300 shares ($3,000). Qualified
               Plans 100 shares ($1,000). Check the box to indicate whether this is an initial or an additional investment. The "Additional
               Investment" box must be checked in order for this subscription to be combined with another subscription for purposes of a volume discount. A COMPLETED SUBSCRIPTION AGREEMENT IS REQUIRED FOR EACH
               INITIAL AND ADDITIONAL INVESTMENT.

Item (1)b      Check the box to indicate whether the Registered Representative chooses to purchase common stock net of selling commissions.

                              B - TYPE OF OWNERSHIP

               FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS, please mail the properly completed and executed Subscription Agreement/Signature Page and your check MADE PAYABLE TO "LBNA/ESCROW AGENT FOR IARETI" to:
               Inland Securities Corporation, 2901 Butterfield Road, Oak Brook, Illinois 60523, Attn: Investor Services. If you have questions, please call 800.826.8228.

               FOR CUSTODIAL OWNERSHIP ACCOUNTS, checks should be MADE PAYABLE TO THE CUSTODIAN AND SENT ALONG WITH THE PROPERTY COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT/SIGNATURE PAGE TO THE CUSTODIAN.

Item (2)a      Check the appropriate box to indicate the type of entity that is subscribing (entities for non-custodial ownership accounts appear on the left side; entities for custodial ownership accounts appear on the right side). If this is an additional purchase, ownership information should be completed exactly the same as the previous investment. If the entity is a pension or profit sharing plan, indicate whether it is taxable or exempt from taxation under Section 501A of the Internal Revenue Code. Note: Pension or profit sharing plan appears under non-custodial ownership as well as custodial ownership -- check non-custodial ownership if the plan has a trustee; custodial ownership if the plan has a custodian. If you check the Individual Ownership box and you wish to designate a Transfer on Death beneficiary, you may check the "TOD" box and you must fill out the included Transfer on Death
               Form in order to effect the designation.

Item (2)b      Enter the exact name of the custodian or trustee and mailing address. IF THIS IS AN ADDITIONAL PURCHASE BY A QUALIFIED PLAN,
               PLEASE USE THE SAME EXACT PLAN NAME AS THE PREVIOUS INVESTMENT.

                           C - SUBSCRIBER INFORMATION

Item (2)c      The custodian must complete this box by entering its custodian
               Tax ID number (for tax purposes), custodial account number and its telephone number.

Item (3) For non-custodial ownership accounts, enter the exact name in which the shares are to be held. For co-subscribers, enter the names of all subscribers.

               For custodial ownership accounts, enter FBO followed by the name of the subscriber.

Item (4) Enter mailing address, city, state, and zip code of the subscriber. Note: The custodian or trustee of custodial ownership accounts is the mailing address or address of record completed in Item (2)b.

Item (5) Enter the residence address if different than the mailing address in Item (4). For custodial ownership accounts, enter the residence address of the subscriber.

Item (6)       Enter home telephone, business telephone and email address.

Item (7) Enter birth date of subscriber and co-subscriber, if applicable, or date of incorporation.

Item (8) Enter the Social Security number of subscriber and co-subscriber, if applicable. The subscriber is certifying that this number is correct. For custodial ownership accounts, enter the subscriber's Social Security number (for identification purposes). Enter Tax ID number, if applicable.

Item (9) Check the appropriate box. If the subscriber is a non-resident alien, he must apply to the Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available.

                            D - DISTRIBUTION OPTIONS

Item (10)      Check this box if the subscriber is an employee of Inland or an individual who has been continuously affiliated with Inland as an independent contractor.

               CHECK THE APPROPRIATE BOX TO INDICATE DISTRIBUTION OPTIONS FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS.

Item (11)a     Check if you desire distributions to be mailed to the address of record in Section C, Item (4) above.

Item (11)b     Check if you desire to participate in the Distribution
               Reinvestment Plan AND COMPLETE THE INCLUDED DISTRIBUTION
               REINVESTMENT PLAN ENROLLMENT FORM.

Item (11)c     If subscriber desires direct deposit of his/her/their cash distributions to an account or address other than as set forth in the Subscription Agreement/Signature Page, check the preferred option and complete the required information. For ACH, indicate whether it is a checking or savings account, and enter the name of the institution/individual, mailing address, ABA number and account number. MUST ENCLOSE VOIDED CHECK, if applicable.

               CHECK THE APPROPRIATE BOX TO INDICATE DISTRIBUTION OPTIONS FOR CUSTODIAL OWNERSHIP ACCOUNTS.

Item (12)a     Check if you desire distributions to be mailed to custodian.

Item (12)b     Check if you desire to participate in the Distribution
               Reinvestment Plan AND COMPLETE THE INCLUDED DISTRIBUTION
               REINVESTMENT PLAN ENROLLMENT FORM.

                                  E - SIGNATURE

Item (13)      The Subscription Agreement/Signature Page MUST BE EXECUTED by the
               subscriber(s), and if applicable, the trustee or custodian.

                  F - BROKER/DEALER - REGISTERED REPRESENTATIVE

Item (14)      Enter the Registered Representative name, address, B/D Rep ID number, telephone number, and email address. Also, enter the name of the broker/dealer, home office address, and B/D Client Account number. By executing the Subscription Agreement/Signature Page, the Registered Representative substantiates compliance with the conduct rules of the NASD, by certifying that the Registered
               Representative has reasonable grounds to believe, based on information obtained from the investor concerning his, her or its investment objectives, other investments, financial situation and needs and any other information known by such Registered
               Representative, that investment in the Company is suitable for such investor in light of his, her or its financial position, net worth and other suitability characteristics and that the Registered Representative has informed the investor of all pertinent facts relating to the liability, liquidity and marketability of an investment in the Company during its term.
               The Registered Representative (authorized signature) should sign where provided.

Item (14)a     Check the box to indicate whether the Registered Representative chooses to purchase common stock net of selling commissions.

                     G - REGISTERED INVESTMENT ADVISOR (RIA)

Item (15)      Check the box to indicate whether this subscription was solicited or recommended by an investment advisor/broker/dealer whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services, and, accordingly, may not charge the regular selling commission. NO
               SALES COMMISSIONS ARE PAID ON THESE ACCOUNTS. This box must be checked in order for such subscriber(s) to purchase shares net of the selling commissions.

                                      C-1-1

                           SUBMISSION OF SUBSCRIPTION

FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS, the properly completed and executed Subscription Agreement/Signature Page together with a check MADE PAYABLE TO "LBNA/ESCROW AGENT FOR IARETI" should be mailed to: Inland Securities Corporation, 2901 Butterfield Road, Oak Brook, Illinois 60523, Attn: Investor Services.

FOR CUSTODIAL OWNERSHIP ACCOUNTS, checks should be MADE PAYABLE TO THE CUSTODIAN AND SENT ALONG WITH THE PROPERLY COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT/SIGNATURE PAGE TO THE CUSTODIAN.

NOTE: If a person other than the person in whose name the shares will be held is reporting the income received from the Company, you must notify the Company in writing of that person's name, address and Social Security number.

ALL INVESTORS AND THEIR REGISTERED REPRESENTATIVES MUST SIGN THE SUBSCRIPTION AGREEMENT/ SIGNATURE PAGE PRIOR TO TENDERING ANY FUNDS FOR INVESTMENT IN SHARES.

                          SPECIAL SUITABILITY STANDARDS

Certain states have imposed special financial suitability standards for subscribers who purchase shares. In determining your net worth, do not include your home, home furnishings or automobile.

In general, each subscriber must have either: (i) minimum net worth of at least $150,000; or (ii) minimum annual gross income of at least $45,000 and a minimum net worth of at least $45,000.


If the subscriber is a resident of South Carolina, the subscriber must have either: (i) minimum net worth of at least $150,000; or (ii) minimum annual gross income of at least $65,000 and a minimum net worth of at least $65,000.

If the subscriber is a resident of Maine, the subscriber must have either: (i) minimum net worth of at least $200,000; or (ii) minimum annual gross income of at least $50,000 and a minimum net worth of at least $50,000.

If the subscriber is a resident of Alaska, Arizona, California, Iowa, Kansas, Massachusetts, Michigan, Missouri, North Carolina, Oregon or Tennessee, the subscriber must have either: (i) minimum net worth of at least $225,000; or (ii) minimum annual gross income of at least $60,000 and a minimum net worth of at least $60,000.

If the subscriber is a resident of Ohio, the subscriber must have either: (i) minimum net worth of at least $250,000; or (ii) minimum annual gross income of at least $70,000 and a minimum net worth of at least $70,000.


If the subscriber is a resident New Hampshire, the subscriber must have either:
(i) minimum net worth of at least $250,000; or (ii) minimum net gross income of at least $50,000 and a minimum net worth of at least $125,000.

In addition, if the subscriber is a resident of California, Kansas, Missouri, Nebraska, Ohio or Pennsylvania, the investment may not exceed ten percent (10.0%) of the subscriber's liquid net worth.

In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan or pension or profit-sharing plan), these suitability standards must be satisfied by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the shares if the donor or the grantor is the fiduciary. In the case of gifts to minors, the minimum suitability standards must be met by the custodian of the account or by the donor.

We intend to assert the foregoing representations as a defense in any subsequent litigation where such assertion would be relevant. We have the right to accept or reject this subscription in whole or in part, so long as such partial acceptance or rejection does not result in an investment of less than the minimum number of shares specified in the Prospectus. As used above, the singular includes the plural in all respects if shares are being acquired by more than one person. As used in the Subscription Agreement/Signature Page, "Inland" refers to Inland Real Estate Group, Inc. and its affiliates. The Subscription Agreement/Signature Page and all rights hereunder shall be governed by, and interpreted in accordance with, the laws of the State of Illinois without giving effect to its conflict of laws principles.

By executing the Subscription Agreement/Signature Page, the subscriber is not waiving any rights under the federal securities laws.

                                  ACH LANGUAGE

I (we) hereby authorize Inland American Real Estate Trust, Inc. ("Company") to deposit distributions from my (our) common stock of the Company into the account listed in Section D of the Subscription Agreement/Signature Page at the financial institution indicated in Section D of the Subscription Agreement/Signature Page. I further authorize the Company to debit my account noted in Section D of the Subscription Agreement/Signature Page in the event that the Company erroneously deposits additional funds to which I am not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I withdraw funds erroneously deposited into my account before the Company reverses such deposit, I agree that the Company has the right to retain any future distributions that I am entitled until the erroneously deposited amounts are recovered by the Company.

This authorization is to remain in full force and effect until the Company has received written notice from me of the termination of this authorization in time to allow reasonable opportunity to act on it, or until the Company has sent me written notice of termination of this authorization. This authorization is not valid to the extent that distributions are reinvested pursuant to the Distribution Reinvestment Plan.

                                      C-1-2

INLAND AMERICAN REAL ESTATE TRUST, INC.
2901 BUTTERFIELD ROAD, OAK BROOK, ILLINOIS  60523 ~ 800.826.8228

SUBSCRIPTION AGREEMENT/SIGNATURE PAGE FOR PROSPECTUS DATED ________, 2005

Please read this Subscription Agreement/Signature Page and the Terms and Conditions of the Offering set forth in the Prospectus before signing. Subscriber must read the Instructions to Subscribers.

                                  A - INVESTMENT

(1)a This subscription is in the amount of $_________ or the purchase of _________ shares of Inland American Real Estate Trust, Inc. at $10 per share. Minimum initial investment: 300 shares; 100 shares for Qualified Plans

     THIS IS AN: / / INITIAL INVESTMENT / / ADDITIONAL INVESTMENT A completed Subscription Agreement/Signature Page is required for each initial and additional investment.

(1)b / / REGISTERED REPRESENTATIVE NAV PURCHASE

                              B - TYPE OF OWNERSHIP

                             NON-CUSTODIAL OWNERSHIP
               MAKE CHECK PAYABLE TO: LBNA/ESCROW AGENT FOR IARETI

(2)a / /  INDIVIDUAL OWNERSHIP - one signature required
     / /  TOD (FILL OUT INCLUDED TOD FORM TO EFFECT DESIGNATION)
     / /  JOINT TENANTS WITH RIGHT OF SURVIVORSHIP - all parties must sign
     / /  COMMUNITY PROPERTY - all parties must sign
     / /  TENANTS IN COMMON - all parties must sign
     / /  TENANTS BY THE ENTIRETY - all parties must sign
     / /  CORPORATE OWNERSHIP - authorized signature required
     / /  PARTNERSHIP OWNERSHIP - authorized signature required
     / /  LLC OWNERSHIP - authorized signature required
     / /  UNIFORM GIFTS TO MINORS ACT - custodian signature required
          STATE OF ________________ A CUSTODIAN FOR_____________________________
     / /  PENSION OR PROFIT SHARING PLAN - trustee signature(s) required
          / / TAXABLE  / / EXEMPT UNDER SECTION 501A
          NAME OF TRUSTEE OR OTHER ADMINISTRATOR________________________________

          ______________________________________________________________________
     / /  TRUST - trustee or grantor signature(s) required
          / / TAXABLE  / / GRANTOR A OR B     DATE TRUST ESTABLISHED __________
          NAME OF TRUSTEE OR OTHER ADMINISTRATOR________________________________

          ______________________________________________________________________
     / /  ESTATE - personal representative signature required
     / /  OTHER (SPECIFY) ______________________________________________________

                               CUSTODIAL OWNERSHIP

     MAKE CHECK PAYABLE TO THE CUSTODIAN LISTED BELOW AND SEND ALL PAPERWORK DIRECTLY TO THE CUSTODIAN

(2)a / /  TRADITIONAL IRA - custodian signature required
     / /  ROTH IRA - custodian signature required
     / /  KEOGH - trustee signature required
     / / SIMPLIFIED EMPLOYEE PENSION/TRUST (S.E.P.) - trustee signature required
     / /  PENSION OR PROFIT SHARING PLAN - custodian signature required
          / / TAXABLE  / / EXEMPT UNDER SECTION501A
          NAME OF CUSTODIAN OR OTHER ADMINISTRATOR______________________________

          ______________________________________________________________________
     / /  OTHER (SPECIFY) ______________________________________________________

(2)b
     ___________________________________________________________________________
          NAME OF CUSTODIAN OR TRUSTEE
     ___________________________________________________________________________
          MAILING ADDRESS
     ___________________________________________________________________________
          CITY, STATE, ZIP

(2)c CUSTODIAN INFORMATION TO BE COMPLETED BY CUSTODIAN LISTED ABOVE

     CUSTODIAN TAX ID #    __-_______

     CUSTODIAL ACCOUNT #   __________

     CUSTODIAN TELEPHONE   ___-___-____

                           C - SUBSCRIBER INFORMATION

(3)  SUBSCRIBER
     / / Mr. / / Mrs. / / Ms.    _______________________________________________

     CO-SUBSCRIBER
     / / Mr. / / Mrs. / / Ms.    _______________________________________________

(4)  MAILING ADDRESS             _______________________________________________

     CITY, STATE & ZIP CODE      _______________________________________________

(5)  RESIDENCE ADDRESS
     (if different from above)   _______________________________________________

     CITY, STATE & ZIP CODE      _______________________________________________

(6)  HOME TELEPHONE              ___-___-____

     BUSINESS TELEPHONE          ___-___-____

     EMAIL ADDRESS               _______________________________________________

(7)  BIRTH DATE/DATE             __/__/____  MM/DD/YYYY
     OF INCORPORATION

     CO-SUBSCRIBER BIRTH         __/__/____  MM/DD/YYYY
     DATE

(8)  SOCIAL SECURITY #           ___-__-____

     CO-SUBSCRIBER SOCIAL        ___-__-____
     SECURITY #

     TAX ID #                    __-_______

(9)  PLEASE INDICATE CITIZENSHIP STATUS
     / / U.S. CITIZEN  / / RESIDENT ALIEN  / / NON-RESIDENT ALIEN

(10) / / EMPLOYEE OR AFFILIATE

                                      C-1-3

                            D - DISTRIBUTION OPTIONS

                 DISTRIBUTION OPTIONS FOR NON-CUSTODIAL ACCOUNTS

(11)a  / / MAIL TO ADDRESS OF RECORD
(11)b  / / DISTRIBUTION REINVESTMENT PLAN: Subscriber elects to participate in the Distribution Reinvestment Plan described in the Prospectus. PLEASE COMPLETE THE INCLUDED DISTRIBUTION REINVESTMENT PLAN ENROLLMENT FORM.
(11)c  / / DISTRIBUTIONS DIRECTED TO:
           / / VIA MAIL COMPLETE INFORMATION BELOW.
           / / VIA ELECTRONIC DEPOSIT (ACH) COMPLETE INFORMATION BELOW. See ACH language on page 2 of the instructions. MUST ENCLOSE VOIDED CHECK / /CHECKING / / SAVINGS

       _________________________________________________________________________
       NAME OF BANK, BROKERAGE FIRM OR INDIVIDUAL

       _________________________________________________________________________
       MAILING ADDRESS

       _________________________________________________________________________
       CITY, STATE, ZIP

       ___________________________             _________________________________
       BANK ABA # (FOR ACH ONLY)               ACCOUNT NUMBER-MUST BE FILLED IN
       MUST ENCLOSE VOIDED CHECK

                   DISTRIBUTION OPTIONS FOR CUSTODIAL ACCOUNTS

(12)a  / / MAIL TO CUSTODIAL ACCOUNT
(12)b  / / DISTRIBUTION REINVESTMENT PLAN: Subscriber elects to participate in the Distribution Reinvestment Plan described in the Prospectus. PLEASE COMPLETE THE INCLUDED DISTRIBUTION REINVESTMENT PLAN ENROLLMENT FORM.

                                  E - SIGNATURE

(13) THE UNDERSIGNED CERTIFIES, under penalties of perjury (i) that the taxpayer identification number shown on the Subscription Agreement/Signature Page is true, correct and complete, and (ii) that he is not subject to backup withholding either because he has not been notified that he is subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified him that he is no longer subject to backup withholding.

       The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such Investor's behalf) the following:

____   (a) acknowledges receipt, not less than five (5) business days prior to
Initial the signing of this Subscription Agreement, of the Prospectus of the COMPANY RELATING TO THE SHARES, WHEREIN THE TERMS AND CONDITIONS OF THE OFFERING OF THE SHARES ARE DESCRIBED, including among other things, the restrictions on ownership and transfer of shares, which require, under certain circumstances, that a holder of shares shall give written notice and provide certain information to the Company.

____   (b) represents that I (we) either: (i) have a net worth (excluding home,
Initial home furnishings and automobiles) of at least $45,000 and estimate that (without regard to investment in the Company) I (we) have gross income due in the current year of at least $45,000; (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $150,000; or (iii) have such higher suitability as may be required by certain states as set forth on page 2 of the Instructions to Subscribers attached hereto; IN THE CASE OF SALES TO FIDUCIARY ACCOUNTS, THE SUITABILITY STANDARDS MUST BE MET BY THE BENEFICIARY, THE FIDUCIARY ACCOUNT OR BY THE DONOR OR GRANTOR WHO DIRECTLY OR INDIRECTLY SUPPLIES THE FUNDS FOR THE PURCHASE OF THE SHARES.

____   (c) represents that the investor is purchasing the shares for his or
Initial her own account and if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s) I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

____   (d) acknowledges that the shares are not liquid, there is no current
Initial market for the shares and the investors may not be able to sell the securities.

____   (e) if an Affiliate of the Company, represents that the shares are being
Inital     purchased for investment purposes only and not for immediate resale.


-------------------------------------   ----------------------------------
  SIGNATURE  REGISTERED OWNER           DATE


-------------------------------------   ----------------------------------
  SIGNATURE  CO-OWNER (IF APPLICABLE)   AUTHORIZED SIGNATURE (CUSTODIAN OR
                                        TRUSTEE IF APPLICABLE)


          A SALE OF THE SHARES MAY NOT BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER THE DATE THE SUBSCRIBER RECEIVES THE PROSPECTUS.

                   F - BROKER/DEALER-REGISTERED REPRESENTATIVE

(14) BROKER/DEALER DATA--COMPLETED BY SELLING REGISTERED REPRESENTATIVE (PLEASE USE REPRESENTATIVES ADDRESS--NOT HOME OFFICE ADDRESS)

       NAME OF REGISTERED
       REPRESENTATIVE           ________________________________________________
       / / Mr. / / Mrs. / / Ms.
       MAILING ADDRESS          ________________________________________________
       CITY, STATE &
       ZIP CODE                 ________________________________________________
       BROKER/DEALER
       NAME                     ________________________________________________
       HOME OFFICE
       MAILING ADDRESS          ________________________________________________
       CITY, STATE &
       ZIP CODE                 ________________________________________________
       B/D CLIENT
       ACCOUNT NUMBER          #________________________________________________

       B/D REP ID NUMBER       #________________________________________________

       REGISTERED REPRESENTATIVE'S TELEPHONE   ___-___-____
       HAVE YOU CHANGED BROKER/DEALERS? / / YES / / NO

       _________________________________________________________________________
       REGISTERED REPRESENTATIVE'S EMAIL ADDRESS

       _________________________________________________________________________
       SIGNATURE--REGISTERED REPRESENTATIVE

       _________________________________________________________________________
       SIGNATURE--BROKER/DEALER (IF APPLICABLE)

(14)a  / / REGISTERED REPRESENTATIVE NAV PURCHASE

                     G - REGISTERED INVESTMENT ADVISOR (RIA)

(15) REGISTERED INVESTMENT ADVISOR (RIA) NO SALES COMMISSIONS ARE PAID ON THESE ACCOUNTS. / / CHECK ONLY IF investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is an NASD licensed Registered Representative affiliated with a broker/dealer, the transaction should be conducted through that broker/dealer, not through the RIA.

                                      C-1-4

                                                                    APPENDIX C-2

INLAND AMERICAN REAL ESTATE TRUST, INC.
DISTRIBUTION REINVESTMENT PLAN ENROLLMENT FORM

Any person electing to participate in the Distribution Reinvestment Plan ("Plan") described in the Prospectus must properly complete and return this enrollment form to Registrar and Transfer Company, the administrator of the Plan, at the following address:

Registrar and Transfer Company
Distribution Reinvestment Department
P.O. Box 664
Cranford, New Jersey 07016

In the event you wish to enroll shares of common stock that are registered in more than one name, all registered owners must sign this enrollment form. Terms used but not defined in this enrollment form shall have the meaning ascribed to such terms in the Plan.

                        DISTRIBUTION REINVESTMENT OPTIONS

You may choose to enroll in the Plan all or part of the shares registered in your name. Cash distributions on all shares enrolled in the Plan are automatically reinvested in additional shares of Inland American Real Estate Trust, Inc. common stock. You do not have to enroll all of your shares of common stock in the Plan. Cash distributions on all shares held in the Plan (i.e., shares of common stock that were purchased by your reinvested cash distributions) are automatically used to purchase additional shares of common stock regardless of which reinvestment option is selected. Please check the appropriate box below and provide the requested information.

/ / FULL DISTRIBUTION REINVESTMENT OPTION - Please automatically reinvest cash distributions on ALL of my shares of common stock.

/ / PARTIAL DISTRIBUTION REINVESTMENT OPTION - Please automatically reinvest cash distributions on only ____ (please provide whole number of shares) of my shares of common stock. I understand that cash distributions on my remaining shares of common stock will be mailed to me.

                                   SIGNATURES

By signing this enrollment form, I (we) request enrollment in the Plan, certify that I (we) have received and read the Prospectus describing the Inland American Real Estate Trust, Inc. Distribution Reinvestment Plan, and agree to abide by the terms and conditions of the Plan. I (we) hereby appoint Registrar and Transfer Company as my agent with respect to the Plan and authorize Registrar and Transfer Company (and any successor Plan administrator) to apply cash distributions toward the purchase of additional shares of common stock of Inland American Real Estate Trust, Inc. as specified in this enrollment form and in accordance with the terms and conditions of the Plan. I (we) understand that I
(we) may revoke or change this authorization at any time by written notice to Registrar and Transfer Company in accordance with the terms and conditions of the Plan. ALL REGISTERED OWNERS MUST SIGN.


X__________________________ __________   X____________________________ _________
 Stockholder's Signature          Date    Stockholder's Signature           Date


             NOT FDIC INSURED - MAY LOSE VALUE - NOT BANK GUARANTEED

                                      C-2-1

                                                                      APPENDIX D

INLAND AMERICAN REAL ESTATE TRUST, INC.
TRANSFER ON DEATH FORM (TOD)

THIS FORM IS NOT VALID FOR TRUST OR IRA ACCOUNTS.

                                                       Please mail this form to:
                                                  Inland Securities Corporation,
                                                         Attn: Investor Services
Use this form to designate a TOD beneficiary.             2901 Butterfield Road,
                                                       Oak Brook, Illinois 60523
                                                                    800.826.8228

                             A - INVESTOR INFORMATION

1. Name of registered owner(s), exactly as name(s) appear(s) on subscription agreement or statement of account:
     ___________________________________________________________________________

     ___________________________________________________________________________

2.   Social Security number(s) of registered owner(s):
     ___-__-____         ___-__-____

3.   Daytime phone number:
     ___-___-____

4.   State of Residence:
     ___________________________________________________________________________
     Not accepted from residents of Louisiana, New York or North Carolina

                        B - TRANSFER ON DEATH DESIGNATION

I (we) authorize Inland American Real Estate Trust, Inc. to register the number of shares of common stock set forth below in beneficiary form, assigning ownership on my (our) death to the TOD beneficiary named below.

1.   Name of TOD Beneficiary:
     ___________________________________________________________________________

2.   Social Security Number of TOD Beneficiary:       __-_______

     OR Tax Identification Number of TOD Beneficiary: __-_______

3. *Number of Shares of Shares of Common Stock to be registered in beneficiary form: ________

*If you wish for all of your present and future holdings to be registered in beneficiary form, please type or write "ALL" in the space provided.

                                  C - SIGNATURE

By signing below, I (we) authorize Inland American Real Estate Trust, Inc. to register the number of shares of common stock set forth above in beneficiary form. The designation will be effective on the date this form is received and accepted by the Company. Accordingly, I (we) hereby revoke any TOD designation(s) made previously with respect to these shares. I (we) have reviewed the information set forth below. I (we) agree on behalf of myself (ourselves) and my (our) heirs, assigns, executors, administrators and beneficiaries to indemnify and hold harmless Inland American Real Estate Trust, Inc. and any and all of its affiliates, agents, successors and assigns, and their respective directors, officers and employees, from and against any and all claims, liabilities, damages, actions and expenses arising directly or indirectly out of or resulting from the transfer of my (our) shares in accordance with this TOD designation.

I (we) further understand that Inland American Real Estate Trust, Inc. cannot provide any legal advice and I (we) agree to consult with my (our) attorney, if necessary, to make certain that any TOD designation is consistent with my (our) estate and tax planning. Sign exactly as the name(s) appear(s) on the subscription agreement or statement of account. All registered owners must sign. THIS AUTHORIZATION FORM IS SUBJECT TO THE ACCEPTANCE OF INLAND AMERICAN REAL ESTATE TRUST, INC.


X__________________________ __________   X____________________________ _________
 Signature                        Date    Signature                         Date

                          TRANSFER ON DEATH INFORMATION

- A Transfer on Death (TOD) designation transfers ownership of shares to the registered owner's beneficiary(ies) upon death; provided that Inland American Real Estate Trust, Inc. receives proof of death and other documentation it deems necessary, appropriate or advisable to transfer ownership.

- Until the death of the account owner(s), the TOD beneficiary has no present interest in, or authority over, the shares.

- A TOD designation will be accepted only where (1) shares are owned by a natural person and registered in that individual's name or (2) by two or more natural persons as joint tenants with rights of survivorship.

- Accounts registered to trusts, corporations, charities, and other such entities may not declare a TOD designation because they are considered perpetual. These entities, however, may be listed as a TOD beneficiary for shares registered to a natural person.

- A TOD designation made by joint tenants with rights of survivorship does not take effect until the last of all multiple owners dies. The surviving owners may revoke or change the TOD designation at any time.

- If the beneficiary does not survive the registered owner(s), the shares will be treated as belonging to the decedent's estate.

-  A minor may not be named as a TOD beneficiary.

- A TOD designation will not be accepted from residents of Louisiana, New York or North Carolina.

- A TOD designation pursuant to this form and all rights related thereto shall be governed by the laws of the State of Illinois without giving effect to its conflict of laws principles.

- A TOD designation may be voided at any time by Inland American Real Estate Trust, Inc., in its sole discretion, if there is any doubt as to the validity or effectiveness of the TOD designation.

                                  APPENDIX E-1
                               LETTER OF DIRECTION


                             _________________, 2005


Inland American Real Estate Trust, Inc.
2901 Butterfield Road
Oak Brook, Illinois 60523

     Re:  Registered Investment Advisory Fees
          Account No. ______________ ("Account")

Ladies and Gentlemen:

     You are hereby instructed and authorized by me to deduct advisory fees payable to ________________, my registered investment advisor, in the following amount from my Account, and to pay such amount by wire transfer in immediately available funds to my registered investment advisor, upon each distribution by Inland American Real Estate Trust, Inc. (the "Company") on my Account, as payment for my registered investment advisor's advisory fees (select only one):

          (a)      $________________; or

          (b) _______________% Annual Fee (calculated on a monthly basis) of the Asset Value to be paid by the Company on my Account.

     I understand and acknowledge that any and all advisory fees payable to my registered investment advisor are my sole responsibility and you are paying the amounts directed by me as an accommodation.

     This letter shall serve as an irrevocable instruction to you to pay such advisory fees from my Account until such time as I provide you with written notice of my election to revoke this instruction.

                                               Sincerely,



                                               -------------------------

                                      E-1-1

                                  APPENDIX E-2
                              NOTICE OF REVOCATION


                             _________________, 2005


Inland American Real Estate Trust, Inc.
2901 Butterfield Road
Oak Brook, Illinois 60523

     Re:  Revocation of Instruction
          Account No. ______________ ("Account")

Ladies and Gentlemen:

     This letter shall serve as notice to you of my revocation of my instruction to you to deduct advisory fees from my Account any pay such fees directly to _________________, my registered investment advisor, pursuant to my letter to you dated _____________.

     I hereby instruct you to cease any and all future deductions from my Account for the purpose of such advisory fee payments. I understand and acknowledge that this revocation will be effective within one business day of receipt by you.

                                            Sincerely,



                                            -------------------------

                                      E-2-1

                                   APPENDIX G

                     INLAND AMERICAN REAL ESTATE TRUST, INC.
                              PRIVACY POLICY NOTICE

     OUR COMMITMENT TO PROTECTING YOUR PRIVACY. We consider customer privacy to be fundamental to our relationship with our stockholders. In the course of servicing your account, we collect personal information about you ("Non-Public Personal Information"). We collect this information to know who you are so that we can provide you with products and services that meet your particular financial and investing needs, and to meet our obligations under the laws and regulations that govern us.

     We are committed to maintaining the confidentiality, integrity and security of our stockholders' personal information. It is our policy to respect the privacy of our current and former stockholders and to protect the personal information entrusted to us. This Privacy Policy Notice (the "Policy") describes the standards we follow for handling your personal information, with the dual goals of meeting your financial needs while respecting your privacy.

     This Policy applies to the Inland family of companies, which includes Inland American Real Estate Trust, Inc.

     INFORMATION WE MAY COLLECT. We may collect Non-Public Personal Information about you from three sources:

     - Information on applications, subscription agreements or other forms. This category may include your name, address, tax identification number, age, marital status, number of dependents, assets, debts, income, employment history, beneficiary information and personal bank account information.

     - Information about your transactions with us, our affiliates and others, such as the types of products you purchase, your account balances, margin loan history and payment history.

     - Information obtained from others, such as from consumer credit reporting agencies. This may include information about your creditworthiness, financial circumstances and credit history, including any bankruptcies and foreclosures.

     PERSONS TO WHOM WE MAY DISCLOSE INFORMATION. We may disclose all three types of Non-Public Personal Information about you to the unaffiliated third parties and in the circumstances described below, as permitted by applicable laws and regulations.

     - Companies with whom we have contracted to provide account-related services, such as statement preparation, execution services, custodial services, and report preparation. Please note that our contracts with these service providers prohibit the service providers from disclosing or using your Non-Public Personal Information for any purpose except to provide the services for which we have contracted.

     - Our lawyers, accountants, auditors, regulators, advisors and quality-control consultants.

     -    If we suspect fraud.

     - To protect the security of our records, web site and telephone customer service center.

     -    Information you have authorized us to disclose.

     PROTECTING YOUR INFORMATION. Our employees are required to follow the procedures we have developed to protect the integrity of your information. These procedures include:

     - Restricting physical and other access to your Non-Public Personal Information to persons with a legitimate business need to know the information in order to service your account.

     - Contractually obligating third parties doing business with us to comply with all applicable privacy and security laws.

     - Providing information to you only after we have used reasonable efforts to assure ourselves of your identity by asking for and receiving from you information only you should know.

     - Maintaining reasonably adequate physical, electronic and procedural safeguards to protect your information.

     FORMER CUSTOMERS. We treat information concerning our former customers the same way we treat information about our current customers.

     KEEPING YOU INFORMED. We will send you a copy of this Policy annually. We will also send you all changes to this Policy as they occur. You have the right to "opt out" of this Policy by notifying us in writing.


                                   QUESTIONS?
                  IF YOU HAVE ANY QUESTIONS ABOUT THIS POLICY,
     PLEASE DO NOT HESITATE TO CALL MS. ROBERTA S. MATLIN AT (630) 218-8000.

                            Up to 540,000,000 shares

                     Inland American Real Estate Trust, Inc.

                                  Common Stock


                                 --------------

                                   PROSPECTUS

                                 --------------


                               [__________], 2005


                          INLAND SECURITIES CORPORATION

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THE PROSPECTUS AND SUPPLEMENTAL LITERATURE AUTHORIZED BY INLAND AMERICAN REAL ESTATE TRUST, INC. AND REFERRED TO IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS IS NOT AN OFFER TO SELL NOR IS IT SEEKING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR ANY SALE OF THESE SECURITIES. YOU SHOULD NOT ASSUME THAT THE DELIVERY OF THIS PROSPECTUS OR THAT ANY SALE MADE PURSUANT TO THIS PROSPECTUS IMPLIES THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS WILL REMAIN FULLY ACCURATE AND CORRECT OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

     UNTIL [__________], 2005, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS SOLICITING DEALERS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 30. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

     Incorporated by reference from Part I, "Management's Discussion and Analysis of Financial Condition and Results of Operations - Quantitative and Qualitative Disclosures about Market Risk."

ITEM 31. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses (other than selling commissions) we will incur in connection with the issuance and distribution of the securities to be registered pursuant to this registration statement. All amounts other than the Securities and Exchange Commission registration fee and NASD filing fee have been estimated.

           Securities and Exchange Commission Registration Fee        $      633,226
           NASD Filing Fee                                            $       75,500
           Printing and Mailing Expenses                              $   20,000,000*
           Blue Sky Fees and Expenses                                 $    1,000,000*
           Legal Fees and Expenses                                    $    2,500,000*
           Accounting Fees and Expenses                               $    2,500,000*
           Advertising and Sales Literature                           $   16,500,000*
           Transfer Agent Fees                                        $    3,500,000*
           Data Processing Fees                                       $    1,000,000*
           Bank Fees and Other Administrative Expenses                $    2,791,274*
                                                                      ----------------
           TOTAL                                                      $   50,500,000*
                                                                      ================

----------
           *Estimated

ITEM 32. SALES TO SPECIAL PARTIES.


     Inland Securities or any of its directors, officers, employees or affiliates may initially purchase shares net of sales commissions and the marketing contribution and due diligence expense allowance for $8.95 per share; however, the discount on any subsequent purchases of shares by these entities or individuals may not exceed five percent (5.0%). Each soliciting dealer and any of their respective directors, officers, employees or affiliates may initially purchase shares net of selling commissions for $9.30 per share; however, the discount on any subsequent purchases of shares by these entities or individuals may not exceed five percent (5.0%). All purchases of common stock by Inland Securities or any soliciting dealer must be made in accordance with NASD regulations, including without limitation Rule 2790.


ITEM 33. RECENT SALES OF UNREGISTERED SECURITIES.

     On October 20, 2004, we issued 20,000 shares of our common stock for $10.00 per share, or an aggregate purchase price of $200,000, to Inland Real Estate Investment Corporation, our sponsor, in connection with our formation. No sales commission or other consideration was paid in connection with the sale. The sale was consummated without registration under the Securities Act of 1933, as amended, in reliance upon the exemption from registration set forth in Section 4(2) of the Act as transactions not involving any public offering.

ITEM 34.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article XV of our articles of incorporation provides as follows:

     Section 15.3 INDEMNIFICATION.

          (a) Subject to paragraphs (b), (c) and (d) of this SECTION 15.3, the company shall, to the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted and, without limiting the generality of the foregoing, in accordance with Section 2-418 of the MGCL, indemnify and pay, advance or reimburse reasonable expenses to any director, officer, employee and agent of the company including the Business Manager or the Property Manager and each of their affiliates (each an "Indemnified Party") from and against any liability or loss to which the Indemnified Party may become subject or which the Indemnified Party may incur by reason of his, her or its service as a director, officer, employee or agent of the company, the Business Manager, the Property Manager and their respective affiliates.


          (b) The company shall not indemnify nor pay, advance or reimburse expenses to an Indemnified Party unless: (i) the directors have determined, in good faith, that the course of conduct that caused the liability or liability was in the best interest of the company; (ii) the Indemnified Party was acting on behalf of or performing services on the part of the company; (iii) the liability or loss was not the result of gross negligence or willful misconduct by any Independent Director or negligence or misconduct by any other directors or officers of the company; and (iv) such indemnification or agreement to be held harmless is recoverable only out of the Net Assets of the company and not from the stockholders.


          (c) Notwithstanding anything to the contrary in SECTION 15.3(b) hereof, the company shall not indemnify a director, officer, employee or agent of the company or the Business Manager or the Property Manager or their affiliates for liabilities or losses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular person; (ii) the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular person; or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Securities and Exchange Commission and the published opinions of any state securities regulatory authority in which securities of the company were offered or sold as to indemnification for violations of securities laws.

          (d) The company shall advance amounts to an Indemnified Party for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only in accordance with Section 2-418 of the MGCL, and only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the person, for or on behalf of the company; (ii) the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves advancement; and (iii) the Indemnified Party receiving advances undertakes in writing to repay the advanced funds to the company, together with the applicable legal rate of interest thereon, in cases in which such party is found not to be entitled to indemnification.

          (e) The company shall have the power to purchase and maintain insurance or provide similar protection on behalf of an Indemnified Party against any liability or loss asserted that was incurred in any such capacity with the company or arising out of such status; PROVIDED, HOWEVER, that the company shall not incur the costs of any liability insurance that insures any person against liability or loss for which he, she or it could not be indemnified under these articles. Nothing contained herein shall constitute a waiver by any Indemnified Party of any right which he, she or it may have against any party under federal or state securities laws. The company shall also have power to enter into any contract for indemnity and advancement of expenses with a director, officer, employee or agent to such further extent consistent with law.


     Our articles of incorporation authorize and direct us to indemnify, and pay or reimburse reasonable expenses to, any director, officer, employee or agent we employ to the fullest extent provided by Maryland law. The Maryland General Corporation Law provides that a Maryland corporation may indemnify a director, officer, employee or agent made a party to any proceeding by reason of service in that capacity unless it has been established that (1) the act or omission was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; or (2) the individual actually received an improper personal benefit in money, property, or services; or (3) in the case of a criminal proceeding, the individual had reasonable cause to believe that the act or omission was unlawful.

     Our bylaws provide that neither the amendment, nor the repeal, nor the adoption of any other provision of the articles of incorporation or the bylaws will apply to or affect, in any respect, the Indemnitee's right to indemnification for actions or failures to act which occurred prior to such amendment, repeal or adoption. To the extent that the indemnification may apply to liabilities arising under the Act, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and, therefore, unenforceable.

     We may enter into separate indemnification agreements with each of our directors and some of our executive officers. The indemnification agreements will require, among other things, that we indemnify the directors and officers to the fullest extent permitted by law, and advance to the directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. We will also be required to indemnify and advance all expenses incurred by directors and officers seeking to enforce their rights under the indemnification agreements and cover directors and officers under our directors' and officers' liability insurance, if any. Although the form of indemnification agreement will offer substantially the same scope of coverage afforded by provisions in the articles of incorporation and the bylaws, as a contract, it will be unable to be unilaterally modified by the board or by the stockholders to eliminate the rights provided.

ITEM 35. TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

     Not applicable.

ITEM 36.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a) FINANCIAL STATEMENTS

     The following financial statements have been filed as part of this registration statement in the prospectus and are incorporated herein by reference:

          (1) Inland American Retail Real Estate Trust, Inc.:

               (A) Report of Independent Registered Public Accounting Firm;

               (B) Financial Statements as of December 31, 2004 and the period then ended;

               (C) Notes to Financial Statements as of December 31, 2004;

               (D) Financial Statements as of March 31, 2005 and the three months then ended; and

               (E) Notes to Financial Statements as of March 31, 2005.


          (b) EXHIBITS: See Exhibit Index.

ITEM 37. UNDERTAKINGS.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20.0%) change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) That all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed.

     (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The registrant undertakes to send to each stockholder at least on annual basis a detailed statement of any transactions with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(c) The registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the company.

(d) (1) The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement should disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

     (2) The registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of ten percent (10.0%) or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    TABLE VI

                    ACQUISITION OF PROPERTIES BY PROGRAMS (A)
                (000's omitted, except for Square Feet or Acres)

     Table VI presents information concerning the acquisition of real properties by programs with similar investment objectives, sponsored by Inland Real Estate Investment Corporation ("IREIC"), in the three years ended December 31, 2004. The detail provided with respect to each acquisition includes the property size, location, purchase price and the amount of mortgage financing. This information is intended to assist the prospective investor in evaluating the property mix as well as the terms involved in acquisitions by programs sponsored by IREIC.

                                   Table VI-1

                   ACQUISITIONS OF PROPERTIES BY PROGRAMS (A)
                (000's omitted, except for Number of Square Feet)

                                                                                                              MORTGAGE
                                                                                           PURCHASE PRICE   FINANCING AT
                                                               NUMBER OF      DATE OF     PLUS ACQUISITION      DATE
PROPERTY                                                      SQUARE FEET    PURCHASE           FEE         OF PURCHASE
------------------------------------------------------------------------------------------------------------------------
INLAND REAL ESTATE CORPORATION:

Eckerd Drug Store, Chattanooga, TN                                 10,908          05/02             2,367             -
Michael's, Coon Rapids, MN                                         24,317          07/02             2,808             -
Deer Trace, Kohler, WI                                            149,881          07/02            13,281             -
Disney, Celebration, FL                                           166,131          07/02            27,281        13,600
Townes Crossing, Oswego, IL                                       105,989          08/02            12,043             -
Park Square, Brooklyn Park, MN                                    137,116          08/02             9,873         5,850
Forest Lake Marketplace, Forest Lake, MN                           93,853          09/02            11,856             -
Naper West Ph II, Naperville, IL                                   50,000          10/02             3,116             -
Walgreens, Jennings, MO                                            15,120          10/02             2,706             -
Four Flaggs Annex, Niles, IL                                       21,790          11/02             3,289             -
Four Flaggs, Niles, IL                                            306,479          11/02            21,298        12,510
Brunswick Market Center, Brunswick, OH                            119,540          12/02            13,458             -
Medina Marketplace, Medina, OH                                     72,781          12/02             9,511             -
Shakopee Valley, Shakopee, MN                                     146,436          12/02            14,700             -
Shops at Orchard Place, Skokie, IL                                164,542          12/02            42,752             -
Cub Foods, Hutchinson, MN                                          60,208          01/03             5,388             -
Mankato Heights, Mankato, MN                                      129,410          04/03            15,102             -
Caton Crossing, Plainfield, IL                                     83,792          06/03            11,165             -
Village Ten, Coon Rapids, MN                                      211,568          08/03            15,104             -

                                                                           OTHER CASH
                                                              CASH DOWN   EXPENDITURES     TOTAL ACQUISITION
PROPERTY                                                       PAYMENT   CAPITALIZED (A)       COST (B)
------------------------------------------------------------------------------------------------------------
INLAND REAL ESTATE CORPORATION:

Eckerd Drug Store, Chattanooga, TN                                2,367                2               2,369
Michael's, Coon Rapids, MN                                        2,808                0               2,808
Deer Trace, Kohler, WI                                           13,281                0              13,281
Disney, Celebration, FL                                          13,681                0              27,281
Townes Crossing, Oswego, IL                                      12,043              319              12,362
Park Square, Brooklyn Park, MN                                    4,023              160              10,033
Forest Lake Marketplace, Forest Lake, MN                         11,856              (41)             11,815
Naper West Ph II, Naperville, IL                                  3,116            1,298               4,414
Walgreens, Jennings, MO                                           2,706                6               2,712
Four Flaggs Annex, Niles, IL                                      3,289                6               3,295
Four Flaggs, Niles, IL                                            8,788            2,645              23,943
Brunswick Market Center, Brunswick, OH                           13,458              247              13,705
Medina Marketplace, Medina, OH                                    9,511                4               9,515
Shakopee Valley, Shakopee, MN                                    14,700               12              14,712
Shops at Orchard Place, Skokie, IL                               42,752             (129)             42,623
Cub Foods, Hutchinson, MN                                         5,388                7               5,395
Mankato Heights, Mankato, MN                                     15,102              (12)             15,090
Caton Crossing, Plainfield, IL                                   11,165                7              11,172
Village Ten, Coon Rapids, MN                                     15,104                0              15,104

                                   Table VI-2

                                                                                                              MORTGAGE
                                                                                           PURCHASE PRICE   FINANCING AT
                                                               NUMBER OF      DATE OF     PLUS ACQUISITION      DATE
PROPERTY                                                      SQUARE FEET    PURCHASE           FEE         OF PURCHASE
------------------------------------------------------------------------------------------------------------------------
Rochester Marketplace, Rochester, MN                               69,914          09/03             9,371             -
University Crossing, Mishawaka, IN                                136,422          10/03            14,913             -
Hastings Marketplace, Hastings, MN                                 97,535          02/04            13,379             -
Cub Foods, Arden Hills, MN                                         68,442          03/04             9,716             -
Shannon Square Shoppes, Arden Hills, MN                            29,196          06/04             6,936             -
Crystal Point Shopping Center, Crystal Lake, MN                   358,423          07/04            37,331             -
Deer Trace II, Kolher, WI                                          24,410          08/04             4,600             -
Fashion Square II, Skokie, IL                                       7,151          11/04             3,629             -

TOTAL FOR INLAND REAL ESTATE CORPORATION                        2,861,354                      $   336,973    $   31,960
                                                                =========                      ===========    ==========

                                                                           OTHER CASH
                                                              CASH DOWN   EXPENDITURES     TOTAL ACQUISITION
PROPERTY                                                       PAYMENT   CAPITALIZED (A)       COST (B)
------------------------------------------------------------------------------------------------------------
Rochester Marketplace, Rochester, MN                              9,371               (7)              9,364
University Crossing, Mishawaka, IN                               14,913               20              14,933
Hastings Marketplace, Hastings, MN                               13,379                -              13,379
Cub Foods, Arden Hills, MN                                        9,716                -               9,716
Shannon Square Shoppes, Arden Hills, MN                           6,936                -               6,936
Crystal Point Shopping Center, Crystal Lake, MN                  37,331                -              37,331
Deer Trace II, Kolher, WI                                         4,600                -               4,600
Fashion Square II, Skokie, IL                                     3,629                -               3,629

TOTAL FOR INLAND REAL ESTATE CORPORATION                      $ 305,013        $   4,544          $  341,517
                                                              =========        =========          ==========

                                   Table VI-3

                                                                                                              MORTGAGE
                                                                                           PURCHASE PRICE   FINANCING AT
                                                               NUMBER OF      DATE OF     PLUS ACQUISITION      DATE
PROPERTY                                                      SQUARE FEET    PURCHASE           FEE         OF PURCHASE
------------------------------------------------------------------------------------------------------------------------
INLAND RETAIL REAL ESTATE TRUST, INC.:

Sarasota Pavilion, Sarasota, FL                                   324,140          01/02            42,100             -
Turkey Creek Phase I, Knoxville, TN                               284,224          01/02            21,762             -
Universal Plaza, Lauderhill, FL                                    49,816          01/02             9,872             -
Hairston Crossing, Decatur, GA                                     57,884          02/02             6,630             -
Just for Feet - Augusta, Augusta, GA                               22,115          02/02             3,054             -
Just For Feet - Covington, Covington, LA                           20,116          02/02             3,447             -
Logger Head Junction, Sarasota, FL                                  4,711          02/02               665             -
Shoppes of Golden Acres, Newport Richey, FL                        76,371          02/02            10,831             -
Newnan Pavilion, Newnan, GA                                       481,004          03/02            33,114             -
Eisenhower Crossing I & II, Macon, GA                             403,013    11/01,03/02            43,292             -
Acworth Avenue Retail Shopping Center, Acworth, GA                 16,130     12/00,3/02             2,834             -
Crystal Springs Shopping Center, Crystal Springs, FL               67,021          04/02             7,478             -
Eckerd Drug Store - Concord, Concord, NC                           10,908          04/02             2,039             -
Eckerd Drug Store - Tega Cay, Tega Cay, SC                         13,824          04/02             2,544             -
Melbourne Shopping Center, Melbourne, FL                          209,217          04/02             9,842         5,949
Riverstone Plaza, Canton, GA                                      302,024          04/02            31,943             -
Target Center, Columbia, SC                                        79,253          04/02             7,673             -
Hampton Point, Taylors, SC                                         58,316          05/02             4,526             -
Northpoint Marketplace, Spartanburg, SC                           101,982          05/02             8,269             -
Oleander Shopping Center, Wilmington, NC                           51,888          05/02             5,221         3,000
Sharon Greens, Cumming, GA                                         98,317          05/02            13,062             -
Bass Pro Outdoor World, Dania Beach, FL                           165,000          06/02            18,220             -
Chesterfield Crossings, Richmond, VA,                              68,898          06/02            10,982             -
Circuit City-Rome, Rome, GA                                        33,056          06/02             4,476             -
Circuit City-Vero Beach, Vero Beach, FL                            33,243          06/02             5,648             -

                                                                           OTHER CASH
                                                              CASH DOWN   EXPENDITURES     TOTAL ACQUISITION
PROPERTY                                                       PAYMENT   CAPITALIZED (A)       COST (B)
------------------------------------------------------------------------------------------------------------
INLAND RETAIL REAL ESTATE TRUST, INC.:

Sarasota Pavilion, Sarasota, FL                                  42,100              182              42,282
Turkey Creek Phase I, Knoxville, TN                              21,762           10,181              31,943
Universal Plaza, Lauderhill, FL                                   9,872                2               9,874
Hairston Crossing, Decatur, GA                                    6,630               34               6,664
Just for Feet - Augusta, Augusta, GA                              3,054                3               3,057
Just For Feet - Covington, Covington, LA                          3,447                -               3,447
Logger Head Junction, Sarasota, FL                                  665                -                 665
Shoppes of Golden Acres, Newport Richey, FL                      10,831              101              10,932
Newnan Pavilion, Newnan, GA                                      33,114            2,623              35,737
Eisenhower Crossing I & II, Macon, GA                            43,292             (286)             43,006
Acworth Avenue Retail Shopping Center, Acworth, GA                2,834               16               2,850
Crystal Springs Shopping Center, Crystal Springs, FL              7,478               (2)              7,476
Eckerd Drug Store - Concord, Concord, NC                          2,039              156               2,195
Eckerd Drug Store - Tega Cay, Tega Cay, SC                        2,544              544               3,088
Melbourne Shopping Center, Melbourne, FL                          3,893              935              10,777
Riverstone Plaza, Canton, GA                                     31,943              243              32,186
Target Center, Columbia, SC                                       7,673               20               7,693
Hampton Point, Taylors, SC                                        4,526               55               4,581
Northpoint Marketplace, Spartanburg, SC                           8,269             (128)              8,141
Oleander Shopping Center, Wilmington, NC                          2,221               12               5,233
Sharon Greens, Cumming, GA                                       13,062               79              13,141
Bass Pro Outdoor World, Dania Beach, FL                          18,220               16              18,236
Chesterfield Crossings, Richmond, VA,                            10,982              723              11,705
Circuit City-Rome, Rome, GA                                       4,476                6               4,482
Circuit City-Vero Beach, Vero Beach, FL                           5,648                9               5,657

                                   Table VI-4

                                                                                                              MORTGAGE
                                                                                           PURCHASE PRICE   FINANCING AT
                                                               NUMBER OF      DATE OF     PLUS ACQUISITION      DATE
PROPERTY                                                      SQUARE FEET    PURCHASE           FEE         OF PURCHASE
------------------------------------------------------------------------------------------------------------------------
Hillsboro Square, Deerfield Beach, FL                             145,647          06/02            18,985             -
Stonebridge Square, Roswell, GA                                   160,104          06/02            19,529             -
Ward's Crossing, Lynchburg, VA                                     80,918          06/02            11,100             -
Circuit City Plaza, Orlando, FL                                    78,625          07/02            11,518             -
Eckerd Drug Store - Woodruff, Woodruff, SC                         13,824          07/02             2,475             -
McFarland Plaza, Tuscaloosa, AL                                   221,807          07/02            15,259             -
Sycamore Commons, Matthews, NC                                    256,523          07/02            38,184             -
Walk at Highwoods I, Tampa, FL                                    133,940          07/02            23,999             -
Eckerd Drug Store - Blackstock, Spartanburg, SC                    10,908          08/02             2,723             -
Forestdale Plaza, Jamestown, NC                                    53,239          08/02             6,670             -
Sexton Commons, Fuquay Varina, NC                                  49,097          08/02             8,023             -
Shoppes at Lake Mary, Lake Mary, FL                                69,843          08/02            11,140             -
Wakefield Crossing, Raleigh, NC                                    75,929          08/02            10,794             -
Circuit City-Cary, Cary, NC                                        27,891          09/02             5,650             -
Cox Creek, Florence, AL                                           173,934          09/02            19,231        15,287
Forest Hills Centre, Wilson, NC                                    73,280          09/02             6,675             -
Golden Gate, Greensboro, NC                                       153,114          10/02            10,545             -
Goldenrod Groves, Orlando, FL                                     108,944          10/02             9,177             -
City Crossing, Warner Robins, GA                                  187,099          11/02            14,644             -
Clayton Corners, Clayton, NC                                      125,656          11/02            14,994         9,740
CompUSA Retail Center, Newport News, VA                            47,134          11/02             7,324             -
Duvall Village, Bowie, MD                                          82,522          11/02            13,046             -
Gateway Plaza - Jacksonville, Jacksonville, NC                    101,682          11/02            11,865             -
Harundale Plaza, Glen Burnie, MD                                  274,160          11/02            24,752             -
Jones Bridge Plaza, Norcross, GA                                   83,363          11/02             7,525             -
Lakewood Ranch, Bradenton, FL                                      69,472          11/02             9,494         4,400
North Aiken Bi-Lo Center, Aiken, SC                                59,204          11/02             5,816             -
Plant City Crossing, Plant City, FL                                85,252          11/02            10,879             -
Presidential Commons, Snellville, GA                              372,149          11/02            45,032        26,113

                                                                           OTHER CASH
                                                              CASH DOWN   EXPENDITURES     TOTAL ACQUISITION
PROPERTY                                                       PAYMENT   CAPITALIZED (A)       COST (B)
------------------------------------------------------------------------------------------------------------
Hillsboro Square, Deerfield Beach, FL                            18,985            2,565              21,550
Stonebridge Square, Roswell, GA                                  19,529            1,653              21,182
Ward's Crossing, Lynchburg, VA                                   11,100              (76)             11,024
Circuit City Plaza, Orlando, FL                                  11,518                -              11,518
Eckerd Drug Store - Woodruff, Woodruff, SC                        2,475              374               2,849
McFarland Plaza, Tuscaloosa, AL                                  15,259               21              15,280
Sycamore Commons, Matthews, NC                                   38,184            3,077              41,261
Walk at Highwoods I, Tampa, FL                                   23,999               72              24,071
Eckerd Drug Store - Blackstock, Spartanburg, SC                   2,723                -               2,723
Forestdale Plaza, Jamestown, NC                                   6,670             (114)              6,556
Sexton Commons, Fuquay Varina, NC                                 8,023             (129)              7,894
Shoppes at Lake Mary, Lake Mary, FL                              11,140               59              11,199
Wakefield Crossing, Raleigh, NC                                  10,794             (182)             10,612
Circuit City-Cary, Cary, NC                                       5,650                4               5,654
Cox Creek, Florence, AL                                           3,944               31              19,262
Forest Hills Centre, Wilson, NC                                   6,675               11               6,686
Golden Gate, Greensboro, NC                                      10,545               23              10,568
Goldenrod Groves, Orlando, FL                                     9,177              741               9,918
City Crossing, Warner Robins, GA                                 14,644            3,204              17,848
Clayton Corners, Clayton, NC                                      5,254               (5)             14,989
CompUSA Retail Center, Newport News, VA                           7,324                5               7,329
Duvall Village, Bowie, MD                                        13,046              369              13,415
Gateway Plaza - Jacksonville, Jacksonville, NC                   11,865              (24)             11,841
Harundale Plaza, Glen Burnie, MD                                 24,752              (40)             24,712
Jones Bridge Plaza, Norcross, GA                                  7,525              401               7,926
Lakewood Ranch, Bradenton, FL                                     5,094               39               9,533
North Aiken Bi-Lo Center, Aiken, SC                               5,816               13               5,829
Plant City Crossing, Plant City, FL                              10,879              (16)             10,863
Presidential Commons, Snellville, GA                             18,919                6              45,038

                                   Table VI-5

                                                                                                              MORTGAGE
                                                                                           PURCHASE PRICE   FINANCING AT
                                                               NUMBER OF      DATE OF     PLUS ACQUISITION      DATE
PROPERTY                                                      SQUARE FEET    PURCHASE           FEE         OF PURCHASE
------------------------------------------------------------------------------------------------------------------------
Rainbow Foods - Garland, Garland, TX                               70,576          11/02             5,098             -
Rainbow Foods - Rowlett, Rowlett, TX                               63,117          11/02             4,604             -
River Ridge, Birmingham, AL                                       158,755          11/02            26,492             -
Rosedale Shopping Center, Huntersville, NC                         94,248          11/02            19,544        13,300
Shoppes on the Circle, Dothan, AL                                 149,085          11/02            15,013        12,210
Southlake Shopping Center, Cornelius, NC                          131,247          11/02            13,633         7,962
Village Square at Golf, Boynton Beach, FL                         134,894          11/02            18,537             -
Chatham Crossing, Siler City, NC                                   32,000          12/02             3,964             -
Columbiana Station, Columbia, SC                                  270,649          12/02            46,615             -
Gateway Plaza - Conway, Conway, SC                                 62,428          12/02             6,295             -
Lakeview Plaza, Kissimmee, FL                                      54,788          12/02             6,187         3,613
Meadowmont Village Center, Chapel Hill, NC                        133,471          12/02            26,808             -
Shoppes at Citiside, Charlotte, NC                                 75,478          12/02             9,706             -
Shoppes at New Tampa, Wesley Chapel, FL                           158,342          12/02            19,196             -
Camp Hill Center, Harrisburg, PA                                   63,350          01/03             7,786             -
Eckerd Drug Store - #5018, Amherst, NY                             10,908          01/03             2,805         1,582
Eckerd Drug Store - #5661, Buffalo, NY                             12,732          01/03             3,145         1,777
Eckerd Drug Store - #5786, Dunkirk, NY                             10,908          01/03             1,720           905
Eckerd Drug Store - #5797, Cheektowaga, NY                         10,908          01/03             3,756         1,636
Eckerd Drug Store - #6007, Connelsville, PA                        10,908          01/03             3,503         1,636
Eckerd Drug Store - #6036, Pittsburgh, PA                          10,908          01/03             3,840         1,636
Eckerd Drug Store - #6040, Monroeville,PA                          12,738          01/03             5,430         1,911
Eckerd Drug Store - #6043, Monroeville,PA                          10,908          01/03             3,315         1,637
Eckerd Drug Store - #6062, Harborcreek, PA                         10,908          01/03             2,527         1,418
Eckerd Drug Store - #6089, Weirton, WV                             10,908          01/03             2,472         1,374
Eckerd Drug Store - #6095, Cheswick, PA                            10,908          01/03             2,791         1,571
Eckerd Drug Store - #6172, New Castle, PA                          10,908          01/03             2,877         1,636
Eckerd Drug Store - #6193, Erie, PA                                10,908          01/03             2,919         1,636
Eckerd Drug Store - #6199, Millcreek, PA                           10,908          01/03             3,729         1,637

                                                                           OTHER CASH
                                                              CASH DOWN   EXPENDITURES     TOTAL ACQUISITION
PROPERTY                                                       PAYMENT   CAPITALIZED (A)       COST (B)
------------------------------------------------------------------------------------------------------------
Rainbow Foods - Garland, Garland, TX                              5,098                5               5,103
Rainbow Foods - Rowlett, Rowlett, TX                              4,604                2               4,606
River Ridge, Birmingham, AL                                      26,492               79              26,571
Rosedale Shopping Center, Huntersville, NC                        6,244             (122)             19,422
Shoppes on the Circle, Dothan, AL                                 2,803               19              15,032
Southlake Shopping Center, Cornelius, NC                          5,671              (15)             13,618
Village Square at Golf, Boynton Beach, FL                        18,537             (263)             18,274
Chatham Crossing, Siler City, NC                                  3,964               16               3,980
Columbiana Station, Columbia, SC                                 46,615              193              46,808
Gateway Plaza - Conway, Conway, SC                                6,295                -               6,295
Lakeview Plaza, Kissimmee, FL                                     2,574               19               6,206
Meadowmont Village Center, Chapel Hill, NC                       26,808             (581)             26,227
Shoppes at Citiside, Charlotte, NC                                9,706              326              10,032
Shoppes at New Tampa, Wesley Chapel, FL                          19,196             (266)             18,930
Camp Hill Center, Harrisburg, PA                                  7,786                5               7,791
Eckerd Drug Store - #5018, Amherst, NY                            1,223                -               2,805
Eckerd Drug Store - #5661, Buffalo, NY                            1,368                -               3,145
Eckerd Drug Store - #5786, Dunkirk, NY                              815                -               1,720
Eckerd Drug Store - #5797, Cheektowaga, NY                        2,120               (1)              3,755
Eckerd Drug Store - #6007, Connelsville, PA                       1,867                -               3,503
Eckerd Drug Store - #6036, Pittsburgh, PA                         2,204               (1)              3,839
Eckerd Drug Store - #6040, Monroeville,PA                         3,519               (2)              5,428
Eckerd Drug Store - #6043, Monroeville,PA                         1,678                -               3,315
Eckerd Drug Store - #6062, Harborcreek, PA                        1,109                -               2,527
Eckerd Drug Store - #6089, Weirton, WV                            1,098                -               2,472
Eckerd Drug Store - #6095, Cheswick, PA                           1,220                -               2,791
Eckerd Drug Store - #6172, New Castle, PA                         1,241                -               2,877
Eckerd Drug Store - #6193, Erie, PA                               1,283                -               2,919
Eckerd Drug Store - #6199, Millcreek, PA                          2,092               (1)              3,728

                                   Table VI-6

                                                                                                              MORTGAGE
                                                                                           PURCHASE PRICE   FINANCING AT
                                                               NUMBER OF      DATE OF     PLUS ACQUISITION      DATE
PROPERTY                                                      SQUARE FEET    PURCHASE           FEE         OF PURCHASE
------------------------------------------------------------------------------------------------------------------------
Eckerd Drug Store - #6257, Millcreek, PA                           10,908          01/03             1,444           640
Eckerd Drug Store - #6286, Erie, PA                                10,908          01/03             4,193         1,601
Eckerd Drug Store - #6334, Erie, PA                                10,908          01/03             2,997         1,636
Eckerd Drug Store - #6392, Penn, PA                                10,908          01/03             2,949         1,636
Eckerd Drug Store - #6695, Plum Borough, PA                        10,908          01/03             3,669         1,637
Eckerd Drug Store - Piedmont, Piedmont, SC                         10,908          01/03             1,968             -
Market Square, Douglasville, GA                                   121,774          01/03            12,905         8,390
Springfield Park, Lawrenceville, GA                               105,321          01/03            10,924             -
Tequesta Shoppes Plaza, Tequesta, FL                              109,937          01/03            11,439             -
Capital Crossing, Raleigh, NC                                      92,248          02/03             9,984             -
Colonial Promenade Bardmore Center, Largo, FL                     152,667          02/03            17,151             -
Commonwealth Center II, Richmond, VA                              165,382          02/03            22,278             -
Concord Crossing, Concord, NC                                      55,930          02/03             5,331             -
Fountains, Plantation, FL                                         408,807          02/03            44,412             -
Marketplace at Mill Creek, Buford, GA                             398,407          02/03            50,118             -
Monroe Shopping Center, Monroe, NC                                 45,080          02/03             3,548             -
Oakley Plaza, Asheville, NC                                       118,727          02/03             9,469             -
Overlook at King of Prussia, King of Prussia, PA                  186,980          02/03            57,045        30,000
Paraiso Plaza, Hialeah, FL                                         61,012          02/03             9,481             -
Publix Brooker Creek, Palm Harbor, FL                              77,596          02/03             8,719         4,468
Sheridan Square, Dania, FL                                         67,425          02/03             7,586             -
Stonecrest Marketplace, Lithonia, GA                              264,447          02/03            34,742             -
Suwanee Crossroads, Suwanee, GA                                    69,500          02/03            12,068             -
Windsor Court Shopping Center, Windsor Court, CT                   78,480          02/03            14,639             -
Downtown Short Pump, Richmond, VA                                 125,553          03/03            33,515             -
Valley Park Commons, Hagerstown, MD                                89,579          03/03            11,317             -
Eckerd - Perry Creek, Perry Creek, NC                              10,908          09/02             2,795             -
Village Center, Mt. Pleasant, WI                                  217,103          03/03            23,987             -
Watercolor Crossing, Tallahassee, FL                               43,200          03/03             5,485             -

                                                                           OTHER CASH
                                                              CASH DOWN   EXPENDITURES     TOTAL ACQUISITION
PROPERTY                                                       PAYMENT   CAPITALIZED (A)       COST (B)
------------------------------------------------------------------------------------------------------------
Eckerd Drug Store - #6257, Millcreek, PA                            804                -               1,444
Eckerd Drug Store - #6286, Erie, PA                               2,592               (1)              4,192
Eckerd Drug Store - #6334, Erie, PA                               1,361                -               2,997
Eckerd Drug Store - #6392, Penn, PA                               1,313                -               2,949
Eckerd Drug Store - #6695, Plum Borough, PA                       2,032                -               3,669
Eckerd Drug Store - Piedmont, Piedmont, SC                        1,968                5               1,973
Market Square, Douglasville, GA                                   4,515              787              13,692
Springfield Park, Lawrenceville, GA                              10,924                5              10,929
Tequesta Shoppes Plaza, Tequesta, FL                             11,439             (248)             11,191
Capital Crossing, Raleigh, NC                                     9,984               14               9,998
Colonial Promenade Bardmore Center, Largo, FL                    17,151               45              17,196
Commonwealth Center II, Richmond, VA                             22,278             (133)             22,145
Concord Crossing, Concord, NC                                     5,331                5               5,336
Fountains, Plantation, FL                                        44,412                -              44,412
Marketplace at Mill Creek, Buford, GA                            50,118               50              50,168
Monroe Shopping Center, Monroe, NC                                3,548                5               3,553
Oakley Plaza, Asheville, NC                                       9,469                4               9,473
Overlook at King of Prussia, King of Prussia, PA                 27,045               15              57,060
Paraiso Plaza, Hialeah, FL                                        9,481               26               9,507
Publix Brooker Creek, Palm Harbor, FL                             4,251              146               8,865
Sheridan Square, Dania, FL                                        7,586               23               7,609
Stonecrest Marketplace, Lithonia, GA                             34,742             (115)             34,627
Suwanee Crossroads, Suwanee, GA                                  12,068              (69)             11,999
Windsor Court Shopping Center, Windsor Court, CT                 14,639               10              14,649
Downtown Short Pump, Richmond, VA                                33,515             (147)             33,368
Valley Park Commons, Hagerstown, MD                              11,317               12              11,329
Eckerd - Perry Creek, Perry Creek, NC                             2,795              (66)              2,729
Village Center, Mt. Pleasant, WI                                 23,987              (33)             23,954
Watercolor Crossing, Tallahassee, FL                              5,485                -               5,485

                                   Table VI-7

                                                                                                              MORTGAGE
                                                                                           PURCHASE PRICE   FINANCING AT
                                                               NUMBER OF      DATE OF     PLUS ACQUISITION      DATE
PROPERTY                                                      SQUARE FEET    PURCHASE           FEE         OF PURCHASE
------------------------------------------------------------------------------------------------------------------------
Bi-Lo - Southern Pines, Southern Pines, NC                         57,404          04/03             8,127             -
Creeks at Virginia Center, Richmond, VA                           266,266          04/03            39,458        27,804
Flamingo Falls, Pembroke Pines, FL                                108,565          04/03            23,946             -
Glenmark Shopping Center, Morgantown, WV                          122,167          04/03            12,982             -
River Run, Miramar, FL                                             93,643          04/03            11,638             -
Westside Centre Shopping Center, Huntsville, AL                   490,784          04/03            46,015        39,350
440 Commons, Jersey City, NJ                                      162,533          05/03            18,046             -
Barrett Pavilion, Kennesaw, GA                                    460,755          05/03            80,183             -
Bi-Lo - Asheville, Asheville, NC                                   54,319          05/03             7,727             -
Bi-Lo - Shelmore, Mt. Pleasant, SC                                 61,705          05/03            11,836             -
Bi-Lo - Sylvania, Sylvania, GA                                     36,000          05/03             4,407             -
Birkdale Village, Charlotte, NC                                   653,983          05/03            96,410             -
BJ'S Wholesale Club, Charlotte, NC                                 99,792          05/03            13,025             -
Brick Center Plaza, Brick, NJ                                     114,028          05/03            19,451             -
East Hanover Plaza, East Hanover, NJ                              122,028          05/03            17,312             -
Eckerd Drug Store - #0234, Marietta, GA                            10,880          05/03             2,044         1,161
Eckerd Drug Store - #0444, Gainesville, GA                         10,594          05/03             1,986         1,129
Eckerd Drug Store - #0818, Ft. Worth, TX                           10,908          05/03             2,691         1,540
Eckerd Drug Store - #0862, Wichita Falls, TX                        9,504          05/03             2,087         1,203
Eckerd Drug Store - #0943, Richardson, TX                          10,560          05/03             2,354         1,338
Eckerd Drug Store - #0963, Richardson, TX                          10,560          05/03             2,313         1,316
Eckerd Drug Store - #0968, Wichita Falls, TX                        9,504          05/03             1,837         1,036
Eckerd Drug Store - #0980, Dallas, TX                               9,504          05/03             1,917         1,097
Eckerd Drug Store - #2320, Snellville, GA                          10,594          05/03             2,230         1,271
Eckerd Drug Store - #2506, Dallas, TX                               9,504          05/03             2,073         1,177
Eckerd Drug Store - #3072, Richland Hills, TX                      10,908          05/03             2,663         1,521
Eckerd Drug Store - #3152, Lake Worth, TX                           9,504          05/03             1,805         1,021
Eckerd Drug Store - #3169, River Oaks, TX                          10,908          05/03             2,705         1,546
Eckerd Drug Store - #3192, Tyler, TX                                9,504          05/03             1,495           845

                                                                           OTHER CASH
                                                              CASH DOWN   EXPENDITURES     TOTAL ACQUISITION
PROPERTY                                                       PAYMENT   CAPITALIZED (A)       COST (B)
------------------------------------------------------------------------------------------------------------
Bi-Lo - Southern Pines, Southern Pines, NC                        8,127              (62)              8,065
Creeks at Virginia Center, Richmond, VA                          11,654            1,608              41,066
Flamingo Falls, Pembroke Pines, FL                               23,946                -              23,946
Glenmark Shopping Center, Morgantown, WV                         12,982              335              13,317
River Run, Miramar, FL                                           11,638               (5)             11,633
Westside Centre Shopping Center, Huntsville, AL                   6,665            2,035              48,050
440 Commons, Jersey City, NJ                                     18,046                9              18,055
Barrett Pavilion, Kennesaw, GA                                   80,183              (51)             80,132
Bi-Lo - Asheville, Asheville, NC                                  7,727               (1)              7,726
Bi-Lo - Shelmore, Mt. Pleasant, SC                               11,836               10              11,846
Bi-Lo - Sylvania, Sylvania, GA                                    4,407                2               4,409
Birkdale Village, Charlotte, NC                                  96,410             (897)             95,513
BJ'S Wholesale Club, Charlotte, NC                               13,025                1              13,026
Brick Center Plaza, Brick, NJ                                    19,451               13              19,464
East Hanover Plaza, East Hanover, NJ                             17,312                5              17,317
Eckerd Drug Store - #0234, Marietta, GA                             883                4               2,048
Eckerd Drug Store - #0444, Gainesville, GA                          857                4               1,990
Eckerd Drug Store - #0818, Ft. Worth, TX                          1,151                4               2,695
Eckerd Drug Store - #0862, Wichita Falls, TX                        884                4               2,091
Eckerd Drug Store - #0943, Richardson, TX                         1,016                4               2,358
Eckerd Drug Store - #0963, Richardson, TX                           997                4               2,317
Eckerd Drug Store - #0968, Wichita Falls, TX                        801                4               1,841
Eckerd Drug Store - #0980, Dallas, TX                               820                4               1,921
Eckerd Drug Store - #2320, Snellville, GA                           959                4               2,234
Eckerd Drug Store - #2506, Dallas, TX                               896                4               2,077
Eckerd Drug Store - #3072, Richland Hills, TX                     1,142                4               2,667
Eckerd Drug Store - #3152, Lake Worth, TX                           784                4               1,809
Eckerd Drug Store - #3169, River Oaks, TX                         1,159                4               2,709
Eckerd Drug Store - #3192, Tyler, TX                                650                4               1,499

                                   Table VI-8

                                                                                                              MORTGAGE
                                                                                           PURCHASE PRICE   FINANCING AT
                                                               NUMBER OF      DATE OF     PLUS ACQUISITION      DATE
PROPERTY                                                      SQUARE FEET    PURCHASE           FEE         OF PURCHASE
------------------------------------------------------------------------------------------------------------------------
Eckerd Drug Store - #3338, Kissimmee, FL                           10,880          05/03             2,479         1,407
Eckerd Drug Store - #3350, Oklahoma City, OK                        9,504          05/03             1,776         1,005
Eckerd Drug Store - #3363, Ft. Worth, TX                            9,504          05/03             1,661           941
Eckerd Drug Store - #3449, Lawrenceville, GA                        9,504          05/03             2,061             -
Eckerd Drug Store - #3528, Plano, TX                               10,908          05/03             2,535         1,445
Edgewater Town Center, Edgewater, NJ                               77,446          05/03            27,030             -
Goody's Shopping Center, Augusta, GA                               22,560          05/03             2,051             -
Heritage Pavilion, Smyrna, GA                                     262,961          05/03            40,013             -
Hiram Pavilion, Hiram, GA                                         363,618          05/03            36,787             -
Killearn Shopping Center, Tallahassee, FL                          94,547          05/03            10,945         4,041
Midway Plaza, Tamarac, FL                                         227,209          05/03            26,858             -
North Hill Commons, Anderson, SC                                   42,942          05/03             4,541             -
Sandy Plains Village, Roswell, GA                                 175,035          05/03            18,055             -
Shoppes at Paradise Pointe, Ft Walton Beach, FL                    84,070          05/03            11,591             -
Sony Theatre Complex, East Hanover, NJ                             70,549          05/03            12,068             -
Town & Country, Knoxville, TN                                     639,135          05/03            49,812             -
Village Crossing, Skokie, IL                                      427,722          05/03            69,443             -
West Falls Plaza, West Paterson, NJ                                88,913          05/03            20,980             -
CostCo Plaza, White Marsh, MD                                     209,841          06/03            16,857             -
Denbigh Village Shopping Center, Newport News, VA                 311,583          06/03            20,855             -
Shoppes at Lake Dow, McDonough, GA                                 73,271          06/03            11,014             -
Willoughby Hills Shopping Center, Willoughby Hills, OH            359,414          06/03            37,705        14,480
Cascades Marketplace, Sterling, VA                                 98,532          07/03            16,840             -
Fayette Pavilion III, Fayetteville, GA                            619,856          07/03            46,308             -
Northlake Commons, Palm Beach Gardens, FL                         143,955          07/03            21,643             -
Route 22 Retail Shopping Center, Union, NJ                        110,453          07/03            19,054        11,355
Vision Works, Plantation, FL                                        6,891          07/03             1,732             -
Bellevue Place Shopping Center, Nashville, TN                      77,249          08/03            10,884             -
Camfield Corners, Charlotte, NC                                    69,887          08/03             9,339             -

                                                                           OTHER CASH
                                                              CASH DOWN   EXPENDITURES     TOTAL ACQUISITION
PROPERTY                                                       PAYMENT   CAPITALIZED (A)       COST (B)
------------------------------------------------------------------------------------------------------------
Eckerd Drug Store - #3338, Kissimmee, FL                          1,072                4               2,483
Eckerd Drug Store - #3350, Oklahoma City, OK                        771                4               1,780
Eckerd Drug Store - #3363, Ft. Worth, TX                            720                4               1,665
Eckerd Drug Store - #3449, Lawrenceville, GA                      2,061                4               2,065
Eckerd Drug Store - #3528, Plano, TX                              1,090                4               2,539
Edgewater Town Center, Edgewater, NJ                             27,030               11              27,041
Goody's Shopping Center, Augusta, GA                              2,051                -               2,051
Heritage Pavilion, Smyrna, GA                                    40,013                4              40,017
Hiram Pavilion, Hiram, GA                                        36,787            1,559              38,346
Killearn Shopping Center, Tallahassee, FL                         6,904               80              11,025
Midway Plaza, Tamarac, FL                                        26,858              265              27,123
North Hill Commons, Anderson, SC                                  4,541                1               4,542
Sandy Plains Village, Roswell, GA                                18,055               84              18,139
Shoppes at Paradise Pointe, Ft Walton Beach, FL                  11,591              (94)             11,497
Sony Theatre Complex, East Hanover, NJ                           12,068                5              12,073
Town & Country, Knoxville, TN                                    49,812            1,397              51,209
Village Crossing, Skokie, IL                                     69,443            6,001              75,444
West Falls Plaza, West Paterson, NJ                              20,980                5              20,985
CostCo Plaza, White Marsh, MD                                    16,857                5              16,862
Denbigh Village Shopping Center, Newport News, VA                20,855             (106)             20,749
Shoppes at Lake Dow, McDonough, GA                               11,014              (68)             10,946
Willoughby Hills Shopping Center, Willoughby Hills, OH           23,225               22              37,727
Cascades Marketplace, Sterling, VA                               16,840                5              16,845
Fayette Pavilion III, Fayetteville, GA                           46,308            2,540              48,848
Northlake Commons, Palm Beach Gardens, FL                        21,643              523              22,166
Route 22 Retail Shopping Center, Union, NJ                        7,699                -              19,054
Vision Works, Plantation, FL                                      1,732                6               1,738
Bellevue Place Shopping Center, Nashville, TN                    10,884                5              10,889
Camfield Corners, Charlotte, NC                                   9,339                2               9,341

                                   Table VI-9

                                                                                                              MORTGAGE
                                                                                           PURCHASE PRICE   FINANCING AT
                                                               NUMBER OF      DATE OF     PLUS ACQUISITION      DATE
PROPERTY                                                      SQUARE FEET    PURCHASE           FEE         OF PURCHASE
------------------------------------------------------------------------------------------------------------------------
Kensington Place, Murfreesboro, TN                                 70,624          08/03             7,167             -
Largo Town Center, Upper Marlboro, MD                             270,310          08/03            30,947             -
Naugatuck Valley Shopping Center, Waterbury, CT                   383,332          08/03            50,452             -
Riverdale Shops, West Springfield, MA                             273,928          08/03            42,055             -
Spring Mall Center, Springfield, VA                                56,511          08/03            10,481             -
Walgreen's, Port Huron, MI                                         14,998          08/03             4,368             -
Bank First, Winter Park, FL                                         3,348          09/03               723             -
Carlisle Commons, Carlisle, PA                                    393,023          09/03            39,635             -
Circuit City - Culver City, Culver City, CA                        32,873          09/03             8,781             -
Circuit City - Highland Ranch, Highland Ranch, CO                  43,480          09/03             5,628             -
Circuit City - Olympia, Olympia, WA                                35,776          09/03             5,632             -
Fayette Pavilion I & II, Fayetteville, GA                         791,373          09/03            88,521             -
Kroger - Cincinnati, Cincinnati, OH                                56,634          09/03             7,431             -
Kroger - Grand Prairie, Grand Prairie, TX                          64,522          09/03             5,793             -
Kroger - Westchester, Westchester, OH                              56,083          09/03             4,670             -
Lowe's Home Improvement - Baytown, Baytown, TX                    125,357          09/03            11,478             -
Lowe's Home Improvement - Cullman, Cullman, AL                    101,287          09/03             8,960             -
Lowe's Home Improvement - Houston, Houston, TX                    131,644          09/03            12,050             -
Lowe's Home Improvement - Steubenville, Steubenville, OH          130,497          09/03            11,442             -
Southwood Plantation, Tallahassee, FL                              62,700          10/02             7,738             -
Super Wal-Mart - Alliance, Alliance, OH                           200,084          09/03            15,879             -
Super Wal-Mart - Greenville, Greenville, SC                       200,084          09/03            16,971             -
Super Wal-Mart - Winston-Salem, Winston-Salem, NC                 204,931          09/03            18,721             -
Eckerd - Gaffney, Gaffney, SC                                      13,813          12/02             2,374             -
Wal-Mart/Sam's Club, Worcester, MA                                107,929          09/03            11,194             -
Bi-Lo at Northside Plaza, Greenwood, SC                            41,581          10/03             4,069             -
Cedar Springs Crossing, Spartanburg, SC                            86,581          10/03            10,191             -
Clearwater Crossing, Flowery Branch, GA                            90,566          10/03            13,303             -
Cortez Plaza, Bradenton, FL                                       286,610          10/03            26,819        16,828

                                                                           OTHER CASH
                                                              CASH DOWN   EXPENDITURES     TOTAL ACQUISITION
PROPERTY                                                       PAYMENT   CAPITALIZED (A)       COST (B)
------------------------------------------------------------------------------------------------------------
Kensington Place, Murfreesboro, TN                                7,167                -               7,167
Largo Town Center, Upper Marlboro, MD                            30,947                7              30,954
Naugatuck Valley Shopping Center, Waterbury, CT                  50,452                8              50,460
Riverdale Shops, West Springfield, MA                            42,055               34              42,089
Spring Mall Center, Springfield, VA                              10,481                2              10,483
Walgreen's, Port Huron, MI                                        4,368                9               4,377
Bank First, Winter Park, FL                                         723                8                 731
Carlisle Commons, Carlisle, PA                                   39,635               10              39,645
Circuit City - Culver City, Culver City, CA                       8,781                4               8,785
Circuit City - Highland Ranch, Highland Ranch, CO                 5,628                3               5,631
Circuit City - Olympia, Olympia, WA                               5,632                3               5,635
Fayette Pavilion I & II, Fayetteville, GA                        88,521             (357)             88,164
Kroger - Cincinnati, Cincinnati, OH                               7,431                3               7,434
Kroger - Grand Prairie, Grand Prairie, TX                         5,793                7               5,800
Kroger - Westchester, Westchester, OH                             4,670                3               4,673
Lowe's Home Improvement - Baytown, Baytown, TX                   11,478                7              11,485
Lowe's Home Improvement - Cullman, Cullman, AL                    8,960                3               8,963
Lowe's Home Improvement - Houston, Houston, TX                   12,050                7              12,057
Lowe's Home Improvement - Steubenville, Steubenville, OH         11,442                3              11,445
Southwood Plantation, Tallahassee, FL                             7,738                4               7,742
Super Wal-Mart - Alliance, Alliance, OH                          15,879                3              15,882
Super Wal-Mart - Greenville, Greenville, SC                      16,971                3              16,974
Super Wal-Mart - Winston-Salem, Winston-Salem, NC                18,721                3              18,724
Eckerd - Gaffney, Gaffney, SC                                     2,374              502               2,876
Wal-Mart/Sam's Club, Worcester, MA                               11,194                3              11,197
Bi-Lo at Northside Plaza, Greenwood, SC                           4,069                -               4,069
Cedar Springs Crossing, Spartanburg, SC                          10,191                -              10,191
Clearwater Crossing, Flowery Branch, GA                          13,303                -              13,303
Cortez Plaza, Bradenton, FL                                       9,991            1,854              28,673

                                  Table VI-10

                                                                                                              MORTGAGE
                                                                                           PURCHASE PRICE   FINANCING AT
                                                               NUMBER OF      DATE OF     PLUS ACQUISITION      DATE
PROPERTY                                                      SQUARE FEET    PURCHASE           FEE         OF PURCHASE
------------------------------------------------------------------------------------------------------------------------
Houston Square, Warner Robins, GA                                  60,799          10/03             5,214             -
Lexington Place, Lexington, SC                                     83,167          10/03             8,481             -
Manchester Broad Street, Manchester, CT                            68,509          10/03            13,119             -
Plaza Del Paraiso, Miami, FL                                       82,442          10/03            15,417             -
Seekonk Town Center, Seekonk, MA                                   80,713          10/03            11,068             -
Shoppes of Ellenwood, Ellenwood, GA                                67,721          10/03            10,703             -
Shoppes of Lithia, Brandon, FL                                     71,430          10/03            12,926             -
Crossroads Plaza, Lumberton, NJ                                    89,627          11/03            18,232             -
Hilliard Rome, Columbus, OH                                       110,772          11/03            17,171        11,883
Loisdale Center, Springfield, VA                                  120,742          11/03            29,051             -
Middletown Village, Middletown, RI                                 98,161          11/03            17,871             -
Shoppes at Oliver's Crossing, Winston-Salem, NC                    76,512          11/03            10,386             -
Squirewood Village, Dandridge, TN                                  46,150          11/03             3,442             -
Waterfront Marketplace/Town Center, Homestead, PA                 755,407          11/03           113,024        72,035
Winslow Bay Commons, Mooresville, NC                              255,598          11/03            42,132             -
Albertson's at Bloomingdale Hills, Brandon, FL                     78,686          12/03             5,856             -
Oak Summit, Winston-Salem, NC                                     142,739          12/03            13,666             -
Paradise Place, West Palm Beach, FL                                69,620          12/03            11,688             -
Pointe at Tampa Palms, Tampa, FL                                   20,258          12/03             5,282             -
Southhampton Village, Tyrone, GA                                   77,900          11/02            10,610             -
Shoppes on the Ridge                                               91,165          12/02            11,422             -
Aiken Exchange, Aiken, SC                                         101,558          01/04            12,808             -
Piedmont Plaza, Apopka, FL                                        148,075          01/04             8,299         2,500
Walks at Highwood Preserve II, Tampa, FL                           28,452          01/04             6,627             -
Warwick Center, Warwick, RI                                       159,958          01/04            24,543             -
Mooresville Marketplace, Mooresville, NC                           60,169          02/04             7,301         3,893
Paradise Promenade, Davie, FL                                      70,271          02/04            12,923             -
Cypress Trace, Ft. Meyers, FL                                     276,211          03/04            19,148             -
Adams Farm, Greensboro, NC                                        112,195          04/04            12,565             -

                                                                           OTHER CASH
                                                              CASH DOWN   EXPENDITURES     TOTAL ACQUISITION
PROPERTY                                                       PAYMENT   CAPITALIZED (A)       COST (B)
------------------------------------------------------------------------------------------------------------
Houston Square, Warner Robins, GA                                 5,214                -               5,214
Lexington Place, Lexington, SC                                    8,481                -               8,481
Manchester Broad Street, Manchester, CT                          13,119                -              13,119
Plaza Del Paraiso, Miami, FL                                     15,417                -              15,417
Seekonk Town Center, Seekonk, MA                                 11,068                -              11,068
Shoppes of Ellenwood, Ellenwood, GA                              10,703                -              10,703
Shoppes of Lithia, Brandon, FL                                   12,926                -              12,926
Crossroads Plaza, Lumberton, NJ                                  18,232                -              18,232
Hilliard Rome, Columbus, OH                                       5,288              231              17,402
Loisdale Center, Springfield, VA                                 29,051                -              29,051
Middletown Village, Middletown, RI                               17,871                -              17,871
Shoppes at Oliver's Crossing, Winston-Salem, NC                  10,386                -              10,386
Squirewood Village, Dandridge, TN                                 3,442                -               3,442
Waterfront Marketplace/Town Center, Homestead, PA                40,989            4,694             117,718
Winslow Bay Commons, Mooresville, NC                             42,132                -              42,132
Albertson's at Bloomingdale Hills, Brandon, FL                    5,856                -               5,856
Oak Summit, Winston-Salem, NC                                    13,666                -              13,666
Paradise Place, West Palm Beach, FL                              11,688                -              11,688
Pointe at Tampa Palms, Tampa, FL                                  5,282                -               5,282
Southhampton Village, Tyrone, GA                                 10,610                -              10,610
Shoppes on the Ridge                                             11,422                -              11,422
Aiken Exchange, Aiken, SC                                        12,808                -              12,808
Piedmont Plaza, Apopka, FL                                        5,799                -               8,299
Walks at Highwood Preserve II, Tampa, FL                          6,627                -               6,627
Warwick Center, Warwick, RI                                      24,543            6,252              30,795
Mooresville Marketplace, Mooresville, NC                          3,408                -               7,301
Paradise Promenade, Davie, FL                                    12,923                -              12,923
Cypress Trace, Ft. Meyers, FL                                    19,148                -              19,148
Adams Farm, Greensboro, NC                                       12,565                -              12,565

                                  Table VI-11

                                                                                                              MORTGAGE
                                                                                           PURCHASE PRICE   FINANCING AT
                                                               NUMBER OF      DATE OF     PLUS ACQUISITION      DATE
PROPERTY                                                      SQUARE FEET    PURCHASE           FEE         OF PURCHASE
------------------------------------------------------------------------------------------------------------------------
Market Place, Ft. Meyers, FL                                      105,813          04/04             8,894             -
Mill Pond Village, Cary, NC                                        84,364          05/04            15,395             -
Center Pointe Plaza I, Easley, SC                                  64,487          05/04             7,825             -
Shoppes at Wendover Village I, Greensboro, NC                      35,895          05/04             9,300             -
Thompson Square Mall, Monticello, NY                              240,135          05/04            24,331             -
Wytheville Commons, Wytheville, VA                                 90,239          05/04            10,191             -
Target Center, Columbia, SC                                         4,100          07/04               751             -
Sofa Express, Duluth, GA                                           20,000          08/04             3,958             -
Capital Plaza, Wake Forest, NC                                     46,793          08/04             7,439             -
Alexander Place, Raleigh, NC                                      143,037          09/04            25,650             -
David's Bridal Center, Macon, GA                                   14,000          10/04             2,705             -
Sycamore Commons Outlot II, Matthews, NC                            9,000          10/04             2,662             -

                                                              ----------------------------------------------------------
  TOTAL FOR 2002 THROUGH 2004 ACQUISITIONS                     27,796,232                        3,504,266       399,742
                                                              ==========================================================

                                                                           OTHER CASH
                                                              CASH DOWN   EXPENDITURES     TOTAL ACQUISITION
PROPERTY                                                       PAYMENT   CAPITALIZED (A)       COST (B)
------------------------------------------------------------------------------------------------------------
Market Place, Ft. Meyers, FL                                      8,894                -               8,894
Mill Pond Village, Cary, NC                                      15,395                -              15,395
Center Pointe Plaza I, Easley, SC                                 7,825                -               7,825
Shoppes at Wendover Village I, Greensboro, NC                     9,300                -               9,300
Thompson Square Mall, Monticello, NY                             24,331              350              24,681
Wytheville Commons, Wytheville, VA                               10,191                -              10,191
Target Center, Columbia, SC                                         751                -                 751
Sofa Express, Duluth, GA                                          3,958                -               3,958
Capital Plaza, Wake Forest, NC                                    7,439                -               7,439
Alexander Place, Raleigh, NC                                     25,650                -              25,650
David's Bridal Center, Macon, GA                                  2,705                -               2,705
Sycamore Commons Outlot II, Matthews, NC                          2,662                -               2,662

                                                              ----------------------------------------------
  TOTAL FOR 2002 THROUGH 2004 ACQUISITIONS                    3,104,524           56,351           3,560,617
                                                              ==============================================

DEVELOPMENT PROJECTS
Fayette Pavilion III, Fayetteville, GA                                N/A          07/03               203             -
Fountains, Plantation, FL                                             N/A          02/03             2,664             -
Hiram Pavilion, Hiram, GA                                             N/A          05/03               695             -
Northlake Commons, Palm Beach Gardens, FL                             N/A          07/03               640             -
Redbud Commons Gastonia, NC                                           N/A          06/03             5,101             -
Shoppes of Golden Acres II, Newport Richey, FL                        N/A          02/02               189             -
Southhampton Village, Tyrone, GA                                      N/A          11/02                62             -
Southlake Pavilion, Morrow, GA                                        N/A          12/01               702             -
Turkey Creek II, Knoxville, TN                                        N/A          01/02             1,317             -
Watercolor Crossing, Tallahassee, FL                                  N/A          03/03             1,028             -
Westside Center, Huntsville, AL                                       N/A          04/03             4,888             -
                                                              ----------------------------------------------------------
  TOTAL FOR DEVELOPMENT PROJECTS AT 12/31/03                            -                           17,489             -
                                                              ==========================================================

DEVELOPMENT PROJECTS
Fayette Pavilion III, Fayetteville, GA                              203                -                 203
Fountains, Plantation, FL                                         2,664                -               2,664
Hiram Pavilion, Hiram, GA                                           695                -                 695
Northlake Commons, Palm Beach Gardens, FL                           640                -                 640
Redbud Commons Gastonia, NC                                       5,101                -               5,101
Shoppes of Golden Acres II, Newport Richey, FL                      189                -                 189
Southhampton Village, Tyrone, GA                                     62                -                  62
Southlake Pavilion, Morrow, GA                                      702                -                 702
Turkey Creek II, Knoxville, TN                                    1,317                -               1,317
Watercolor Crossing, Tallahassee, FL                              1,028                -               1,028
Westside Center, Huntsville, AL                                   4,888                -               4,888
                                                              ----------------------------------------------
  TOTAL FOR DEVELOPMENT PROJECTS AT 12/31/03                     17,489                -              17,489
                                                              ==============================================

                                  Table VI-12

                                                                                                              MORTGAGE
                                                                                           PURCHASE PRICE   FINANCING AT
                                                               NUMBER OF      DATE OF     PLUS ACQUISITION      DATE
PROPERTY                                                      SQUARE FEET    PURCHASE           FEE         OF PURCHASE
------------------------------------------------------------------------------------------------------------------------
INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
Shops at Park Place, Plano, TX                                    116,300          10/03            24,000        13,127
Darien Towne Center, Darien, IL                                   223,844          12/03            30,000        16,500
CVS Pharmacy (Eckerd Drug Store), Edmond, OK                       13,824          12/03             3,364             -
CVS Pharmacy (Eckerd Drug Store), Norman, OK                       13,824          12/03             5,288             -
Pavilion at King's Grant, Concord, NC                              79,109          12/03             8,151             -
Shaw's Supermarket, New Britain, CT                                65,658          12/03            13,656             -
Stony Creek Marketplace, Noblesville, IN                          153,796          12/03            25,750             -
Newnan Crossing I & II, Newnan, GA                                392,050  12/03 & 02/04            52,360             -
CorWest Plaza, New Britain, CT                                    115,011          01/04            33,000        18,150
Hickory Ridge, Hickory, NC                                        380,487          01/04            41,900             -
Larkspur Landing, Larkspur, CA                                    172,433          01/04            61,145             -
North Ranch Pavilions, Thousand Oaks, CA                           62,812          01/04            18,468             -
Shoppes at Quarterfield (Metro Square Center), Severn, MD          61,817          01/04            11,031             -
La Plaza Del Norte, San Antonio, TX                               320,345          01/04            59,143             -
MacArthur Crossing, Los Colinas, TX                               109,755          02/04            23,102             -
Promenade at Red Cliff, St. George, UT                             94,445          02/04            19,537             -
Dorman Center - Phase I & II,  Spartenburg, SC                    388,067  03/04 & 07/04            50,200             -
Peoria Crossings, Peoria, AZ                                      213,733          03/04            37,368        20,497
Heritage Towne Crossing, Euless, TX                                73,579          03/04            14,860         8,950
Paradise Valley Marketplace, Phoenix, AZ                           92,158          04/04            28,510             -
Best on the Boulevard, Las Vegas, NV                              204,427          04/04            35,500             -
Bluebonnet Parc, Baton Rouge, LA                                  135,289          04/04            22,000             -
North Rivers Town Center, Charleston, SC                          141,204          04/04            20,100             -
Alison's Corners, San Antonio, TX                                  55,066          04/04             7,042             -
Arvada Connection and Arvada Marketplace, Arvada, CO              374,638          04/04            51,550             -
Eastwood Towne Center, Lansing, MI                                332,131          05/04            85,000             -
Watauga Pavilion, Watauga, TX                                     205,195          05/04            35,668             -

                                                                           OTHER CASH
                                                              CASH DOWN   EXPENDITURES     TOTAL ACQUISITION
PROPERTY                                                       PAYMENT   CAPITALIZED (A)       COST (B)
------------------------------------------------------------------------------------------------------------
INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
Shops at Park Place, Plano, TX                                   10,873              257              24,257
Darien Towne Center, Darien, IL                                  13,500              213              30,213
CVS Pharmacy (Eckerd Drug Store), Edmond, OK                      3,364                1               3,365
CVS Pharmacy (Eckerd Drug Store), Norman, OK                      5,288                                5,288
Pavilion at King's Grant, Concord, NC                             8,151               16               8,167
Shaw's Supermarket, New Britain, CT                              13,656             (140)             13,516
Stony Creek Marketplace, Noblesville, IN                         25,750               21              25,771
Newnan Crossing I & II, Newnan, GA                               52,360             (833)             51,527
CorWest Plaza, New Britain, CT                                   14,850              (14)             32,986
Hickory Ridge, Hickory, NC                                       41,900                               41,900
Larkspur Landing, Larkspur, CA                                   61,145              481              61,626
North Ranch Pavilions, Thousand Oaks, CA                         18,468               44              18,512
Shoppes at Quarterfield (Metro Square Center), Severn, MD        11,031                               11,031
La Plaza Del Norte, San Antonio, TX                              59,143             (289)             58,854
MacArthur Crossing, Los Colinas, TX                              23,102                               23,102
Promenade at Red Cliff, St. George, UT                           19,537                               19,537
Dorman Center - Phase I & II,  Spartenburg, SC                   50,200             (103)             50,097
Peoria Crossings, Peoria, AZ                                     16,871              (68)             37,300
Heritage Towne Crossing, Euless, TX                               5,910                               14,860
Paradise Valley Marketplace, Phoenix, AZ                         28,510             (147)             28,363
Best on the Boulevard, Las Vegas, NV                             35,500              (85)             35,415
Bluebonnet Parc, Baton Rouge, LA                                 22,000             (102)             21,898
North Rivers Town Center, Charleston, SC                         20,100                               20,100
Alison's Corners, San Antonio, TX                                 7,042                                7,042
Arvada Connection and Arvada Marketplace, Arvada, CO             51,550               18              51,568
Eastwood Towne Center, Lansing, MI                               85,000                               85,000
Watauga Pavilion, Watauga, TX                                    35,668                               35,668

                                  Table VI-13

                                                                                                              MORTGAGE
                                                                                           PURCHASE PRICE   FINANCING AT
                                                               NUMBER OF      DATE OF     PLUS ACQUISITION      DATE
PROPERTY                                                      SQUARE FEET    PURCHASE           FEE         OF PURCHASE
------------------------------------------------------------------------------------------------------------------------
Northpointe Plaza, Spokane, WA                                    377,949          05/04            54,524             -
Plaza Santa Fe II, Santa Fe, NM                                   222,389          06/04            30,971        17,552
Eckerd Drug Store, Columbia, SC                                    13,440          06/04             3,260             -
Eckerd Drug Store, Crossville,  TN                                 13,824          06/04             2,625             -
Eckerd Drug Store, Greer, SC                                       13,824          06/04             3,069             -
Eckerd Drug Store, Kill Devil Hills, NC                            13,824          06/04             3,650             -
Pine Ridge Plaza, Lawrence, KS                                    230,510          06/04            26,982             -
Huebner Oaks Center, San Antonio, TX                              286,684          06/04            79,721             -
John's Creek Village, Duluth, GA                                  141,802          06/04            29,158             -
Lakewood Towne Center, Lakewood, WA                               578,913          06/04            81,100             -
Davis Towne Crossing, North Richland, TX                           34,091          06/04             8,141             -
Fullerton Metrocenter, Fullerton, CA                              253,296          06/04            51,275             -
Low Country Village, Bluffton, SC                                  76,385          06/04            11,090             -
Northgate North, Seattle, WA                                      302,095          06/04            48,455             -
Shoppes of Prominence Point, Canton, GA                            78,058          06/04            15,155             -
The Shops at Boardwalk, Kansas City, MO                           122,916          07/04            36,642        20,150
Shoppes of New Hope (Shoppes of Dallas), Dallas, GA                70,610          07/04            13,052             -
Cranberry Square, Cranberry Township, PA                          195,566          07/04            20,220        10,900
Tollgate Marketplace, Bel Air, MD                                 392,587          07/04            72,300        39,765
Gateway Plaza, Southlake, TX                                      358,091          07/04            33,025             -
Gateway Village, Annapolis, MD                                    273,307          07/04            49,513        31,458
Towson Circle, Towson, MD                                         116,012          07/04            28,450        19,198
Wal-Mart Supercenter, Blytheville, AR                             183,047          07/04            13,248             -
Wrangler, El Paso, TX                                             316,800          07/04            18,477             -
Plaza at Marysville, Marysville, WA                               115,656          07/04            21,266             -
Forks Town Center, Easton, PA                                      92,660          07/04            18,199             -
Academy Sports, Houma, LA                                          60,001          07/04             5,250             -
Reisterstown Road Plaza, Baltimore, MD                            761,534          08/04            91,092             -
Wal-Mart Supercenter, Jonesboro, AR                               149,704          08/04            11,071         6,089

                                                                           OTHER CASH
                                                              CASH DOWN   EXPENDITURES     TOTAL ACQUISITION
PROPERTY                                                       PAYMENT   CAPITALIZED (A)       COST (B)
------------------------------------------------------------------------------------------------------------
Northpointe Plaza, Spokane, WA                                   54,524              (48)             54,476
Plaza Santa Fe II, Santa Fe, NM                                  13,419              (59)             30,912
Eckerd Drug Store, Columbia, SC                                   3,260                                3,260
Eckerd Drug Store, Crossville,  TN                                2,625                                2,625
Eckerd Drug Store, Greer, SC                                      3,069                                3,069
Eckerd Drug Store, Kill Devil Hills, NC                           3,650                                3,650
Pine Ridge Plaza, Lawrence, KS                                   26,982                               26,982
Huebner Oaks Center, San Antonio, TX                             79,721               89              79,810
John's Creek Village, Duluth, GA                                 29,158                               29,158
Lakewood Towne Center, Lakewood, WA                              81,100             (360)             80,740
Davis Towne Crossing, North Richland, TX                          8,141                                8,141
Fullerton Metrocenter, Fullerton, CA                             51,275             (199)             51,076
Low Country Village, Bluffton, SC                                11,090               (5)             11,085
Northgate North, Seattle, WA                                     48,455                               48,455
Shoppes of Prominence Point, Canton, GA                          15,155               (7)             15,148
The Shops at Boardwalk, Kansas City, MO                          16,492             (204)             36,438
Shoppes of New Hope (Shoppes of Dallas), Dallas, GA              13,052               84              13,136
Cranberry Square, Cranberry Township, PA                          9,320                               20,220
Tollgate Marketplace, Bel Air, MD                                32,535                               72,300
Gateway Plaza, Southlake, TX                                     33,025                               33,025
Gateway Village, Annapolis, MD                                   18,055                               49,513
Towson Circle, Towson, MD                                         9,252              (37)             28,413
Wal-Mart Supercenter, Blytheville, AR                            13,248                               13,248
Wrangler, El Paso, TX                                            18,477                               18,477
Plaza at Marysville, Marysville, WA                              21,266                               21,266
Forks Town Center, Easton, PA                                    18,199                               18,199
Academy Sports, Houma, LA                                         5,250                                5,250
Reisterstown Road Plaza, Baltimore, MD                           91,092             (260)             90,832
Wal-Mart Supercenter, Jonesboro, AR                               4,982                               11,071

                                  Table VI-14

                                                                                                              MORTGAGE
                                                                                           PURCHASE PRICE   FINANCING AT
                                                               NUMBER OF      DATE OF     PLUS ACQUISITION      DATE
PROPERTY                                                      SQUARE FEET    PURCHASE           FEE         OF PURCHASE
------------------------------------------------------------------------------------------------------------------------
Village Shoppes at Simonton, Lawrenceville, GA                     66,415          08/04            13,750             -
Manchester Meadows, Town and Country, MO                          454,172          08/04            56,200             -
Governor's Marketplace, Tallahassee, FL                           231,915          08/04            32,654        20,625
Mitchell Ranch Plaza, New Port Richey, FL                         200,404          08/04            34,000             -
The Columns, Jackson, TN                                          173,427          08/04            26,510             -
Lincoln Park, Dallas, TX                                          148,806          09/04            47,515             -
Saucon Valley Square, Bethlehem, PA                                80,695          09/04            16,043         8,851
Boulevard at the Capital Centre, Largo, MD                        470,322          09/04           122,956        71,500
Harris Teeter, Wilmington, NC                                      57,230          09/04             7,200             -
Harvest Towne Center, Knoxville, TN                                42,235          09/04             8,950             -
GMAC Insurance Building, Winston-Salem, NC                        501,064          09/04            59,997        33,000
Bed, Bath & Beyond Plaza, Miami, FL                                97,456          10/04            20,350             -
Denton Towne Crossing, Denton, TX                                 279,040          10/04            53,402             -
Azalea Square, Summerville, SC                                    190,142          10/04            30,013             -
Lake Mary Pointe, Lake Mary, FL                                    51,052          10/04             6,620             -
Plaza at Riverlakes, Bakersfield, CA                              102,836          10/04            17,000             -
Academy Sports, Port Arthur, TX                                    61,001          10/04             5,000             -
Gurnee Towne Center, Gurnee, IL                                   179,602          10/04            44,256             -
Academy Sports, Midland, TX                                        61,150          10/04             4,250             -
CVS Pharmacy, Sylacauga, AL                                        10,055          10/04             3,066             -
Mansfield Towne Crossing, Mansfield, TX                            95,227          11/04            16,055             -
Kohl's/Wilshire Plaza III, Kansas City, MO                         88,248          11/04            10,099         5,418
Winchester Commons, Memphis, TN                                    93,024          11/04            13,023             -
The Shoppes at Park West (Publix Center), Mount Pleasant, SC       64,832          11/04            12,047             -
Fox Creek Village, Longmont, CO                                   114,033          11/04            20,883             -
Oswego Commons, Oswego, IL                                        187,651          11/04            35,022        19,262
Zurich Towers, Schaumburg, IL                                     895,418          11/04           138,000        81,420
Edgemont Town Center, Homewood, AL                                 77,655          11/04            15,639             -
University Town Center, Tuscaloosa, AL                             57,250          11/04            10,569             -

                                                                           OTHER CASH
                                                              CASH DOWN   EXPENDITURES     TOTAL ACQUISITION
PROPERTY                                                       PAYMENT   CAPITALIZED (A)       COST (B)
------------------------------------------------------------------------------------------------------------
Village Shoppes at Simonton, Lawrenceville, GA                  13,750              (87)             13,663
Manchester Meadows, Town and Country, MO                        56,200              (85)             56,115
Governor's Marketplace, Tallahassee, FL                         12,029              (56)             32,598
Mitchell Ranch Plaza, New Port Richey, FL                       34,000              (66)             33,934
The Columns, Jackson, TN                                        26,510              (22)             26,488
Lincoln Park, Dallas, TX                                        47,515                               47,515
Saucon Valley Square, Bethlehem, PA                              7,192                               16,043
Boulevard at the Capital Centre, Largo, MD                      51,456             (419)            122,537
Harris Teeter, Wilmington, NC                                    7,200                                7,200
Harvest Towne Center, Knoxville, TN                              8,950                                8,950
GMAC Insurance Building, Winston-Salem, NC                      26,997                               59,997
Bed, Bath & Beyond Plaza, Miami, FL                             20,350                               20,350
Denton Towne Crossing, Denton, TX                               53,402                               53,402
Azalea Square, Summerville, SC                                  30,013              (15)             29,998
Lake Mary Pointe, Lake Mary, FL                                  6,620                                6,620
Plaza at Riverlakes, Bakersfield, CA                            17,000                               17,000
Academy Sports, Port Arthur, TX                                  5,000                                5,000
Gurnee Towne Center, Gurnee, IL                                 44,256              (23)             44,233
Academy Sports, Midland, TX                                      4,250                                4,250
CVS Pharmacy, Sylacauga, AL                                      3,066                                3,066
Mansfield Towne Crossing, Mansfield, TX                         16,055                               16,055
Kohl's/Wilshire Plaza III, Kansas City, MO                       4,681                               10,099
Winchester Commons, Memphis, TN                                 13,023               (3)             13,020
The Shoppes at Park West (Publix Center), Mount Pleasant, SC    12,047                -              12,047
Fox Creek Village, Longmont, CO                                 20,883              (33)             20,850
Oswego Commons, Oswego, IL                                      15,760                               35,022
Zurich Towers, Schaumburg, IL                                   56,580                              138,000
Edgemont Town Center, Homewood, AL                              15,639                               15,639
University Town Center, Tuscaloosa, AL                          10,569                               10,569

                                  Table VI-15

                                                                                                              MORTGAGE
                                                                                           PURCHASE PRICE   FINANCING AT
                                                               NUMBER OF      DATE OF     PLUS ACQUISITION      DATE
PROPERTY                                                      SQUARE FEET    PURCHASE           FEE         OF PURCHASE
------------------------------------------------------------------------------------------------------------------------
Five Forks, Simpsonville, SC                                       64,173          12/04             8,086             -
Gateway Pavilions, Avondale, AZ                                   301,233          12/04            65,141             -
Gateway Station, College Station, TX                               19,537          12/04             5,093             -
Northwoods Center, Wesley Chapel, FL                               74,647          12/04            13,964             -
Placentia Town Center, Placentia, CA                              110,962          12/04            24,865             -
Shops at Forest Commons, Round Rock, TX                            34,756          12/04             7,505         5,235
American Express, Depere, WI                                      132,336          12/04            18,000        11,623
American Express, Fort Lauderdale, FL                             376,348          12/04            63,000        37,170
American Express, Greensboro, NC                                  389,377          12/04            56,000        33,040
American Express, Minneapolis, MN                                 541,542          12/04            95,000        56,050
American Express - 19th Avenue, Phoenix, AZ                       117,556          12/04            14,000         8,260
American Express - 31st Avenue, Phoenix, AZ                       337,439          12/04            54,000        31,860
Southlake Town Square, Southlake, TX                              456,569          12/04           135,606        81,000
23rd Street Plaza, Panama City, FL                                 53,376          12/04             7,258             -
Coram Plaza, Coram, NY                                            144,191          12/04            37,292        20,760
Henry Town Center, McDonough, GA                                  444,296          12/04            61,397        35,815
McAllen Shopping Center, McAllen, TX                               17,625          12/04             4,150             -
Mesa Fiesta,  Mesa, AZ                                            194,892          12/04            36,855             -
Phenix Crossing, Phenix, AL                                        56,563          12/04            10,065             -
Green's Corner, Cumming, GA                                        85,271          12/04            12,768             -
Newton Crossroads, Covington, GA                                   78,896          12/04            10,072             -
Stilesboro Oaks, Acworth, GA                                       80,772          12/04            12,640             -
Evans Town Center, Evans, GA                                       75,695          12/04             8,795             -
Irmo Station, Irmo, SC                                             99,619          12/04            12,800             -
Pleasant Run Towne Center, Cedar Hill, TX                         201,587          12/04            35,370        22,800
Shoppes at Lake Andrew, Viera, FL                                 144,733          12/04            28,300        15,657

                                                              ----------------------------------------------------------
  TOTAL FOR INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.      20,202,920                        3,417,765       821,682
                                                              ==========================================================

                                                                           OTHER CASH
                                                              CASH DOWN   EXPENDITURES     TOTAL ACQUISITION
PROPERTY                                                       PAYMENT   CAPITALIZED (A)       COST (B)
------------------------------------------------------------------------------------------------------------
Five Forks, Simpsonville, SC                                      8,086                                8,086
Gateway Pavilions, Avondale, AZ                                  65,141                               65,141
Gateway Station, College Station, TX                              5,093                                5,093
Northwoods Center, Wesley Chapel, FL                             13,964                               13,964
Placentia Town Center, Placentia, CA                             24,865                               24,865
Shops at Forest Commons, Round Rock, TX                           2,270                                7,505
American Express, Depere, WI                                      6,377                               18,000
American Express, Fort Lauderdale, FL                            25,830                               63,000
American Express, Greensboro, NC                                 22,960                               56,000
American Express, Minneapolis, MN                                38,950                               95,000
American Express - 19th Avenue, Phoenix, AZ                       5,740                               14,000
American Express - 31st Avenue, Phoenix, AZ                      22,140                               54,000
Southlake Town Square, Southlake, TX                             54,606                              135,606
23rd Street Plaza, Panama City, FL                                7,258                                7,258
Coram Plaza, Coram, NY                                           16,532                               37,292
Henry Town Center, McDonough, GA                                 25,582                               61,397
McAllen Shopping Center, McAllen, TX                              4,150                                4,150
Mesa Fiesta,  Mesa, AZ                                           36,855                               36,855
Phenix Crossing, Phenix, AL                                      10,065                               10,065
Green's Corner, Cumming, GA                                      12,768                               12,768
Newton Crossroads, Covington, GA                                 10,072                               10,072
Stilesboro Oaks, Acworth, GA                                     12,640                               12,640
Evans Town Center, Evans, GA                                      8,795                                8,795
Irmo Station, Irmo, SC                                           12,800                               12,800
Pleasant Run Towne Center, Cedar Hill, TX                        12,570                               35,370
Shoppes at Lake Andrew, Viera, FL                                12,643                               28,300

                                                              ----------------------------------------------
  TOTAL FOR INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.     2,596,083           (2,545)          3,415,220
                                                              ==============================================

                                  Table VI-16

                                                                                                              MORTGAGE
                                                                                           PURCHASE PRICE   FINANCING AT
                                                               NUMBER OF      DATE OF     PLUS ACQUISITION      DATE
PROPERTY                                                      SQUARE FEET    PURCHASE           FEE         OF PURCHASE
------------------------------------------------------------------------------------------------------------------------
1031 EXCHANGE PROGRAMS
Sentry Office Building DBT                                         73,226          02/02            10,477         7,500
Pets Bowie DBT                                                     25,170          06/02             3,454         1,300
Lansing Shopping Center DBT                                        80,000          09/02            10,136         5,900
1031 Chattanooga DBT                                               10,908          09/02             3,127         1,500
Taunton Circuit DBT                                                32,748          09/02             6,104         2,800
Inland 220 Celebration Place DBT                                  193,463          10/02            31,660        18,000
Bell Plaza 1031, LLC                                               32,379          11/02             3,800         3,140
Broadway Commons DBT                                              140,739          12/02            16,060         8,850
Inland 210 Celebration DBT                                         68,566          01/03            11,684         5,700
CompUSA                                                            25,757          06/03             7,285         4,000
Deere Distribution - Janesville, Wisconsin                        487,930          08/03            19,000        10,450
Fleet Office Building                                             348,815          09/03            21,293        12,900
Grand Chute DST                                                    78,977          11/03            10,765         5,678
Deere Distribution - Davenport, Iowa                              552,960          11/03            26,031        12,500
Macon Office DST                                                   98,961          11/03            11,120         5,560
White Settlement Road Investment, LLC                              10,908          12/03             2,401         1,420
Plainfield Marketplace                                            122,800          03/04            21,700        11,925
Forestville 1031, LLC                                              10,908          05/04             3,450         1,794
Pier 1 Retail Center                                               21,055          05/04             7,025         3,850
Long Run 1031, LLC                                                 67,299          05/04             8,475         4,700
Cross Creek Commons Shopping Center                                63,340          06/04            10,320         5,079
Port Richey 1031, LLC                                              22,170          07/04             5,250         2,900
Bed, Bath & Beyond Retail Center                                  100,773          08/04            11,655         6,905
Kraft Cold Storage Facility                                       112,066          10/04             9,550         5,333
Mobile Entertainment 1031, LLC                                     10,388          11/04             1,401           770
Indianapolis Entertainment 1031, LLC                               10,320          11/04             1,929         1,061

                                                                           OTHER CASH
                                                              CASH DOWN   EXPENDITURES     TOTAL ACQUISITION
PROPERTY                                                       PAYMENT   CAPITALIZED (A)       COST (B)
------------------------------------------------------------------------------------------------------------
1031 EXCHANGE PROGRAMS
Sentry Office Building DBT                                        2,977                -               2,977
Pets Bowie DBT                                                    2,154                -               2,154
Lansing Shopping Center DBT                                       4,236                -               4,236
1031 Chattanooga DBT                                              1,627                -               1,627
Taunton Circuit DBT                                               3,304                -               3,304
Inland 220 Celebration Place DBT                                 13,660                -              13,660
Bell Plaza 1031, LLC                                                660                -                 660
Broadway Commons DBT                                              7,210                -               7,210
Inland 210 Celebration DBT                                        5,984                -               5,984
CompUSA                                                           3,285                -               3,285
Deere Distribution - Janesville, Wisconsin                        8,550                -               8,550
Fleet Office Building                                             8,393                -               8,393
Grand Chute DST                                                   5,086                -               5,086
Deere Distribution - Davenport, Iowa                             13,531                -              13,531
Macon Office DST                                                  5,560                -               5,560
White Settlement Road Investment, LLC                               981                -                 981
Plainfield Marketplace                                            9,775                -               9,775
Forestville 1031, LLC                                             1,656                -               1,656
Pier 1 Retail Center                                              3,175                -               3,175
Long Run 1031, LLC                                                3,775                -               3,775
Cross Creek Commons Shopping Center                               5,241                -               5,241
Port Richey 1031, LLC                                             2,350                -               2,350
Bed, Bath & Beyond Retail Center                                  4,750                -               4,750
Kraft Cold Storage Facility                                       4,217                -               4,217
Mobile Entertainment 1031, LLC                                      631                -                 631
Indianapolis Entertainment 1031, LLC                                868                -                 868


                                  Table VI-17

                                                                                                              MORTGAGE
                                                                                           PURCHASE PRICE   FINANCING AT
                                                               NUMBER OF      DATE OF     PLUS ACQUISITION      DATE
PROPERTY                                                      SQUARE FEET    PURCHASE           FEE         OF PURCHASE
------------------------------------------------------------------------------------------------------------------------
                                                              ----------------------------------------------------------
TOTAL FOR 1031 EXCHANGE PROGRAMS                                    2,803                          275,153       151,153
                                                              ==========================================================

                                                              ----------------------------------------------------------
GRAND TOTAL FOR ALL PROGRAMS                                   50,863,309                        7,551,646     1,404,537
                                                              ==========================================================

                                                                           OTHER CASH
                                                              CASH DOWN   EXPENDITURES     TOTAL ACQUISITION
PROPERTY                                                       PAYMENT   CAPITALIZED (A)       COST (B)
------------------------------------------------------------------------------------------------------------
                                                              ----------------------------------------------
TOTAL FOR 1031 EXCHANGE PROGRAMS                                123,638                -             123,638
                                                              ==============================================

                                                              ----------------------------------------------
GRAND TOTAL FOR ALL PROGRAMS                                  6,146,747           58,350           7,458,481
                                                              ==============================================


                                  Table VI-18

                     ACQUISITION OF PROPERTIES BY PROGRAMS

                               NOTES TO TABLE VI

(A) "Other Cash Expenditures Capitalized" consists of improvements to the property and acquisition expenses which are capitalized and paid or to be paid from the proceeds of the offering. As part of several purchases, rent is received under master lease agreements on the spaces currently vacant for periods ranging from one to two years or until the spaces are leased. As these payments are received, they are recorded as a reduction in the purchase price of the properties and have been netted against other cash expenditures capitalized.

(B) "Total Acquisition Cost" is the sum of columns captioned "Purchase Price Plus Acquisition Fee" and "Other Cash Expenditures Capitalized.

                                  Table VI-19

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on the 17th day of June, 2005.


                                   INLAND AMERICAN REAL ESTATE
                                   TRUST, INC.


                                    By:      /s/ Brenda G. Gujral
                                           -----------------------------------
                                    Name:    Brenda G. Gujral
                                           -----------------------------------
                                    Its:     President
                                           -----------------------------------

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                 Signature                                     Title                              Date
                 ---------                                     -----                              ----
By:    /s/ Robert D. Parks                       Director and Chairman of the                 June 17, 2005
    ------------------------------------         Board
Name:  Robert D. Parks


By:    /s/ Brenda G. Gujral                      Director and President                       June 17, 2005
   -------------------------------------         (principal executive officer)
Name:  Brenda G. Gujral


By:    /s/ Barry L. Lazarus                      Director                                     June 17, 2005
   -------------------------------------
Name:  Barry L. Lazarus


By:             *                                Director                                     June 17, 2005
   -------------------------------------
Name:  J. Michael Borden


By:             *                                Director                                     June 17, 2005
   -------------------------------------
Name:  David Mahon


By:             *                                Director                                     June 17, 2005
   -------------------------------------
Name:  Thomas F. Meagher


By:             *                                Director                                     June 17, 2005
   -------------------------------------
Name:  Paula Saban


By:    /s/ Kelly E. Tucek                        Treasurer (principal financial               June 17, 2005
   -------------------------------------         and accounting officer)
Name:  Kelly E. Tucek



By:    /s/ Roberta S. Matlin
   -------------------------------------
*Signed on behalf of the named individuals by Roberta S. Matlin under power of attorney.

                                  EXHIBIT INDEX


EXHIBIT NO.     DESCRIPTION
-----------     -----------
1.1             Form of Dealer Manager Agreement*

1.2             Form of Soliciting Dealers Agreement*

3.1             Second Articles of Amendment and Restatement of Inland American Real Estate Trust, Inc.*

3.2             Bylaws of Inland American Real Estate Trust, Inc.(1)

4.1             Distribution Reinvestment Plan(2)

4.2             Share Repurchase Program*

4.3             Independent Director Stock Option Plan(3)

5               Form of Opinion of Shapiro Sher Guinot & Sandler P.A.(4)

8               Form of Opinion of Shefsky & Froelich, Ltd.(5)

10.1            Form of Business Management Agreement*

10.2            Form of Master Management Agreement*

10.3            Form of Property Acquisition Agreement*

10.4            Form of Escrow Agreement(6)

10.5            Form of Indemnification Agreement(7)

14              Inland American Real Estate Trust, Inc. Code of Ethics(8)

23.1            Consent of KPMG LLP*

23.2            Consent of Shapiro Sher Guinot & Sandler P.A. (included in Exhibit 5)

23.3            Consent of Shefsky & Froelich, Ltd. (included in Exhibit 8)

24              Power of Attorney(9)

99.1            Non-Retaliation Policy(10)

99.2            Responsibilities of the Compliance Officer of the Company(11)


----------

(1) Incorporated by reference to Exhibit 3.2 to the Registrant's Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on February 11, 2005 (file number 333-122743).

(2) Incorporated by reference to Exhibit 4.1 to the Registrant's Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on February 11, 2005 (file number 333-122743).

(3) Incorporated by reference to Exhibit 4.3 to the Registrant's Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on February 11, 2005 (file number 333-122743).

(4) Incorporated by reference to Exhibit 5 to the Registrant's Amendment No. 1 to Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on April 21, 2005 (file number 333-122743).

(5) Incorporated by reference to Exhibit 8 to the Registrant's Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on February 11, 2005 (file number 333-122743).

(6) Incorporated by reference to Exhibit 10.4 to the Registrant's Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on February 11, 2005 (file number 333-122743).

(7) Incorporated by reference to Exhibit 10.5 to the Registrant's Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on February 11, 2005 (file number 333-122743).

(8) Incorporated by reference to Exhibit 14 to the Registrant's Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on February 11, 2005 (file number 333-122743).

(9) Incorporated by reference to the signature page of the Registrant's Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on February 11, 2005 (file number 333-122743).

(10) Incorporated by reference to Exhibit 99.1 to the Registrant's Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on February 11, 2005 (file number 333-122743).

(11) Incorporated by reference to Exhibit 99.2 to the Registrant's Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on February 11, 2005 (file number 333-122743).

(*)  Filed as part of this Amendment No. 2 to Form S-11 Registration Statement.